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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                          THE COLONIAL BANCGROUP, INC.
             (Exact name of Registrant as specified in its charter)
                             ---------------------

           DELAWARE                         6711                        63-0661573
   (State of Incorporation)     (Primary Standard Industrial         (I.R.S. Employer
                                 Classification Code Number)        Identification No.)
        ONE COMMERCE STREET, SUITE 800                        (334) 240-5000
          MONTGOMERY, ALABAMA 36104                          (Telephone No.)
   (Address of principal executive offices)

                             ---------------------
                              W. FLAKE OAKLEY, IV
                                   SECRETARY
                              POST OFFICE BOX 1108
                           MONTGOMERY, ALABAMA 36102
                    (Name and address of agent for service)

                                   COPIES TO:

          MICHAEL D. WATERS, ESQUIRE                         ROD JONES, ESQ.
   MILLER, HAMILTON, SNIDER & ODOM, L.L.C.                    SHUTTS & BOWEN
        ONE COMMERCE STREET, SUITE 802                    20 NORTH ORANGE AVENUE
                 P. O. BOX 19                             ORLANDO, FLORIDA 32801
        MONTGOMERY, ALABAMA 36101-0019

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                       CALCULATION OF REGISTRATION FEE(1)

   ============================================================================================
                                                       PROPOSED        PROPOSED
     TITLE OF EACH CLASS              AMOUNT           MAXIMUM         MAXIMUM        AMOUNT OF
     OF SECURITIES TO BE               TO BE        OFFERING PRICE    AGGREGATE      REGISTRATION
         REGISTERED                 REGISTERED         PER UNIT     OFFERING PRICE       FEE
---------------------------------------------------------------------------------------------------
Common Stock, par value
  $2.50 per share............        1,753,360      Not Applicable   $16,524,000      $5,697.93
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(f)(2) based upon book value of company acquired at December 31, 1995.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON EACH SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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                          THE COLONIAL BANCGROUP, INC.

                             CROSS REFERENCE SHEET
                              TO ITEMS IN FORM S-4

                                                      CAPTION IN PROSPECTUS OR OTHER LOCATION
         FORM S-4 ITEM NUMBER AND CAPTION                    IN REGISTRATION STATEMENT
---------------------------------------------------   ---------------------------------------
Item 1.     Forepart of Registration Statement and    Facing page, Cross Reference Sheet,
            Outside Front Cover Page of Prospectus    Outside front cover page of Prospectus
Item 2.     Inside Front and Outside Back Cover       "AVAILABLE INFORMATION," Inside front
            Pages of Prospectus                       cover page of Prospectus, "DOCUMENTS
                                                      INCORPORATED BY REFERENCE," "TABLE OF
                                                      CONTENTS"
Item 3.     Risk Factors, Ratio of Earnings to        "SUMMARY," Cover Page of Prospectus,
            Fixed Charges and Other Information       "PER SHARE DATA," "THE MERGER," "PRO
                                                      FORMA FINANCIAL INFORMATION" AND
                                                      "SELECTED FINANCIAL DATA"
Item 4.     Terms of the Transaction                  "THE MERGER," "DOCUMENTS INCORPORATED
                                                      BY REFERENCE"
Item 5.     Pro Forma Financial Information           "PER SHARE DATA," "CONDENSED PRO FORMA
                                                      STATEMENTS OF CONDITION," AND
                                                      "CONDENSED PRO FORMA STATEMENTS OF
                                                      INCOME"
Item 6.     Material Contacts with the Company        "THE MERGER -- Background of the
                                                      Merger," "SBC's Board of Directors'
                                                      Reasons for Approving the Merger," and
                                                      "Interests of Certain Persons in the
                                                      Merger"
Item 7.     Additional Information Required for       Not Applicable
            Reoffering by Persons and Parties
            Deemed to be Underwriters
Item 8.     Interests of Named Experts and Counsel    "LEGAL MATTERS" and "EXPERTS"
Item 9.     Disclosure of Commission Position on      Not Applicable; See Items 20 and 22
            Indemnification for Securities Act        below
            Liabilities
Item 10.    Information with Respect to S-3           "DOCUMENTS INCORPORATED BY REFERENCE,"
            Registrants                               "BUSINESS OF BANCGROUP"
Item 11.    Incorporation of Certain Information by   "DOCUMENTS INCORPORATED BY REFERENCE"
            Reference
Item 12.    Information with Respect to S-2 or S-3    Not Applicable
            Registrants -- Item 12(b)
Item 13.    Incorporation of Certain Information by   Not Applicable
            Reference
Item 14.    Information with Respect to Registrants   Not Applicable
            Other Than S-3 or S-2 Registrants
Item 15.    Information with Respect to S-3           Not Applicable
            Companies

                                                      CAPTION IN PROSPECTUS OR OTHER LOCATION
         FORM S-4 ITEM NUMBER AND CAPTION                    IN REGISTRATION STATEMENT
---------------------------------------------------   ---------------------------------------
Item 16.    Information with Respect to S-2 or S-3    Not Applicable
            Companies
Item 17.    Information with Respect to Companies     "BUSINESS OF SOUTHERN BANKING
            Other than S-3 or S-2 Companies           CORPORATION," "FINANCIAL STATEMENTS"
Item 18.    Information if Proxies, Consents or       "THE SPECIAL MEETING," "BUSINESS OF
            Authorizations are to be Solicited        BANCGROUP -- Voting Securities and
                                                      Principal Stockholders," "Security
                                                      Ownership of Management," "Management
                                                      Information"
Item 19.    Information if Proxies, Consents or       Not Applicable
            Authorizations are not to be Solicited
            or in an Exchange Offer
Item 20.    Indemnification of Directors and          PART II, Item 20
            Officers
Item 21.    Exhibits and Financial Statement          PART II, Item 21
            Schedules
Item 22.    Undertakings                              PART II, Item 22

                          SOUTHERN BANKING CORPORATION
                              201 EAST PINE STREET
                             ORLANDO, FLORIDA 32801
                                 (407)481-8833
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON             , 1996
                             ---------------------

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of Southern Banking Corporation ("SBC") will be held at the office of Southern Bank of Central Florida located at 919 West State Road 436, Altamonte
Springs, Florida, on             , 1996, at    p.m., local time, for the
following purposes:

          1. Merger. To consider and vote upon the proposed merger (the "Merger") of SBC with and into The Colonial BancGroup, Inc. ("BancGroup"), in accordance with an Amended and Restated Agreement and Plan of Merger, dated as of February 15, 1996 between SBC and BancGroup (the "Agreement"). Pursuant to the Agreement, BancGroup will be the surviving corporation in the Merger, and each share of common stock of SBC outstanding at the time of the Merger will be converted into the right to receive .3919 of a share of the common stock, par value $2.50 per share, of BancGroup ("BancGroup Common Stock"), with cash paid in lieu of fractional shares at the market value of such fractional shares, as described more fully in the accompanying Joint Proxy Statement and Prospectus. The Agreement is attached to the Joint Proxy Statement and Prospectus as Appendix A.

          2. Other Matters. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     The Board of Directors of SBC has fixed the close of business on , 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of record of the common stock of SBC at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

     Under Florida law, holders of the common stock of SBC are entitled to dissent from the Merger and to receive in cash the fair value of their shares of SBC common stock, as described more fully in the accompanying Joint Proxy Statement and Prospectus.

     You are requested to complete and sign the enclosed form of proxy and to mail it promptly in the enclosed envelope. The proxy may be revoked at any time by filing a written revocation with the Secretary of SBC, by executing a later dated proxy and delivering it to the Secretary of SBC, or by attending the Special Meeting and voting in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          CHARLES W. BRINKLEY, JR.
                                          President

Orlando, Florida
          , 1996

JOINT PROXY STATEMENT AND PROSPECTUS

                               COLONIAL BANCGROUP

                                  COMMON STOCK

                          SOUTHERN BANKING CORPORATION

      SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON                , 1996

     This Joint Proxy Statement and Prospectus (the "Prospectus") relates to the proposed merger (the "Merger") of Southern Banking Corporation, a Florida corporation ("SBC"), with and into The Colonial BancGroup, Inc., a Delaware corporation ("BancGroup"). This Prospectus is being furnished to the shareholders of SBC in connection with the solicitation of proxies by the Board of Directors of SBC for use at a special meeting of the shareholders of SBC (the
"Special Meeting") to be held on             , 1996, at      p.m., local time,
at the offices of Southern Bank of Central Florida located at 919 West State Road 436, Altamonte Springs, Florida, including any adjournments or postponements thereof. At the Special Meeting, shareholders of SBC will consider and vote upon the matters set forth in the preceding Notice of Special Meeting of the Shareholders of Southern Banking Corporation, as more fully described in this Prospectus.

     The Merger will be consummated pursuant to the terms of a certain Amended and Restated Agreement and Plan of Merger dated as of February 15, 1996 by and between BancGroup and SBC (the "Agreement"). The Agreement provides that, subject to the approval of the Agreement by the shareholders of SBC at the Special Meeting and the satisfaction (or waiver, to the extent that such waiver is permitted by law) of other conditions contained in the Agreement, SBC will be merged with and into BancGroup and BancGroup will be the surviving corporation, and each issued and outstanding share of common stock, par value $1.00 per share of SBC (the "SBC Common Stock"), other than shares held by persons who do not vote in favor of the Merger and who properly exercise their dissenter's rights by following the procedures required under the Florida Business Corporation Act (the "FBCA"), shall be converted into shares of the common stock, par value $2.50 per share, of BancGroup (the "BancGroup Common Stock"). The shares of BancGroup Common Stock are listed on the New York Stock Exchange ("NYSE"). The closing price per share of the BancGroup Common Stock on the NYSE on February 23, 1996 was $31 7/8.

     Consummation of the Merger requires, among other things, the affirmative vote of the holders of at least a majority of the outstanding shares of SBC Common Stock.

     BancGroup has filed a Registration Statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"), to register the shares of the BancGroup Common Stock to be issued in connection with the Merger. This document constitutes a Proxy Statement of SBC in connection with the solicitation of proxies by SBC for the Special Meeting and a Prospectus of BancGroup with respect to the BancGroup Common Stock to be issued in the Merger. This Prospectus and accompanying form of proxy are first being mailed to shareholders
of SBC on or about             , 1996.

     THE BOARD OF DIRECTORS OF SBC UNANIMOUSLY RECOMMENDS APPROVAL OF THE
MERGER.

                             ---------------------

  THE SECURITIES TO WHICH THIS PROSPECTUS RELATES HAVE NOT BEEN APPROVED OR
      DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
     ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
         OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

                             ---------------------

 THE SHARES OF BANCGROUP COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS
            OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
               INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
                                   AGENCY.

     The office and mailing address of SBC are 201 East Pine Street, Orlando, Florida 32801 (telephone 407-481-8833), and the principal office and mailing address of BancGroup are Colonial Financial Center, One Commerce Street, Post Office Box 1108, Montgomery, Alabama 36192 (telephone 334-240-5000).

               THE DATE OF THIS PROSPECTUS IS             , 1996.

                             AVAILABLE INFORMATION

     BancGroup is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by BancGroup, including proxy and information statements, can be inspected and copied at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at certain regional offices: 7 World Trade Center, 13th Floor, New York, New York 10048; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; 1401 Brickell Avenue, Suite 200, Miami, Florida 33131; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648; and 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The BancGroup Common Stock is listed for trading on the NYSE. Reports, including proxy and information statements, of BancGroup and other information may be inspected at the NYSE, 20 Broad Street, New York, New York 10005.

     BancGroup has filed with the Commission a Registration Statement under the Securities Act to register the shares of BancGroup Common Stock being offered in connection with the Merger. This Prospectus omits certain information contained in the Registration Statement and exhibits thereto. Such Registration Statement, including the exhibits thereto, can be inspected at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such Registration Statement can be obtained at prescribed rates from the Commission at that address.

     The information in this Prospectus concerning BancGroup and its subsidiaries has been furnished by BancGroup, and the information concerning SBC and its subsidiary has been furnished by SBC. SBC is not subject to the periodic reporting requirements of the Exchange Act.

                      DOCUMENTS INCORPORATED BY REFERENCE

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE, WITHOUT CHARGE, UPON REQUEST FROM THE PERSON SPECIFIED BELOW. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE RECEIVED BY BANCGROUP NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE SPECIAL MEETING.

     The following documents filed by BancGroup with the Commission are hereby incorporated by reference into this Prospectus:

          (1) BancGroup's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

          (2) BancGroup's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;

          (3) BancGroup's Current Report on Form 8-K dated February 21, 1995;

          (4) BancGroup's Current Report on Form 8-K/A dated April 21, 1995;

          (5) BancGroup's Current Report on Form 8-K dated July 10, 1995; and

          (6) BancGroup's Registration Statement on Form 8-A dated November 22, 1994, effective February 22, 1995, containing a description of the BancGroup Common Stock.

     All documents filed by BancGroup pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the Special Meeting shall be deemed incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained herein or in the other subsequently filed document which also is or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     BancGroup has entered into the Agreement with SBC regarding the Merger described herein. Various provisions of the Agreement are summarized or referred to in this Prospectus, and the Agreement is incorporated by reference into this Prospectus and attached hereto as Appendix A.

     BancGroup will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the request of any such person, a copy of any and all of the documents which have been incorporated herein by reference but not delivered herewith (other than the exhibits to such documents unless specifically incorporated herein). Such request, in writing or by telephone, should be directed to W. Flake Oakley, IV, Secretary, The Colonial BancGroup, Inc., One Commerce Street, Post Office Box 1108, Montgomery, Alabama 36192 (telephone 334-240-5000).

                               TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      -----
SUMMARY.............................................................................
THE SPECIAL MEETING.................................................................
General.............................................................................
Record Date; Shares Entitled to Vote; Vote Required for the Merger..................
Solicitation, Voting and Revocation of Proxies......................................
Effect of Merger on Outstanding BancGroup Common Stock..............................
THE MERGER..........................................................................
General.............................................................................
Background of the Merger............................................................
SBC's Board of Directors' Reasons for Approving the Merger..........................
Opinion of Financial Advisor........................................................
Recommendation of the Board of Directors of SBC.....................................
BancGroup's Reasons for the Merger..................................................
Interests of Certain Persons in the Merger..........................................
Conversion of SBC Common Stock......................................................
Surrender of SBC Common Stock Certificates..........................................
Certain Federal Income Tax Consequences.............................................
Other Possible Consequences.........................................................
Conditions of Consummation of the Merger............................................
Amendment or Termination............................................................
Regulatory Approvals................................................................
Conduct of Business Pending the Merger..............................................
Commitments with Respect to Other Offers............................................
Indemnification.....................................................................
Rights of Dissenting Shareholders...................................................
Resale of BancGroup Common Stock Issued in the Merger...............................
Accounting Treatment................................................................
NYSE Reporting of BancGroup Common Stock Issued in the Merger.......................
COMPARATIVE MARKET PRICES AND DIVIDENDS.............................................
BancGroup...........................................................................
SBC.................................................................................
BANCGROUP CAPITAL STOCK AND DEBENTURES..............................................
BancGroup Common Stock..............................................................
Preference Stock....................................................................
1986 Debentures.....................................................................
Changes in Control..................................................................
COMPARATIVE RIGHTS OF STOCKHOLDERS..................................................
Director Elections..................................................................
Removal of Directors................................................................
Voting..............................................................................
Preemptive Rights...................................................................
Directors' Liability................................................................
Indemnification.....................................................................
Special Meetings of Stockholders; Action Without a Meeting..........................
Mergers, Share Exchanges and Sales of Assets........................................
Amendment of Certificate of Incorporation and Bylaws................................
Rights of Dissenting Stockholders...................................................
Antitakeover Statutes...............................................................
Preferred Stock.....................................................................
Effect of the Merger on SBC Shareholders............................................
PRO FORMA INFORMATION...............................................................
Condensed Pro Forma Statements of Condition (Unaudited).............................

                                                                                      PAGE
                                                                                      -----
Condensed Pro Forma Statements of Income (Unaudited)................................
RECENT DEVELOPMENTS -- COLONIAL BANCGROUP INC., SOUTHERN BANKING CORPORATION, DOTHAN
  FEDERAL SAVINGS BANK, AND COMMERCIAL BANCORP OF GEORGIA, INC......................
THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES.......................................
Selected Interim Financial Data (Unaudited).........................................
Selected Financial Data (restated)..................................................
Selected Quarterly Financial Data 1994-1993 (restated)..............................
SBC AND SUBSIDIARIES................................................................
Selected Interim Financial Data (Unaudited).........................................
Selected Financial Data.............................................................
Management's Discussion and Analysis of Financial Condition and Results of
  Operations for the Nine Months Ended September 30, 1995 and 1994..................
Management's Discussion and Analysis of Financial Condition and Results of
  Operations........................................................................
BUSINESS OF BANCGROUP...............................................................
General.............................................................................
Lending Activities..................................................................
Proposed Affiliate Banks............................................................
Voting Securities and Principal Stockholders........................................
Security Ownership of Management....................................................
Management Information..............................................................
Certain Regulatory Considerations...................................................
BUSINESS OF SOUTHERN BANKING CORPORATION............................................
Southern Bank of Central Florida....................................................
Primary Service Area................................................................
Offices.............................................................................
Employees...........................................................................
Legal Proceedings...................................................................
Supervision and Regulation..........................................................
Principal Holders of SBC Common Stock...............................................
SBC Common Stock Owned by Management................................................
ADJOURNMENT OF SPECIAL MEETING......................................................
OTHER MATTERS.......................................................................
DATE FOR SUBMISSION OF BANCGROUP STOCKHOLDER PROPOSALS..............................
LEGAL MATTERS.......................................................................
EXPERTS.............................................................................
INDEX TO FINANCIAL STATEMENTS.......................................................
APPENDIX A -- Amended and Restated Agreement and Plan of Merger.....................    A-1
APPENDIX B -- Opinion of Financial Adviser..........................................    B-1
APPENDIX C -- Sections 607.1301, 607.1302 and 607.1320 of the Florida Business
  Corporation Act Regarding Dissenters' Rights......................................    C-1

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE SOLICITATION OR PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BANCGROUP OR SBC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION, TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BANCGROUP OR SBC SINCE THE DATE OF THIS PROSPECTUS OR THAT INFORMATION IN THIS PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THE DATES THEREOF.

                                    SUMMARY

     The following provides a summary of certain information included in this Prospectus. This summary is qualified in its entirety by the more detailed information appearing elsewhere herein, the Appendices hereto and the documents incorporated herein by reference. Shareholders of SBC are urged to read this Prospectus in full.

GENERAL

     This Prospectus relates to the issuance of shares of BancGroup Common Stock in connection with the proposed Merger of SBC with and into BancGroup. As a result of the Merger, SBC's subsidiary, Southern Bank of Central Florida ("Southern Bank"), will become a wholly owned subsidiary of BancGroup. The name of Southern Bank will be changed to "Colonial Bank." See "THE
MERGER -- General."

THE SPECIAL MEETING

     The Special Meeting will be held at the office of Southern Bank, located at
919 West State Road 436, Altamonte Springs, Florida on             , 1996, at
p.m., local time, for the purpose of considering and voting upon the Agreement. Only holders of record of SBC Common Stock at the close of business on
            , 1996 (the "Record Date") are entitled to the notice of and to vote at the Special Meeting. As of such date, 3,362,000 shares of SBC Common Stock were issued and outstanding. See "THE SPECIAL MEETING."

THE COMPANIES

     BancGroup. BancGroup is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "BHCA"). BancGroup was organized in Delaware in 1974. BancGroup operates through its wholly-owned subsidiary, Colonial Bank, which conducts a full service commercial banking business in the State of Alabama through 98 banking offices. BancGroup also operates a wholly-owned bank subsidiary in Tennessee, the Colonial Bank of Tennessee, which conducts a general commercial banking business through four offices located in that state and a wholly-owned federal savings bank, Colonial Bank, which operates through four offices in Atlanta, Georgia and the surrounding area. BancGroup has also entered into agreements to acquire banks located in Dothan, Alabama and Lawrenceville, Georgia. Colonial Mortgage Company, a subsidiary of Colonial Bank, is a mortgage banking company which services approximately $9 billion in residential loans through 13 offices in 12 states. At September 30, 1995, BancGroup had consolidated total assets of $3.4 billion and consolidated stockholders equity of $223 million. See "BUSINESS OF BANCGROUP."

     SBC. SBC is a bank holding company within the meaning of the BHCA and was organized in 1992 for the purpose of acquiring all of the outstanding capital stock of Southern Bank. Southern Bank conducts a general banking business through 8 offices located in Orlando, Florida and the surrounding area. SBC has no subsidiaries other than Southern Bank. At September 30, 1995, SBC had consolidated total assets of $210,725,000 and stockholders equity of $16,193,000. See "BUSINESS OF SOUTHERN BANKING CORPORATION."

TERMS OF THE MERGER

     The Agreement provides for the Merger of SBC with and into BancGroup, with BancGroup to be the surviving corporation. Upon the date of consummation of the Merger (the "Effective Date"), each outstanding share of SBC Common Stock shall be converted into the right to receive .3919 of a share of BancGroup Common Stock (the "Exchange Ratio"). No fractional shares of BancGroup Common Stock will be issued in connection with the Merger. To the extent cash is paid in lieu of fractional shares, the cash will be paid based upon the market value of the BancGroup Common Stock. For this purpose, "market value" shall mean the average of the closing prices of the BancGroup Common Stock as reported by the NYSE on each of the 20 trading days ending on the trading day immediately prior to the Effective Date.

     As of the date of this Prospectus, SBC had granted options (the "SBC Options") which entitled the holders thereof to acquire up to 1,112,000 shares of SBC Common Stock. Under the terms of the Agreement, all SBC Options outstanding at the Effective Date (other than 94,000 shares of SBC Common Stock subject to incentive stock options) as to which prior to the Effective Date the holders thereof shall have consented in writing to the cancellation and conversion thereof into BancGroup Common Stock shall be canceled at the Effective Date and exchanged for shares of BancGroup Common Stock, based upon a formula set forth in the Agreement. Assuming all holders of such SBC Options consent to such cancellation, BancGroup would issue 287,668 shares of BancGroup Common Stock in exchange for such options. All SBC Options as to which holders have not consented to the cancellation thereof (including all incentive stock options) shall be assumed by BancGroup on substantially the same terms applicable to the SBC Options, provided that the number of shares of BancGroup Common Stock to be issued pursuant to such options and the exercise price thereof shall be adjusted to reflect the Exchange Ratio. The maximum number of shares of BancGroup Common Stock that would be subject to issue upon the assumption of all of such SBC Options is 435,793. Holders exercising such options would pay BancGroup an aggregate of $3,694,614 in cash upon the exercise of such options.

     No adjustments will be made to the number of shares of BancGroup Common Stock to be issued in the Merger based upon the operating results, financial condition or other factors relating to either SBC or BancGroup. SBC shareholders will be given notice of the Merger promptly after the Effective Date of the Merger. Certificates for the BancGroup Common Stock will not be distributed until shareholders surrender their certificates representing their shares of SBC Common Stock.

     See "THE MERGER -- Conversion of SBC Common Stock" and "Surrender of SBC Common Stock Certificates."

     For certain information concerning dissenters' rights, voting at the Special Meeting, and management of BancGroup and SBC, see "THE MERGER -- Rights of Dissenting Shareholders," "-- Conversion of SBC Common Stock"; "THE SPECIAL MEETING -- Solicitation, Voting and Revocation of Proxies," "-- Record Date; Shares Entitled to Vote; Vote Required"; "BUSINESS OF BANCGROUP -- Voting Securities and Principal Stockholders," "-- Security Ownership of Management," and "BUSINESS OF SOUTHERN BANKING CORPORATION -- Principal Holders of SBC Common Stock," and "-- SBC Common Stock Owned By Management."

RECOMMENDATION OF SBC'S BOARD OF DIRECTORS

     The Board of Directors of SBC has unanimously approved the Agreement. THE BOARD OF DIRECTORS OF SBC BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF SBC, AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AGREEMENT. For a discussion of the factors considered by the Board of Directors in reaching its conclusions, see "THE MERGER -- Background of the Merger" and "SBC's Board of Directors' Reasons for Approving the Merger."

OPINION OF FINANCIAL ADVISOR

     SBC has received an opinion from The Carson Medlin Company ("Carson Medlin") that the Merger is fair to the shareholders of SBC from a financial point of view. See "THE MERGER -- Opinion of Financial Advisor."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     All of the directors and certain of the executive officers of SBC hold SBC Options which entitle them to purchase, in the aggregate, up to 1,016,000 shares of SBC Common Stock. Under the terms of the Agreement, any SBC Options which are not exercised prior to the Effective Date will either be converted into shares of BancGroup Common Stock or converted into options to acquire shares of BancGroup Common Stock. The treatment of the SBC Options under the Agreement was based upon the Exchange Ratio, so that the consideration to be received by the holders of the SBC Options is substantially equivalent to the consideration to be received by the current shareholders of SBC. However, in the case of any holder of an

SBC Option who elects to convert his SBC Options into shares of BancGroup Common Stock, the conversion will be based on the market value of the BancGroup Common Stock as of December 12, 1995 (i.e., $30.625 per share). To the extent that the market price of the BancGroup Common Stock is less than $30.625 as of the Effective Date, then a holder who elects to convert his SBC Options into shares of BancGroup Common Stock will receive more favorable consideration than the current shareholders of SBC. See "THE MERGER -- Conversion of SBC Common Stock."

     On the Effective Date, certain executive officers of Southern Bank who are not directors will be entitled to receive cash payments under SBC's Share Performance Bonus Plan (the "Plan"). With respect to rights granted under the Plan, participants are entitled to receive the difference between the value of the SBC Common Stock as of the date such rights were granted and the value of the SBC Common Stock as of the date of any merger or other change in ownership of SBC. Based on the value of the SBC Common Stock under the terms of the Agreement, participants in the Plan will receive payments in the aggregate amount of $630,000 in connection with the Merger. See "THE MERGER -- Interests of Certain Persons in the Merger."

     On the Effective Date, all employees of SBC (including its executive officers) shall, at BancGroup's option, either become employees of BancGroup or its subsidiaries or be entitled to severance benefits in accordance with BancGroup's severance policy as of the date of the Agreement. All employees of SBC who become employees of BancGroup or its subsidiaries on the Effective Date shall be entitled, to the extent permitted by applicable law, to participate in all benefit plans of BancGroup to the same extent as BancGroup's employees.

     BancGroup has indicated that it currently intends to retain each of the executive officers of SBC following the consummation of the Merger (although it has no obligation to do so), on substantially the same terms and conditions (including salary) as currently earned by such executive officers.

     Under the Agreement, BancGroup has agreed to indemnify the directors and executive officers of SBC against certain claims and liabilities arising out of or pertaining to matters existing or occurring at or prior to the Effective Date, to the fullest extent that SBC would have been required under Florida law, or in its Articles of Incorporation or Bylaws, to indemnify such persons (and also to advance expenses as incurred to the fullest extent permitted under applicable law).

     Except as described above, none of the directors or executive officers of SBC, and no associate of any such person, has any substantial direct or indirect interest in the Merger, other than an interest arising from the ownership of SBC Common Stock.

     See "THE MERGER -- Interests of Certain Persons in the Merger."

VOTE REQUIRED

     Under Florida law, the Agreement must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of SBC Common Stock. Each share of SBC Common Stock is entitled to one vote on the Agreement. Approval of the Agreement and the Merger by BancGroup stockholders is not required under Delaware, Florida or other applicable law, or the rules of the NYSE on which the BancGroup Common Stock is listed. See "THE SPECIAL MEETING."

     Only holders of record of SBC Common Stock at the close of business on
            , 1996 are entitled to notice of and to vote at the Special Meeting. As of such date, 3,362,000 shares of SBC Common Stock were issued and outstanding. As of the Record Date, SBC's directors, executive officers and their affiliates held approximately 53.7% of the outstanding shares of SBC Common Stock. As of the same date, the directors, executive officers and affiliates of BancGroup held no shares of SBC Common Stock. See "THE SPECIAL MEETING."

     BancGroup and certain shareholders of SBC (the "Principal Shareholders") have entered into letter agreements (the "Shareholder Agreements") dated as of January 25, 1996, under which the Principal Shareholders have agreed, among other things, to vote or cause the record owner to vote any shares of SBC

Common Stock held by such Principal Shareholders in favor of the Merger and the Agreement and in favor of the other transactions contemplated between SBC and BancGroup pursuant to the terms of the Agreement and against any business combination or other reorganization of any kind involving SBC or its subsidiaries with any entity other than BancGroup. As of the Record Date, the Principal Shareholders owned, either beneficially or of record, 2,054,668 shares of SBC Common Stock or approximately 61.1% of the outstanding shares of SBC Common Stock held on such date. The parties anticipate that all of the shares of SBC Common Stock held by the Principal Shareholders will be voted in favor of the Agreement and the Merger. If all of the Principal Shareholders vote their shares in favor of the Agreement at the Special Meeting, the Agreement will be approved, regardless of how the remaining shareholders of SBC vote at the Special Meeting. Directors and executive officers of BancGroup beneficially own in the aggregate 2,103,478 shares of BancGroup Common Stock representing 15.35% of the outstanding shares, but no vote of BancGroup Stockholders is required to approve the Merger. See "THE SPECIAL MEETING."

     Proxies should be returned to SBC in the envelope enclosed herewith. Shareholders of SBC submitting proxies may revoke their proxies by (i) giving notice of such revocation in writing to the Secretary of SBC at or prior to the Special Meeting, (ii) by executing and delivering a proxy bearing a later date to the Secretary of SBC at or prior to the Special Meeting, or (iii) by attending the Special Meeting and voting in person. Because approval of the Merger requires the approval of at least a majority of the outstanding shares of SBC Common Stock, failure to submit a proxy or failure to vote in person at the Special Meeting will have the same effect as a negative vote. See "THE SPECIAL MEETING -- Solicitation, Voting and Revocation of Proxies."

RIGHTS OF DISSENTING SHAREHOLDERS

     Holders of SBC Common Stock as of the Record Date are entitled to dissenters' rights under Sections 607.1301, 607.1302 and 607.1320 of the FBCA, copies of which are attached as Appendix C to this Prospectus. Under the FBCA, any holder of SBC Common Stock as of the Record Date who follows the procedures set forth in Section 607.1320 will be entitled to receive the fair value of his or her shares in cash. An SBC shareholder wishing to exercise dissenters' rights must deliver to SBC, before the vote of holders of SBC Common Stock on the Agreement at the Special Meeting, a written notice of intent ("Notice of Intent") to demand payment for his or her shares. Such shareholder must not vote in favor of approval of the Agreement. Because a signed proxy which does not contain voting instructions will, unless revoked, be voted for the Agreement, an SBC shareholder who votes by proxy and who wishes to exercise dissenter's rights must either: (i) vote against the Agreement or (ii) abstain from voting with respect to the Agreement. A vote against approval of the Agreement will not, in and of itself, constitute a demand for dissenters' rights satisfying the requirements of Section 607.1320.

     Any Notice of Intent should be addressed to Southern Banking Corporation, 201 East Pine Street, Orlando, Florida 32801, Attention: Secretary, and should be executed by or on behalf of the holder of record. The Notice of Intent must reasonably inform SBC of the identity of the shareholder and that such shareholder is thereby objecting to the Merger and demanding payment for his or her shares if the Merger is consummated.

     See "THE MERGER -- Rights of Dissenting Shareholders."

     Any shareholder of SBC who properly exercises dissenters' rights and receives the fair value for his or her shares will encounter income tax treatment different than the treatment for shareholders who do not exercise dissenters' rights. See "THE MERGER -- Certain Federal Income Tax Consequences."

CONDITIONS TO THE MERGER

     The parties' obligation to consummate the Merger is subject to the satisfaction (or waiver, to the extent permitted by law) of various conditions set forth in the Agreement.

     The mutual obligations of the parties to consummate the Merger are subject to the following conditions, among others: (i) the approval of the Agreement by the holders of at least a majority of the outstanding shares of SBC Common Stock; (ii) the approval of the Merger by the Florida Department of Banking and Finance (the "Florida Department") and The Board of Governors of the Federal Reserve System (the "Federal Reserve"); (iii) the absence of any pending or threatened litigation which seeks to restrain or prohibit the Merger;
(iv) the consummation of the Merger on or before September 30, 1996; and (v) the average closing prices as reported by the NYSE for the BancGroup Common Stock for the period of twenty consecutive trading days ending on the trading day immediately preceding the Effective Date shall not be less than $24.625 or greater than $36.625.

     The obligation of SBC to consummate the Merger is further subject to several conditions, including: (i) the absence of any material adverse changes in the financial condition or affairs of BancGroup; and (ii) the shares of BancGroup Common Stock to be issued under the Agreement shall have been approved for listing on the NYSE.

     The obligations of BancGroup to consummate the Merger is subject to various conditions, including: (i) the absence of any material adverse change in the financial condition or affairs of SBC; (ii) the holders of not more than 10% of the outstanding shares of SBC Common Stock shall have exercised dissenters' rights with respect to their shares; (iii) the receipt of a letter from Coopers & Lybrand L.L.P. that the Merger will qualify for the "pooling-of-interest" method of accounting under generally accepted accounting principles; and (iv) there shall have been no determination by the Board of Directors of BancGroup that the transactions contemplated by the Agreement have become impractical because of any state of war or declaration of a banking moratorium in the United States.

     As indicated above, BancGroup's obligation to consummate the Merger is subject to the condition that holders of no more than 10% of the shares of SBC Common Stock exercise their dissenter's rights. The purpose of this condition is to limit the amount of cash which BancGroup is required to expend in the Merger and to preserve the treatment of the Merger as a "pooling-of-interest" for accounting purposes. BancGroup has no present intention of waiving this condition, although it has the right to do so.

     See "THE MERGER -- Conditions to Consummation of the Merger."

AMENDMENT OR TERMINATION OF AGREEMENT

     The Boards of Directors of BancGroup and SBC may agree to amend or terminate the Agreement at any time prior to the Effective Date. However, the Board of Directors of SBC shall not agree to any amendments to the Agreement which would alter the Exchange Ratio or which, in the opinion of the Board of Directors of SBC, would adversely affect the rights of the shareholders of SBC, unless such amendments are approved by the holders of an majority of the outstanding SBC Common Stock. Such amendments may require the filing of an amendment of the Registration Statement, of which this Prospectus forms a part, with the Commission. See "THE MERGER -- Amendment or Termination."

COMPARISON OF SHAREHOLDER RIGHTS

     The rights of the holders of the SBC Common Stock are different from the rights of the holders of the BancGroup Common Stock. A discussion of these rights and a comparison thereof is set forth in the section of this Prospectus at "COMPARATIVE RIGHTS OF STOCKHOLDERS."

FEDERAL INCOME TAX CONSEQUENCES

     Miller, Hamilton, Snider & Odom, L.L.C., counsel for BancGroup, has delivered to BancGroup and SBC an opinion that, among other things: (i) the Merger will constitute a tax-free reorganization for federal income tax purposes; (ii) no gain or loss will be recognized by holders of SBC Common Stock upon the conversion of SBC Common Stock solely into BancGroup Common Stock by reason of the Merger (except with respect to cash, if any, received in lieu of fractional shares in BancGroup Common Stock); (iii) the aggregate tax basis of the BancGroup Common Stock received by SBC shareholders will equal the aggregate tax basis of the SBC Common Stock surrendered therefor by such shareholders; and
(iv) the holding period of the BancGroup Common Stock received generally will include the holding period of the SBC Common Stock surrendered.

SBC shareholders whose shares of SBC Common Stock are converted into cash or who receive cash for shares upon perfection of dissenters' rights, however, will be required to recognize gain or loss for federal income tax purposes with respect to such shares. SBC shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger. See "THE
MERGER -- Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

     The acquisition of SBC will be treated as a "pooling of interests" transaction by BancGroup for accounting purposes. See "THE MERGER -- Accounting Treatment."

RECENT PER SHARE MARKET PRICES

     SBC. There is no established public trading market for the SBC Common Stock. To the knowledge of SBC, approximately 874,544 shares of SBC Common Stock have been sold during the last two fiscal years at prices ranging from $4.00 to $4.50. The most recent sale occurred on June 7, 1995 when 18,744 shares were sold. SBC is not aware of the price at which this sale was consummated. The next most recent sale occurred on May 12, 1995, when 574,360 shares were sold at a price of $4.00 per share.

     BancGroup. BancGroup Common Stock is listed for trading on the NYSE under the symbol "CNB." The following table indicates the high and low closing prices of the BancGroup Class A Common Stock and the BancGroup Common Stock as reported on the NASDAQ System and the NYSE, respectively, for the last two full fiscal years. Prior to February 21, 1995, BancGroup had two classes of Common Stock outstanding, Class A and Class B. Class B was not publicly traded. Class A was traded as a NASDAQ security under the symbol "CLBGA" until February 24, 1995. On February 21, 1995, the BancGroup Class A and Class B Common Stock were reclassified into BancGroup Common Stock.

                                                                           PRICE PER
                                                                            SHARE OF
                                                                          COMMON STOCK
                                                                         --------------
                                                                         HIGH       LOW
                                                                         ----       ---
     1994
     First Quarter.....................................................   20 1/4    18
     Second Quarter....................................................   25        19 1/4
     Third Quarter.....................................................   24 3/4    22
     Fourth Quarter....................................................   23 3/4    19 1/2
     1995
     First Quarter(1)..................................................   23 5/8    19 1/2
     Second Quarter....................................................   27 1/2    23 1/8
     Third Quarter.....................................................   29 7/8    27 1/2
     Fourth Quarter....................................................   32 7/8    28 1/2
     1996
     First Quarter
     (through February 23, 1996).......................................   32 1/2    30

---------------

(1) Trading on the NYSE commenced on February 24, 1995.

     On December 20, 1995, the business day immediately prior to the public announcement of the Merger, the closing price of the BancGroup Common Stock on the NYSE was $32 7/8 per share. On February 23, 1996, the last reported sale price per share reported for the BancGroup Common Stock was $31 7/8.

     The following table presents the market value of BancGroup Common Stock on December 20, 1995, and the market value and equivalent per share value of SBC common stock on that date:

                                                                                  EQUIVALENT
                                                    BANCGROUP         SBC         BANCGROUP
                                                   COMMON STOCK   COMMON STOCK   COMMON STOCK
                                                   (PER SHARE)    (PER SHARE)    (PER SHARE)
                                                   ------------   ------------   ------------
     Comparative Market Value....................     $32 7/8(1)     $ 4.82(2)      $12.88(3)

---------------

(1) Closing price as reported by the NYSE.
(2) There is no established public trading market for the SBC Common Stock. The value shown is the price at which shares of SBC Common Stock were sold on the last sale of which management of SBC is aware.
(3) If the Merger had closed on that date, shares of BancGroup Common Stock would have been exchanged for each share of SBC Common Stock.

     See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

CERTAIN LEGAL RESTRICTIONS ON ACQUISITIONS OF CONTROL

     Certain restrictions under Delaware law prevent a person who beneficially owns 15% or more of the BancGroup Common Stock from engaging in a "business combination" with BancGroup unless certain conditions are satisfied. Also, the Change in Bank Control Act of 1978 prohibits a person from acquiring "control" of BancGroup unless certain notice provisions with the Federal Reserve Board have been satisfied.

     BancGroup's Restated Certificate of Incorporation and bylaws also contain provisions which may deter or prevent a takeover of BancGroup that is not supported by BancGroup's Board of Directors. These provisions include: (1) a classified board of directors, (2) supermajority voting requirements for certain "business combinations" that exceed the provisions of Delaware law described above, (3) flexibility for the board to consider non-economic and other factors in evaluating a "business combination," (4) inability of stockholders to call special meetings and act by written consent, and (5) certain advance notice provisions for the conduct of business at stockholder meetings.

     See "BANCGROUP CAPITAL STOCK AND DEBENTURES" and "COMPARATIVE RIGHTS OF STOCKHOLDERS."

PER SHARE DATA

     The table below presents on a per share basis the book value, cash dividends and income from continuing operations of BancGroup and SBC on a historical basis and on a pro forma equivalent basis assuming the acquisition of SBC. Certain information from the table has been taken from the condensed pro forma statements of condition and income included elsewhere in this document. The table should be read in conjunction with those pro forma statements.

                                                            NINE MONTHS
                                                               ENDED        YEAR      YEAR      YEAR
                                                           SEPTEMBER 30,    ENDED     ENDED     ENDED
                                                               1995        1994(A)   1993(A)   1992(A)
                                                           -------------   -------   -------   -------
BANCGROUP-HISTORICAL (RESTATED):(1)
Net Income
  Primary................................................     $  2.35      $ 2.28    $  2.30   $ 1.72
  Fully diluted..........................................        2.27        2.23       2.21     1.71
Book value at end of period..............................       18.22       16.08      14.64    11.27
Dividends per share:
  Common Stock...........................................       0.675
  Common A...............................................                    0.80       0.71     0.67
  Common B...............................................                    0.40       0.31     0.27

---------------

(1) As restated to give effect to the February 17, 1995 acquisition of Colonial Mortgage Company.

                                                            NINE MONTHS
                                                               ENDED        YEAR      YEAR      YEAR
                                                           SEPTEMBER 30,    ENDED     ENDED     ENDED
                                                               1995        1994(A)   1993(A)   1992(A)
                                                           -------------   -------   -------   -------
SOUTHERN BANKING CORPORATION:
Net Income
  Historical:
     Primary.............................................        0.54        0.63       0.37     0.18
     Fully diluted.......................................        0.54        0.63       0.37     0.18
  Pro forma equivalent assuming acquisition of Southern
     Banking Corporation only(b):
     Primary.............................................        0.87        0.84       0.80     0.59
     Fully diluted.......................................        0.85        0.82       0.78     0.59
  Pro forma equivalent assuming acquisition of Southern
     Banking Corporation, Commercial Bancorp of Georgia,
     Inc. and Dothan Federal Savings Bank(b):
     Primary.............................................        0.84        0.79       0.77     0.53
     Fully diluted.......................................        0.82        0.78       0.75     0.53
Book value at end of period
  Historical.............................................        4.82        4.10       3.38     6.03
  Pro forma equivalent assuming acquisition of Southern
     Banking Corporation only............................        6.77         N/A        N/A      N/A
  Pro forma equivalent assuming acquisition of Southern
     Banking Corporation, Commercial Bancorp of Georgia,
     Inc. and Dothan Federal Savings Bank(b).............        6.78         N/A        N/A      N/A
Dividends per share
  Historical.............................................        0.00        0.00       0.00     0.00
  Pro forma equivalent assuming acquisition of Southern
     Banking Corporation only............................        0.26        0.31       0.28     0.26
  Pro forma equivalent assuming acquisition of Southern
     Banking Corporation, Commercial Bancorp of Georgia,
     Inc. and Dothan Federal Savings Bank(c).............        0.26        0.31       0.28     0.26
BANCGROUP-PRO FORMA COMBINED (SOUTHERN BANKING
  CORPORATION ONLY):
Net Income:
  Primary................................................        2.22        2.14       2.04     1.50
  Fully diluted..........................................        2.16        2.10       1.99     1.50
Book value at end of period..............................       17.28         N/A        N/A      N/A
BANCGROUP-PRO FORMA COMBINED (SOUTHERN BANKING
  CORPORATION, COMMERCIAL BANCORP OF GEORGIA, INC. AND
  DOTHAN FEDERAL SAVINGS BANK):
Net Income
  Primary................................................        2.14        2.01       1.96     1.35
  Fully diluted..........................................        2.09        1.98       1.92     1.35
Book value at end of period..............................       17.30         N/A        N/A      N/A

---------------

 N/A Not applicable due to pro forma balance sheet being presented only at September 30,
     1995 which assumes the transaction was consummated on the latest balance sheet date in accordance with Rule 11.02(b) of Regulation S-X.
 (a) Per share data of Colonial BancGroup, Inc. (restated) is for the years ended December
     31, 1994, 1993 and 1992. Per share data of Southern Banking Corporation is for the years ended December 31, 1994, 1993 and 1992.

 (b) Pro forma equivalent per share amounts are calculated by multiplying the pro forma combined total income per share and the pro forma combined total book value per share of BancGroup by the conversion ratio so that the per share amounts are equated to the respective values for one share of Southern Banking Corporation. For the purposes of these pro forma equivalent per share amounts, a .3919 BancGroup Common Stock share conversion ratio is utilized.
 (c) Pro forma equivalent dividends per share are shown at BancGroup's Class A Common Stock dividend per share rate multiplied by the .3919 conversion ratio per share of Southern
     Banking Corporation common stock (see note (b)). BancGroup presently contemplates that dividends will be declared in the future. However, the payment of cash dividends is subject to BancGroup's actual results of operations as well as certain other internal and external factors. Accordingly, there is no assurance that cash dividends will either be declared and paid in the future, or, if declared and paid, that such dividends will approximate the pro forma amounts indicated.

                              THE SPECIAL MEETING

GENERAL

     This Prospectus is being furnished to the shareholders of SBC in connection with the solicitation of proxies by the Board of Directors of SBC for use at the Special Meeting. The purpose of the Special Meeting is to consider and vote upon the proposed Merger of SBC with and into BancGroup. BancGroup will be the surviving corporation in the Merger.

     This Prospectus is also furnished by BancGroup in connection with the offer of shares of BancGroup Common Stock to be issued in the Merger. No vote of BancGroup stockholders is required to approve the Merger.

     The Board of Directors of SBC believes that the Merger is in the best interests of SBC and its shareholders and unanimously recommends that shareholders vote "FOR" the Merger (item 1 on the proxy card).

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED FOR THE MERGER

     The Board of Directors of SBC has fixed the close of business on
         , 1996, as the Record Date for determination of shareholders entitled to vote at the Special Meeting. There were 174 record holders of SBC Common Stock as of such date. On that date, there were 3,362,000 shares of SBC Common Stock outstanding, each entitled to one vote per share. SBC is obligated to issue an additional 1,112,000 shares of SBC Common Stock upon the exercise of outstanding SBC Options.

     The affirmative vote of the holders of at least a majority of the outstanding shares of SBC Common Stock, whether or not present or represented at the Special Meeting, is required to approve the Agreement. Broker non-votes and abstentions will not be counted as votes cast for or against the proposal to approve the Agreement and, as a result, will have the same effect as votes cast against the Agreement. Each holder of record of shares of SBC Common Stock is entitled to cast, for each share registered in his or her name, one vote on the Agreement and on each other matter presented to a vote of shareholders at the Special Meeting.

     As of the Record Date, directors and executive officers of SBC and their affiliates were the owners of 1,806,752 shares of SBC Common Stock, representing approximately 53.7% of the outstanding shares of SBC Common Stock.

     Pursuant to the Shareholder Agreements, the Principal Shareholders have agreed to vote, or to cause the record owner to vote, all shares of SBC Common Stock held beneficially or of record by such Principal Shareholders in favor of the Merger and the Agreement. The Principal Shareholders held, as of the Record Date, 2,054,668 shares or 61.1% of the outstanding shares of SBC Common Stock. The Principal Shareholders include all of the directors of SBC and Southern Bank. The parties anticipate that all of the shares of SBC Common Stock held by the Principal Shareholders will be voted in favor of the Agreement. If all of the Principal Shareholders vote their shares in favor of the Agreement at the Special Meeting, the Agreement will be approved, regardless of how the remaining shareholders of SBC vote at the Special Meeting.

     Under the FBCA, shareholders of SBC have the right to dissent from the Merger. The obligation of BancGroup to consummate the Merger is subject to the condition that the holders of not more than 10% of the outstanding shares of SBC Common Stock exercise their dissenters' rights. This condition may be waived by BancGroup. It was placed in the Agreement by BancGroup to limit the amount of cash that BancGroup might have to pay in the Merger and to insure that the Merger qualifies for "pooling-of-interest" accounting. See "THE MERGER -- Rights of Dissenting Shareholders."

     If the Merger is approved at the Special Meeting, SBC is expected to merge with and into BancGroup promptly after the other conditions to the Agreement are satisfied. See "THE MERGER -- Conditions of Consummation of the Merger."

     THE BOARD OF DIRECTORS OF SBC URGES THE STOCKHOLDERS OF SBC TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE AND UNANIMOUSLY RECOMMENDS THAT THE SHARES REPRESENTED BY THE PROXY BE VOTED IN FAVOR OF THE MERGER.

SOLICITATION, VOTING AND REVOCATION OF PROXIES

     In addition to soliciting proxies by mail, directors, officers and other employees of SBC, without receiving special compensation therefor, may solicit proxies from SBC's shareholders by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries, if any, to forward solicitation materials to any beneficial owners of shares of the SBC Common Stock.

     SBC will bear the cost of assembling and mailing this Prospectus and other materials furnished to shareholders of SBC. It will also pay all other expenses of solicitation, including the expenses of brokers, custodians, nominees, and other fiduciaries who, at the request of SBC, mail material to or otherwise communicate with beneficial owners of the shares held by them. BancGroup will pay all expenses incident to the registration of the BancGroup Common Stock to be issued in connection with the Merger.

     Shares of SBC Common Stock represented by a proxy properly signed and received at or prior to the Special Meeting, unless properly revoked, will be voted in accordance with the instructions on the proxy. If a proxy is signed and returned without any voting instructions, shares of SBC Common Stock represented by the proxy will be voted for the proposal to approve the Agreement. A shareholder may revoke any proxy given pursuant to this solicitation by: (i) delivering to the Secretary of SBC, prior or to or at the Special Meeting, a written notice revoking the proxy; (ii) delivering to the Secretary of SBC, at or prior to the Special Meeting, a duly executed proxy relating to the same shares bearing a later date; or (iii) by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to the revocation of SBC's proxies should be addressed to:

         Southern Banking Corp.
         201 East Pine Street
         Orlando, FL 32801
         Attention: Carol Kodak, Secretary

     Attendance at the Special Meeting will not, in and of itself, constitute a revocation of a proxy.

     Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining whether a quorum is present at the Special Meeting.

     The Board of Directors of SBC is not aware of any business to be acted upon at the Special Meeting other than consideration of the Merger described herein. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act on such matters according to their best judgment.

EFFECT OF MERGER ON OUTSTANDING BANCGROUP COMMON STOCK

     On the Effective Date, BancGroup will issue 1,605,235 shares of BancGroup Common Stock to the shareholders of SBC pursuant to the Merger, assuming the conversion to BancGroup Common Stock of all outstanding SBC Options (except for incentive options) on the Effective Date and assuming the absence of any dissenting shareholders. These 1,605,235 shares of BancGroup Common Stock would represent approximately 10.6% of the total number of shares of BancGroup Common Stock outstanding following the Merger. If all holders of SBC Options exercise their options prior to the Effective Date, a total of 1,753,359 shares of BancGroup Common Stock would be issued in the Merger.

                                   THE MERGER

     THE FOLLOWING SETS FORTH A SUMMARY OF ALL MATERIAL PROVISIONS OF THE AGREEMENT AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AGREEMENT ATTACHED HERETO AS APPENDIX A, AND CERTAIN PROVISIONS OF THE FBCA RELATING TO THE RIGHTS OF DISSENTING SHAREHOLDERS, COPIES OF WHICH ARE ATTACHED HERETO AS APPENDIX B. ALL SBC SHAREHOLDERS ARE URGED TO READ THE AGREEMENT AND THE APPENDICES IN THEIR ENTIRETY.

GENERAL

     The Agreement provides that, subject to shareholder ratification and confirmation, receipt of necessary regulatory approval and certain other conditions described below at "Conditions to Consummation of the Merger," SBC will merge with and into BancGroup. Upon completion of the Merger, the corporate existence of SBC will cease, and BancGroup will succeed to the business formerly conducted by SBC. SBC's subsidiary bank, Southern Bank, will become a wholly owned subsidiary of BancGroup following the Merger. BancGroup intends to operate Southern Bank in Florida with the name "Colonial Bank".

     In the event there is an insufficient number of shares of SBC Common Stock present in person or by proxy at the Special Meeting to approve the Merger, the Board of Directors of SBC intends to adjourn the Special Meeting. Any such adjournment will require the affirmative vote of a majority of shares present at the Special Meeting. The effect of any such adjournment would be to permit SBC to continue to solicit additional proxies for approval of the Merger. While such an adjournment would not invalidate any proxies previously filed, including those submitted by stockholders voting against the Merger, it would give SBC the opportunity to solicit additional proxies in favor of the Merger.

BACKGROUND OF THE MERGER

     Since the organization of Southern Bank in 1988, its Board of Directors and management have endeavored to maximize shareholder value through a strategic plan designed to increase assets and earnings. Management believed this plan would lead to increases in the market value of the SBC Common Stock.

     As part of its strategy, Southern Bank acquired three branches of Florida Federal Savings Bank in 1991, opened a new branch in each of 1992 and 1994, and acquired the two offices of Osceola National Bank in 1994. These actions enabled Southern Bank to establish a major presence throughout the metropolitan Orlando market. As a result of these actions, as well as Southern Bank's internal growth, the total assets of SBC grew from $85.3 million at December 31, 1992 to $210.7 million at September 30, 1995, or an increase of more than 147%. With the acquisition of Osceola National Bank, SBC became the largest independent banking organization based in the Orlando market. During this same period, SBC's net income grew from $384,000 in 1992 to $1,734,000 in 1994, and $1,969,000 for the
first nine months of 1995. SBC's management believes that these factors enabled SBC to achieve a reputation as a high-performance banking institution and caused SBC to become an especially attractive acquisition target for out-of-state financial institutions.

     Prior to the discussions with BancGroup, the management of SBC occasionally received inquiries from other financial institutions regarding the possibility of an acquisition of SBC. However, SBC did not pursue discussions with these parties because the Board of Directors and management of SBC believed that such discussions would not result in an acceptable premium for SBC because it had not achieved sufficient size or presence in the Orlando banking market.

     In the early part of October 1995, a director of BancGroup contacted the Chairman and the President of SBC to arrange a meeting to discuss a possible acquisition. At this meeting, the director of BancGroup indicated that BancGroup planned to expand into Florida and would be willing to pay a suitable premium for a high-performance community bank in the Orlando area.

     On October 18, 1995, the Board of Directors of SBC met to discuss the interest of BancGroup in acquiring SBC. At this meeting, the management of SBC made a presentation regarding prices paid for recent acquisitions of Florida-based financial institutions. Management noted that prices for Florida community banks were relatively high, and, therefore, it might be an appropriate time to consider the sale of SBC. Management noted that high-performance banks had recently been sold at prices which represented 250% to

290% of book value and 15 to 18 times net income. Management believed that SBC should expect to receive an offer in this range.

     The directors concluded that further discussions with BancGroup were merited because it appeared that BancGroup would be willing to offer a substantial premium for SBC. In making this decision, the directors were also cognizant that future changes in federal banking laws and the continuing consolidation in the banking industry might reduce prices offered for community banks in Florida. The directors were also aware that sustained growth of Southern Bank might become more difficult due to increasing competition and the lack of attractive local acquisition candidates.

     On November 10, 1995, three members of BancGroup's senior management came to Orlando to meet with SBC's Board of Directors. At this meeting, BancGroup's management made a detailed presentation regarding BancGroup's current operations, strategic plans and financial condition. They requested SBC to enter into a standstill agreement under which SBC would agree not to hold discussions with other potential purchasers for a period of approximately 80 days. The purpose of this agreement was to permit both parties to investigate in greater detail the feasibility of a merger of SBC into BancGroup. Although BancGroup did not make a specific proposal at the meeting, the representatives of BancGroup stated that they believed BancGroup would be willing to offer a substantial premium for SBC. The Board of Directors voted to approve the standstill agreement in order to encourage BancGroup to make an offer for SBC. The standstill agreement was executed on November 10, 1995, with an expiration date of February 1, 1996.

     During November 1995, management of SBC and BancGroup exchanged financial information, and conducted preliminary due diligence investigations regarding the transaction.

     On November 30, 1995, Robert E. Lowder, BancGroup's Chairman and President, met with SBC's Chairman, Donald Prewitt, and President, Charles W. Brinkley, Jr. The purpose of this meeting was to discuss the results of the preliminary due diligence investigations and BancGroup's degree of interest in an acquisition. During this meeting, Mr. Lowder requested that SBC enter into a letter of intent under which BancGroup would propose to acquire SBC in exchange for shares of BancGroup Common Stock. Under this proposal, the shares of SBC Common Stock and outstanding stock options would be exchanged for shares of BancGroup Common Stock with an aggregate value of approximately $43 million. SBC's management responded by requesting that BancGroup raise its offer to $50 million. Mr. Lowder agreed that BancGroup would consider this request.

     On December 1, 1995, BancGroup provided SBC with a letter of intent in which it proposed to issue .3796 shares of BancGroup Common Stock in exchange for each outstanding share of SBC Common Stock. Based on the market price of $29.375 of the BancGroup Common Stock on November 30, 1995, this proposal had a value of $11.15 for each share of SBC Common Stock, or an aggregate value of approximately $46 million, assuming the exercise of all outstanding SBC Options (and after deducting the exercise price of such options).

     Following further review and discussion, SBC's directors concluded that SBC should request a price of at least $12.00 per share. SBC's management then requested that BancGroup reconsider the terms of the letter of intent.

     In response, and following further discussions with management of SBC, BancGroup submitted a revised letter of intent on December 13, 1995. In the second letter of intent, BancGroup proposed to issue .3919 shares of BancGroup Common Stock for each share of SBC Common Stock. This proposal had a value of approximately $12.00 per share (based on the market price of $30.625 per share as of December 12, 1995 for the BancGroup Common Stock), or an aggregate value of approximately $50 million, assuming the exercise of all outstanding SBC Options (after deducting the exercise price of such options). BancGroup stated that its willingness to enter into the letter of intent was conditioned on SBC's agreement to refrain from any negotiations with third parties who might be interested in acquiring SBC.

     On December 15, 1995, the Boards of Directors of SBC and Southern Bank met jointly to discuss the second letter of intent submitted by BancGroup. The revised offer represented a price of 2.51 times the book value of each share of SBC Common Stock as of September 30, 1995 (assuming the exercise of all SBC

Options) and 20.3 times projected 1995 earnings per share (assuming the exercise of all SBC Options). After discussion, the directors of SBC unanimously agreed to accept the letter of intent because they believed that SBC had received the highest offer it could obtain from BancGroup and that it was unlikely that SBC would receive a higher offer from any other party. In view of the substantial premium offered by BancGroup and the potentially adverse impact of a public solicitation of offers for SBC, the directors concluded that the prohibition on solicitation of other offers was acceptable to SBC. The letter of intent was then signed by SBC that same day.

     On December 29, 1995, BancGroup provided SBC with an initial draft of the Agreement with respect to the proposed Merger. During January, 1996, with the assistance of SBC's counsel and independent accounting firm, SBC and BancGroup negotiated the terms of the Agreement. During this same period, the parties continued their due diligence investigations.

     On January 17, 1996, the Board of Directors of SBC met to review the terms of the definitive Agreement. At this meeting, counsel for SBC reviewed the principal terms of the Agreement with SBC's directors. Management also reiterated the principal reasons for the Merger, including the attractive price offered by BancGroup. In this connection, management noted that SBC's obligation to consummate the Merger would be conditioned upon the receipt of an opinion from an independent financial adviser that the consideration payable under the Agreement was fair to the shareholders of SBC from a financial point of view.

     After further discussion, the Board of Directors unanimously approved the final version of the Agreement. The Agreement was subsequently executed by SBC on January 25, 1996 and by BancGroup on February 5, 1996.

     On January 29, 1996, SBC engaged the services of The Carson Medlin Company ("Carson Medlin"), an investment banking firm based in Tampa, Florida, to review the terms of the Merger from a financial point of view. See "Opinion of Financial Advisor."

     On February 21, 1996, the Board of Directors of SBC met with representatives of Carson-Medlin to review the financial terms of the Merger. At this meeting, Carson Medlin delivered its opinion that the consideration to be received by the shareholders of SBC in the Merger was fair to them from a financial point of view. Based on this opinion and a further review of the terms of the Merger, the Board of Directors unanimously agreed to recommend that shareholders of SBC vote in favor of the Agreement at the Special Meeting. The Board also agreed to adopt and ratify an amended and restated version of the Agreement dated as of February 15, 1996, which reflects certain amendments designed to protect the federal income tax treatment of the SBC Options.

SBC'S BOARD OF DIRECTORS' REASONS FOR APPROVING THE MERGER

     In its deliberations with regard to the Merger, the Board of Directors of SBC considered the following, among other factors: (i) the consideration to be received by the shareholders of SBC upon the consummation of the Merger; (ii) the federal income tax consequences of the Merger; (iii) the transferability of the BancGroup Common Stock to be received in connection with the Merger; (iv) the financial condition, earnings record and business prospects of SBC and BancGroup; (v) the current and historical market prices of BancGroup Common Stock; (vi) the amounts paid in recent acquisitions of other community banks based in Florida; (vii) the opinion of Carson Medlin that the consideration to be received by the shareholders of SBC is fair from a financial point of view; and (viii) the impact of the Merger on Southern Bank's customers, employees and local community. The Board also considered BancGroup's ability to offer a broader range of products and services to the customers of Southern Bank. No specific weight or value was assigned by the Board of Directors to any of the foregoing factors.

OPINION OF FINANCIAL ADVISOR

     In January 1996, SBC retained Carson Medlin to provide the Board of Directors of SBC with a written opinion regarding the fairness of the Merger from a financial point of view. SBC selected Carson Medlin as its financial adviser on the basis of Carson Medlin's experience and expertise in representing community banks in acquisition transactions. Carson Medlin is an investment banking firm which specializes in the securities of financial institutions located in the southeastern United States. As part of its investment banking activities, Carson Medlin is regularly engaged in the valuation of financial institutions and transactions relating to their securities.

     On February 15, 1996, Carson Medlin delivered its written opinion to the Board of Directors of SBC that the consideration to be received by the shareholders of SBC for the SBC Common Stock is fair from a financial point of view. The full text of Carson Medlin's written opinion dated February 15, 1996 is attached as Appendix B to this Prospectus. It sets forth the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Carson Medlin in connection with its opinion. The following summary of the opinion is qualified in its entirety by reference to the full text of such opinion.

     Carson Medlin has relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for purposes of its opinion. Carson Medlin did not undertake any independent evaluation or appraisal of the assets and liabilities of SBC, nor was it furnished with any such appraisals.

     Carson Medlin is not an expert in the evaluation of loan portfolios, including under-performing or non-performing assets, charge-offs or the allowance for loan losses. It has not reviewed any individual credit files of SBC or BancGroup. Instead, it has assumed that the allowances for each of SBC and BancGroup are adequate to cover their potential loan losses. Carson Medlin assumed that the Merger will be recorded as a pooling-of-interests under generally accepted accounting principles. Carson Medlin's opinion is necessarily based on economic, market and other conditions existing on the date of its opinion, and on information as of various earlier dates made available to it.

     Carson Medlin reviewed certain financial projections prepared by SBC. Carson Medlin assumed that these projections were prepared on a reasonable basis utilizing the best and most current information available to management of SBC, and that such projections will be realized in the amounts and at the times contemplated thereby. SBC does not publicly disclose internal management projections of the type provided to Carson Medlin. Such projections were not prepared for, or with a view toward, public disclosure.

     In connection with rendering its opinion, Carson Medlin performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate financial analyses and the application of those analyses to the particular circumstances. Carson Medlin believes that its analyses must be considered together as a whole and that selecting portions of such analyses and the facts considered therein, without considering all other factors and analyses, could create an incomplete or inaccurate view of the analyses and the process underlying Carson Medlin's opinion. In its analyses, Carson Medlin made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of SBC and BancGroup and which may not be realized. Any estimates contained in Carson Medlin's analyses are not necessarily predictive of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which such companies or their securities may actually be sold. Except as described below, none of the analyses performed by Carson Medlin were assigned a greater significance by Carson Medlin than any other.

     In connection with its opinion dated February 15, 1996, Carson Medlin reviewed: (i) the Agreement; (ii) the annual reports to shareholders of BancGroup, including audited financial statements of BancGroup for the five years ended December 31, 1994; (iii) audited financial statement of SBC for the five years ended December 31, 1994; (iv) call reports for SBC for the five years ended December 31, 1994 and the nine months ended September 30, 1995; (v) the unaudited interim financial statements on Form 10-Q for BancGroup for the nine months ended September 30, 1995; and (vi) certain other financial and operating information with respect to the business, operations and prospects of SBC and BancGroup. In addition, Carson Medlin: (i) held discussions with members of the senior management of SBC and BancGroup regarding the historical and current business operations, financial condition and future prospects of their respective companies; (ii) reviewed the historical market prices and trading activity for the common stock of SBC and BancGroup and compared them with those of certain publicly traded companies which it deemed to be relevant; (iii) compared the results of operations of SBC and BancGroup with those of certain banking companies which it deemed to be relevant; (iv) compared the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other recent business combinations of commercial banking organizations;
(v) analyzed the pro forma financial impact of the Merger on BancGroup; and (vi) conducted other studies, analyses, inquiries and examinations as Carson Medlin deemed appropriate.

     The following is a summary of the principal analyses performed by Carson Medlin in connection with its opinion:

     Transaction Summary. Carson Medlin calculated the transaction value of the Merger utilizing the Exchange Ratio and the closing stock price of $32.50 for the BancGroup Common Stock on January 31, 1996. Based upon the foregoing, Carson Medlin determined that the 3,362,000 shares of SBC Common Stock presently outstanding would be converted into approximately 1,317,567 shares of BancGroup Common Stock with a value of approximately $42.8 million, or $12.74 per share. Additionally, Carson Medlin determined the value of the consideration to be received by the holders of the SBC Options. In determining this amount, Carson Medlin assumed that all SBC Options would be exercised prior to the Effective Date and converted into shares of SBC Common Stock. If this occurred, the holders of the SBC Options would receive 1,112,000 shares of SBC Common Stock, which would be converted into approximately 435,792 shares of BancGroup Common Stock, with a value of approximately $14.2 million. To exercise their options, the holders would be required to pay approximately $3.7 million. After deducting this exercise price, the holders of the SBC Options would receive consideration valued at approximately $10.5 million.

     Based upon the foregoing, Carson Medlin determined that the transaction value of the Merger to the shareholders and option holders of SBC was approximately $53.3 million (consisting of $42.8 million to be received by the holders of the currently outstanding SBC Common Stock and $10.5 million to be received by the holders of the SBC Options).

     In making the foregoing determination, Carson Medlin was aware that the Agreement provides other alternatives with respect to the treatment of the SBC Options, including the conversion of certain of the SBC Options directly into shares of BancGroup Common Stock or the conversion of the SBC Options into options to acquire shares of BancGroup Common Stock. The presence of these alternatives did not affect the fairness opinion rendered by Carson Medlin because the value of the consideration to be received by the holders of the SBC Options under such alternatives is generally equivalent to the value which they would receive in the event of the exercise of their options prior to the Merger.

     Based on the price of $32.50 per share for BancGroup Common Stock, Carson Medlin calculated that the aggregate transaction value represented 26.8% of adjusted book value (assuming the exercise of all SBC Options), 20.3 times annualized earnings for the nine months ended September 30, 1995, a 22.5% core deposit premium (defined as the aggregate transaction value minus stated book value divided by core deposits) and 25.3% of total assets of SBC at September 30, 1995.

     Comparable Transaction Analysis. Carson Medlin reviewed certain information relating to 10 central Florida bank mergers announced or completed since January 1993, in which the acquired bank had total assets exceeding $100 million (the "Comparable Transactions"). The Comparable Transactions were (acquiror/acquiree): AmSouth Bancorporation/Charter Banking Corp., SouthTrust Corporation/Cypress Banks, Inc.; 1st United Bancorp/American Bancorp; Huntington Bancshares Incorporated/Security National Corp.; AmSouth Bancorporation/Tampa Banking Co.; Compass Bancshares, Inc./American Bancorp; Northern Trust Corp./Beach One Financial; AmSouth Bancorporation/Orange Banking Corp.; AmSouth Bancorporation/First National Bank of Clearwater; Huntington Bancshares Incorporated/Peoples Bank of Lakeland. Carson Medlin considered, among other factors, the earnings, capital level, asset size and quality of assets of the acquired financial institutions. Carson Medlin compared the transaction prices to trailing four quarters earnings, stated book values, total assets and core deposit premiums.

     On the basis of the Comparable Transactions, Carson Medlin calculated a range of purchase prices as a percentage of adjusted book value (assuming the exercise of all SBC Options) for the Comparable Transactions, from a low of 117.4% to a high of 257.8%, with a mean 188.6%. These transactions indicated a range of values for SBC from $23.3 to $51.3 million, with a mean $30.5 million (based on SBC's adjusted book value of $19.887 million at September 30, 1995). The aggregate consideration implied by the terms of the Agreement is approximately $53.3 million (based on a price of $32.50 for the BancGroup Common Stock as of January 31, 1996) and implies a price to adjusted book value multiple of 268% which falls above the high end of the range for the Comparable Transactions.

     Carson Medlin calculated a range of purchase prices as a multiple of earnings for the Comparable Transactions, from a low of 13.1 times to a high of
23.0 times, with a mean of 16.9 times. These transactions indicated a range of values for SBC from $34.4 to $60.4 million, with a mean of $44.4 million (based on the annualization of SBC's earnings of $2.625 million for the nine months ended September 30, 1995). The aggregate consideration implied by the terms of the Agreement is approximately $53.3 million and implies a price to earnings multiple of 20.3 times which is near the high end of the range for the Comparable Transactions.

     Carson Medlin calculated the core deposit premiums for the Comparable Transactions and found a range of values, from a low of 1.7% to a high of 20.0%, with a mean of 10.2%. These transactions indicated a range of values for SBC from $19.0 to $49.2 million, with a mean of $33.0 million (based on SBC's core deposits of $165.078 million as of September 30, 1995, i.e., total deposits less CD's greater than $100,000). The premium on SBC's core deposits implied by the terms of the Merger Agreement is 22.5%, above the high end of the range for the Comparable Transactions.

     Finally, Carson Medlin calculated a range of purchase prices as a percentage of total assets for the Comparable Transactions, from a low of 6.2% to a high of 27.9%, with a mean of 16.7%. The indicated range of values for SBC under this approach was $13.1 to $58.8 million, with a mean value of $35.2 million (based on SBC's total assets of $210.725 million as of September 30, 1995). The percentage of total assets implied by the terms of the Agreement is approximately 25.3% and the aggregate purchase price of approximately $53.3 million falls near the high end of the range for the Comparable Transactions.

     Industry Comparative Analysis. In connection with rendering its opinion, Carson Medlin compared selected operating results of SBC to those of 46 publicly-traded community commercial banks in Alabama, Florida, Georgia, North Carolina, South Carolina, and Virginia (the "SIBR Banks") as contained in the Southeastern Independent Bank Review(TM), a proprietary research publication prepared by Carson Medlin quarterly since 1991. The SIBR Banks range in asset size from approximately $82.7 million to $1.8 billion and in shareholders' equity from approximately $7.1 million to $188 million. Approximately 87% are listed on NASDAQ (including Bulletin Board, OTC, and NMS) and 13% are not traded on an established market. Carson Medlin considers this group of financial institutions more comparable to SBC than larger, more widely traded regional financial institutions. Carson Medlin compared, among other factors, profitability, capitalization, and asset quality of SBC to these financial institutions. Carson Medlin noted that based on results through the first three quarters of 1995, (i) SBC had a return on average assets (ROA) for the nine months ended September 30, 1995 of 1.34%, compared to mean ROA of 1.25% for the SIBR Banks; (ii) SBC had a return on average equity (ROE) for the nine months ended September 30, 1995 of 17.5%, compared to mean ROE of 12.8% for the SIBR Banks; (iii) SBC had common equity to total assets at September 30, 1995 of 7.7%, compared to mean common equity to total assets of 10% for the SIBR Banks; and (iv) SBC had nonperforming assets (defined as loans 90 days past due, nonaccrual loans and other real estate) to total loans net of unearned income and other real estate at September 30, 1995 of 0.40%, compared to mean nonperforming assets to total loans net of unearned income and other real estate of 1.11% for the SIBR Banks. This comparison indicated that SBC's financial performance exceeded the average SIBR Bank for most of the factors considered.

     Carson Medlin also compared selected operating results of BancGroup to those of 8 other publicly-traded mid-size regional bank holding companies defined as those with assets between $3 and $20 billion (the "Peer Banks") located in the Southeast. The 8 Peer Banks include: AmSouth Bancorporation, Compass Bancshares, Inc., First American Corporation, First Tennessee National Corporation, National Commerce Bancorporation, Regions Financial Corporation, SouthTrust Corporation, and Union Planters Corporation. Carson Medlin considers this group of southeastern financial institutions comparable to BancGroup as to financial characteristics, stock price performance and trading volume. Carson Medlin compared selected balance sheet data, asset quality, capitalization, profitability ratios and market statistics using financial data at or for the nine months ended September 30, 1995 and market data as of December 31, 1995. This comparison showed, among other things, that (i) for the nine month period ended September 30, 1995, BancGroup's net interest margin was 4.15% compared to a mean of 4.10% and a median of 4.08% for the Peer Banks; (ii) for the nine months ended September 30, 1995, BancGroup's efficiency ratio (defined as noninterest expense divided by the sum of noninterest income and taxable equivalent net interest income before provision for loan losses) was 60.0% compared to a mean of 59.7% and a median of 59.4% for the Peer Banks; (iii) for the nine months ended September 30, 1995, BancGroup's ROA was 1.23% compared to a mean of 1.27% and a median of 1.29% for the Peer Banks; (iv) for the nine month period ended September 30, 1995, BancGroup's ROE was 18.46% compared to a mean of 16.61% and a median of 16.48% for the Peer Banks; (v) at September 30, 1995, BancGroup's stockholders' equity to total assets was 6.56% compared to a mean of 7.66% and a median of 7.72% for the Peer Banks; (vi) at September 30, 1995, BancGroup's nonperforming assets to total assets were 0.61% compared to a mean of 0.43% and a median of 0.39% for the Peer Banks; (vii) at September 30,1995, the ratio of BancGroup's loan loss reserves to nonperforming assets was 171% compared to a mean of 349% and a median of 276% for the Peer Banks; and (viii) at December 31, 1995, BancGroup's market capitalization was $0.4 billion compared to the Peer Banks which ranged from a high of $2.4 billion to a low of $0.7 billion. This comparison indicated that BancGroup is performing near the average for its peer group.

     No company or transaction used in the preceding Industry Comparative or Comparable Transaction Analyses is identical to SBC or the contemplated transaction. Accordingly, the results of these analyses necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of SBC and other factors that could affect the value of the companies to which it is being compared. Mathematical analysis (such as determining the average or median) is not, in itself, a meaningful method of using comparable industry or transaction data.

     Contribution Analysis. Under the terms of the Agreement, BancGroup will issue approximately 1,753,359 shares of BancGroup Common Stock. At September 30, 1995, there were 12,248,734 shares of BancGroup Common Stock outstanding. Accordingly, on a pro forma basis, as of September 30, 1995, the 1,753,359 shares to be issued in the Merger would represent approximately 12.5% of the outstanding shares of BancGroup after the Merger.

     Carson Medlin analyzed the contribution of each of SBC and BancGroup to the assets, liabilities and historical earnings of the pro forma combined company as of September 30, 1995. For the nine months ended September 30, 1995, SBC would have contributed 6.4% of net income. At September 30, 1995, SBC would have contributed 5.8% of earning assets, 5.9% of total assets, 7.1% of total deposits, and 8.2% of adjusted shareholders' equity. The foregoing indicates that SBC's pro forma ownership in BancGroup exceeds its pro forma contribution to assets, liabilities and earnings of the combined entity.

     Present Value Analysis. Carson Medlin calculated the present value of the SBC Common Stock assuming that SBC remained an independent bank. For purposes of this analysis, Carson Medlin utilized certain projections of SBC's future earnings. It assumed that all of these earnings would be retained and that the SBC Common Stock would be sold at the end of 5 years at 200% of book value (which was near the median for the Comparable Transactions). This value was then discounted to present value utilizing discount rates of 10% through 14%. These rates were selected because, in Carson Medlin's experience, they represent the rates that investors in securities such as the SBC Common Stock would demand in light of the potential appreciation and risks. On the basis of these assumptions, Carson Medlin calculated that the present value of SBC as an independent bank ranged from $44.4 to $53.1 million. The transaction value of $53.3 million implied by the terms of the Agreement falls above the high end of the range under present value analysis. Carson Medlin noted that the present value analysis was included because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon numerous assumptions, including earnings growth rates, dividend payout rates, terminal values and discount rates.

     Stock Trading History. Carson Medlin reviewed and analyzed the historical trading prices and volumes for the BancGroup Common Stock on a monthly basis from December 1992 to December 1995. Carson

Medlin also compared price performance of the BancGroup Common Stock during this period to the Peer Banks. On February 21, 1995, BancGroup reclassified its Class A and Class B Common Stock into one class of Common Stock. The Common Stock of BancGroup was listed for trading on the New York Stock Exchange on February 24, 1995. Prior to that, BancGroup's Class A Common Stock was quoted on the NASDAQ National Market System.

     During the four quarters ending December 31, 1995, the ratio of stock price to trailing 12 months earnings per share for the Peer Banks was: a low of 11.9 times, a high of 13.8 times, and a mean of 13.0 times. BancGroup's recent price to earnings ratio ranged from a low of 8.4 times to a high of 10.8 times, with a mean of 9.8 times. BancGroup Common Stock has traded on average at a lower price to earnings ratio than the Peer Banks.

     During the four quarters ending December 31, 1995, the stock price as a percentage of book value for Peer Banks was: a low of 168%, a high of 191%, and a mean of 179%. BancGroup's recent price to book ratio ranged from a low of 121% to a high of 177%, with a mean of 156%. BancGroup Common Stock has traded on average at a lower price to book value ratio than the Peer Banks.

     Carson Medlin also examined the recent trading volume in BancGroup Common Stock, which trades on the New York Stock Exchange, with that of the Peer Banks. During the four quarters ending December 31, 1995, the quarter end monthly trading volume of outstanding shares of the Peer Banks ranged from a low of 4.0% to a high of 5.5% with a mean of 4.9%. BancGroup's quarter end monthly trading volume to outstanding shares ranged from a low of 1.0% to a high of 2.1% with a mean of 1.6%. Carson Medlin considers BancGroup Common Stock to be liquid and marketable in comparison with those Peer Banks and other bank holding companies.

     Carson Medlin also examined the trading prices and volumes of SBC Common Stock. SBC Common Stock has not traded in volumes sufficient to be meaningful. Therefore, Carson Medlin did not place any weight on the market price of the SBC Common Stock.

     Other Analysis. Carson Medlin also reviewed selected investment research reports on and earnings estimates for BancGroup. In addition, Carson Medlin prepared an overview of historical financial performance of both SBC and BancGroup.

     The opinion expressed by Carson Medlin was based upon market, economic and other relevant considerations as they existed and have been evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of SBC could materially affect the assumptions used in preparing the opinion.

     Pursuant to an engagement letter dated January 8, 1996, SBC engaged Carson Medlin to render a fairness opinion in connection with the proposed Merger. SBC paid Carson Medlin $30,000 for its services pursuant to the terms of the engagement letter. SBC has agreed to reimburse Carson Medlin for its reasonable out-of-pocket expenses and to indemnify Carson Medlin against certain liabilities, including certain liabilities under the federal securities laws.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF SBC

     The Board of Directors of SBC has determined that the Merger is in the best interests of SBC and its shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF SBC VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AND THE AGREEMENT.

BANCGROUP'S REASONS FOR THE MERGER

     The Board of Directors of BancGroup has unanimously approved the Merger and the Agreement. BancGroup has been seeking to expand its banking service in the Florida market, and the Board of Directors of BancGroup believes that the acquisition of SBC and Southern Bank is consistent with that strategy.

     In approving the Merger and the Agreement, the Board of Directors of BancGroup took into account: (i) the financial performance and condition of SBC, including its strong capital and good asset quality;

(ii) similarities in the philosophies of BancGroup and SBC, including SBC's commitment to delivering high quality personalized financial services to its customers; and (iii) SBC's management's knowledge of and experience in the Central Florida market.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     All of the directors and certain of the executive officers of SBC hold SBC Options which entitle them to purchase, in the aggregate, up to 1,016,000 shares of SBC Common Stock. Under the terms of the Agreement, any SBC Options which are not exercised prior to the Effective Date will either be converted into shares of BancGroup Common Stock or converted into options to acquire shares of BancGroup Common Stock. The ratio at which SBC Options may be converted into shares of BancGroup Common Stock (the "Conversion Ratio") is based upon the difference between the respective exercise prices of the SBC Options and $12.00.

     The treatment of the SBC Options under the Agreement was based upon the Exchange Ratio, so that, based on the market value of the BancGroup Common Stock as of December 13, 1995 (i.e., $30.625 per share), the consideration to be received by the holders of the SBC Options is substantially equivalent to the consideration to be received by the current shareholders of SBC. However, since the various Conversion Ratios applicable to the SBC Options are, in each case, less than the Exchange Ratio, holders of the SBC Options who elect to convert their SBC Options into shares of the BancGroup Common Stock will be affected less by any change in the market value of the BancGroup Common Stock than the current shareholders of SBC or those who exercise their SBC Options prior to the Effective Date. See "THE MERGER -- Conversion of SBC Common Stock."

     On the Effective Date, certain executive officers of Southern Bank will be entitled to receive cash payments under SBC's Share Performance Bonus Plan. With respect to rights granted under the Plan, participants are entitled to receive the difference between the value of the SBC Common Stock as of the date such rights were granted and the value of the SBC Common Stock as of the date of any merger or other change in ownership of SBC. A total of 84,000 "share units" have been granted under the Plan to six of Southern Bank's executive officers who are not directors. Each of the share units was granted at a time when the market value of the SBC Common Stock was determined to be $4.50 per share. Based on the value of the SBC Common Stock under the terms of the Agreement (i.e., $12.00 per share as of December 12, 1995), the six executive officers of Southern Bank who are participants in the Plan will receive payments in the aggregate amount of $630,000 in connection with the Merger. Share units granted under the Plan do not have any voting rights at the Special Meeting.

     On the Effective Date, all employees of SBC (including its executive officers) shall, at BancGroup's option, either become employees of BancGroup or its subsidiaries or be entitled to severance benefits in accordance with BancGroup's severance policy as of the date of the Agreement. All employees of SBC who become employees of BancGroup or its subsidiaries on the Effective Date shall be entitled, to the extent permitted by applicable law, to participate in all benefit plans of BancGroup to the same extent as BancGroup's employees.

     BancGroup has indicated that it currently intends to retain each of the executive officers of SBC following the consummation of the Merger (although it has no obligation to do so), on substantially the same terms and conditions (including salary) as currently earned by such executive officers.

     Under the Agreement, BancGroup has agreed to indemnify the directors and executive officers of SBC against certain claims and liabilities arising out of or pertaining to matters existing or occurring at or prior to the Effective Date, to the fullest extent that SBC would have been required under Florida law, or in its Articles of Incorporation or Bylaws, to indemnify such persons (and also to advance expenses as incurred to the fullest extent permitted under applicable law).

     Except as described above, none of the directors or executive officers of SBC, and no associate of any such person, has any substantial direct or indirect interest in the Merger, other than an interest arising from the ownership of SBC Common Stock.

CONVERSION OF SBC COMMON STOCK

     On the Effective Date of the Merger, each share of SBC Common Stock outstanding and held of record by SBC shareholders shall be converted into a right to receive .3919 of a share of BancGroup Common Stock.

     No fractional shares of BancGroup Common Stock will be issued in connection with the Merger. Each shareholder of SBC having a fractional interest arising upon the conversion of SBC Common Stock into BancGroup Common Stock will, at the time of surrender of the certificates representing SBC Common Stock, be paid by BancGroup an amount of cash equal to the value of such fractional interest based on the fair market value of such fractional share. Fair market value for this purpose shall be the average of the closing prices of the BancGroup Common Stock as reported on the NYSE for each of the 20 consecutive trading days ending on the trading day immediately prior to the Effective Date.

     TREATMENT OF SBC OPTIONS. As of the date of this Prospectus, SBC had granted SBC Options which entitled the holders thereof to acquire up to 1,112,000 shares of SBC Common Stock. Certain of the SBC Options are incentive stock options ("ISOs") under Section 422A of the Internal Revenue Code. In particular, the ISOs consist of options to acquire 64,000 shares at $2.92 per share and options to acquire 30,000 shares at $3.38 per share. The following table sets forth certain information regarding the SBC Options (including the ISOs):

                        NUMBER OF SHARES OF
                          SBC COMMON STOCK                        EXERCISE     EXPIRATION
                       SUBJECT TO SBC OPTIONS                      PRICE          DATE
    ------------------------------------------------------------  --------   ---------------
           268,000..............................................   $ 2.92    March 14, 1999
           584,000..............................................   $ 3.04    April 21, 2003
            30,000..............................................   $ 3.38    March 14, 1999
           230,000..............................................   $ 4.50    October 5, 2004

     The Agreement contains the following provisions with respect to the treatment of the SBC Options:

          1. Any holder of an SBC Option who exercises his option prior to the Effective Date shall be treated in the same manner as any other shareholder of SBC Common Stock, i.e., such holder shall be entitled to receive .3919 of a share of BancGroup Common Stock for each share of SBC Common Stock owned by the holder as of the Effective Date. In the event that all of the holders of the SBC Options exercise their options prior to the Effective Date, they would be required to pay a total of $3,695,000 to SBC to acquire 1,112,000 shares of SBC Common Stock. As a result of the Merger, these shares would be converted into 435,739 shares of BancGroup Common Stock. As a result, a total of 1,753,359 shares of BancGroup Common Stock would be issued in the Merger, assuming no exercise of dissenters' rights.

          2. Each of the holders of the SBC Options (other than holders of the ISOs) has the right to exchange his SBC Options for shares of BancGroup Common Stock. In particular, each holder of such SBC Options would be entitled to receive shares of BancGroup Common Stock, in exchange for his SBC Options, with a value equal to the difference between $12 and the exercise price per share of the applicable SBC Options, multiplied by the number of SBC shares which may be acquired under such option. For purposes of this determination, the BancGroup Common Stock has been valued at $30.625 per share (which was the market price of the BancGroup Common Stock at December 12, 1995). Assuming all holders of SBC Options (other than
     ISOs) consent to the exchange of their SBC Options, they would receive 287,668 shares of BancGroup Common Stock, as reflected by the following table:

                   NUMBER OF SHARES OF                  CURRENT                   BANCGROUP SHARES
                    SBC COMMON STOCK                   EXERCISE                     TO BE ISSUED
                 SUBJECT TO SBC OPTIONS                PRICE PER     CONVERSION   FOR SBC OPTIONS
                      (EXCEPT ISOS)                      SHARE          RATE       (EXCEPT ISOS)
    -------------------------------------------------  ---------     ----------   ----------------
           204,000...................................    $2.92          .2965           60,486
           584,000...................................    $3.04          .2926          170,878
           230,000...................................    $4.50          .2448           56,304

     In that case, a total of 1,605,235 shares of BancGroup Common Stock would be issued in the Merger. The pro forma financials utilized in this Prospectus assume that 1,605,235 shares of BancGroup Common Stock will be issued.

          3. All of the SBC Options (including the ISOs) which are neither exercised prior to the Effective Date nor exchanged for BancGroup Common Stock, shall be converted into options to acquire shares of BancGroup Common Stock on their existing terms, after adjustment to reflect the Exchange Ratio under the Agreement. In particular, the number of shares of BancGroup Common Stock to be issued pursuant to such options shall equal the number of shares of SBC Common Stock subject to such options multiplied by .3919, and the exercise price for the BancGroup Common Stock shall be the exercise price under such options divided by .3919. Assuming that none of the holders of the SBC Options exercise their options or exchange them for shares of BancGroup Common Stock as of the Effective Date, then the SBC Options would be converted into options to acquire 435,793 shares of BancGroup Common Stock, as reflected by the following table:

                                                         NUMBER OF SHARES OF
                                            CURRENT       BANCGROUP COMMON
             NUMBER OF SHARES OF           EXERCISE      STOCK TO BE SUBJECT
               SBC COMMON STOCK            PRICE PER      TO NEW BANCGROUP       ADJUSTED EXERCISE
           SUBJECT TO SBC OPTIONS            SHARE             OPTIONS                 PRICE
                                           ---------     -------------------     -----------------
          268,000........................    $2.92              105,029               $  7.45
          584,000........................    $3.04              228,870               $  7.76
           30,000........................    $3.38               11,757               $  8.62
          230,000........................    $4.50               90,137               $ 11.48

     In that case, a total of 1,317,567 shares of BancGroup Common Stock would be issued in the Merger.

     Notwithstanding the foregoing, no fractional shares of BancGroup Common Stock shall be issued upon exercise of such options and any fraction of a share of BancGroup Common Stock that would otherwise be issued upon the exercise of such options shall be converted into cash upon the exercise of such option in an amount equal to the product of such fraction and the difference between the market value of one share of BancGroup Common Stock at the time of exercise of such option and the per share exercise price of such option. The market value of one share of BancGroup Common Stock at the time of exercise of such options shall be the closing sales price of BancGroup Common Stock on the NYSE on the last trading day preceding the date of exercise.

SURRENDER OF SBC COMMON STOCK CERTIFICATES

     Upon the Effective Date and subject to the conditions described at "Conditions to Consummation of the Merger," SBC's shareholders will automatically, and without further action by such shareholders or by BancGroup, become owners of BancGroup Common Stock as described herein. Outstanding certificates representing shares of the SBC Common Stock shall represent shares of BancGroup Common Stock. Thereafter, upon surrender of the certificates formerly representing shares of SBC Common Stock, the holders will be entitled to receive certificates for the BancGroup Common Stock. Dividends on the shares of BancGroup Common Stock will accumulate without interest and will not be distributed to any former shareholder of SBC unless and until such shareholder surrenders for cancellation his certificate for SBC Common Stock. Trust Company Bank, Atlanta, Georgia, transfer agent for BancGroup Common Stock, will act as the Exchange Agent with respect to the shares of SBC Common Stock surrendered in connection with the Merger.

     A detailed explanation of these arrangements will be mailed to SBC stockholders promptly following the Effective Date. STOCK CERTIFICATES SHOULD NOT BE SENT TO THE EXCHANGE AGENT UNTIL SUCH NOTICE IS RECEIVED.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger is intended to qualify as a "reorganization" for federal income tax purposes under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). The obligation of SBC and BancGroup to consummate the Merger is conditioned on the receipt by SBC and BancGroup of an opinion from Miller, Hamilton, Snider & Odom, L.L.C., counsel to BancGroup, to the effect that the Merger will constitute such a reorganization. The opinion has been delivered to SBC and BancGroup. In delivering its opinion, Miller, Hamilton, Snider & Odom, L.L.C., have received and relied upon certain representations of BancGroup and SBC and certain other information, data, documentation and other materials as it deems necessary. The tax opinion is based upon certain assumptions, including the assumption that SBC has no knowledge of any plan or intention on the part of the SBC shareholders to sell or dispose of BancGroup Common Stock that would reduce their holdings to the number of shares having in the aggregate a fair market value of less than 50% of the total fair market value of the SBC Common Stock outstanding immediately upon the Merger.

     Neither SBC nor BancGroup intends to seek a ruling from the Internal Revenue Service as to the federal income tax consequences of the Merger. SBC's shareholders should be aware that the opinion will not be binding on the Internal Revenue Service or the courts. SBC's shareholders also should be aware that some of the tax consequences of the Merger are governed by provisions of the Code as to which there are no final regulations and little or no judicial or administrative guidance. There can be no assurance that future legislation, administrative rulings, or court decisions will not adversely affect the accuracy of the statements contained herein.

     Among other things, the following discussion is based on SBC's shareholders maintaining sufficient equity ownership interest in BancGroup after the Merger. The Internal Revenue Service takes the position for purposes of issuing an advance ruling on reorganizations that the shareholders of an acquired corporation (i.e., SBC) must maintain a continuing equity ownership interest in the acquiring corporation (i.e., BancGroup) equal, in terms of value, to at least 50% of their interest in such acquired corporation. For this purpose, shares of SBC Common Stock exchanged for cash in lieu of fractional shares of BancGroup Common Stock and shares as to which dissenters' rights are exercised will be treated as outstanding shares of SBC Common Stock. Moreover, shares of SBC Common Stock and BancGroup Common Stock held by SBC shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the Merger may be taken into account in determining whether the requirement with respect to continuing equity ownership of BancGroup Common Stock is met by SBC's shareholders.

     Assuming the Merger will constitute a reorganization as defined in Section 368(a) of the Code, the following federal income tax consequences will result to SBC's shareholders who exchange their shares of SBC common stock for shares of BancGroup Common Stock:

          (i) No gain or loss will be recognized by SBC's shareholders on the exchange of shares of SBC Common Stock for shares of BancGroup Common Stock;

          (ii) The aggregate basis of BancGroup Common Stock received by each SBC shareholder (including any fractional shares of BancGroup Common Stock deemed received, but not actually received), will be the same as the aggregate tax basis of the shares of SBC Common Stock surrendered in exchange therefor;

          (iii) The holding period of the shares of BancGroup Common Stock received by each SBC shareholder will include the period during which the shares of SBC Common Stock exchanged therefor were held, provided that the shares of SBC Common Stock were a capital asset in the holder's hands as of the Effective Date;

          (iv) Cash payments received by each SBC shareholder in lieu of a fractional share of BancGroup Common Stock will be treated for federal income tax purposes as if the fractional share had been issued in the exchange and then redeemed by BancGroup. Gain or loss will be recognized on the redemption of the fractional share and generally will be capital gain or loss if the SBC Common Stock is a capital asset in the hands of the holder; and

          (v) An SBC shareholder who dissents and receives only cash pursuant to appraisal rights will recognize gain or loss. Such gain or loss will, in general, be treated as capital gain or loss, measured by the difference between the amount of cash received and the tax basis of the shares of SBC Common Stock converted, if the shares of SBC Common Stock were held as capital assets. However, an SBC shareholder who receives only cash may need to consider the effects of Sections 302 and 318 of the Code in determining the federal income tax consequences of the transaction.

     If the assumption stated above, that there is no plan or intention by the SBC shareholders to sell or dispose of BancGroup Common Stock that would reduce their holdings to the number of shares with an aggregate fair market value of at least 50 percent of the total fair market value of SBC Common Stock outstanding immediately before the Merger were to be incorrect, then counsel could not opine that the Merger is a tax free reorganization under Section 368 of the Code. Accordingly, the Merger must satisfy the "continuity of interest" requirement contained in Treasury Regulations and judicial authority. The IRS has stated that, for ruling purposes, for mergers to qualify as tax free reorganizations, the shareholders of the acquired corporation must receive and retain stock of the acquiror equal to 50 percent of the aggregate value of the acquired corporation immediately before the Merger.

     THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL OF THE MERGER. THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR SHAREHOLDER SUBJECT TO SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS, SUCH AS DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, NON-UNITED STATES PERSONS, STOCKHOLDERS WHO DO NOT HOLD THEIR SHARES OF SBC COMMON STOCK AS "CAPITAL ASSETS" WITHIN THE MEANING OF SECTION 1221 OF THE CODE, AND SHAREHOLDERS WHO ACQUIRED THEIR SHARES OF SBC COMMON STOCK PURSUANT TO THE EXERCISE OF OPTIONS OR OTHERWISE AS COMPENSATION, NOR ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. MOREOVER, THE TAX CONSEQUENCES TO HOLDERS OF SBC OPTIONS ARE NOT DISCUSSED. THE DISCUSSION IS BASED UPON THE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE HEREOF. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. SBC SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.

OTHER POSSIBLE CONSEQUENCES

     If the Merger is consummated, the shareholders of SBC, a Florida corporation, will become shareholders of BancGroup, a Delaware business corporation.

     The state tax consequences, where applicable, of owning stock of a Delaware business corporation may be different from those of owning shares of a Florida corporation.

     For a discussion of the differences, if any, in the rights, preferences, and privileges attaching to SBC Common Stock as compared with BancGroup Common Stock, see "COMPARATIVE RIGHTS OF STOCKHOLDERS."

CONDITIONS TO CONSUMMATION OF THE MERGER

     The parties' obligation to consummate the Merger is subject to the satisfaction (or waiver, to the extent permitted by law) of various conditions set forth in the Agreement.

     The obligations of SBC and BancGroup to consummate the Merger are conditioned upon, among other things, (i) the approval of the Agreement by the holders of at least a majority of the outstanding shares of SBC Common Stock;
(ii) the approval of the Merger by the Florida Department of Banking and the Federal Reserve; (iii) the absence of pending or threatened litigation with a view to restraining or prohibiting consummation of the Merger or in which it is sought to obtain divestiture, rescission or damages in connection with the Merger, (iv) the absence of any investigation by any governmental agency which might result in any such proceeding, (v) consummation of the Merger no later than September 30, 1996, and (vi) the average closing price as reported by the NYSE for the BancGroup Common Stock for the period of twenty (20) consecutive trading days ending on the trading day immediately preceding the Effective Date shall not be less than $24.625 or greater than $36.625.

     The obligation of SBC to consummate the Merger is further subject to several other conditions, including: (i) the absence of any material adverse change in the financial condition or affairs of BancGroup; (ii) the shares of BancGroup Common Stock to be issued under the Agreement shall have been approved for listing on the NYSE; and (iii) the accuracy in all material respects of the representations and warranties of BancGroup contained in the Agreement and the performance by BancGroup of all of its covenants and agreements under the Agreement.

     The obligation of BancGroup to consummate the Merger is subject to several other conditions, including: (i) the absence of any material adverse change in the financial condition or affairs of SBC; (ii) the holders of not more than 10% of the outstanding shares of SBC Common Stock shall have exercised dissenters' rights with respect to their shares; (iii) the receipt of a letter from Coopers & Lybrand L.L.P. that the Merger will qualify for the "pooling-of-interest" method of accounting under generally accepted accounting principles; (iv) the accuracy in all material respects of the representations and warranties of SBC contained in the Agreement, and the performance by SBC of all of its covenants and agreements under the Agreement; and (v) the receipt by BancGroup of certain undertakings from holders of SBC Common Stock who may be deemed to be "affiliates" of SBC pursuant to the rules of the Commission.

     It is anticipated that the foregoing conditions, as well as certain other conditions contained in the Agreement, such as the receipt of certificates of officers of each party as to compliance with the Agreement, will be satisfied. The Agreement provides that SBC and BancGroup may waive all conditions to their obligations to consummate the Merger, other than the receipt of the requisite approvals of regulatory authorities and SBC shareholder approval of the Merger. In making any decision regarding a waiver of one or more conditions to consummation of the Merger or an amendment of the Agreement, the Boards of Directors of SBC and BancGroup would be subject to fiduciary duty standards imposed upon such Boards by relevant law that would require such boards to act in the best interests of their respective shareholders.

AMENDMENT OR TERMINATION

     The Boards of Directors of BancGroup and SBC may agree to amend or terminate the Agreement before or after approval by the shareholders of SBC. However, the Board of Directors of SBC shall not agree to any amendments to the Agreement which would alter the Exchange Ratio or which in the opinion of the Board of Directors of SBC would adversely affect the rights of the shareholders of SBC, unless such amendments are approved by the holders of a majority of the outstanding SBC Common Stock. Such amendments may require the filing of an amendment of the Registration Statement, of which this Prospectus forms a part, with the Commission. See "Conditions to Consummation of the Merger."

REGULATORY APPROVALS

     The Merger is subject to prior approval of the Federal Reserve under the BHCA and by the Florida Department under Section 658.28 of the Florida Banking Code. BancGroup expects to file applications with the Federal Reserve and with the Florida Department within the next two weeks, and the regulatory approval process is expected to take approximately five months.

     Federal Reserve Approval. Under Section 3 of the BHCA, the Federal Reserve must withhold approval of the Merger if it finds that the transaction will result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any geographic area. In addition, the Federal Reserve may not approve the Merger if it finds that the effect thereof may be substantially to lessen competition or tend to create a monopoly or would in any other manner be in restraint of trade, unless it finds that the anti-competitive effects of the Merger are clearly outweighed by the probable effect of the Merger in meeting the convenience and needs of the communities to be served. The Federal Reserve will also take into consideration the financial and managerial resources and future prospects of BancGroup's banking subsidiaries following the consummation of the Merger, as well as the compliance records of such banking subsidiaries under the Community Reinvestment Act. The Federal Reserve has indicated that it will not approve a significant acquisition unless the resulting institution has adequate capitalization, taking into account, among other things, asset quality.

     The BHCA provides for the publication of notice and public comment on the application and authorizes the Federal Reserve to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required for consummation of the Merger. Under Section 11 of the BHCA, the Merger may not be consummated until the 30th day after the date of approval by the Federal Reserve, during which time the United States Department of Justice or others may challenge the Merger on antitrust grounds. This 30 day period may be reduced to 15 days under certain circumstances.

     Florida Department of Banking. The Florida Department must also approve the change of control of Southern Bank which would be effected by the Merger. Under Section 658.28 of the Florida Banking Code, the Florida Department may issue a Certificate of Approval for a change of control of a Florida state bank only after it has made an investigation and has determined that the proposed new owner of a controlling interest is qualified by reputation and experience and financial responsibility to control and operate the bank in a legal and proper manner and that the interest of the other shareholders, if any, and the depositors and creditors of the bank and the interest of the public generally will not be jeopardized by the proposed change in ownership or controlling interest or management.

     The Agreement provides that the obligation of each of BancGroup and SBC to consummate the Merger is conditioned upon the receipt of all necessary regulatory approvals, including the approval of the Federal Reserve and the Florida Department. There can be no assurance that the Federal Reserve or the Florida Department will approve BancGroup's applications to acquire SBC, and, if such approvals are received, that such approvals will not be conditioned upon terms and conditions that would cause the parties to abandon the Merger.

CONDUCT OF BUSINESS PENDING THE MERGER

     The Agreement contains certain restrictions on the conduct of the business of SBC pending consummation of the Merger. The Agreement prohibits SBC from taking any of the following actions, prior to the Effective Date, subject to certain limited exceptions previously agreed to by the parties, without the prior written approval of BancGroup:

          (i) Issuing, delivering or agreeing to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), except shares of SBC Common Stock issued upon the exercise of SBC Options;

          (ii) Borrowing or agreeing to borrow any funds or incurring or becoming subject to, any liability (absolute or contingent) except borrowings, obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

          (iii) Paying any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent balance sheet and current liabilities incurred since that date in the ordinary course of business and consistent with past practice;

          (iv) Declaring or making or agreeing to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to shareholders, or purchasing or redeeming or agreeing to purchase or redeem, any of its outstanding securities;

          (v) Except in the ordinary course of business, selling or transferring or agreeing to sell or transfer, any of its assets, property or rights or canceling, or agreeing to cancel, any debts or claims;

          (vi) Except in the ordinary course of business, entering or agreeing to enter into any agreement or arrangement granting any preferential rights to purchase any of its assets, property or rights or requiring the consent of any party to the transfer and assignment of any of its assets, property or rights;

          (vii) Suffering any losses or waiving any rights of value which in the aggregate are material;

          (viii) Except in the ordinary course of business, making or permitting any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material considering its business as a whole;

          (ix) Except in accordance with normal and usual practice, making any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

          (x) Except in accordance with normal and usual practice, increasing the rate of compensation payable to or to become payable to any of its officers or employees or making any material increase in any profit-sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for or with any of its officers or employees;

          (xi) Failing to operate its business is the ordinary course so as to preserve its business intact and to preserve the goodwill of its customers and others with whom it has business relations; and

          (xii) Entering into any other material transaction other than in the ordinary course of business.

COMMITMENTS WITH RESPECT TO OTHER OFFERS

     Until the termination of the Agreement, neither SBC nor any of its directors or officers (or any person representing any of the foregoing) shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or of a substantial portion of the assets of, or of a substantial equity interest in, SBC or any business combination involving SBC other than as contemplated by the Agreement. SBC will notify BancGroup immediately if any such inquiries or proposals are received by SBC, if any such information is requested from SBC, or if any such negotiations or discussions are sought to be initiated with SBC. SBC shall instruct its officers, directors, agents or affiliates or their subsidiaries to refrain from doing any of the above; provided, however, that nothing contained in the Agreement shall be deemed to prohibit any officer or director of such party from fulfilling his or her fiduciary duty or from taking any action that is required by law.

INDEMNIFICATION

     BancGroup has agreed to indemnify present and former directors and officers of SBC and Southern Bank against liabilities arising out of actions or omissions occurring at or prior to the Effective Date to the extent provided in the FBCA, and SBC's Articles of Incorporation and Bylaws.

RIGHTS OF DISSENTING SHAREHOLDERS

     Holders of SBC Common Stock as of the Record Date are entitled to dissenters' rights under Sections 607.1301, 607.1302 and 607.1320 of the FBCA, copies of which are attached as Appendix C to this Prospectus. The following discussion is not a complete statement of the law pertaining to dissenters' rights under the FBCA and is qualified in its entirety by reference to Appendix C.

     Under the FBCA, any holder of SBC Common Stock as of the Record Date who follows the procedures set forth in Section 607.1320 will be entitled to receive an offer from SBC to pay the dissenting shareholder an amount estimated by SBC to be the "fair value" for such shareholder's shares. "Fair value" is defined under the FBCA as the value of the dissenter's shares as of the close of business on the day prior to the date the merger is approved by the corporation's shareholders, excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable. Any shareholder who wishes to exercise dissenters' rights, or who wishes to preserve his or her right to do so, should review the following discussion and Appendix C carefully because failure to comply timely and properly with the procedures specified will result in the loss of dissenters' rights under the FBCA. A person having a beneficial interest in SBC Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect such dissenters' rights as the beneficial owners may have.

     An SBC shareholder wishing to exercise dissenters' rights must deliver to SBC, before the vote of holders of SBC Common Stock on the Agreement at the Special Meeting, a written notice of intent ("Notice of Intent") to demand payment for his or her shares. Such shareholder must not vote in favor of approval of the Agreement. Because a signed proxy which does not contain voting instructions will, unless revoked, be voted for the Agreement, an SBC shareholder who votes by proxy and who wishes to exercise dissenters' rights must either (i) vote against the Agreement, or (ii) abstain from voting with respect to the Agreement. A vote against approval of the Agreement will not, in and of itself, constitute a written demand for dissenters' rights satisfying the requirements of Section 607.1320.

     Any Notice of Intent should be addressed to Southern Banking Corporation, 201 East Pine Street, Orlando, Florida 32801, Attention: Carol Kodak, Secretary, and should be executed by, or on behalf of, the holder of record. The Notice of Intent must reasonably inform SBC of the identity of the shareholder and that such shareholder is thereby objecting to the Merger and demanding payment of his or her shares if the Merger is consummated.

     Under Section 607.1320, SBC must provide written notification (a "Notice of Approval"), within 10 days after shareholder approval of the Agreement, of such shareholder approval to each shareholder who gave SBC a Notice of Intent. Within twenty days after the Notice of Approval is given by SBC, the dissenting shareholder must file with SBC a written notice of election to dissent ("Notice of Election to Dissent") and deposit his or her certificates evidencing shares of SBC Common Stock with SBC simultaneously with the filing of the Notice of Election to Dissent. Upon filing a Notice of Election to Dissent, a shareholder shall thereafter be entitled only to payment as provided by Section 607.1320 and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of Election to Dissent may be withdrawn in writing by a dissenting shareholder at any time before SBC has made an offer to pay for the shares of the shareholder.

     Within 10 days after the expiration of the period in which shareholders may file their Notice of Election to Dissent or within 10 days after consummation of the Merger, whichever is later, but in no event more than 90 days after the date the SBC shareholders approve the Agreement, SBC must make an written offer to each dissenting stockholder who has filed a Notice of Election of Dissent to pay an amount that SBC estimates to be the "fair value" of the shares. If the dissenting shareholder accepts SBC's offer, payment must be made within 90 days after the offer was made or consummation of the Merger, whichever occurs later. If SBC fails to make the offer or if the dissenting shareholder does not accept the offer within 30 days after the offer is made, then SBC, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after consummation of the Merger, must bring an action in a court of competent jurisdiction in Orange County, Florida, requesting that the "fair value" of the shares be determined together with a fair rate of interest, as determined by the court. If SBC fails to bring such an action, any dissenting shareholder may do so on behalf of SBC.

     The costs and expenses of any such action shall be determined by the court and shall be assessed against SBC, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the dissenting shareholders who are parties to the action, and to whom SBC has made an offer to pay for the shares, if the court finds that such shareholders' failure to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, appraisers appointed by the court, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined by the court, materially exceeds the amount SBC offered to pay therefor or if no offer was made, the court may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any attorney or expert employed by the shareholder in the action.

     SBC shareholders who are considering the assertion of dissenters' rights should be aware that the "fair value" of their shares of SBC Common Stock as determined under the FBCA could be more than, the same as, or less than the consideration they would receive pursuant to the Agreement if they did not seek dissenters' rights. BancGroup's obligation to consummate the Merger under the Agreement is subject to the condition that not more than 10% of the shares of SBC shall be subject to the exercise of dissenters' rights under the FBCA.

     Only a holder of record of SBC Common Stock as of the Record Date is entitled to assert dissenters' rights for the shares of SBC Common Stock registered in that holder's name. The demand for dissenters' rights should be executed by or on behalf of the holder of record fully and correctly, as his or her name appears on the stock certificates. If the shares of SBC Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in this capacity, and if the shares of SBC Common Stock are owned of record by more than one person, as by joint tenancy or in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares of SBC Common Stock as nominee for several beneficial owners may exercise dissenters' rights with respect to the shares of SBC Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of SBC Common Stock held for other beneficial owners. In such case, the written demand should set forth the number of shares of SBC Common Stock as to which dissenters' rights are sought. Where no number of shares of SBC Common Stock is expressly mentioned, the demand will be presumed to be with respect to all shares of SBC Common Stock held in the name of the record owners. SBC shareholders who hold their shares of SBC Common Stock in brokerage accounts or other nominee forms and who wish to exercise dissenters' rights are urged to consult with their brokers to determine the appropriate procedures for making a demand.

     If any SBC shareholder who demands dissenters' rights with respect to his or her shares of SBC Common Stock fails to perfect, or effectively withdraws or loses, the right to dissent, the shareholder's rights as a shareholder will be restored, and, if the Merger has been consummated, the shares of SBC Common Stock of such shareholder will be converted into shares of BancGroup Common Stock in accordance with the terms of the Agreement. A dissenting shareholder will fail to perfect, or effectively withdraw or lose, the right to dissent if such shareholder fails to deliver a Notice of Intent to SBC prior to the vote on the Agreement at the Special Meeting, votes for the approval of the Agreement, fails to file a Notice of Election to Dissent with SBC, or delivers to SBC a written withdrawal of his or her Notice of Election to Dissent before an offer is made by SBC under Section 607.1320. After such offer is made by SBC, no Notice of Election to Dissent may be withdrawn except with the written consent of SBC.

     Failure to follow the steps required by Sections 607.1301, 607.1302 and
607.1320 of the FBCA for perfecting dissenters' rights will result in the loss of such rights. Consequently, any SBC shareholder who desires to exercise dissenters' rights is urged to consult a legal advisor before attempting to exercise such rights.

RESALE OF BANCGROUP COMMON STOCK ISSUED IN THE MERGER

     The issuance of the shares of BancGroup Common Stock pursuant to the Merger has been registered under the Securities Act of 1933 (the "Securities Act"). As a result, shareholders of SBC who are not "affiliates" of SBC (as such term is defined under the Securities Act) may resell, without restriction, all shares of BancGroup Common Stock which they receive in connection with the Merger. Under the Securities Act, affiliates of SBC are subject to restrictions on the resale of the BancGroup Common Stock which they receive in the Merger.

     The BancGroup Common Stock received by affiliates of SBC who do not also become affiliates of BancGroup after the consummation of the Merger may not be sold except pursuant to an effective Registration Statement under the Securities Act covering such shares or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Generally, Rule 145 permits BancGroup Common Stock held by such shareholders to be sold in accordance with certain provisions of Rule 144 under the Securities Act. In general, these provisions of Rule 144 permit a person to sell on the open market in brokers transactions within any three month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of BancGroup Common Stock or the average weekly trading volume in BancGroup Common Stock reported on NYSE during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to the availability of current public information about BancGroup. The restrictions on sales will cease to apply under most circumstances once the former SBC affiliate has held the BancGroup Common Stock for at least two years. BancGroup Common Stock held by affiliates of SBC who become affiliates of BancGroup will be subject to additional restrictions on the ability of such persons to resell such shares.

     SBC will provide BancGroup with such information as may be reasonably necessary to determine the identity of those persons (primarily officers, directors and principal stockholders) who may be deemed to be affiliates of SBC. SBC will also obtain from each such person a written undertaking to the effect that no sale or transfer will be made of any shares of BancGroup Common Stock by such person except pursuant to Rule 145 or pursuant to an effective registration statement or an exemption from registration under the Securities Act. Receipt of such an undertaking is a condition to BancGroup's obligation to close the Merger. If such undertakings are not received and BancGroup waives receipt of such condition, the certificates for the shares of BancGroup Common Stock to be issued to such person will contain an appropriate restrictive legend and appropriate stock transfer orders will be given to BancGroup's stock transfer agent.

     The undertaking from each SBC affiliate will also provide that, notwithstanding the permissible sale of stock described above, each affiliate of SBC may not sell or in any other way reduce his or her risk relative to, any shares of SBC Common Stock or of BancGroup Common Stock during the period commencing thirty days prior to the Effective Date and ending on the date on which financial results covering at least thirty days of post-Merger combined operations of BancGroup and SBC have been published.

ACCOUNTING TREATMENT

     BancGroup will account for the Merger as a pooling-of-interest transaction in accordance with generally accepted accounting principles, which, among other things, requires that the number of shares of SBC Common Stock acquired for cash pursuant to the exercise of dissenters' rights or in lieu of fractional shares not exceed 10% of the outstanding shares of SBC Common Stock. Under this accounting treatment, assets and liabilities of SBC would be added to those of BancGroup at their recorded book values, and the shareholders' equity of the two companies would be combined in BancGroup's consolidated balance sheet. Financial statements of BancGroup issued after the Effective Date of the Merger will be restated to reflect the consolidated operations of BancGroup and SBC as if the Merger had taken place prior to the periods covered by the financial statements.

NYSE REPORTING OF BANCGROUP COMMON STOCK ISSUED IN THE MERGER

     Sales of BancGroup Common Stock to be issued in the Merger in exchange for SBC Common Stock will be reported on NYSE.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

BANCGROUP

     BancGroup Common Stock is listed for trading on the NYSE. The Common Stock was first listed on the NYSE on February 24, 1995. Prior to February 21, 1995, BancGroup had two classes of common stock outstanding, Class A and Class B. The Class B was not publicly traded. The Class A Common Stock was traded in the over-the-counter market and quoted on the NASDAQ National Market System. The BancGroup Class A Common Stock had more limited voting rights than the BancGroup Class B Common Stock. The Class A and Class B Common Stock were reclassified into one class of Common Stock on February 21, 1995, and the Class A Common Stock ceased to be quoted on NASDAQ on February 24, 1995.

     The following table shows the dividends paid per share and indicates the high and low closing prices for the BancGroup Class A Common Stock as reported by the NASDAQ National Market System up to

February 24, 1995, and the same information reported by the NYSE for the BancGroup Common Stock commencing February 24, 1995.

                                                                  PRICE AND
                                                                  DIVIDENDS
                                                                     PAID
                                                                 ------------      DIVIDENDS
                                                                 HIGH     LOW     (PER SHARE)
                                                                 ----     ---     -----------
     1994
     1st Quarter...............................................  $20 1/4  $18       $ 0.20
     2nd Quarter...............................................   25       19 1/4     0.20
     3rd Quarter...............................................   24 3/4   22         0.20
     4th Quarter...............................................   23 3/4   19 1/2     0.20
     1995
     1st Quarter...............................................   23 5/8   19 1/2     0.225
     2nd Quarter...............................................   27 1/2   23 1/8     0.225
     3rd Quarter...............................................   29 7/8   27 1/2     0.225
     4th Quarter...............................................   32 7/8   28 1/2     0.225
     1996
     1st Quarter
     (through February 23, 1996)...............................   32 1/2   30         0.27

     On December 20, 1995, the business day immediately prior to the public announcement of the Merger, the closing price as reported on the NYSE of the BancGroup Common Stock was $32 7/8 per share.

     At September 30, 1995, BancGroup's banking subsidiaries accounted for approximately 98% of BancGroup's consolidated assets. BancGroup derives substantially all of its income from dividends received from its subsidiary banks. Various statutory provisions and regulatory policies limit the amount of dividends the subsidiary banks may pay without regulatory approval. In addition, federal statutes restrict the ability of subsidiary banks to make loans to BancGroup, and regulatory policies may also restrict such dividends.

SBC

     There is no established public market for the SBC Common Stock. To the knowledge of SBC, approximately 874,544 shares of SBC Common Stock have been sold during the last two fiscal years at prices ranging from $4.00 to $4.50 per share. The most recent sale occurred on June 7, 1995 when 18,744 shares were sold. SBC is not aware of the price at which this sale was consummated. The next most recent sale occurred on May 12, 1995 when 574,360 shares were sold at a price of $4.00 per share.

     SBC has never paid dividends.

                     BANCGROUP CAPITAL STOCK AND DEBENTURES

     BancGroup's authorized capital stock consists of 44,000,000 shares of BancGroup Common Stock, par value $2.50 per share, and 1,000,000 shares of its Preference Stock, par value $2.50 per share. As of January 31, 1996, there were issued and outstanding a total of 13,491,691 shares of BancGroup Common Stock. No shares of Preference Stock are issued and outstanding. BancGroup issued in 1986 $28,750,000 in principal amount of its 7 1/2% Convertible Subordinated Debentures due 2011 (the "1986 Debentures") of which $9,964,000 are currently outstanding and are convertible at any time into 345,321 shares of BancGroup Common Stock, subject to adjustment. There are 214,957 shares of BancGroup Common Stock subject to issue upon exercise of options under BancGroup's stock option plans. In addition to BancGroup Common Stock to be issued in the Merger, BancGroup will issue additional shares of its Common Stock in two pending acquisitions. See "BUSINESS OF BANCGROUP -- Proposed Affiliate Banks."

     The following statements with respect to BancGroup Common Stock and Preference Stock are brief summaries of material provisions of Delaware law, the Restated Certificate of Incorporation (the "Certifi-cate"), as amended, and bylaws of BancGroup, do not purport to be complete and are qualified in their entirety by reference to the foregoing.

BANCGROUP COMMON STOCK

     Dividends. Subject to the rights of holders of BancGroup's Preference Stock, if any, to receive certain dividends prior to the declaration of dividends on shares of BancGroup Common Stock, when and as dividends, payable in cash, stock or other property, are declared by the BancGroup Board of Directors, the holders of BancGroup Common Stock are entitled to share ratably in such dividends.

     Voting Rights. Each holder of BancGroup Common Stock has one vote for each share held on matters presented for consideration by the stockholders.

     Preemptive Rights. The holders of BancGroup Common Stock have no preemptive rights to acquire any additional shares of BancGroup.

     Issuance of Stock. The BancGroup Certificate authorizes the BancGroup Board to issue authorized shares of BancGroup Common Stock without stockholder approval. However, BancGroup's Common Stock is listed on the NYSE, which requires stockholder approval of the issuance of additional shares of BancGroup Common Stock under certain circumstances.

     Liquidation Rights. In the event of liquidation, dissolution or winding-up of BancGroup, whether voluntary or involuntary, the holders of BancGroup Common Stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its stockholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences of any outstanding Preference Stock.

PREFERENCE STOCK

     BancGroup's Preference Stock may be issued from time to time as a class without series, or if so determined by the BancGroup Board of Directors, either in whole or in part in one or more series. The voting rights, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of BancGroup Preference Stock (or of the entire class of BancGroup Preference Stock if none of such shares has been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof may be fixed by resolution of the BancGroup Board of Directors. BancGroup Preference Stock may have a preference over the BancGroup Common Stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation or winding-up of BancGroup and such other preferences as may be fixed by the BancGroup Board.

1986 DEBENTURES

     BancGroup issued in 1986 its 7 1/2% Convertible Subordinated Debentures due 2011 in the total principal amount of $28,750,000. The 1986 Debentures were issued under a trust indenture (the "1986 Indenture") between BancGroup and Trust Company Bank, Atlanta, Georgia, as trustee.

     The 1986 Debentures will mature on March 31, 2011, and are convertible at any time into shares of BancGroup Common Stock at the option of a holder thereof, at the conversion price of $28 principal amount of the 1986 Debentures for each share of BancGroup Common Stock. The conversion price is, however, subject to adjustment upon the occurrence of certain events as described in the 1986 Indenture. In the event all of the outstanding 1986 Debentures are converted into shares of BancGroup Common Stock in accordance with the 1986 Indenture, a total of 345,321 shares of such BancGroup Common Stock will be issued. The 1986 Debentures are redeemable, in whole or in part, at the option of BancGroup at certain premiums until 1996, when the redemption price shall be equal to 100% of the face amount of the 1986 Debentures plus accrued interest. The payment of principal and interest on the 1986 Debentures is subordinate, to the extent provided in the 1986 Indenture, to the prior payment when due of all Senior Indebtedness of BancGroup. "Senior Indebtedness" is defined as any indebtedness of BancGroup for money borrowed, or any indebtedness incurred in connection with an acquisition or with a merger or consolidation, outstanding on the date of execution of the 1986 Indenture as originally executed, or thereafter created, incurred or assumed, and any renewal, extension, modification or refunding thereof, for the payment of which BancGroup (which term does not include BancGroup's consolidated or unconsolidated subsidiaries) is at the time of determination responsible or liable as obligor, guarantor or otherwise. Senior Indebtedness does not include (i) indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is subordinate in right of payment to any other indebtedness of BancGroup, and (ii) indebtedness which by its terms states that such indebtedness is subordinate to or equally subordinate with the 1986 Debentures.

     At September 30, 1995, BancGroup's Senior Indebtedness as defined in the 1986 Indenture aggregated approximately $543.8 million. Such debt includes all short-term debt consisting of federal funds purchased, securities purchased under repurchase agreements and borrowings with the Federal Home Loan Bank but excludes all federally-insured deposits. BancGroup may from time to time incur additional indebtedness constituting Senior Indebtedness. The 1986 Indenture does not limit the amount of Senior Indebtedness which BancGroup may incur, nor does such indenture prohibit BancGroup from creating liens on its property for any purpose.

CHANGES IN CONTROL

     Certain provisions of the BancGroup Certificate and bylaws may have the effect of preventing, discouraging or delaying any change in control of BancGroup. The authority of the BancGroup Board of Directors to issue BancGroup Preference Stock with such rights and privileges, including voting rights, as it may deem appropriate may enable the BancGroup Board to prevent a change in control despite a shift in ownership of the BancGroup Common Stock. See "General" and "Preference Stock." In addition, the power of BancGroup's Board to issue additional shares of BancGroup Common Stock may help delay or deter a change in control by increasing the number of shares needed to gain control. See "BancGroup Common Stock." The following provisions also may deter any change in control of BancGroup.

     Classified Board. BancGroup's Board of Directors is classified into three classes, as nearly equal in number as possible, with the members of each class elected to three-year terms. Thus, one-third of BancGroup's Board of Directors is elected by stockholders each year. With this provision, two annual elections are required in order to change a majority of the Board of Directors. There are currently 18 directors of BancGroup. This provision of BancGroup's Certificate also stipulates that (i) directors can be removed only for cause upon a vote of 80% of the voting power of the outstanding shares entitled to vote in the election of directors, voting as a class, (ii) vacancies in the Board may only be filled by a majority vote of the directors remaining in office, (iii) the maximum number of directors shall be fixed by resolution of the Board of Directors, and (iv) the provisions relating to the classified Board can only be amended by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares entitled to vote in the election of directors, voting as a class.

     Business Combinations. Certain "Business Combinations" of BancGroup with a "Related Person" may only be undertaken with the affirmative vote of at least 75% of the outstanding shares of "Voting Stock," plus the affirmative vote of at least 67% of the outstanding shares of Voting Stock, not counting shares owned by the Related Person, unless the Continuing Directors of BancGroup approve such Business Combination. A "Related Person" is a person, or group, who owns or acquires 10% or more of the outstanding shares of BancGroup Common Stock, provided that no person shall be a Related Person if such person would have been a Related Person on the date of approval of this provision by BancGroup's Board of Directors, i.e., April 20, 1994. An effect of this provision may be to exclude Robert E. Lowder, the current Chairman and President of BancGroup, and certain members of his family from the definition of Related Person. A "Continuing Director" is a director who was a member of the Board of Directors immediately prior to the time a person became a Related Person. This provision may not be amended without the affirmative vote of the holders of at least 75% of the outstanding shares of Voting Stock, plus the affirmative vote of the outstanding shares of at least 67% of the outstanding Voting Stock, excluding shares held by a Related Person. This provision may have the effect of giving the incumbent Board of Directors a veto over a merger or other Business

Combination that could be desired by a majority of BancGroup's stockholders. The current Board of Directors of BancGroup owns approximately 15% of the outstanding shares of BancGroup Common Stock.

     Board Evaluation of Mergers. BancGroup's Certificate permits the Board of Directors to consider certain factors such as the character and financial stability of the other party, the projected social, legal, and economic effects of a proposed transaction upon the employees, suppliers, regulatory agencies and customers and communities of BancGroup, and other factors when considering whether BancGroup should undertake a merger, sale of assets, or other similar transaction with another party. This provision may not be amended except by the affirmative vote of at least 80% of the outstanding shares of BancGroup Common Stock. This provision may give greater latitude to the Board of Directors in terms of the factors which the board may consider in recommending or rejecting a merger or other Business Combination of BancGroup.

     Director Authority. BancGroup's Certificate prohibits stockholders from calling special stockholders' meetings and acting by written consent. It also provides that only BancGroup's Board of Directors has the authority to undertake certain actions with respect to governing BancGroup such as appointing committees, electing officers, and establishing compensation of officers, and it allows the Board to act by majority vote.

     Bylaw Provisions. BancGroup's bylaws provide that stockholders wishing to propose nominees for the Board of Directors or other business to be taken up at an annual meeting of BancGroup stockholders must comply with certain advance written notice provisions. These bylaw provisions are intended to provide for the more orderly conduct of stockholder meetings but could make it more difficult for stockholders to nominate directors or introduce business at stockholder meetings.

     Delaware Business Combination Statute. Subject to some exceptions, Delaware law prohibits BancGroup from entering into certain "business combinations" (as defined) involving persons beneficially owning 15% or more of the outstanding BancGroup Common Stock (or who is an affiliate of BancGroup and has over the past three years beneficially owned 15% or more of such stock) (either, for the purpose of this paragraph, an "Interested Stockholder"), unless the BancGroup Board has approved either (i) the business combination or (ii) prior to the stock acquisition by which such person's beneficial ownership interest reached 15% (a "Stock Acquisition"), the Stock Acquisition. The prohibition lasts for three years from the date of the Stock Acquisition. Notwithstanding the preceding, Delaware law allows BancGroup to enter into a business combination with an Interested Stockholder if (i) the business combination is approved by the BancGroup Board of Directors and authorized by an affirmative vote of at least 66 2/3% of the outstanding voting stock of BancGroup which is not owned by the Interested Stockholder or (ii) upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, such stockholder owned at least 85% of the outstanding stock of BancGroup (excluding BancGroup stock held by officers and directors of BancGroup or by certain BancGroup stock plans). These provisions of Delaware law apply simultaneously with the provisions of BancGroup's Certificate relating to business combinations with a related person, described above at "Business Combinations," but they are generally less restrictive than BancGroup's Certificate.

     Control Acquisitions. As it relates to BancGroup, the Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve has been given 60 days' prior written notice of such proposed acquisition and within that time period the Federal Reserve has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve, the acquisition of more than 10% of a class of voting stock of a bank holding company with a class of securities registered under
Section 12 of the Exchange Act, such as BancGroup, would, under the circumstances set forth in the presumption, constitute the acquisition of control. The receipt of revocable proxies, provided the proxies terminate within a reasonable time after the meeting to which they relate, is not included in determining percentages for change in control purposes.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

     If the Merger is consummated, all shareholders of SBC other than those properly exercising dissenters' rights of appraisal will become holders of BancGroup Common Stock. The rights of the holders of the SBC Common Stock who become holders of the BancGroup Common Stock following the Merger will be governed by BancGroup's Certificate and bylaws, as well as the laws of Delaware, the state in which BancGroup is incorporated.

     The following summary compares the rights of the shareholders of SBC Common Stock with the rights of the holders of the BancGroup Common Stock. For a more complete description of the rights of the holders of BancGroup Common Stock, see "BANCGROUP CAPITAL STOCK AND DEBENTURES."

     The following information is qualified in its entirety by BancGroup's Certificate and bylaws, and SBC's Articles of Incorporation and bylaws, the Delaware General Corporation Law (the "Delaware GCL") and the FBCA.

DIRECTOR ELECTIONS

     SBC. SBC's directors are elected to terms of one year. There is no cumulative voting in the election of directors.

     BancGroup. BancGroup's directors are elected to terms of three years with approximately one-third of the Board to be elected annually. There is no cumulative voting in the election of directors. See "BANCGROUP CAPITAL STOCK AND DEBENTURES -- Changes in Control -- Classified Board."

REMOVAL OF DIRECTORS

     SBC. SBC's Articles provide that a director may be removed from office with or without cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

     BancGroup. The BancGroup Certificate provides that a director may be removed from office, but only for cause and by the affirmative vote of the holders of at least 80% of the voting shares then entitled to vote at an election of directors.

VOTING

     SBC. Each shareholder of SBC is entitled to one vote for each share of SBC Common Stock held, and such holders are not entitled to cumulative voting rights in the election of directors.

     BancGroup. Each stockholder of BancGroup is entitled to one vote for each share of BancGroup Common Stock held, and such holders are not entitled to cumulative voting rights in the election of directors.

PREEMPTIVE RIGHTS

     SBC. The holders of SBC Common Stock have no preemptive rights to acquire any additional shares of SBC Common Stock or any other shares of SBC capital stock.

     BancGroup. The holders of BancGroup Common Stock have no preemptive rights to acquire any additional shares of BancGroup Common Stock or any other shares of BancGroup capital stock.

DIRECTORS' LIABILITY

     SBC. Section 607.0831 of the FBCA provides that a director of SBC will not be personally liable for monetary damages to SBC or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, by a director unless: (a) the director breached or failed to perform his duties as a director, and (b) the director's breach of or failure to perform those duties constitutes: (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (2) a transaction in which the director derived an improper personal benefit, (3) a payment of certain unlawful dividends and distributions, (4) in a proceeding by or in the right of SBC to procure judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of SBC, or willful misconduct, or (5) in a proceeding by or in the right of someone other than SBC or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property. This provision would absolve directors of SBC of personal liability for negligence in the performance of their duties, including gross negligence. It would not permit a director to be exculpated, however, from liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to SBC and its shareholders, and it would not affect the availability of injunctive and other equitable relief as a remedy.

     BancGroup. The BancGroup Certificate provides that a director of BancGroup will have no personal liability to BancGroup or its stockholders for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for the payment of certain unlawful dividends and the making of certain stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision would absolve directors of personal liability for negligence in the performance of duties, including gross negligence. It would not permit a director to be exculpated, however, for liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to BancGroup and its stockholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.

INDEMNIFICATION

     SBC. Under Section 607.0850 of the FBCA and the bylaws of SBC, the directors and officers of SBC may be indemnified against certain liabilities which they may incur in their capacity as officers and directors. Such indemnification is generally available if the executive acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of SBC, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Indemnification may also be available unless a court of competent jurisdiction establishes by judgment or their final adjudication that the actions or omissions of the executive are material to the cause of action so adjudicated and constituted: (a) a violation of the criminal law, unless the executive had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the executive derived an improper personal benefit; or (c) willful misconduct or conscious disregard for the best interest of SBC in a proceeding by or in the right of SBC to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     To the extent that the proposed indemnitee is successful on the merits or otherwise in the defense of any actions, suit or proceeding (or any claim, issue or matter therein) he or she must be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with such proceeding. SBC maintains a directors and officers insurance policy pursuant to which officers and directors of SBC would be entitled to indemnification against certain liabilities, including reimbursement of certain expenses.

     BancGroup. Section 145 of the Delaware GCL contains detailed and comprehensive provisions providing for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. Under the Delaware GCL, other than an action brought by or in the right of BancGroup, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of BancGroup and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of BancGroup, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such action if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of BancGroup and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to BancGroup unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     To the extent that the proposed indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding (or any claim, issue or matter therein), he or she must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     BancGroup maintains an officers' and directors' insurance policy and a separate indemnification agreement pursuant to which officers and directors of BancGroup would be entitled to indemnification against certain liabilities, including reimbursement of certain expenses.

SPECIAL MEETINGS OF STOCKHOLDERS; ACTION WITHOUT A MEETING

     SBC. Under the bylaws of SBC, a special meeting of SBC's shareholders may be called by the President of SBC, the Board of Directors of SBC, or upon a request in writing by the holders of not less than 10% of all shares entitled to vote at the meeting. Additionally, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all such shares entitled to vote thereon were present and voted.

     BancGroup. Under the BancGroup Certificate, a special meeting of BancGroup's stockholders may only be called by a majority of the BancGroup Board of Directors or by the chairman of the Board of Directors of BancGroup. Holders of BancGroup Common Stock may not call special meetings or act by written consent.

MERGERS, SHARE EXCHANGES AND SALES OF ASSETS

     SBC. The FBCA provides that mergers and sales of substantially all of the property of a Florida corporation must be approved by a majority of the outstanding shares of the corporation entitled to vote thereon. The FBCA also provides, however, that the shareholders of a corporation surviving a merger need not approve the transaction if: (a) the articles of incorporation of the surviving corporation will not differ from its articles before the merger, and
(b) each shareholder of the surviving corporation whose shares were outstanding immediately prior to the effective date of the merger will hold the same number of shares with identical designations, preferences, limitations and relative rights, immediately after the merger.

     BancGroup. The Delaware GCL provides that mergers and sales of substantially all of the assets of Delaware corporations must be approved by a majority of the outstanding stock of the corporation entitled to vote thereon. The Delaware GCL law also provides, however, that the stockholders of the corporation surviving a merger need not approve the transaction if: (i) the agreement of merger does not amend in any respect the certificate of incorporation of such corporation; (ii) each share of stock of such corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. See also "BANCGROUP CAPITAL STOCK AND
DEBENTURES -- Changes in Control" for a description of the statutory provisions and the provisions of the BancGroup Certificate relating to changes of control of BancGroup. See "Antitakeover Statutes" for a description of additional restrictions on business combination transactions.

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

     SBC. Under the FBCA, a Florida corporation's articles of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote as a class, unless the FBCA, the articles of incorporation or the bylaws require a greater vote. The SBC Articles and Bylaws do not require a greater vote. As permitted by the FBCA, SBC's articles give the Board of Directors and shareholders of SBC the power to adopt, amend or repeal the bylaws provided that the Board of Directors may not amend or repeal any bylaw adopted by shareholders if the shareholders specifically provide that such bylaw is not subject to amendment or repeal by the directors.

     BancGroup. Under the Delaware GCL, a Delaware corporation's certificate of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote as a class, unless the certificate requires the vote of a larger portion of the stock. The BancGroup Certificate requires "supermajority" stockholder approval to amend or repeal any provision of, or adopt any provision inconsistent with, certain provisions in the BancGroup Certificate governing (i) the election or removal of directors,
(ii) business combinations between BancGroup and a Related Person, and (iii) board of directors evaluation of business combination procedures. See "BANCGROUP CAPITAL STOCK AND DEBENTURES -- Changes in Control."

     As is permitted by the Delaware GCL, the Certificate gives the Board of Directors the power to adopt, amend or repeal the bylaws. The stockholders entitled to vote have concurrent power to adopt, amend or repeal the BancGroup bylaws.

RIGHTS OF DISSENTING STOCKHOLDERS

     SBC. Under the FBCA, a shareholder of SBC has the right, in certain circumstances, to dissent from certain corporate transactions and receive the fair value of his or her shares in cash in lieu of the consideration he or she would otherwise be entitled to receive in the transaction. If the parties are unable to agree on the fair value of the shares, such fair value is determined by the Circuit Court in the county in Florida where the registered office of SBC is located. Dissenters rights are not available with respect to a plan of merger or share exchange or a proposed sale or exchange of property if the shares are either registered on a national securities exchange or held of record by not fewer than 2,000 shareholders. The shareholders are not permitted dissenters rights in a merger if such corporation is the surviving corporation and no vote of its shareholders is required. The shareholders of SBC will have dissenters' rights with respect to the Merger. See "THE MERGER -- Rights of Dissenting Shareholders."

     BancGroup. Under the Delaware GCL, a stockholder has the right, in certain circumstances, to dissent from certain corporate transactions and receive the fair market value (excluding any appreciation or depreciation as a consequence or in expectation of the transaction) of his or her shares in cash in lieu of the consideration he or she otherwise would have received in the transaction. Such fair value is determined by the Delaware Court of Chancery if a petition for appraisal is timely filed. Appraisal rights are not available, however, to stockholders of a corporation (i) if the shares are listed on a national securities exchange (as is BancGroup Common Stock) or quoted on the NASDAQ National Market System, or held of record by more than 2,000 stockholders (as is BancGroup Common Stock), and (ii) stockholders are permitted by the terms of the merger or consolidation to accept in exchange for their shares (a) shares of stock of the surviving or resulting corporation, (b) shares of stock of another corporation listed on a national securities exchange or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares of such stock, or
(d) any combination thereof. Stockholders are not permitted appraisal rights in a merger if such corporation is the surviving corporation and no vote of its stockholders is required.

ANTITAKEOVER STATUTES

     SBC. Under the FBCA and subject to certain limited exceptions (not applicable to the Merger), any merger or consolidation of SBC with another corporation or the sale, lease or exchange of all or substantially all of SBC's assets requires the approval of a majority of the shares entitled to vote thereon.

     Section 607.0901 of FBCA ("Section 607.0901") requires that, in addition to any vote required by the FBCA and the corporation's articles of incorporation and subject to the exceptions described below, any "Affiliated Transaction" between a Florida corporation and any beneficial owner of 10% or more of the corporation's voting shares, including shares held by any associate or affiliate of such a person (an "Interested Shareholder"), be approved by the affirmative vote of the holders of two-thirds of the voting shares of the corporation's stock, excluding for such purposes any shares held by the Interested Shareholder. An "Affiliated Transaction" is defined as (i) any merger or consolidation of the corporation or any of its subsidiaries with an Interested Shareholder or an associate or affiliate of an Interested Shareholder, (ii) any sale, lease, exchange or other disposition of assets of the corporation to an Interested Shareholder or an associate or affiliate of an Interested Shareholder, having an aggregate market value equal to 5% or more of the consolidated assets of the corporation or 5% or more of the aggregate market value of all of the outstanding shares of the corporation, or representing 5% or more of the earning power or net income of the corporation, (iii) the issuance or transfer to the Interested Shareholder or an associate or affiliate of the Interested Shareholder, by the corporation, of shares of the corporation or any of its subsidiaries which have an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding shares of the corporation
(iv) the adoption of any plan of liquidation or dissolution of the corporation proposed by, or pursuant to an agreement, arrangement or understanding with, the Interested Shareholder or any associate or affiliate of the Interested Shareholder, (v) any reclassification, recapitalization or other transaction which has the effect of increasing by more than 5% of percentage of outstanding voting shares of the corporation or any subsidiary of the corporation beneficially owned by the Interested Shareholder, or (vi) any receipt by the Interested Shareholder or any associate or affiliate of the Interested Shareholder of the benefit of any loans or other types of specified financial assistance from the corporation.

     The voting requirements of Section 607.0901 do not apply, however, to an Affiliated Transaction if, among other things: (a) the Affiliated Transaction has been approved by a majority of the disinterested directors on the corporation's board of directors, (b) the Interested Shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for at least five years, (c) the Interested Shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired from the corporation in a transaction not approved by a majority of the disinterested directors, (e) certain fair price requirements have been met, or (f) the corporation has not had more than 300 shareholders of record at any time during the three years preceding the date of the first general public announcement of a proposed Affiliated Transaction. The provisions of Section 607.0901 do not apply if the corporation's original articles of incorporation contain a provision, or the corporation's articles or by-laws have been amended, in each case by the affirmative vote of a majority of the outstanding shares of the corporation's voting shares (excluding any shares held by an Interested Shareholder), to include a provision, expressly electing that the corporation not be governed by Section 607.0901. SBC has fewer than 300 shareholders, and, therefore, it is not subject to Section 607.0901.

     Section 607.0902 of the FBCA ("Section 607.0902") provides that "Control Shares" in an "Issuing Public Corporation" acquired in a "Control Share Acquisition" only have voting rights to the extent granted by Section 607.0902.

     "Control Shares" are defined as shares that, except for the provisions of
Section 607.0902, would have voting power with respect to an Issuing Public Corporation, that when added to all other shares of the Issuing Public Corporation owned by a person, would entitle that person to exercise the voting power in the election of directors within any of the following ranges of voting power: (a) one-fifth (1/5) or more but less than one-third (1/3) of all voting power; (b) one-third (1/3) or more but less than a majority of all voting power; or (c) the majority or more of all voting power.

     A "Control Share Acquisition" is the acquisition, directly or indirectly, by any person of ownership of Control Shares. For purposes of this definition, all shares which are acquired within ninety (90) days before or after the date of the acquisition of the beneficial ownership of shares which result in a Control Share Acquisition, and all shares the beneficial ownership of which is acquired pursuant to a plan to make a Control Share Acquisition, are deemed to be acquired in the same acquisition.

     An "Issuing Public Corporation" includes a corporation that has: (1) one hundred or more shareholders, (2) its principal place of business, its principal office, or substantial assets within the State of Florida and (3) either: (a) more than ten percent (10%) of its shareholders resident in Florida; (b) more than ten percent

(10%) of the its shares owned by residents of Florida; or (c) 1,000 shareholders resident in Florida. SBC is an Issuing Public Corporation.

     Control Shares acquired in a Control Shares Acquisition will only have the voting rights to the extent they are granted by a resolution approved by the majority of the shareholders of the Issuing Public Corporation, excluding any shares held by "Interested Shareholders." For purposes of this section, "Interested Shares" means shares in respect of which any of the following persons may exercise voting power in the election of directors: (a) an acquiring person or a group with respect to a Control Share Acquisition; (b) any officer of the Issuing Public Corporation; and (c) any employee of the Issuing Public Corporation who is also a director of the corporation. In the event any Control Shares are accorded full voting rights and the acquiring person has acquired Control Shares with a majority or more of all voting power, then all shareholders of the Issuing Public Corporation have dissenters rights to receive the fair value of their shares.

     Certain transactions are excluded from the definition of a Control Share Acquisition. These include any merger effected in accordance with FBCA if the Issuing Public Corporation is a party to the agreement of merger, and any acquisition approved by the board of directors of the Issuing Public Corporation. The proposed Merger of SBC with and into BancGroup is exempt from
Section 607.0902 pursuant to these provisions.

     BancGroup. As a Delaware corporation, BancGroup is subject to the business combination statute described under the heading "BANCGROUP CAPITAL STOCK AND DEBENTURES -- Changes in Control -- Control Acquisitions."

PREFERRED STOCK

     SBC. The SBC Articles do not authorize the issuance of any shares of preferred stock.

     BancGroup. The BancGroup Certificate authorizes the issuance of 1,000,000 shares of Preference Stock from time to time by resolution of the BancGroup Board of Directors. Currently, no shares of Preference Stock are issued and outstanding. See "BANCGROUP CAPITAL STOCK AND DEBENTURES -- Preference Stock."

EFFECT OF THE MERGER ON SBC SHAREHOLDERS

     As of January 31, 1996, SBC had 174 shareholders of record and 3,362,000 outstanding shares of SBC Common Stock. As of that date, BancGroup had 13,491,691 shares of BancGroup Common Stock outstanding with 5,388 stockholders of record.

     Assuming no exercises of dissenter's rights of appraisal and the conversion of all of the SBC Options (except for the ISOs) at the Effective Date, an aggregate amount of 1,605,235 shares of BancGroup Common Stock would be issued to the shareholders of SBC pursuant to the Merger. These shares would represent approximately 10.6% of the total shares of BancGroup Common Stock outstanding after the Merger, not counting any shares of BancGroup Common Stock to be issued in other pending acquisitions. If all holders of SBC Options, including ISOs, exercised their options prior to the Effective Date, BancGroup would issue in the Merger 1,753,360 shares of BancGroup Common Stock.

     The issuance of the BancGroup Common Stock pursuant to the Merger will reduce the percentage interest of the BancGroup Common Stock currently held by each principal stockholder and each director and officer of BancGroup. As a group, the directors and officers of BancGroup who own 15% of BancGroup's outstanding shares would own 13.8% after the Merger. See "BUSINESS OF BANCGROUP -- Voting Securities and Principal Stockholders."

                  THE COLONIAL BANCGROUP INC. AND SUBSIDIARIES

             CONDENSED PRO FORMA STATEMENT OF CONDITION (UNAUDITED)

     The following summary includes (i) the condensed consolidated statement of condition of BancGroup and subsidiaries as of September 30, 1995, (ii) the condensed consolidated statement of condition of SBC as of September 30, 1995,
(iii) the condensed consolidated statement of condition of Commercial Bancorp of Georgia, Inc. and subsidiaries ("CBG") as of September 30, 1995, (iv) the condensed statement of condition of Dothan Federal Savings Bank ("Dothan Federal") as of September 30, 1995, (v) adjustments to give effect to the proposed pooling of interests with CBG and SBC, and the proposed purchase method acquisition of Dothan Federal and (vi) the pro forma combined condensed statement of condition of BancGroup and subsidiaries as if such combination had occurred on September 30, 1995.

     These pro forma statements should be read in conjunction with the accompanying notes and the separate consolidated statements of condition of BancGroup and subsidiaries (as restated), incorporated by reference herein, and the statements of condition of SBC, CBG, and Dothan Federal, included elsewhere herein. The pro forma information provided below may not be indicative of future results. The pro forma statements provided do not reflect two immaterial completed acquisitions: Mt. Vernon Financial Corporation and Farmers and Merchants Bank.

                                                                       SEPTEMBER 30, 1995
                              -----------------------------------------------------------------------------------------------------
                                                                                           COMMERCIAL
                               COLONIAL    SOUTHERN BANKING   ADJUSTMENTS/                 BANCORP OF     ADJUSTMENTS/
                              BANCGROUP      CORPORATION      (DEDUCTIONS)    SUBTOTAL    GEORGIA, INC.   (DEDUCTIONS)    SUBTOTAL
                              ----------   ----------------   ------------   ----------   -------------   ------------   ----------
                                                                     (DOLLARS IN THOUSANDS)
ASSETS
Cash and due from banks.....   $ 100,485       $ 14,832                      $  115,317     $  12,682                    $  127,999
Interest-bearing deposits...       3,737          1,044                           4,781                                       4,781
Federal funds sold..........       1,250          9,500                          10,750        25,900                        36,650
Securities available for
  sale......................     114,057         18,386                         132,443        17,004                       149,447
Investment securities.......     305,407         15,959                         321,366        17,873                       339,239
Mortgage loans held for
  sale......................     140,437                                        140,437                                     140,437
Loans, net of unearned
  income....................   2,562,386        142,130                       2,704,516       142,940                     2,847,456
Less: Allowance for possible
  loan losses...............     (35,691)        (1,715)                        (37,406)       (1,926)                      (39,332)
                               ---------       --------       ------------   ----------   -------------   ------------   ----------
Loans, net..................   2,526,695        140,415                       2,667,110       141,014                     2,808,124
Premises and equipment,
  net.......................      47,841          4,957                          52,798         5,671                        58,469
Excess of cost over tangible
  and intangible assets
  acquired, net.............      18,145          2,438                          20,583                                      20,583
Purchased mortgage servicing
  rights....................      74,489                                         74,489                                      74,489
Other real estate owned.....       8,807            156                           8,963         1,446                        10,409
Accrued interest and other
  assets....................      59,227          3,038                          62,265         5,256                        67,521
                              ----------       --------       ------------   ----------   -------------   ------------   ----------
        Total Assets........  $3,400,577       $210,725         $      0     $3,611,302     $ 226,846       $      0     $3,838,148
                              =========    ================   ============    =========   ===========     ============    =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits....................  $2,539,762       $193,056                      $2,732,818     $ 202,907                    $2,935,725
FHLB short-term
  borrowings................     420,000                                        420,000                                     420,000
Other short-term
  borrowings................     106,418                                        106,418                                     106,418
Subordinated debt...........      17,418                                         17,418                                      17,418
Other long-term debt........      24,005          1,476                          25,481                                      25,481
Other liabilities...........      69,746                                         69,746         3,321                        73,067
                               ---------       --------       ------------   ----------   -------------   ------------   ----------
        Total liabilities...   3,177,349        194,532                       3,371,881       206,228                     3,578,109
Common Stock................      30,622          3,362         $ (3,362)(2)     34,635         1,857       $ (1,857)(4)     37,740
                                                                   4,013(1)                                    3,105(3)
Additional paid in
  capital...................     116,211          7,405           (7,405)(2)    122,965        16,090        (16,090)(4)    137,507
                                                                   6,754(1)                                   14,542(3)
Treasury Stock..............                                                                     (300)           300(4)
Retained earnings...........      76,176          5,543                          81,719         2,946                        84,665
Unrealized loss on
  securities................         219           (117)                            102            25                           127
                               ---------       --------       ------------   ----------   -------------   ------------   ----------
        Total equity........     223,228         16,193                0        239,421        20,618              0        260,039
        Total liabilities
          and equity........  $3,400,577       $210,725         $      0     $3,611,302     $ 226,846       $      0     $3,838,148
                              =========    ================   ============    =========   ===========     ============    =========

                                           SEPTEMBER 30, 1995
                              ------------------------------------------
                                                              PRO FORMA
                              DOTHAN FEDERAL   ADJUSTMENTS/    COMBINED
                               SAVINGS BANK    (DEDUCTIONS)     TOTAL
                              --------------   ------------   ----------
                                        (DOLLARS IN THOUSANDS)
ASSETS
Cash and due from banks.....     $  2,643        $ (2,600)(5) $  128,042
Interest-bearing deposits...                                       4,781
Federal funds sold..........                                      36,650
Securities available for
  sale......................        5,195                        154,642
Investment securities.......        3,248             (13)(5)    342,474
Mortgage loans held for
  sale......................                                     140,437
Loans, net of unearned
  income....................       35,457                      2,882,913
Less: Allowance for possible
  loan losses...............          (14)                       (39,346)
                                  -------      ------------   ----------
Loans, net..................       35,443                      2,843,567
Premises and equipment,
  net.......................        1,051                         59,520
Excess of cost over tangible
  and intangible assets
  acquired, net.............                        1,574(5)      22,157
Purchased mortgage servicing
  rights....................                                      74,489
Other real estate owned.....                                      10,409
Accrued interest and other
  assets....................          504             (22)(5)     68,170
                                                      (29)(5)
                                                      196(5)
                                  -------      ------------   ----------
        Total Assets........     $ 48,084        $   (894)    $3,885,338
                              ==============   ============    =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits....................     $ 41,042                     $2,976,767
FHLB short-term
  borrowings................                                     420,000
Other short-term
  borrowings................                                     106,418
Subordinated debt...........                                      17,418
Other long-term debt........        2,500                         27,981
Other liabilities...........          588        $    460(5)      74,115
                                  -------      ------------   ----------
        Total liabilities...       44,130             460      3,622,699
Common Stock................            4              (4)(5)     37,944
                                                      204(5)
Additional paid in
  capital...................        3,329          (3,329)(5)    139,903
                                                    2,396(5)
Treasury Stock..............
Retained earnings...........          636            (636)(5)     84,665
Unrealized loss on
  securities................          (15)             15(5)         127
                                  -------      ------------   ----------
        Total equity........        3,954          (1,354)       262,639
        Total liabilities
          and equity........     $ 48,084        $   (894)    $3,885,338
                              ==============   ============    =========

                             PRO FORMA ADJUSTMENTS

SOUTHERN BANKING CORPORATION (pooling of interest)

     (1) To record the issuance of 1,605,235 shares of BancGroup Common Stock in exchange for all of the outstanding shares and SBC Options (other than incentive stock options to acquire 94,000 shares of SBC Common Stock) determined as follows:

                                                            OUTSTANDING
                                                             SHARES      OPTIONS      TOTAL
                                                            ---------   ---------   ---------
                                                                 (DOLLARS IN THOUSANDS)
    Southern Bank outstanding shares and options..........  3,362,000   1,018,000
    Conversion ratio per Agreement........................     0.3919      0.2826*
                                                            ---------   ---------
    Colonial Bancgroup shares to be issued................  1,317,568     287,667   1,605,235
                                                             ========    ========    ========
    Par value of 1,605,235 shares issued at $2.50 per
      share...............................................              $   4,013
    Shares issued at par value............................  $   4,013
    Total capital stock of SBC............................     10,767
                                                            ---------
              Excess recorded as an increase in
                contributed capital.......................                  6,754
                                                                        ---------
                                                                           10,767

     (2) To eliminate SBC's capital stock:

    Common stock, at par value............................                 (3,362)
    Contributed capital...................................                 (7,405)
                                                                        ---------
                                                                          (10,767)
                                                                        ---------
              Net change in equity........................              $       0
                                                                         ========

---------------

 * Assumes no SBC Options are exercised prior to the date of combination and that the weighted average exercise price of the options is $3.32 per share. See "THE MERGER -- Conversion of SBC Common Stock."

COMMERCIAL BANCORP OF GEORGIA, INC. (pooling of interest)

     (3) To record the issuance of 1,241,908 shares of BancGroup Common Stock in exchange for all of the outstanding shares of CBG:

    Par value of 1,241,908 shares issued at $2.50 per
      share...............................................              $   3,105
    Shares issued at par value............................  $   3,105
    Total capital stock of CBG............................     17,647
                                                            ---------
              Excess recorded as an increase in
                contributed capital.......................                 14,542
                                                                        ---------
                                                                           17,647

     (4) To eliminate CBG's capital stock:

    Common Stock, at par value............................                 (1,857)
    Contributed capital...................................                (16,090)
    Treasury Stock........................................                    300
                                                                        ---------
                                                                          (17,647)
                                                                        ---------
              Net change in equity........................              $       0
                                                                         ========

DOTHAN FEDERAL SAVINGS BANK (purchase method)

     (5) To assign the amount by which the estimated value of the investment in Dothan Federal is in excess of the historical carrying amount of the net assets acquired, based on the estimated fair value of such net assets and to record the investment in Dothan Federal by the issuance of approximately 81,729 shares of BancGroup Common Stock and $2,600,000 in cash for all of the outstanding 399,688 shares of Dothan Federal as follows:

    Equity in carrying value of net assets of Dothan
      Federal.............................................  $   3,954
    Adjustments to state assets at fair value:
      Write-down prepaid expenses.........................        (22)
      Write-down deposit premium..........................        (29)
      Write-down investment securities....................        (13)
    Acquisition accruals:
      Miscellaneous legal, accounting, other
         professional.....................................       (460)
    Tax effect of purchase adjustments....................        196
    Goodwill..............................................      1,574
                                                            ---------
              Total adjustments...........................      1,246
    Adjusted equity in carrying value of net assets.......  $   5,200
                                                             ========
    Allocated as follows:
      Par Value of 81,729 shares issued for all
         outstanding shares of Dothan Federal.............  $     204
      Estimated amount in excess of par value of 81,729
         shares of BancGroup Common Stock issued for
         Dothan Federal outstanding shares at an assumed
         market value of $31.8125 per share (10 day
         average at January 9, 1996)......................      2,396
      Cash of approximately $6.51 per share paid to Dothan
         Federal shareholders.............................      2,600
                                                            ---------
              Total purchase price........................  $   5,200
                                                             ========

                    CONDENSED PRO FORMA STATEMENTS OF INCOME
                                  (UNAUDITED)

     The following summaries include (i) the condensed consolidated statements of income of Colonial BancGroup and subsidiaries on a historical basis for the nine months ended September 30, 1995 and the years ended December 31, 1994, 1993, and 1992 (as restated), (ii) the condensed consolidated statements of income of SBC for the nine months ended September 30, 1995 and for the years ended December 31, 1994, 1993, and 1992 (iii) the condensed consolidated statements of income of CBG for the nine months ended September 30, 1995 and for the years ended December 31, 1994, 1993, and 1992, (iv) the condensed statements of income of Dothan Federal for the nine months ended September 30, 1995 and for the years ended December 31, 1994, 1993, and 1992, (v) adjustments to give effect to the proposed pooling of interests with CBG and SBC, and the proposed purchase method acquisition of Dothan Federal, and (vi) the pro forma combined condensed consolidated statements of income of BancGroup and subsidiaries as if such combinations had occurred on January 1, 1992.

     These pro forma statements should be read in conjunction with the accompanying notes and the separate consolidated statements of income of BancGroup and subsidiaries (as restated), incorporated by reference herein, and the statements of income of SBC, CBG and Dothan Federal included elsewhere herein. The pro forma information provided may not necessarily be indicative of future results. These pro forma statements do not reflect three immaterial completed purchase method acquisitions: Brundidge Banking Company, Mt. Vernon Financial Corporation, and Farmers and Merchants Bank.

                                                               NINE MONTHS ENDED SEPTEMBER 30, 1995
                                       -------------------------------------------------------------------------------------
                                                      SOUTHERN                                   COMMERCIAL
                                        COLONIAL       BANKING     ADJUSTMENTS/                  BANCORP OF     ADJUSTMENTS/
                                        BANCGROUP    CORPORATION   (DEDUCTIONS)    SUBTOTAL     GEORGIA, INC.   (DEDUCTIONS)
                                       -----------   -----------   ------------   -----------   -------------   ------------
                                                          (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income......................  $   180,233   $   12,569    $         0    $   192,802    $    13,877    $         0
Interest expense.....................       94,048        4,431                        98,479          6,097
                                       -----------   -----------   ------------   -----------   -------------   ------------
Net interest income before provision        86,185        8,138              0         94,323          7,780              0
  for loan losses....................
Provision for loan losses............        3,430          245                         3,675            633
                                       -----------   -----------   ------------   -----------   -------------   ------------
Net interest income after provision         82,755        7,893              0         90,648          7,147              0
  for loan losses....................
                                       -----------   -----------   ------------   -----------   -------------   ------------
Noninterest income...................       36,542        1,401                        37,943          1,859
Noninterest expense..................       74,810        6,178                        80,988          6,183
                                       -----------   -----------   ------------   -----------   -------------   ------------
Income before income taxes...........       44,487        3,116              0         47,603          2,823              0
Income taxes.........................       15,734        1,147                        16,881          1,114
                                       -----------   -----------   ------------   -----------   -------------   ------------
        Net Income...................  $    28,753   $    1,969    $         0    $    30,722    $     1,709    $         0
                                        ==========    =========     ==========     ==========     ==========     ==========
Average primary shares outstanding...   12,247,000    3,647,540      1,605,235     13,852,235      1,861,711      1,241,908
                                                                    (3,647,540 )                                 (1,861,711)
Average fully-diluted shares            13,017,000    3,647,541      1,605,235     14,622,235      1,861,711      1,241,908
  outstanding........................                               (3,647,541 )                                 (1,861,711)
Earnings per share:
  Net Income:
    Primary..........................  $      2.35   $     0.54                   $      2.22    $      0.94
    Fully diluted....................  $      2.27   $     0.54                   $      2.16    $      0.94

                                                 NINE MONTHS ENDED SEPTEMBER 30, 1995
                                       ----------------------------------------------------------
                                                        DOTHAN                         PRO FORMA
                                                       FEDERAL      ADJUSTMENTS/       COMBINED
                                        SUBTOTAL     SAVINGS BANK   (DEDUCTIONS)         TOTAL
                                       -----------   ------------   ------------      -----------
                                            (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income......................  $   206,679     $  2,616      $        2(1)    $   209,185
                                                                           (112)(1)
Interest expense.....................      104,576        1,628                           106,204
                                       -----------   ------------   ------------      -----------
Net interest income before provision       102,103          988            (110)          102,981
  for loan losses....................
Provision for loan losses............        4,308           45                             4,353
                                       -----------   ------------   ------------      -----------
Net interest income after provision         97,795          943            (110)           98,628
  for loan losses....................
                                       -----------   ------------   ------------      -----------
Noninterest income...................       39,802           53               3(1)         39,858
Noninterest expense..................       87,171          801             (17)(1)        88,014
                                                                             59(1)
                                       -----------   ------------   ------------      -----------
Income before income taxes...........       50,426          195            (149)           50,472
Income taxes.........................       17,995           83             (32)(1)        18,046
                                       -----------   ------------   ------------      -----------
        Net Income...................  $    32,431     $    112      $     (117)      $    32,426
                                        ==========   ==========      ==========        ==========
Average primary shares outstanding...   15,094,143      399,688          81,729        15,175,872
                                                                       (399,688)
Average fully-diluted shares            15,864,143      399,688          81,729        15,945,872
  outstanding........................                                  (399,688)
Earnings per share:
  Net Income:
    Primary..........................  $      2.15     $   0.28                       $      2.14
    Fully diluted....................  $      2.10     $   0.28                       $      2.09

                                                                         DECEMBER 31, 1994
                                      ----------------------------------------------------------------------------------------
                                        COLONIAL       SOUTHERN                                    COMMERCIAL
                                        BANCGROUP       BANKING     ADJUSTMENTS/                   BANCORP OF     ADJUSTMENTS/
                                      (RESTATED)(1)   CORPORATION   (DEDUCTIONS)    SUBTOTAL     GEORGIA, INC.    (DEDUCTIONS)
                                      -------------   -----------   ------------   -----------   --------------   ------------
                                                          (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income.....................   $   187,230    $   10,326    $         0    $   197,556     $   14,347     $         0
Interest expense....................        82,549         2,895                        85,444          5,458
                                      -------------   -----------   ------------   -----------   --------------   ------------
Net interest income before provision       104,681         7,431              0        112,112          8,889               0
  for loan losses...................
Provision for loan losses...........         6,481           330                         6,811            695
                                      -------------   -----------   ------------   -----------   --------------   ------------
Net interest income after provision         98,200         7,101              0        105,301          8,194               0
  for loan losses...................
                                      -------------   -----------   ------------   -----------   --------------   ------------
Noninterest income..................        44,243         1,294                        45,537          2,215
Noninterest expense.................       100,791         5,672                       106,463          9,213
                                      -------------   -----------   ------------   -----------   --------------   ------------
Income before income taxes..........        41,652         2,723              0         44,375          1,196               0
Income taxes........................        14,342           989                        15,331            498
                                      -------------   -----------   ------------   -----------   --------------   ------------
Net Income..........................   $    27,310    $    1,734    $         0    $    29,044     $      698     $         0
                                        ==========     =========     ==========     ==========    ===========      ==========
Average primary shares                  11,996,000     2,730,623      1,605,235     13,601,235      1,826,711       1,241,908
  outstanding.......................                                 (2,730,623 )                                  (1,826,711)
Average fully-diluted shares            12,763,000     2,730,624      1,605,235     14,368,235      1,826,711       1,241,908
  outstanding.......................                                 (2,730,624 )                                  (1,826,711)
Earnings per share:
  Net income:
    Primary.........................   $      2.28    $     0.63                   $      2.14     $     0.38
    Fully diluted...................   $      2.23    $     0.63                   $      2.10     $     0.38

                                                        DECEMBER 31, 1994
                                      ----------------------------------------------------------
                                                       DOTHAN                         PRO FORMA
                                                      FEDERAL      ADJUSTMENTS/       COMBINED
                                       SUBTOTAL     SAVINGS BANK   (DEDUCTIONS)         TOTAL
                                      -----------   ------------   ------------      -----------
                                           (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income.....................  $   211,903     $  3,089      $        3(1)    $   214,845
                                                                          (150)(1)
Interest expense....................       90,902        1,563                            92,465
                                      -----------   ------------   ------------      -----------
Net interest income before provision      121,001        1,526            (147)          122,380
  for loan losses...................
Provision for loan losses...........        7,506           60                             7,566
                                      -----------   ------------   ------------      -----------
Net interest income after provision       113,495        1,466            (147)          114,814
  for loan losses...................
                                      -----------   ------------   ------------      -----------
Noninterest income..................       47,752           55               4(1)         47,811
Noninterest expense.................      115,676        1,000              79(1)        116,755
                                      -----------   ------------   ------------      -----------
Income before income taxes..........       45,571          521            (222)           45,870
Income taxes........................       15,829          193             (50)(1)        15,972
                                      -----------   ------------   ------------      -----------
Net Income..........................  $    29,742     $    328      $     (172)      $    29,898
                                       ==========   ==========      ==========        ==========
Average primary shares                 14,843,143      399,688          81,729        14,924,872
  outstanding.......................                                  (399,688)
Average fully-diluted shares           15,610,143      399,688          81,729        15,691,872
  outstanding.......................                                  (399,688)
Earnings per share:
  Net income:
    Primary.........................  $      2.00     $   0.82                       $      2.01
    Fully diluted...................  $      1.98     $   0.82                       $      1.98

---------------
(1) Restated to give effect to the February 17, 1995 acquisition of Colonial Mortgage Company and of its parent.

                                                                        DECEMBER 31, 1993
                               ---------------------------------------------------------------------------------------------------
                                COLONIAL      SOUTHERN                                   COMMERCIAL
                                BANCGROUP      BANKING     ADJUSTMENTS/                  BANCORP OF     ADJUSTMENTS/
                               (RESTATED)(1) CORPORATION   (DEDUCTIONS)    SUBTOTAL     GEORGIA, INC.   (DEDUCTIONS)    SUBTOTAL
                               -----------   -----------   ------------   -----------   -------------   ------------   -----------
                                                         (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income..............  $   141,572   $    6,931    $         0    $   148,503    $    12,326    $         0    $   160,829
Interest expense.............       59,517        2,048                        61,565          4,792                        66,357
                               -----------   -----------   ------------   -----------   -------------   ------------   -----------
Net interest income before
  provision for loan
  losses.....................       82,055        4,883              0         86,938          7,534              0         94,472
Provision for loan losses....        7,945          466                         8,411            439                         8,850
                               -----------   -----------   ------------   -----------   -------------   ------------   -----------
Net interest income after
  provision for loan
  losses.....................       74,110        4,417              0         78,527          7,095              0         85,622
                               -----------   -----------   ------------   -----------   -------------   ------------   -----------
Noninterest income...........       40,433          878                        41,311          2,134                        43,445
Noninterest expense..........       86,520        4,117                        90,637          7,864                        98,501
                               -----------   -----------   ------------   -----------   -------------   ------------   -----------
Income before income taxes...       28,023        1,178              0         29,201          1,365              0         30,566
Income taxes.................        8,886          415                         9,301            479                         9,780
                               -----------   -----------   ------------   -----------   -------------   ------------   -----------
Income before extraordinary
  items and cumulative effect
  of change in accounting
  principle..................       19,137          763              0         19,900            886              0         20,786
Cumulative effect of change
  in accounting principle....        3,219           47              0          3,266            384                         3,650
Extraordinary item, net of
  income tax.................         (463)                                      (463)                                        (463)
                               -----------   -----------   ------------   -----------   -------------   ------------   -----------
Net Income...................  $    21,893   $      810    $         0    $    22,703    $     1,270    $         0    $    23,973
                                ==========   ===========   ============    ==========    ===========    ============    ==========
Average primary shares
  outstanding................    9,530,000    2,200,000      1,605,235     11,135,235      1,826,711      1,241,908     12,377,143
                                                            (2,200,000 )                                 (1,826,711 )
Average fully-diluted shares
  outstanding................   10,623,000    2,200,000      1,605,235     12,228,235      1,826,711      1,241,908     13,470,143
                                                            (2,200,000 )                                 (1,826,711 )
Earnings per share:
  Net income:
    Primary..................  $      2.30   $     0.37                   $      2.04    $      0.70                   $      1.94
    Fully diluted............  $      2.21   $     0.37                   $      1.99    $      0.70                   $      1.90

                                           DECEMBER 31, 1993
                               --------------------------------------------
                                  DOTHAN                         PRO FORMA
                                 FEDERAL      ADJUSTMENTS/       COMBINED
                               SAVINGS BANK   (DEDUCTIONS)         TOTAL
                               ------------   ------------      -----------
                             (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income..............    $  3,220      $        3(1)    $   163,902
                                                     (150)(1)
Interest expense.............       1,486                            67,843
                               ------------   ------------      -----------
Net interest income before
  provision for loan
  losses.....................       1,734            (147)           96,059
Provision for loan losses....         120                             8,970
                               ------------   ------------      -----------
Net interest income after
  provision for loan
  losses.....................       1,614            (147)           87,089
                               ------------   ------------      -----------
Noninterest income...........          54               4(1)         43,503
Noninterest expense..........         869              79(1)         99,449
                               ------------   ------------      -----------
Income before income taxes...         799            (222)           31,143
Income taxes.................         169             (50) (1)        9,899
                               ------------   ------------      -----------
Income before extraordinary
  items and cumulative effect
  of change in accounting
  principle..................         630            (172)           21,244
Cumulative effect of change
  in accounting principle....                                         3,650
Extraordinary item, net of
  income tax.................                                          (463)
                               ------------   ------------      -----------
Net Income...................    $    630      $     (172)      $    24,431
                               ============   ============       ==========
Average primary shares
  outstanding................     399,688          81,729        12,458,872
                                                 (399,688)
Average fully-diluted shares
  outstanding................     399,688          81,729        13,551,872
                                                 (399,688)
Earnings per share:
  Net income:
    Primary..................    $   1.97                       $      1.96
    Fully diluted............    $   1.93                       $      1.92

---------------

(1) Restated to give effect to the February 17, 1995 acquisition of Colonial Mortgage Company and of its parent.

                                                                        DECEMBER 31, 1992
                               ---------------------------------------------------------------------------------------------------
                                COLONIAL      SOUTHERN                                   COMMERCIAL
                                BANCGROUP      BANKING     ADJUSTMENTS/                  BANCORP OF     ADJUSTMENTS/
                               (RESTATED)(1) CORPORATION   (DEDUCTIONS)    SUBTOTAL     GEORGIA, INC.   (DEDUCTIONS)    SUBTOTAL
                               -----------   -----------   ------------   -----------   -------------   ------------   -----------
                                                         (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income..............  $   130,624   $    5,562    $         0    $   136,186    $    10,300    $         0    $   146,486
Interest expense.............       60,576        1,999                        62,575          4,814                        67,389
                               -----------   -----------   ------------   -----------   -------------   ------------   -----------
Net interest income before
  provision for loan
  losses.....................       70,048        3,563              0         73,611          5,486              0         79,097
Provision for loan losses....        7,979          325                         8,304            652                         8,956
                               -----------   -----------   ------------   -----------   -------------   ------------   -----------
Net interest income after
  provision for loan
  losses.....................       62,069        3,238              0         65,307          4,834              0         70,141
                               -----------   -----------   ------------   -----------   -------------   ------------   -----------
Noninterest income...........       34,727          636                        35,363          1,663                        37,026
Noninterest expense..........       75,529        3,419                        78,948          6,688                        85,636
                               -----------   -----------   ------------   -----------   -------------   ------------   -----------
Income before income taxes...       21,267          455              0         21,722           (191)             0         21,531
Income taxes.................        5,715           71                         5,786            (45)                        5,741
                               -----------   -----------   ------------   -----------   -------------   ------------   -----------
Net Income...................  $    15,552   $      384    $         0    $    15,936    $      (146)   $         0    $    15,790
                                ==========   ===========   ============    ==========    ===========    ============    ==========
Average primary shares
  outstanding................    9,016,000    2,115,739      1,605,235     10,621,235      1,826,711      1,241,908     11,863,143
                                                            (2,115,739 )                                 (1,826,711 )
Average fully-diluted shares
  outstanding................   10,327,000    2,115,739      1,605,235     11,932,235      1,826,711      1,241,908     13,174,143
                                                            (2,115,739 )                                 (1,826,711 )
Earnings per share:
  Net income:
    Primary..................  $      1.72   $     0.18                   $      1.50    $     (0.08)                  $      1.33
    Fully diluted............  $      1.71   $     0.18                   $      1.50    $     (0.08)                  $      1.33


                                            DECEMBER 31, 1992
                               --------------------------------------------
                                  DOTHAN                         PRO FORMA
                                 FEDERAL      ADJUSTMENTS/       COMBINED
                               SAVINGS BANK   (DEDUCTIONS)         TOTAL
                               ------------   ------------      -----------
                               (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income..............    $  3,022      $        3(1)    $   149,361
                                                     (150)(1)
Interest expense.............       1,616                            69,005
                               ------------   ------------      -----------
Net interest income before
  provision for loan
  losses.....................       1,406            (147)           80,356
Provision for loan losses....          10                             8,966
                               ------------   ------------      -----------
Net interest income after
  provision for loan
  losses.....................       1,396            (147)           71,390
                               ------------   ------------      -----------
Noninterest income...........          74               4(1)         37,104
Noninterest expense..........         938              79(1)         86,631
                                                      (22)(1)
                               ------------   ------------      -----------
Income before income taxes...         532            (200)           21,863
Income taxes.................                         (42)(1)         5,699
                               ------------   ------------      -----------
Net Income...................    $    532      $     (158)      $    16,164
                               ============   ============       ==========
Average primary shares
  outstanding................     399,688          81,729        11,944,872
                                                 (399,688)
Average fully-diluted shares
  outstanding................     399,688          81,729        13,255,872
                                                 (399,688)
Earnings per share:
  Net income:
    Primary..................    $   1.33                       $      1.35
    Fully diluted............    $   1.33                       $      1.35

---------------

(1) Restated to give effect to the February 17, 1995 acquisition of Colonial Mortgage Company and of its parent.

                             PRO FORMA ADJUSTMENTS

ADJUSTMENTS APPLICABLE TO DOTHAN FEDERAL

     (1) To amortize the assignment of estimated fair value in excess of the carrying amount of assets acquired. The amortization consists of the following:

                                            SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                1995            1994           1993           1992
                                            -------------   ------------   ------------   ------------
                                                                  (IN THOUSANDS)
    Increases in income:
      Reversal of amortization of deposit
         premium..........................      $   3          $    4         $    4         $    4
      Amortization of write-down of
         investment securities (5 year
         period)..........................          2               3              3              3
    Decrease in income:
      Earnings forgone on $2,600,000 cash
         at an average interest rate of
         5.75%............................       (112)           (150)          (150)          (150)
                                            -------------   ------------   ------------   ------------
              Total.......................       (107)           (143)          (143)          (143)
                                            -------------   ------------   ------------   ------------
    Decrease in expense:
      Reversal of prepaid expenses........         17                                            22
    Increase in expense:
      Amortization of goodwill
         (20 year period).................        (59)            (79)           (79)           (79)
                                            -------------   ------------   ------------   ------------
              Total.......................        (42)            (79)           (79)           (57)
                                            -------------   ------------   ------------   ------------
    Net decrease in income before tax.....       (149)           (222)          (222)          (200)
                                            -------------   ------------   ------------   ------------
    Tax effect of the pro forma
      adjustments (other than goodwill
      amortization).......................         32              50             50             42
                                            -------------   ------------   ------------   ------------
    Net decrease in income................      $(117)         $ (172)        $ (172)        $ (158)
                                            -------------   ------------   ------------   ------------

                              RECENT DEVELOPMENTS

COLONIAL BANCGROUP INC., SOUTHERN BANKING CORPORATION, DOTHAN FEDERAL SAVINGS BANK AND COMMERCIAL BANCORP OF GEORGIA, INC.

COLONIAL BANCGROUP INC. -- RECENT UNAUDITED RESULTS

     The following condensed consolidated financial statements present certain unaudited data for Colonial BancGroup as of and for the period ended December 31, 1995 and comparative data derived from audited financial statements as of and for the year ended December 31, 1994. Unaudited historical data reflect, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to a fair presentation of such data. The unaudited financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations which would have actually occurred if the transactions had been consummated in the past or which may be obtained in the future.

                 THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF CONDITION

                                                                             DECEMBER 31,
                                                                        -----------------------
                                                                           1995        1994*
                                                                        ----------   ----------
                                                                        (DOLLARS IN THOUSANDS,
                                                                           EXCEPT PER SHARE
                                                                               AMOUNTS)
                                            ASSETS
Cash and due from banks...............................................  $  126,777   $  129,720
Interest-bearing deposits in banks....................................       5,384        1,777
Federal funds sold....................................................          --          500
Securities available for sale.........................................     159,863       78,265
Investment securities.................................................     269,493      326,599
Mortgage loans held for sale..........................................     110,486       60,536
Loans, net of unearned income.........................................   2,875,581    2,094,028
Less:
  Allowance for possible loan losses..................................     (36,912)     (33,410)
                                                                        ----------   ----------
Loans, net............................................................   2,838,669    2,060,618
Premises and equipment................................................      55,161       45,874
Excess of cost over tangible and identified intangible assets
  acquired, net.......................................................      26,262       16,239
Mortgage servicing rights.............................................      80,053       54,796
Other real estate owned...............................................       8,781        8,199
Accrued interest and other assets.....................................      60,288       55,220
                                                                        ----------   ----------
          Total.......................................................  $3,741,217   $2,838,343
                                                                         =========    =========
                             LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits..............................................................  $2,785,958   $2,171,464
FHLB short-term borrowings............................................     465,000      210,000
Other short-term borrowings...........................................     132,256      134,550
Subordinated debt.....................................................      17,121       17,459
Other long-term debt..................................................      29,038       69,042
Other liabilities.....................................................      58,696       44,277
                                                                        ----------   ----------
          Total liabilities...........................................   3,488,069    2,646,792
                                                                        ----------   ----------
Shareholders' equity:
  Preference Stock $2.50 par value; 1,000,000 shares authorized, none issued...........................................................
  Common Stock, $2.50 par value; 44,000,000 shares authorized,
     13,084,721 shares issued and outstanding at December 31, 1995....      32,712           --
  Class A Common Stock, $2.50 par value; 40,000,000 shares authorized,
     11,280,031 shares issued and outstanding at December 31,
     1994**...........................................................          --       28,200
  Class B Common Stock, $2.50 par value; 4,000,000 shares authorized,
     635,088 shares issued and outstanding at December 31, 1994**.....                    1,588
  Additional paid in capital..........................................     137,107      109,658
  Retained earnings...................................................      83,315       55,042
  Unearned compensation...............................................        (822)          --
  Unrealized gains (losses) on securities available for sale, net of
     taxes............................................................         836       (2,937)
                                                                        ----------   ----------
          Total shareholders' equity..................................     253,148      191,551
                                                                        ----------   ----------
          Total.......................................................  $3,741,217   $2,838,343
                                                                         =========    =========

---------------

 * As restated
** On February 21, 1995 the Class A and Class B Common Stock were reclassified into one class.

                 THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                                            YEAR ENDED           THREE MONTHS ENDED
                                                           DECEMBER 31,             DECEMBER 31,
                                                      ----------------------   ----------------------
                                                         1995        1994*       1995        1994*
                                                      -----------   --------   --------   -----------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                      (UNAUDITED)                      (UNAUDITED)
Interest income:
  Interest and fees on loans........................   $ 224,784    $164,649   $ 63,780    $  44,979
  Interest on investments...........................      25,473      22,102      6,582        5,831
  Other interest income.............................         643         479        305           60
                                                      -----------   --------   --------   -----------
          Total interest income.....................     250,900     187,230     70,667       50,870
                                                      -----------   --------   --------   -----------
Interest expense:
  Interest on deposits..............................      99,490      68,663     29,243       18,443
  Interest on short-term borrowings.................      29,231      10,425      8,314        3,941
  Interest on long-term debt........................       3,737       3,461        853          957
                                                      -----------   --------   --------   -----------
          Total interest expense....................     132,458      82,549     38,410       23,341
                                                      -----------   --------   --------   -----------
Net interest income before provision for possible
  loan losses.......................................     118,442     104,681     32,257       27,529
Provision for possible loan losses..................       5,480       6,481      2,050        1,767
                                                      -----------   --------   --------   -----------
Net interest income after provision for possible
  loan losses.......................................     112,962      98,200     30,207       25,762
                                                      -----------   --------   --------   -----------
Noninterest income:
  Mortgage servicing and origination fees...........      23,429      22,216      6,367        5,951
  Service charges on deposit accounts...............      14,203      12,384      3,982        3,223
  Other charges, fees and commissions...............       3,545       3,134        889          851
  Securities gains, net.............................           5          84          1           --
  Other income......................................       8,993       6,425      2,394        1,403
                                                      -----------   --------   --------   -----------
          Total noninterest income..................      50,175      44,243     13,633       11,428
                                                      -----------   --------   --------   -----------
Noninterest expense:
  Salaries and employee benefits....................   $  39,786    $ 43,355   $ 10,742    $  11,667
  Occupancy expense of bank premises, net...........       9,004       8,610      2,382        2,200
  Furniture and equipment expenses..................       8,504       7,468      2,417        1,950
  Amortization of purchased servicing rights........       9,095       6,078      3,145        2,116
  Amortization of intangible assets.................       1,325       1,196        392          288
  Other expense.....................................      35,516      34,084      9,342        8,783
                                                      -----------   --------   --------   -----------
          Total noninterest expense.................     103,230     100,791     28,420       27,004
                                                      -----------   --------   --------   -----------
Income before income taxes..........................      59,907      41,652     15,420       10,186
Applicable income taxes.............................      21,113      14,342      5,379        3,542
                                                      -----------   --------   --------   -----------
          Net income................................   $  38,794    $ 27,310   $ 10,041    $   6,644
                                                       =========    ========   ========    =========
Earnings per share:
  Primary...........................................   $    3.12    $   2.28   $   0.78    $    0.55
  Fully diluted.....................................        3.02        2.23       0.75         0.54
Dividends paid:
  Common Stock......................................   $    0.90         N/A   $  0.225          N/A
  Class A**.........................................         N/A    $   0.80        N/A    $    0.20
  Class B**.........................................         N/A        0.40        N/A         0.10

---------------

N/A   not applicable
 *    As restated
**    On February 21, 1995 BancGroup's Class A and Class B Common Stock were reclassified into one class of stock called Common Stock.

     Net income for year ended 1995 was $38,794,000 compared to $27,310,000 for the previous year, a 42% increase. Earnings per share for the year were $3.02 on a fully diluted basis, a 35% increase over 1994. The company's return on average equity was 17.94% compared to 14.94% in 1994. Return on average assets was 1.20% compared to 1.00% in 1994.

     Net income for the fourth quarter of 1995 was $10,041,000 compared to $6,644,000 in 1994, a 51% increase. Earnings per share for the fourth quarter of 1995 were $.75 compared to $.54 for the same period in 1994, a 39% increase.

     The Company's internal loan growth of 25% has been a factor in its increased earnings. Loans increased from $2.094 billion in 1994 to $2.876 billion in 1995. Loans increased $781.6 million or 37% over 1994. For the year ended 1995, net charge-offs were $3.1 million, or .13% of average loans, compared to $1.7 million, or .09% in 1994. The provision for loan losses was $5.480 million for 1995 versus $6.481 million for 1994. Nonperforming assets at year-end 1995 were $22.4 million, .78% of loans and other real estate compared to .90% at year-end 1994. The total reserve for loan losses at year end 1995 was $36.9 million or 1.28% of loans.

SOUTHERN BANKING CORPORATION UNAUDITED RESULTS OF OPERATIONS AND FINANCIAL HIGHLIGHTS FOR YEAR ENDED DECEMBER 31, 1995

     The following condensed consolidated financial statements present certain unaudited data for Southern Banking Corporation as of and for the period ended December 31, 1995 and comparative data derived from audited financial statements as of and for the year ended December 31, 1994. Unaudited historical data reflect, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to a fair presentation of such data.

     SBC unaudited results for the year ended December 31, 1995 reported net income of $2,091,000 or $.57 per share, versus $1,734,000 or $.63 per share for the prior year.

     For the fourth quarter of 1995, SBC recorded net income $122,000 or $.03 per share, as compared to net income of $726,000 or $.27 per share, for the same period in 1994. The decrease in fourth quarter earnings in 1995 as compared to the same period in 1994 was the result of approximately $893,000 in acquisition related expenses incurred in the fourth quarter of 1995; as well as approximately $250,000 in additional loan loss provision as a result of decline in asset quality in the fourth quarter.

     Net interest income for the year ended December 31, 1995 increased over the 1994 as a result of increased interest income from slightly higher interest rates and increased loan volume. Other income remained consistent from year end 1994 to 1995. Other expense increased from year end 1994 to 1995 as a result of approximately $893,000 in acquisition related expenses incurred in 1995.

     BancGroup has previously considered the impact of the aforementioned fourth quarter additional expenses and earnings trends in evaluating the Exchange Ratio in the Merger, therefore, BancGroup does not expect the decrease in earnings or additional expenses to have a material impact on BancGroup's future earnings or financial condition.

     BancGroup has advised SBC that SBC's unaudited 1995 financial results will not affect the proposed Merger.

     Set forth below are selected financial highlights for SBC for the periods indicated:

                                                    THREE MONTHS
                                                   ENDED DECEMBER
                                                         31,            YEAR ENDED DECEMBER 31,
                                                  -----------------     -----------------------
                                                   1995       1994         1995          1994
                                                  ------     ------     -----------     -------
                                                     (UNAUDITED)        (UNAUDITED)
                                                     (AMOUNTS IN THOUSANDS EXCEPT PER SHARE
                                                                    AMOUNTS)
    Total interest income........................ $4,755     $4,243       $17,324       $10,326
    Total interest expense.......................  1,702      1,085         6,133         2,895
                                                  ------     ------     -----------     -------
    Net interest income..........................  3,053      3,158        11,191         7,431
    Provision for loan losses....................    280         60           525           330
                                                  ------     ------     -----------     -------
    Net interest income after provision for loan
      losses.....................................  2,773      3,098        10,666         7,101
    Total other income...........................    562       (129)        1,926         1,294
    Total other expenses.........................  3,079      1,923         9,220         5,672
                                                  ------     ------     -----------     -------
    Income before taxes..........................    256      1,046         3,372         2,723
    Income tax...................................    134        320         1,281           989
                                                  ------     ------     -----------     -------
    Net income...................................    122        726         2,091         1,734
                                                  ======     ======     =========       =======
    Net income per share.........................    .03        .27           .57           .63
                                                  ======     ======     =========       =======
    Average shares outstanding...................  3,648      2,731         3,648         2,731

                                                                          DECEMBER 31,
                                                                     ----------------------
                                                                        1995         1994
                                                                     -----------   --------
                                                                     (UNAUDITED)
    Total Assets...................................................   $ 230,270    $181,362
    Deposits.......................................................     211,610     154,734
    Loans receivable, net..........................................     152,347     121,530
    Allowances for loan losses.....................................       1,958       1,609
    Securities.....................................................      33,663      34,735
    Real estate owned..............................................         129          --
    Stockholders' equity...........................................      16,524      13,735
    Stockholders' equity per share.................................       4.915      4.1001

DOTHAN FEDERAL SAVINGS BANK UNAUDITED RESULTS OF OPERATIONS AND FINANCIAL HIGHLIGHTS FOR THE SIX MONTHS ENDED DECEMBER 31, 1995

     The following condensed consolidated financial statements present certain unaudited data for Dothan Federal Savings Bank as of and for the period ended December 31, 1995 and comparative data derived from unaudited financial statements as of and for the six months ended December 31, 1994. Unaudited historical data reflect, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to a fair presentation of such date.

     Dothan Federal Savings Bank ("Dothan Federal") unaudited results for the six months ended December 31, 1995 reported net income of $71,000 or $.18 per share, versus $137,000 or $.34 per share for the prior year.

     For the second quarter of 1995, Dothan Federal showed net income of $40,000 or $.10 per share, as compared to net income of $70,000 or $.18 per share, for the same period in 1994. The decrease in net income in the second quarter of 1995 as compared to the same period in 1994 is due to an increase in interest expense as a result of increased deposit balances of approximately $7,691,000 over the same period in 1994.

     Net interest income for the six months ended December 31, 1995 decreased over 1994, again as a result of increased interest expense from higher deposit balances. Other income and other expense remained consistent from six months ended 1994 to 1995.

     Set forth below are selected financial highlights for Dothan Federal for the periods indicated:

                                                        THREE MONTHS           SIX MONTHS
                                                       ENDED DECEMBER        ENDED DECEMBER
                                                             31,                   31,
                                                      -----------------     -----------------
                                                       1995      1994        1995      1994
                                                      -------   -------     -------   -------
                                                         (UNAUDITED)           (UNAUDITED)
                                                           (AMOUNTS IN THOUSANDS EXCEPT
                                                                PER SHARE AMOUNTS)
    Total interest income...........................  $   911   $   796     $ 1,792   $ 1,552
    Total interest expense..........................      612       441       1,199       834
                                                      -------   -------     -------   -------
    Net interest income.............................      299       355         593       718
    Provision for loan losses.......................       15        15          30        30
                                                      -------   -------     -------   -------
    Net interest income after provision for loan
      losses........................................      284       340         563       688
    Total other income..............................       25        25          55        42
    Total other expenses............................      239       254         493       509
                                                      -------   -------     -------   -------
    Income before taxes.............................       70       111         125       221
    Income tax......................................       30        41          54        84
                                                      -------   -------     -------   -------
    Net income......................................       40        70          71       137
                                                      =======   =======     =======   =======
    Net income per share............................      .10       .18         .18       .34
    Average share outstanding.......................  399,688   399,688     399,688   399,688

                                                                         DECEMBER 31,
                                                                      -------------------
                                                                       1995        1994
                                                                      -------     -------
                                                                          (UNAUDITED)
     Total Assets...................................................  $48,620     $44,191
     Deposits.......................................................   41,798      34,107
     Loans receivable, net..........................................   35,792      35,423
     Allowances for loan losses.....................................      286         227
     Securities.....................................................   11,213       7,043
     Real estate owned..............................................       --           5
     Stockholders' equity...........................................    4,013       3,614
     Stockholders' equity per share.................................  10.0402      9.0426

COMMERCIAL BANCORP OF GEORGIA, INC. UNAUDITED RESULTS OF OPERATIONS AND FINANCIAL HIGHLIGHTS FOR YEAR ENDED DECEMBER 31, 1995

     The following condensed consolidated financial statements present certain unaudited data for Commercial Bancorp of Georgia, Inc. as of and for the period ended December 31, 1995 and comparative data derived from audited financial statements as of and for the year ended December 31, 1994. Unaudited historical data reflect, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to a fair presentation of such data.

     Commercial Bancorp of Georgia, Inc. ("CBG") unaudited results for the year ended December 31, 1995 reported net income of $857,000 or $.47 per share, versus $698,000 or $.38 per share for the prior year.

     For the fourth quarter of 1995, CBG experienced a loss of $852,000 or ($.47) per share, as compared to net income of $121,000 or $.07 per share, for the same period in 1994. The fourth quarter loss reflected additional provision for loan losses of $892,000 as a result of $380,000 in normal monthly provision and a one-time increase of $512,000 due to estimated change in economic uncertainty as compared to approximately $290,000 for the fourth quarter of 1994. There was also approximately $1,219,000 of proposed acquisition related expenses incurred in the fourth quarter of 1995.

     Net interest income for the year ended December 31, 1995 increased over the 1994 as a result of increased interest income from slightly higher interest rates and increased construction loan volume. Other income remained consistent from year end 1994 to 1995.

     BancGroup has previously considered the impact of the aforementioned fourth quarter additional expenses and earnings trends in evaluating the exchange ratio in the Merger, therefore, BancGroup does not expect the decrease in earnings or additional expenses to have a material impact on BancGroup's future earnings or financial condition.

     BancGroup has advised CBG that CBG's unaudited 1995 financial results will not affect the proposed Merger.

     Set forth below are selected financial highlights for CBG for the periods indicated:

                                                THREE MONTHS ENDED
                                                   DECEMBER 31,        YEAR ENDED DECEMBER 31,
                                                ------------------     -----------------------
                                                 1995        1994         1995          1994
                                                -------     ------     -----------     -------
                                                   (UNAUDITED)         (UNAUDITED)
                                                    (AMOUNTS IN THOUSANDS EXCEPT PER SHARE
                                                                   AMOUNTS)
    Total interest income.....................  $ 5,263     $4,134       $19,140       $14,347
    Total interest expense....................    2,267      1,565         8,364         5,458
                                                -------     ------     -----------     -------
    Net interest income.......................    2,996      2,569        10,776         8,889
    Provision for loan losses.................      892        291         1,525           695
                                                -------     ------     -----------     -------
    Net interest income after provision for
      loan losses.............................    2,104      2,278         9,251         8,194
    Total other income........................      304        584         2,163         2,215
    Total other expenses......................    3,528      2,563         9,711         9,213
                                                -------     ------     -----------     -------
    Income (loss) before taxes................   (1,120)       299         1,703         1,196
    Income tax................................     (268)       178           846           498
                                                -------     ------     -----------     -------
    Net income (loss).........................     (852)       121           857           698
                                                =======     ======     =========       =======
    Net income (loss) per share...............     (.47)       .07           .47           .38
                                                =======     ======     =========       =======
    Average share outstanding.................    1,827      1,827         1,827         1,827

                                                                        DECEMBER 31,
                                                                 --------------------------
                                                                    1995             1994
                                                                 -----------       --------
                                                                 (UNAUDITED)
    Total Assets...............................................   $ 229,740        $199,377
    Deposits...................................................     206,631         178,264
    Loans receivable, net......................................     142,230         133,736
    Allowance for loan losses..................................       2,670           1,966
    Securities.................................................      35,813          26,588
    Real estate owned..........................................       1,247           1,480
    Stockholders' equity.......................................      19,978          18,732
    Stockholders' equity per share.............................     10.9367         10.2544

                 THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

                  SELECTED INTERIM FINANCIAL DATA (UNAUDITED)

                                                                    SEPTEMBER 30,     SEPTEMBER 30,
                                                                        1995              1994*
                                                                    -------------     -------------
                                                                     (DOLLARS IN THOUSANDS, EXCEPT
                                                                          PER SHARE AMOUNTS)
STATEMENT OF CONDITION SUMMARY
Total assets......................................................   $ 3,400,577       $ 2,718,072
Loans, net of unearned income.....................................     2,562,386         1,980,201
Total earnings assets.............................................     3,127,274         2,485,042
Deposits..........................................................     2,539,762         2,123,120
Shareholders' equity..............................................       223,228           187,173
Book value per share..............................................   $     18.22       $     15.72
                                                                    -------------     -------------

                                                                            NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                           -------------------
                                                                            1995        1994*
                                                                           -------     -------
EARNINGS SUMMARY
Net interest income (taxable equivalent).................................  $88,080     $78,793
Provision for loan losses................................................    3,430       4,714
Noninterest income.......................................................   36,542      32,815
Noninterest expense......................................................   74,810      73,787
Net income...............................................................   28,753      20,666
Average primary shares outstanding.......................................   12,247      11,986
Average fully diluted shares outstanding.................................   13,017      12,759
Per common share:
  Fully-diluted earnings:
     Net Income..........................................................  $  2.35     $  1.72
  Dividends:
     Common Stock........................................................    0.675         N/A
     Class A.............................................................      N/A        0.60
     Class B.............................................................      N/A        0.30
                                                                           -------     -------
SELECTED RATIOS
Return on average assets.................................................     1.24%       1.02%
Return on average equity.................................................    18.51%      15.31%
Efficiency ratio.........................................................    60.03%      66.11%
Equity to assets.........................................................     6.56%       6.89%
Total capital............................................................     8.04%       8.62%
Tangible leverage........................................................     6.16%       6.45%
                                                                           -------     -------

---------------

* As restated

                 THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

                            SELECTED FINANCIAL DATA
                                 (AS RESTATED)*

                                                        FOR THE YEARS ENDED DECEMBER 31,
                                              ----------------------------------------------------
                                                1994       1993       1992       1991       1990
                                              --------   --------   --------   --------   --------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME
Interest income.............................  $187,230   $141,572   $130,624   $138,969   $137,343
Interest expense............................    82,549     59,517     60,576     81,486     88,102
                                              --------   --------   --------   --------   --------
Net interest income.........................   104,681     82,055     70,048     57,483     49,241
Provision for possible loan losses..........     6,481      7,945      7,979      6,364      6,306
                                              --------   --------   --------   --------   --------
Net interest income after provision for
  possible loan losses......................    98,200     74,110     62,069     51,119     42,935
Noninterest income..........................    44,243     40,433     34,727     31,271     28,547
Noninterest expense.........................   100,791     86,520     75,529     65,996     61,435
                                              --------   --------   --------   --------   --------
Income before income taxes..................    41,652     28,023     21,267     16,394     10,047
Applicable income taxes.....................    14,342      8,886      5,715      4,175      1,782
                                              --------   --------   --------   --------   --------
Income before extraordinary items and the
  cumulative effect of a change in
  accounting for income taxes...............    27,310     19,137     15,552     12,219      8,265
Extraordinary items, net of income taxes....        --       (463)        --        831      1,385
Cumulative effect of a change in accounting
  for income taxes..........................        --      3,219         --         --         --
                                              --------   --------   --------   --------   --------
Net income..................................  $ 27,310   $ 21,893   $ 15,552   $ 13,050   $  9,650
                                              ========   ========   ========   ========   ========
EARNINGS PER COMMON SHARE
Income before extraordinary items and the
  cumulative effect of a change in
  accounting for income taxes:
  Primary...................................  $   2.28   $   2.01   $   1.72   $   1.37   $   0.94
  Fully-diluted.............................  $   2.23   $   1.96   $   1.71   $   1.37   $   0.94
Net income:
  Primary...................................  $   2.28   $   2.30   $   1.72   $   1.47   $   1.10
  Fully-diluted.............................  $   2.23   $   2.21   $   1.71   $   1.47   $   1.10
Average shares outstanding:
  Primary...................................    11,996      9,530      9,016      8,905      8,792
  Fully-diluted.............................    12,763     10,623     10,327     10,247     10,095
Cash dividends per common share:(1)
  Class A...................................  $   0.80   $   0.71   $   0.67   $   0.63   $   0.60
  Class B...................................  $   0.40   $   0.31   $   0.27   $   0.23   $   0.20

---------------

  * As restated to give effect to the February 17, 1995 acquisition of Colonial Mortgage Company, an entity under common control, which was accounted for in a manner similar to a pooling of interests; restated BancGroup financial statements were filed on July 10, 1995 on Form 8-K and are incorporated by reference to this prospectus.
(1) On February 21, 1995, the Class A and Class B Common Stock were reclassified into one class of Common Stock.

                 THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

                                 (AS RESTATED)*

                                                      FOR THE YEARS ENDED DECEMBER 31,
                                       --------------------------------------------------------------
                                          1994       1993(1)        1992         1991         1990
                                       ----------   ----------   ----------   ----------   ----------
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF CONDITION
At year-end:
  Total assets.......................  $2,838,343   $2,822,521   $1,796,246   $1,687,177   $1,568,216
  Loans, net of unearned income......   2,093,703    1,771,989    1,172,151    1,093,728    1,062,798
  Mortgage loans held for sale.......      60,536      361,496      144,215      105,219       31,069
  Deposits...........................   2,171,464    2,190,998    1,493,479    1,452,344    1,339,918
  Long-term debt.....................      69,043       57,397       22,979       27,225       29,397
  Shareholders' equity...............     191,551      172,764      100,406       88,429       78,412
Average daily balances:
  Total assets.......................  $2,726,710   $2,119,660   $1,764,397   $1,643,622   $1,532,863
  Interest-earning assets............   2,458,568    1,871,254    1,540,926    1,450,115    1,355,059
  Loans, net of unearned income......   1,906,385    1,315,910    1,136,124    1,094,096    1,016,826
  Mortgage loans held for sale.......     131,121      241,683      118,510       65,373       28,525
  Deposits...........................   2,158,532    1,644,658    1,476,668    1,403,538    1,309,395
  Shareholders' equity...............     182,823      119,790       94,833       84,423       75,371
Book value per share at year-end.....  $    16.08   $    14.64   $    11.27   $    10.00   $     8.92
Tangible book value per share at
  year-end...........................       14.71        13.25        10.60         9.21         8.12
                                        =========    =========    =========    =========    =========
SELECTED RATIOS
Income before extraordinary items and
  the cumulative effect of a change
  in accounting for income taxes to:
  Average assets.....................        1.00%        0.90%        0.88%        0.74%        0.54%
  Average shareholders' equity.......       14.94        15.98        16.40        14.47        10.97
Net income to:
  Average assets.....................        1.00         1.03         0.88         0.79         0.63
  Average shareholders' equity.......       14.94        18.28        16.40        15.46        12.80
Efficiency ratio.....................       66.68        69.50        70.64        72.52        76.69
Dividend payout ratio................       27.21        25.33        26.85        31.60        44.00
Average equity to average total
  assets.............................        6.70         5.65         5.37         5.14         4.92
Total nonperforming assets to net
  loans, other real estate and
  repossessions......................        0.91         1.31         1.34         1.07         1.49
Net charge-offs to average loans.....        0.09         0.33         0.47         0.51         0.49
Allowance for possible loan losses to
  total loans (net of unearned
  income)............................        1.60         1.62         1.60         1.48         1.42
Allowance for possible loan losses to
  nonperforming loans................         314%         347%         246%         246%         132%
                                        =========    =========    =========    =========    =========

---------------

* As restated to give effect to the February 17, 1995 acquisition of Colonial Mortgage Company, an entity under common control, which was accounted for in a manner similar to a pooling of interests; restated BancGroup financial statements were filed on July 10, 1995 on Form 8-K and are incorporated by reference to this prospectus.

                 THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

            SELECTED QUARTERLY FINANCIAL DATA 1994-1993 (UNAUDITED)
                                 (AS RESTATED)*

                                                            1994                                      1993
                                           ---------------------------------------   ---------------------------------------
                                           DEC. 31   SEPT. 30   JUNE 30   MARCH 31   DEC. 31   SEPT. 30   JUNE 30   MARCH 31
                                           -------   --------   -------   --------   -------   --------   -------   --------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest income.......................... $50,870    $47,180   $45,779    $43,401   $38,269    $37,524   $35,361    $30,418
Interest expense.........................  23,341     20,439    19,915     18,854    15,922     15,824    14,855     12,916
                                           -------   --------   -------   --------   -------   --------   -------   --------
Net interest income......................  27,529     26,741    25,864     24,547    22,347     21,700    20,506     17,502
Provision for loan losses................   1,767      1,818     1,448      1,448     2,333      2,061     2,263      1,288
                                           -------   --------   -------   --------   -------   --------   -------   --------
Net interest income after provision for
  loan losses............................  25,762     24,923    24,416     23,099    20,014     19,639    18,243     16,214
Income before extraordinary items and the
  cumulative effect of a change in
  accounting for income taxes............   6,644      7,078     6,740      6,848     4,688      5,223     5,202      4,024
Net income...............................  $6,644    $ 7,078    $6,740    $ 6,848    $4,688    $ 4,760    $5,202    $ 7,243 (1)
                                           =======   =======    =======   =========  =======   =======    =======   =========
Per common share:
  Income before extraordinary items and
    the cumulative effect of a change in
    accounting for income taxes
  Primary................................  $ 0.55    $  0.59    $ 0.56    $  0.57    $ 0.48    $  0.54    $ 0.54    $  0.44
  Fully-diluted..........................    0.54       0.58      0.55       0.56      0.47       0.53      0.52       0.43
Net income
  Primary................................  $ 0.55    $  0.59    $ 0.56    $  0.57    $ 0.48    $  0.49    $ 0.54    $  0.80
  Fully-diluted..........................    0.54       0.58      0.55       0.56      0.47       0.48      0.52       0.74
                                           =======   =======    =======   =========  =======   =======    =======   =========

---------------

  * As restated to give effect to the February 17, 1995 acquisition of Colonial Mortgage Company, an entity under common control, which was accounted for in a manner similar to a pooling of interests; restated BancGroup financial statements were filed on July 10, 1995 on Form 8-K and are incorporated by reference to this prospectus.
(1) SFAS 109 was adopted in the first quarter of 1993.

                          SOUTHERN BANKING CORPORATION

                        SELECTED INTERIM FINANCIAL DATA

                                                                              SEPTEMBER 30,
                                                                           -------------------
                                                                             1995       1994
                                                                           --------   --------
                                                                               (UNAUDITED)
FINANCIAL CONDITION DATA
Total Amount of:
  Assets.................................................................  $210,725   $181,226
  Investments............................................................    34,844     36,133
  Loans Receivable, net..................................................   140,415    114,434
  Deposits...............................................................   193,056    167,083
  Stockholder's Equity...................................................    16,194     13,276
Number of full service customer facilities...............................         8          8
OPERATING DATA
Interest income..........................................................  $ 11,826   $  6,083
Interest expense.........................................................     4,432      1,810
                                                                           --------   --------
Net interest income before loan loss provision...........................     7,394      4,273
Provision for loan losses................................................       245        270
                                                                           --------   --------
Net interest income after loan loss provision............................     7,149      4,003
Other income.............................................................     2,105      1,423
Other expense............................................................     6,137      3,749
Income tax expense.......................................................     1,147        669
                                                                           --------   --------
Net income...............................................................  $  1,970   $  1,008
                                                                           ========   ========

                 SBC'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1994

     SBC's net income for the three quarters ended September 30, 1995 was $1,969,000 an increase of 97% from net income of $998,000 reported in the first three quarters of 1994. Net income per share was also up 97% to $0.586 from $0.298 reported in 1994. The principal reasons for this improvement were the growth of assets and liabilities (due to additional locations) and an increase in net interest margin due to the positive impact of rising rates on loans and investments, which increased more rapidly than interest rates on deposits.

NET INTEREST INCOME

     Net interest income totalled $8,138,000 for the first three quarters of 1995, or 71% higher than $4,749,000 in the first three quarters of 1994. The increase in net interest income was due to an increase of $26 million or 22% in loans and an increase of $30 million or 24% in interest bearing deposits. Earning assets as of the end of the third quarter of 1995 were $185,873,000 up 21% or $32,526,000, from the $153,347,000 reported at September 30, 1994. The increase in earning assets reflects a $617,000 or 1.8% decrease in investment securities, and a $7,015,000 increase in federal funds sold. Net loans at the end of the third quarter were $140,415,000, reflecting a $25,985,000 increase from September 30, 1994.

     The increase in earning assets was largely attributable to increases in loans and federal funds sold. Total deposits at September 30, 1995 were $193,056,000 up 15.5% or $25,973,000 from September 30, 1994. The increase resulted from a $11,907,000 increase in money market and NOW deposits, a $165,000 decrease in savings deposits, and a $4,267,000 decrease in non-interest bearing demand deposits, which were offset by a $18,498,000 increase in time deposits. The increase was due to attractive and competitively priced deposit products and expanded market base. The positive impact of the increase in deposits was reinforced by a $2,641,000 increase in total stockholders' equity.

     The net interest margin for the first three quarters of 1995 was 6.21% compared to 4.40% in 1994. This increase was due to the positive impact of rising rates on loans and investments, which increased more rapidly than interest rates on deposits.

PROVISIONS FOR LOAN LOSSES

     The provision for loan losses was $245,000 during the first three quarters of 1995, compared to $270,000 for the first three quarters of 1994.

NON-INTEREST INCOME

     Non-interest income for the first three quarters of 1995 totalled $1,401,000 which was 48% more than the $945,000 reported in the same period of the prior year due to the expanded deposit base and the service charges related to those deposit accounts.

NON-INTEREST EXPENSES

     Non-interest expenses totalled $6,141,000 for the first three quarters of 1995, up 63% or $2,383,000 from the $3,758,000 reported for the first three quarters of 1994. The major factors in the increase were attributable to a major acquisition completed on September 30, 1994 and related expenses, primarily for salaries and data processing.

PROVISION FOR INCOME TAXES

     The income tax provision for the first three quarters of 1995 totalled $1,147,000 compared with $668,000 for the same period of 1994. The $479,000 increase from the prior year was due to the 87% increase in pre-tax earnings.

STATEMENT OF CONDITION

     Total assets as of September 30, 1995 were $210,725,000, up 16% from $181,226,000 on September 30, 1994. The growth in total assets paralleled the growth in deposits discussed above. Net loans totalled $140,415,000 at September 30, 1995, representing a 23% increase from $114,430,000 reported last year. The increase in loans was due to increased business development and favorable economic conditions. Investment securities decreased to $33,800,000, down 1.8% or $617,000 from the 1994 level of $34,417,000.

     The continuing profitability of SBC resulted in an increase of stockholders' equity to $16,193,000, or 19% more than the $13,552,000 at September 30, 1994.

     SBC's risk-based capital ratios remained strong at 9.2% for tier one and 10.3% for total capital at September 30, 1995. Risk-based capital ratios substantially exceeded the regulatory guidelines of 4% for tier one and 8% for total capital. The leverage ratio (tier one capital to average assets) of 6.3% at September 30, 1995 also significantly exceed the regulatory requirement of 3%.

ASSET QUALITY

     The total of non-performing assets at September 30, 1995 increased to $1,307,000 from $475,000 at December 31, 1994 and $595,000 at September 30,
1994. Non-accrual loans, totalled $851,000 or 0.61% of total loans at September 30, 1995. At December 31, 1994 and September 30, 1994, non-accrual loans totalled $200,000 and $320,000, respectively. At September 30, 1995, OREO assets were $156,000, down 43% from the $275,000 at December 31, 1994, and $119,000 less than the $275,000 at September 30, 1994. The OREO assets are properties located in Central Florida. Management of SBC is not aware of any loans not disclosed above in which management has serious doubts as to the ability of the borrowers to comply with the present loan repayment terms.

     On January 1, 1995, SBC adopted Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 114, Accounting by Creditors for Impairment of a Loan, and SFAS No. 118, Accounting by Creditors for Impairment of a Loan -- Recognition and Disclosures, an amendment of SFAS No. 114. These standards address the accounting for impairment of certain loans when it is probable that all amounts due pursuant to the contractual terms of the loan will not be collected. Adoption of these standards entailed the identification of commercial, industrial, real estate commercial and real estate construction loans which are considered impaired under the provisions of SFAS No. 114. Adoption of these statements did not have a material impact on SBC's financial position or results of operations and does not affect the comparability of the above amounts at September 30, 1995 to prior periods.

PROVISION FOR LOAN LOSSES

     The provision for loan losses for the nine months ended September 30, 1995 was $245,000, compared to $270,000 in 1994 due to the low level of charge-offs in the first three quarters of 1995. Net charge-off during the first three quarters of 1995 were $139,000. The allowance for loan losses was $1,715,000 on September 30, 1995, which equaled 1.21% of outstanding loans. This compares with $1,560,000 or 1.34% of outstanding loans at September 30, 1994 and $1,609,000 or 1.30% of outstanding loans at December 31, 1994. The low level of the reserves (relative to outstanding loans) is attributable to the quality of the loan portfolio.

     The quality of the loan portfolio remains sound and the reserve for loan losses is considered to be adequate to cover current credit-related uncertainties. Established credit review procedures ensure that close attention is given to commercial real estate related loans as well as other credit exposures which may be adversely affected by a significant increase in interest rates and/or down turns of segments of the local economy.

                          SOUTHERN BANKING CORPORATION

                            SELECTED FINANCIAL DATA

                                                                   DECEMBER 31,
                                                 -------------------------------------------------
                                                   1994       1993      1992      1991      1990
                                                 --------   --------   -------   -------   -------
                                                              (DOLLARS IN THOUSANDS)
FINANCIAL CONDITION DATA
Total Amount of:
  Assets.......................................  $181,362   $109,634   $85,303   $69,674   $30,694
  Investments..................................    34,735     14,374     8,972    10,260     5,918
  Loans Receivable, net........................   121,530     77,320    59,839    40,669    13,334
  Deposits.....................................   154,734    101,365    78,088    63,466    26,316
  Stockholder's Equity.........................    13,736      7,439     6,628     5,945     4,232
Number of full service customer facilities.....         8          5         5         4         1
OPERATING DATA
Interest income................................  $ 10,326   $  6,931   $ 5,562   $ 3,888   $ 2,297
Interest expense...............................     2,895      2,048     1,999     2,037     1,095
                                                 --------   --------   -------   -------   -------
Net interest income before loan loss
  provision....................................     7,431      4,883     3,563     1,851     1,202
Provision for loan losses......................       330        466       325       320       118
                                                 --------   --------   -------   -------   -------
Net interest income after loan loss
  provision....................................     7,101      4,417     3,238     1,531     1,084
Other income...................................     1,294        878       637       261       166
Other expense..................................     5,672      4,117     3,419     1,777       948
Income tax expense.............................       989        415        72                   2
Cumulative effect of change in accounting
  principle....................................                   47
                                                 --------   --------   -------   -------   -------
Net income.....................................  $  1,734   $    810   $   384   $    15   $   300
                                                 ========   ========   =======   =======   =======
SELECTED STATISTICAL DATA
Return on assets...............................      1.05%      0.83%     0.51%     0.03%     1.26%
Equity to assets ratio (period end)............      7.57%      6.79%     7.78%     8.53%    13.78%
Earnings per share.............................  $   0.63   $   0.37   $  0.18   $  0.03   $  0.75

                 SBC'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
          FOR THE FISCAL YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

RESULTS OF OPERATIONS

     SBC's consolidated net income for 1994 was $1,734,000, or 114% more than $810,000 in 1993, which was 111% more than the $384,000 earned in 1992. Net income per common share was $0.63 in 1994, $0.37 in 1993 and $0.18 in 1992. The earnings per share in 1994, 1993 and 1992 reflect a two for one stock split effected in June 1994.

     SBC's performance in 1994 resulted in a return on average stockholders' equity of 13.08%, compared to 11.78% in 1993, and 6.40% in 1992. The return on average assets was 1.05% in 1994, compared to 0.83% in 1993, and 0.51% in 1992. SBC's financial performance has improved significantly in the last several years due to planned growth through acquisitions and target marketing. SBC's profitability has increased because it has minimized additions to staff, while maintaining a high level of services.

     Over the last two years, the total assets and liabilities of SBC have grown significantly. Average assets grew from $97 million in 1993 to $165 million in 1994, and average liabilities have increased from $90 million to $152 million. These increases were the result of the opening of two new banking offices and the acquisition of two offices with existing customer base. In particular, the acquisition of Osceola National Bank in September 1994 added approximately $49 million in assets and $42 million in deposit liabilities to SBC's balance sheet. This successful expansion has enabled SBC to target additional markets and customers through increased lending limits and new deposit products.

     The following ratios reflect SBC's operating results for 1994, 1993 and 1992.

                                                                             DECEMBER 31,
                                                                       ------------------------
                                                                       1994      1993      1992
                                                                       -----     -----     ----
Return on Assets.....................................................   1.05%     0.83%    0.51%
Return on Equity.....................................................  13.08     11.78     6.40
Equity to Assets.....................................................   8.04      7.08     8.00

NET INTEREST INCOME

     Net interest income is defined as the total of interest income on earning assets less interest expense on deposits and other interest-bearing liabilities. Earning assets, which consist of loans, investment securities, and federal funds sold, are financed by a large base of interest-bearing funds in the form of money market, NOW, savings and time deposits. Earning assets are also funded by the net amount of non-interest related funds, which consist of non-interest bearing demand deposits, the allowance for loan losses and stockholders' equity, reduced by non-interest bearing assets such as cash and due from banks, and premises and equipment, and other real estate owned ("OREO").

     The following table sets forth SBC's average balance sheets and related interest, yield and rate information for the three last fiscal years.

                             AVERAGE BALANCE SHEETS

                                                    1994                          1993                          1992
                                        ----------------------------   ---------------------------   ---------------------------
                                        AVERAGE               YIELD/   AVERAGE              YIELD/   AVERAGE              YIELD/
                                        BALANCE    INTEREST    RATE    BALANCE   INTEREST    RATE    BALANCE   INTEREST    RATE
                                        --------   --------   ------   -------   --------   ------   -------   --------   ------
                                                                         (AMOUNTS IN THOUSANDS)
                                                             ASSETS
Earning assets:
  Loans, net of unearned income.......  $108,979   $  8,793    8.07%  $67,256     $6,046     8.99%  $50,779     $4,620     9.10%
  Securities..........................    32,550      1,376    4.23    14,416        701     4.86    11,251        727     6.46
  Federal funds sold..................     6,085        157    2.58     6,226        184     2.96     6,133        215     3.51
                                        --------   --------            -------   --------            -------   --------
        Total earning assets..........   147,614     10,326    7.00    87,898      6,931     7.89    68,163      5,562     8.16
                                        --------   --------            -------   --------            -------   --------
Non-interest earning assets:
  Cash and due from banks.............    10,813         --      --     5,968         --       --     4,294         --       --
  Premises and equipment..............     5,203         --      --     2,639         --       --     1,525         --       --
  Other Real Estate Owned.............       322         --      --        --         --       --        --                  --
  Other assets........................     2,521         --      --     1,353         --       --     1,454         --       --
  Allowance for loan losses...........    (1,446)        --      --      (753 )       --       --      (475 )       --       --
  Total non-interest earning assets...    17,413         --      --     9,207         --       --     6,798         --       --
                                        --------                       -------                       -------
        Total assets..................  $165,027         --      --   $97,105         --       --   $74,961         --       --
                                        ========                       =======                       =======
                                              LIABILITIES AND STOCKHOLDERS EQUITY
Interest bearing liabilities:
  Savings accounts....................  $  7,012         95    1.35%    3,921         77     1.96%    3,131         78     2.47%
  Money market/NOW accounts...........    56,570      1,178    2.08    30,814        656     2.13    23,484        644     2.74
  Time deposits.......................    51,468      1,619    3.15    31,089      1,315     4.23    26,936      1,277     4.74
  Repurchase agreements...............        --         --     N/A        --         --       --        --         --       --
  Other borrowings....................       476          3    0.63        --         --       --        --         --       --
                                        --------   --------            -------   --------            -------   --------
  Total interest bearing
    liabilities.......................   115,526      2,895    2.51    65,824      2,048     3.11    53,551      1,999     3.73
                                        --------   --------            -------   --------            -------   --------
Non-interest bearing liabilities:
  Demand deposits.....................    35,205         --      --    23,843         --       --    15,126         --       --
  Other liabilities...................     1,035         --      --       564         --       --       285         --       --
                                        --------                       -------                       -------
        Total non-interest bearing
          liabilities.................    36,240         --      --    24,407         --       --    15,411         --       --
                                        --------                       -------                       -------
        Total liabilities.............   151,766         --      --    90,231         --       --    68,962         --       --
Stockholders' Equity..................    13,261         --      --     6,874         --       --     5,999         --       --
                                        --------                       -------                       -------
        Total Liabilities and
          Stockholders' Equity........  $165,027         --      --   $97,105         --       --   $74,961         --       --
                                        ========                      =======                       =======
Net Interest Income/Spread............        --   $  7,431    4.49        --     $4,883     4.78        --     $3,563     4.43
                                                    =======                      =======                       =======
Net Interest Yield....................        --         --    5.03        --         --     5.56        --         --     5.23

---------------

Notes:
-- The amounts set forth as average balances are based on daily averages for each fiscal year.
-- Loan fees, which are included in interest income and in the calculation of average yields, were $851,000, $803,000 and $431,000 in 1994, 1993 and 1992, respectively. A decline in mortgage loan fees in 1994 resulted in the nominal increase in total loan fees for the year.
-- Tax exempt income is not calculated on a tax equivalent basis.
-- Non-accruing loans are included in average loans.

     Net interest income is primarily affected by changes in the amounts and types of earning assets, interest-bearing funds and net non-interest related funds, as well as their relative sensitivity to interest rate movements. The following chart reflects these factors:

                         CHANGES IN NET INTEREST INCOME

                                                    1994 VS 1993              1993 VS 1992              1992 VS 1991
                                                   CHANGE DUE TO:            CHANGE DUE TO:            CHANGE DUE TO:
                                               -----------------------   -----------------------   -----------------------
                                               VOLUME   RATE    TOTAL    VOLUME   RATE    TOTAL    VOLUME   RATE    TOTAL
                                               ------   -----   ------   ------   -----   ------   ------   -----   ------
                                                                         (AMOUNTS IN THOUSANDS)
Increase (Decrease) in Interest Income:
  Loans...................................... $3,366    $(619)  $2,747  $1,482    $ (56)  $1,426  $2,167    $(242)  $1,925
  Securities.................................    766      (91)     675     154     (180)     (26)    167     (136)      31
  Federal funds sold.........................     (3 )    (24)     (27)      3      (34)     (31)    (83 )   (182)    (265)
                                               ------   -----   ------   ------   -----   ------   ------   -----   ------
        Total Interest Income................  4,129     (734)   3,395   1,639     (270)   1,369   2,251     (560)   1,691
                                               ------   -----   ------   ------   -----   ------   ------   -----   ------
Increase (Decrease) in Interest Expense:
  Savings accounts...........................     42      (24)      18      16      (17)      (1)     38      (22)      16
  Money market/NOW accounts..................    537      (15)     522     155     (143)      12     298     (226)      72
  Time deposits..............................    640     (336)     304     175     (137)      38     273     (398)    (125)
  Repurchase agreements......................    -0-      -0-      -0-     -0-      -0-      -0-     -0-      -0-      -0-
  Other borrowings...........................      3      -0-        3     -0-      -0-      -0-     -0-      -0-      -0-
                                               ------   -----   ------   ------   -----   ------   ------   -----   ------
        Total Interest Expense...............  1,222     (375)     847     346     (297)      49     609     (646)     (37)
                                               ------   -----   ------   ------   -----   ------   ------   -----   ------
Increase (Decrease) in Net Interest Income... $2,907    $(359)  $2,548  $1,293    $  27   $1,320  $1,642    $  86   $1,728
                                              =======   =====   ======  =======   =====   ======  =======   =====   ======

---------------

Notes:
-- To calculate volume change, multiply the change in volume from current year to prior year times the prior year's rate.
-- To calculate rate change, multiply the change in rate from current year to prior year times the prior year's dollar volume.
-- Changes which are not due only to volume changes or rate changes are included in the changes due to volume column.

     Net interest income for 1994 was $7,431,000 up 52% from $4,883,000 in 1993, and up 109% from $3,563,000 in 1992. The growth in net interest income in 1994 was attributable to an increase in earning asset volumes, which grew by 68% from 1993. This increase was achieved by attracting a large percentage of non-interest bearing demand deposits, while at the same time increasing the loan portfolio. Average loans (which are Southern Bank's highest yielding earning assets) grew 62% in 1994, while investment securities increased 126%. SBC was also able to maintain loan growth by the ability to target an expanded customer base due to increased lending limits and additional locations. These increases were partially offset by a .87% decrease in the yield on earning assets from 1993 to 1994. The average rate on interest bearing liabilities decreased from 3.11% in 1993 to 2.51% in 1994. The increase in the size of SBC significantly affected its liabilities. Average interest bearing liabilities grew $49,702,000 or 76% in 1994, and average demand deposits climbed $11,362,000 or 48%.

NON-INTEREST INCOME

     Non-interest income totalled $1,294,000 in 1994, compared with $878,000 in 1993, and $637,000 in 1992. Customer service charges totalled $1,062,000 in 1994, up 60% from $664,000 1993, and up 211% from $341,000 in 1992. The growth in non-interest income from 1992 to 1994 was primarily due to a substantial increase in the number of checking and deposit accounts arising from the expansion of Southern Bank.

INVESTMENT SECURITIES GAINS

     At December 31, 1994, SBC held investment securities with a market value of $34,155,000 which was $1,500,000 less than the book value of the portfolio. This difference consisted of $1,516,000 of gross unrealized losses. Prior to the adoption of SFAS 115 in 1994, SBC would occasionally sell a portion of its investment securities prior to maturity. This activity resulted in a net securities loss of $5,000 in 1994.

PROVISION FOR LOAN LOSSES

     The provision for loan losses totalled $330,000 in 1994, down from $466,000 in 1993, and up from $325,000 in 1992. See "Allowance and Provision for Loan Losses."

NON-INTEREST EXPENSES

     Non-interest expenses for 1994 totalled $5,672,000 which was up 38% from $4,117,000 in 1993, and up 66% from $3,419,000 in 1992. The increase was primarily due to higher operating expenses due to acquisitions and additional locations. Non-interest expenses are discussed below in more detail.

     PERSONNEL. Personnel expense (which includes salaries and benefits) represented 47% of total non-interest expenses in 1994, 46% in 1993, and 44% in 1992. Personnel expenses increased 41% to $2,675,000 in 1994, from $1,894,000 in 1993, and up 76% from $1,519,000 in 1992. These increases were the result of salary increases, benefit costs, increased number of employees due to growth and upgrading of personnel. Staff on a full-time equivalent basis averaged 83 in 1994 compared to 54 in 1993, and 49 in 1992.

     OCCUPANCY EXPENSE. Net occupancy expense in 1994 totalled $674,000 up 31% from $515,000 in 1993, and up 29% from $523,000 in 1992. The principal reason for the increase was the acquisition and expansion of branches.

     PREMISES AND EQUIPMENT EXPENSE. Premises and equipment expense, which includes depreciation, rental and maintenance, totalled $296,000 in 1994, up 42% from $208,000 in 1993, and 67% from $177,000 in 1992. The increase reflects acquired and new or expanded banking office facilities and implementation of a strategic technology plan for standardized hardware and software and increased efficiency.

     OTHER NON-INTEREST EXPENSES. Other non-interest expenses for 1994 totalled $2,027,000 up 35% from $1,500,000 in 1993, and up 69% from $1,200,000 in 1992.
Other non-interest expenses were primarily impacted by increased FDIC insurance premiums due to increased deposit base, and increased data processing and support areas costs directly related to growth.

PROVISION FOR INCOME TAXES

     The income tax provision totalled $989,000 in 1994 compared with $415,000 in 1993, and $71,000 in 1992. See Note 2 to the Consolidated Financial Statements for SBC for more information regarding the income tax provision.

     In February 1992, SFAS No. 109, "Accounting for Income Taxes," was issued by the Financial Accounting Standards Board. SBC adopted SFAS No. 109 effective January 1, 1993. The adoption of the statement resulted in a $47,000 increase in earnings in 1993. See Note 6 to the Consolidated Financial Statements of SBC.

CAPITAL EXPENDITURES

     SBC's capital expenditures are reviewed by its Board of Directors. SBC makes capital expenditures in order to improve its ability to provide quality services to its customers. Capital expenditures equaled $1,771,000 in 1994, $1,324,000 in 1993, and $660,000 in 1992. These expenditures were principally related to equipment purchased for various branch sites and changes in equipment due to technological advances.

ASSET QUALITY AND CREDIT RISK

     INVESTMENT SECURITIES. SBC maintains a high quality investment portfolio including U.S. Treasury securities, securities of other U.S. government entities, state and municipal securities, and other securities. Securities issued by the U.S. Treasury, other U.S. government entities and states constitute approximately 97% of SBC's investment portfolio. SBC believes that the securities have very little risk of default. At

December 31, 1994, all of the securities held in SBC's investment portfolio were rated "A" or better. Approximately 47% of these securities were classified "held to maturity," and 53% were classified "available for sale." A rating of "A" or better means that the bonds are of "upper medium grade, with strong ability to repay, possibly with some susceptibility to adverse economic conditions or changing circumstances." Ratings are assigned by independent rating agencies and are subject to the accuracy of reported information concerning the issuers and the subjective judgment and analysis of the rating agencies. They are not a guarantee of collectibility. Approximately 8% of these securities mature in one year or less and 50% in five years or less. As such, the risk of significant fluctuations in value due to changes in the general level of interest rates is limited.

     The following table sets forth information regarding the composition of the investment portfolio for the last two years (amounts in thousands).

                                                                         DECEMBER 31,
                                                                -------------------------------
                     INVESTMENT PORTFOLIO                        1994        1993        1992
--------------------------------------------------------------  -------     -------     -------
U.S. Treasury Securities......................................  $ 6,268     $ 3,025     $   751
Securities of other U.S. Government agencies and
  corporations................................................   24,022       9,242       7,453
Obligations of states and political subdivisions..............    3,379       1,507         515
Other securities..............................................    1,066         600         253
                                                                -------     -------     -------
          Total investments...................................  $34,735     $14,374     $ 8,972
                                                                =======     =======     =======

     During the last two years, SBC's investment portfolio increased by 287% due to a significant expansion of SBC's deposits. During this period, SBC adjusted the mix of its investment securities from U.S. Government agencies to U.S. Treasury securities and municipals. U.S. Government agencies represented 83% in 1992, 64% in 1993, and 69% in 1994, while U.S. Treasury securities and municipals represented 14% in 1992, 32% in 1993, and 28% in 1994.

     LOANS. SBC maintains a high quality portfolio of real estate, commercial and consumer loans. All loans over individual lending limits are reviewed and approved by SBC's loan committee, which ensures that loans comply with applicable credit standards. In most cases, SBC requires collateral from the borrower. The type and amount of collateral varies but may include residential or commercial real estate, deposits held by financial institutions, U.S. Treasury securities, other marketable securities and personal property. Collateral values are monitored to ensure that they are maintained at proper levels.

     As of December 31, 1994, approximately 66% of all SBC's loans were real estate loans secured by real estate in Central Florida. This level of concentration could present a potential credit risk to SBC because the ultimate collectibility of these loans is susceptible to adverse changes in real estate market conditions in this market. SBC has addressed this risk by limiting most loans to a maximum of 80% of the appraised value of the underlying real estate and maximum amortization schedules of 15 years with balloons not exceeding five years.

     The following table divides SBC's loan portfolio into five categories. Most of the loans are short-term and may be renewed or rolled over at maturity. At that time, SBC undertakes a complete review of the borrower's credit worthiness and the value of any collateral. If these items are satisfactory, SBC will generally renew the loan at prevailing interest rates.

                                                                         DECEMBER 31,
                                                               --------------------------------
                                                                 1994        1993        1992
                                                               --------     -------     -------
                                                                    (AMOUNTS IN THOUSANDS)
TYPES OF LOANS
Commercial, financial and agricultural.......................  $ 32,148     $25,634     $19,813
Real estate..................................................    69,837      34,228      21,500
Mortgage.....................................................    11,212      12,623      16,289
Installment loans to individuals.............................    10,121       5,942       3,074
Overdrafts...................................................       297          42           9
                                                               --------     -------     -------
          Total loans........................................  $123,615     $78,469     $60,685
                                                               ========     =======     =======

     The following table sets forth information regarding the maturities and repricing of SBC's loans. For purposes of the table, demand loans are shown as being payable in one year or less. The entire amount of a balloon loan is treated as maturing in the year that the balloon payment is due. Variable rate loans are shown based on earliest repricing opportunity.

                     MATURITIES OF LOANS BASED ON REPRICING

                                                                    DECEMBER 31, 1994
                                                    --------------------------------------------------
                                                    ONE YEAR     OVER ONE TO     OVER FIVE
                   TOTAL LOANS:                     OR LESS      FIVE YEARS        YEARS        TOTAL
--------------------------------------------------  --------     -----------     ---------     -------
                                                                      (IN THOUSANDS)
  Fixed...........................................  $16,374        $18,615        $ 1,690      $36,679
  Variable........................................   86,476             66            394       86,936

     SBC's loans are segmented by fixed and variable interest rates. At December 31, 1994, the amount of such loans with a maturity or repricing of more than one year which had fixed interest terms was $20,305,000 and the amount which had variable interest terms was $460,000.

     COMMERCIAL, FINANCIAL AND AGRICULTURAL LOANS. SBC makes commercial, financial and agricultural loans to businesses located in Central Florida. The credit risk associated with business lending is influenced by general economic conditions, deterioration in a borrower's capital position resulting in increasing debt to equity ratios, deterioration in a borrower's cash position resulting in a liquidity problem, and decreasing revenues due to inefficient operations of the borrower. These loans are generally secured by corporate assets, marketable securities or other liquid financial instruments. These loans totalled approximately $32,148,000 at December 31, 1994, and $25,634,000 at December 31, 1993. Legally binding commitments to extend credit and letters of credit for these borrowers totalled $11 million on December 31, 1994.

     REAL ESTATE LOANS. SBC makes real estate loans from time to time for real estate projects located in Central Florida. SBC generally requires security in the form of a mortgage on the underlying real property and the improvements constructed thereon and personal guarantees. It attempts to limit its credit exposure to 80% of the appraised value of the underlying real property. On December 31, 1994, real estate loans totaled $69,837,000. Risks associated with real estate loans include variations from vacancy projections, delays in construction, environmental factors, reliability of subcontractors and timing and reliability of inspections, and costs overruns.

     SBC makes real estate loans secured by commercial real estate, including loans to acquire or refinance office buildings, warehouses and apartments. At December 31, 1994, these loans totalled $57 million, or 46% of total loans. Most of these loans have a maturity of five years or less. Almost all of these loans are secured by real property located in Central Florida. These loans generally require a loan-to-collateral value of not more than 80% . At December 31, 1994, SBC had legally binding commitments to extend credit or standby letters of credit involving commercial real estate borrowers totalling approximately $22 million. At December 31, 1993, SBC had approximately $9 million in such commitments.

     Residential real estate loans totalled $13 million, or 10% of total loans at December 31, 1994, compared with $8 million, or 11% at December 31, 1993. Residential real estate loans are predominately adjustable rate home mortgages which generally require a loan-to-collateral value of not more than 80% and equity credit lines which generally limit the loan-to-collateral value to not more than 90%. Most loans have a maximum term of five years. Almost all of the residential real estate loans are secured by homes in Central Florida. Legally binding commitments to extend credit secured by residential mortgages totalled $0.5 million as of December 31, 1994 and $0.3 million as of December 31, 1993.

     MORTGAGE LOANS. In addition to its other real estate loans, SBC purchased a portfolio of residential mortgage loans in 1991 from Florida Federal Savings Bank. These loans were $11,212,000 at December 31, 1994. Risks associated with these mortgage loans include reliability of appraisals, deterioration of market values, and accelerated depreciation of property due to deferred maintenance.

     INSTALLMENT LOANS. SBC offers consumer loans and personal and secured loans. The security for these loans ordinarily consists of automobiles, consumer goods, marketable securities, certificates of deposit and similar items. These loans totalled approximately $10 million, or 8% of total loans, on December 31, 1994, compared with $6 million, or 8% of total loans, on December 31, 1993. Risks associated with installment loans include loss of employment of borrowers, declines in the financial condition of borrowers resulting in delinquencies, and rapid depreciation of loan collateral.

NON-PERFORMING ASSETS AND PAST DUE LOANS

     Non-performing assets consist of non-accrual loans and residential and commercial properties acquired in partial or total satisfaction of problem loans which are known as "other real estate owned" or "OREO." Past due loans are loans that are delinquent 30 days or more which are still accruing interest.

     Maintaining a low level of non-performing assets is important to the ongoing success of any financial institution. SBC's credit review and approval process is critical to SBC's ability to minimize non-performing assets on a long term basis. In addition to the negative impact on interest income, non-performing assets also increase operating costs due to the expense of collection efforts. It is SBC's policy to place all loans which are past due 90 days or more on non-accrual status, subject to exceptions made on a case by case basis.

     The following table presents SBC's non-performing assets and past due loans for 1994, 1993 and 1992:

                NON-PERFORMING ASSETS AND 90 DAY PAST DUE LOANS

                                                                             DECEMBER 31,
                                                                       -------------------------
                                                                       1994(1)     1993     1992
                                                                       -------     ----     ----
                                                                            (IN THOUSANDS)
Non-Accrual Loans....................................................   $ 200      $131     $55
OREO and in substance foreclosed loans, net..........................     275       -0-     -0-
                                                                       -------     ----     ----
Total Non Performing Assets..........................................   $ 475      $131     $55
                                                                       ======      ====     ====
Accruing Loans Past Due 90 Days......................................   $ -0-      $-0-     $-0-
                                                                       ======      ====     ====

(1) For 1994, gross interest income of $25,000 would have been recorded if the non-accrual loans had been current in accordance with their original terms and had been outstanding throughout the period or since origination.

     Of the total loan portfolio of $123.6 million at December 31, 1994, $200,000 or 0.16%, was nonperforming, an increase of $69,000 from year end 1993. Non-performing loans at December 31, 1994 consisted of commercial, real estate, and installment loans.

     Other real estate owned at December 31, 1994 consisted of $137,000 of residential real estate and $138,000 of commercial real estate. SBC believes that the carrying value of its OREO portfolio is realizable.

ALLOWANCE AND PROVISION FOR LOAN LOSSES

     SBC evaluates the adequacy of its allowance for loan losses as part of its ongoing credit review and approval process. The review process is intended to identify, as early as possible, customers who may be facing financial difficulties. Once identified, the extent of the client's financial difficulty is carefully monitored by SBC's credit administrator, who recommends to the directors loan committee the portion of any credit that needs a specific reserve allocation or should be charged off. Other factors considered by the loan committee in evaluating the adequacy of the allowance include overall loan volume, historical net loan loss experience, the level and composition of nonaccrual and past due loans, local economic conditions, and value of any collateral. From time to time, specific amounts of the reserve are designated for certain loans in connection with the loan review officer's analysis of the adequacy of the allowance for loan losses.

     While a portion of this allowance is typically intended to cover specific loan losses, it is considered a general reserve which is available for all credit-related purposes. The allowance is not a precise amount, but is derived based upon the above factors and represents management's best estimate of the amount necessary to adequately cover probable losses from current credit exposures. The provision for loan losses is a charge against current earnings and is determined by management as the amount needed to maintain an adequate allowance.

     The overall credit quality of the loan portfolio has improved in recent years as evidenced by SBC's relatively low level of non-performing loans and net charge-offs. Management relied on these factors, its assessment of the financial condition of specific clients facing financial difficulties, and the expansion of its loan portfolio in deciding to increase the allowance for loan losses to $1,609,000 at December 31, 1994, from $900,000 at December 31, 1993.

     The following table summarizes the allowance for loan losses for 1994, 1993 and 1992:

ALLOWANCE FOR LOAN LOSSES

                                                                        DECEMBER 31,
                                                                  ------------------------
                                                                   1994      1993     1992
                                                                  ------     ----     ----
                                                                       (IN THOUSANDS)
    Balance at beginning of period..............................  $  900     $640     $377
                                                                  ------     ----     ----
    Charge-offs:
      Commercial, fin. and agricultural.........................      77      193       82
      Real estate -- nonfarm, nonresidential....................      12      -0-      -0-
      Real estate -- residential................................     -0-      -0-      -0-
      Installment loans.........................................       6       17      -0-
                                                                  ------     ----     ----
              Total charge-offs.................................      95      210       82
                                                                  ------     ----     ----
    Recoveries:
      Commercial, financial and agricultural....................       1        4       20
      Real estate -- construction...............................     -0-      -0-      -0-
      Real estate -- nonfarm, nonresidential....................     -0-      -0-      -0-
      Real estate -- residential................................      15      -0-      -0-
      Installment loans to individuals..........................       3      -0-      -0-
                                                                  ------     ----     ----
              Total recoveries..................................      19        4       20
                                                                  ------     ----     ----
              Net charge-offs...................................      76      206       62
                                                                  ------     ----     ----
    Provision charged to operations.............................     330      466      325
    Osceola National Bank loan loss reserve at acquisition......     455       --       --
                                                                  ------     ----     ----
    Balance at end of period....................................  $1,609     $900     $640
                                                                  ======     ====     ====
    Ratio of net charge-offs during period to average loans
      outstanding during period.................................    0.07%    0.31%    0.12%

     In 1994, less than 0.07% of the entire loan portfolio was charged off, with net charge-offs being a modest $76,000. In 1993, the net charge-offs were 0.31% of the entire portfolio. SBC's allowance for loan losses increased to $1,609,000 in 1994 which was approximately 1.3% of total loans ($123.6 million). Since 1994, SBC has maintained the allowance for loan losses at approximately 1.20% of outstanding loans. This level has been more than sufficient to absorb loan charge-offs during this period.

     During 1994, SBC experienced a lower level of net charge-offs than in 1993. The amounts charged-off were $77,000 in commercial loans, $12,000 in non-residential real estate loans and $6,000 in installment loans. In addition, SBC had net recoveries of $1,000 in commercial loans, $15,000 in residential real estate loans and $3,000 in installment loans.

     The following table further summarizes the allocation of the allowance for loan losses by type of loan.

                    ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

                                        DECEMBER 31, 1994   DECEMBER 31, 1993   DECEMBER 31, 1992
                                        -----------------   -----------------   -----------------
                                                 PERCENT             PERCENT             PERCENT
                                                 OF LOANS            OF LOANS            OF LOANS
                                                 IN EACH             IN EACH             IN EACH
                                                 CATEGORY            CATEGORY            CATEGORY
                                                 TO TOTAL            TO TOTAL            TO TOTAL
                                        AMOUNT    LOANS     AMOUNT    LOANS     AMOUNT    LOANS
                                        ------   --------   ------   --------   ------   --------
                                                          (AMOUNT IN THOUSANDS)
Commercial, financial, agricultural...  $  262     0.21 %    $166     0.21%      $229      0.38%
Real Estate...........................     106     0.09        49      0.06         6      0.01
Mortgage..............................       2     0.00       -0-      0.00       -0-      0.00
Installment loans.....................      27     0.025        1      0.00         4      0.00
Unallocated general reserves..........   1,212     0.98       684      0.87       401      0.66
                                        ------              ------              ------
Total allowance for loan losses.......  $1,609     1.30      $900      1.14      $640      1.05
                                        ======              ======              ======

FINANCIAL CONDITION

     SBC's goal is to maintain a high quality and liquid balance sheet. SBC seeks to achieve this objective through increases in collateralized loans, a strong portfolio of real estate loans and a stable portfolio of investment securities of high quality.

     INVESTMENT SECURITIES. In 1994, investment securities averaged $32.6 million or 22% of total earning assets. SBC's management strategy for its investment account is to maintain a very high quality portfolio with generally short-term maturities. To maximize after tax income, investments in municipal securities are utilized but with somewhat longer maturities. The investment portfolio increased 141% from $14.4 million in 1993 to $34.7 million at December 31, 1994. The increase was largely due to availability of funds for investment, maximizing interest, as opposed to overnight investments. The following table sets forth information regarding the investment portfolio at December 31, 1994.

         REMAINING MATURITY AND AVERAGE YIELD OF INVESTMENT SECURITIES
                              (DECEMBER 31, 1994)

                                             ONE YEAR OR       ONE TO FIVE      FIVE TO TEN     OVER TEN YEARS
                                                 LESS             YEARS            YEARS
                                            --------------   ---------------   --------------   --------------
                                             BOOK    YIELD    BOOK     YIELD    BOOK    YIELD    BOOK    YIELD    TOTAL    YIELD
                                            ------   -----   -------   -----   ------   -----   ------   -----   -------   -----
                                                                          ($ AMOUNTS IN THOUSANDS)
U.S. Treasury Securities..................  $2,007   4.07 %  $ 4,423   5.97 %  $  -0-     --    $  -0-     --    $ 6,430   5.38 %
Securities of other U.S. Governmental
  agencies and corporations...............     500   5.52     10,691   6.34     4,387   7.27 %   9,070   6.54 %   24,648   6.56
Obligations of states and political
  subdivisions............................     200   6.79      1,748   4.45     1,435   4.59       -0-     --      3,383   4.65
Other securities..........................     -0-     --        500   4.38       -0-     --       -0-     --        500   4.38
                                            ------           -------           ------                            -------
        Total.............................  $2,707   4.54    $17,362   6.00    $5,822   6.61    $9,070   6.54    $34,961   6.13
                                            ======           =======           ======           ======           =======

---------------

Note: Yield on tax exempt bonds have not been computed on a equivalent basis.

     LOANS. Loans averaged $109 million in 1994, an increase of 62% from the prior year. The increase in the loan portfolio reflects an expanded customer base, favorable economic conditions and increased business development. See "Asset Quality and Credit Risk -- Loans," above.

     INTEREST-BEARING LIABILITIES. Total interest-bearing liabilities averaged $115.5 million in 1994, up from $65.8 million in 1993. Average money market and NOW deposits increased $25.8 million or 84% to $56.6 million. The increase in time deposits of $20.4 million or 66% was due to increased market areas due to additional locations and new and attractively priced deposit products.

     The following table sets forth information regarding SBC's average deposits for the last three years.

                                AVERAGE DEPOSITS

                                                    1994                1993               1992
                                               ---------------     --------------     --------------
                                               AVERAGE             AVERAGE            AVERAGE
                                               BALANCE    RATE     BALANCE   RATE     BALANCE   RATE
                                               --------   ----     -------   ----     -------   ----
                                                                  (IN THOUSANDS)
Demand deposits -- non-interest bearing......  $ 35,205     --     $23,843     --     $15,126     --
Savings accounts.............................     7,012   1.35%      3,921   1.96%      3,131   2.49%
Money market and NOW accounts................    56,570   2.08      30,814   2.13      23,484   2.74
Time deposits................................    51,468   3.15      31,089   4.23      26,936   4.74
                                               --------            -------            -------
Total deposits...............................  $150,255   1.92     $89,667   2.28     $68,677   2.91
                                               ========            =======            =======

     The following table summarizes the maturity of time deposits over $100,000.

               SUMMARY OF TIME DEPOSITS OVER $100,000 BY MATURITY

                                                                             DECEMBER 31, 1994
                                                                          -----------------------
                                                                          (AMOUNTS IN THOUSANDS)
Three months or less....................................................          $ 6,477
Three to Six months.....................................................            4,271
Six to Twelve months....................................................            4,271
Over Twelve months......................................................            1,550
                                                                               ----------
  Total.................................................................          $16,569
                                                                          ==================

LIQUIDITY AND RATE SENSITIVITY

     The principal functions of asset and liability management are to provide for adequate liquidity, to manage interest rate exposure by maintaining a prudent relationship between rate sensitive assets and liabilities and to manage the size and composition of the balance sheet so as to maximize net interest income.

     Liquidity is the ability to provide funds at minimal cost to meet fluctuating deposit withdrawals or loan demand. These demands are met by maturing assets and the capacity to raise funds from internal and external sources. SBC primarily utilizes cash, federal funds sold and securities purchased under repurchase agreements to meet its liquidity needs. Although not utilized in managing daily liquidity needs, the sale of investment securities provides a secondary source of liquidity.

     Fluctuating interest rates, increased competition and changes in the regulatory environment continue to significantly affect the importance of interest-rate sensitivity management. Rate sensitivity arises when interest rates on assets change in a different period of time or a different proportion than that of interest rates on liabilities. The primary objective of interest-rate sensitivity management is to prudently structure the balance sheet so that movements of interest rates on assets and liabilities are highly correlated and produce a reasonable net interest margin even in periods of volatile interest rates.

     Regular monitoring of assets and liabilities that are rate sensitive within 30 days, 90 days, 180 days and one year is an integral part of SBC's rate-sensitivity management process. It is SBC's policy to maintain a reasonable balance of rate-sensitive assets and liabilities on a cumulative one year basis, thus minimizing net interest income exposure to changes in interest rates. SBC's sensitivity position at December 31, 1994 was such that net interest income would increase modestly if there were an increase in short-term interest rates.

     SBC monitors the interest rate risk sensitivity with traditional gap measurements. The gap table has certain limitations in its ability to accurately portray interest sensitivity; however, it does provide a static reading of SBC's interest rate risk exposure.

     SBC's gap table at December 31, 1994 is shown on the following table. This table shows the repricing structure of SBC's balance sheet with each maturity interval referring to the earliest repricing opportunity

(i.e., the earlier of scheduled contractual maturities or next reset date) for each asset and liability. As of that date, SBC remained asset sensitive (interest sensitive assets subject to repricing exceeded interest sensitive liabilities subject to repricing) on a 365-day basis to the extent of $5.2 million. This positive gap at December 31, 1994 was 2.9% of total assets. SBC's targeted gap position is in the range of negative 15 percent to positive 15 percent. SBC measures its gap position as a percentage of its total assets.

                           INTEREST SENSITIVITY TABLE
                            AS OF DECEMBER 31, 1994

                                                                                    OVER ONE
                                                                        TOTAL       YEAR AND
                               0-30      30-90    90-180    180-365   INTEREST    NON-INTEREST
                               DAYS      DAYS      DAYS      DAYS     SENSITIVE    SENSITIVE      TOTAL
                              -------   -------   -------   -------   ---------   ------------   --------
                                                            (IN THOUSANDS)
Interest Earning Assets:
  Loans.....................  $81,247   $ 6,622   $ 7,660   $11,853   $ 107,382     $ 16,233     $123,615
  Securities................    8,056       500     2,003     2,704      13,263       21,472       34,735
  Federal funds sold........      -0-       -0-       -0-       -0-         -0-          -0-          -0-
                              -------   -------   -------   -------   ---------   ------------   --------
Interest Earning
  Liabilities:
  Deposits..................   70,299     9,770    12,206    11,165     103,440       14,628      118,068
  Federal Funds Purchased...   12,000       -0-       -0-       -0-      12,000          -0-       12,000
                              -------   -------   -------   -------   ---------   ------------   --------
Gap.........................  $ 7,004   $(2,648)  $(2,543)  $ 3,392   $      --     $ 23,077     $     --
                              =======   =======   =======   =======    ========    =========     ========
Cumulative Gap..............  $ 7,004   $ 4,356     1,813   $ 5,205   $   5,205     $ 28,282     $ 28,282
                              -------   -------   -------   -------   ---------   ----------     --------
                              -------   -------   -------   -------   ---------   ----------     --------
Cumulative Gap as % of Total
  Assets....................     3.9%      2.4%      1.0%      2.9%        2.9%        15.6%        15.6%

CAPITAL

     One of management's primary objectives is to maintain a strong capital position to merit the confidence of customers, bank regulators and stockholders. A strong capital position helps SBC withstand unforeseen adverse developments and take advantage of attractive lending and investment opportunities when they raise. During 1995, stockholders' equity increased by $6.3 million, or 85% over 1993.

     The Federal Reserve's final rules pertaining to risk-based capital became effective as of December 31, 1992. Under these rules, at December 31, 1995, SBC's tier one capital was 9.1% and the total capital was 10.3% of risk-based assets. These risk-based capital ratios are well in excess of the minimum requirements of 4% for tier one and 8% for total risk-based capital ratios.

     SBC's leverage ratio (tier one capital to total average adjusted quarterly assets) of 6.1% at December 31, 1994, is also well in excess of the minimum 4% requirement. All of these capital ratios increased during 1994 as equity capital increased 85% while assets increased by 65%.

     The following table sets forth SBC's required and actual capital amounts and ratios for 1994, 1993 and 1992.

                          SOUTHERN BANKING CORPORATION

                                    DECEMBER 31, 1994                 DECEMBER 31, 1993                 DECEMBER 31, 1992
                             --------------------------------  --------------------------------  --------------------------------
                                REQUIRED          ACTUAL          REQUIRED          ACTUAL          REQUIRED          ACTUAL
                             ---------------  ---------------  ---------------  ---------------  ---------------  ---------------
                              AMOUNT   RATIO   AMOUNT   RATIO   AMOUNT   RATIO   AMOUNT   RATIO   AMOUNT   RATIO   AMOUNT   RATIO
                             --------  -----  --------  -----  --------  -----  --------  -----  --------  -----  --------  -----
                                                                      ($'S IN THOUSANDS)
Tier 1 Capital (to Risk
  Weighted Assets).......... $ 5,192      4%  $11,749    9.1%   $3,281      4%   $6,991    8.5%   $2,328      4%   $5,899   10.1%
Total 1 Capital (to Risk
  Weighted Assets)..........  10,385      8    13,358   10.3     6,562      8     7,891    9.6     4,656      8     6,539   11.2
Tier 1 Capital (to Average
  Assets)...................   7,644      4    11,749    6.1     4,734      4     6,991    5.9     3,787      4     5,899    6.2

                             BUSINESS OF BANCGROUP

GENERAL

     BancGroup is a bank holding company registered under the BHCA. It was organized in 1974 under the laws of Delaware. BancGroup operates as its wholly-owned subsidiary Colonial Bank which conducts a full service commercial banking business in the state of Alabama through 98 banking offices. BancGroup also operates a wholly-owned bank subsidiary in Tennessee, The Colonial Bank of Tennessee, which conducts a general commercial banking business through four offices located in that state, and a wholly owned federal savings bank, Colonial Bank, which operates through four offices in the Atlanta, Georgia area. This bank located in Georgia is sometimes referred to as Colonial Bank -- Georgia. Colonial Mortgage Company, a subsidiary of Colonial Bank, is a mortgage banking company which services approximately $9 billion in residential loans through and 13 offices in 12 states. BancGroup's commercial banking loan portfolio is comprised primarily of commercial real estate loans (26%) and residential real estate loans (43%), a significant portion of which is located within the State of Alabama. BancGroup's growth in loans over the past several years has been concentrated in commercial and residential real estate loans. The lending activities of Colonial Bank in Alabama are dependent upon the demands within the local markets of its branches. Based on this demand, loans collateralized by commercial and residential real estate have been the fastest growing component of Colonial Bank's loan portfolio.

LENDING ACTIVITIES

     BancGroup, through the branches and offices of its subsidiary banks, makes loans for a range of business and personal uses in response to local demands for credit. Loans are concentrated in Alabama, Tennessee and Georgia and are dependent upon economic conditions in those states. Alabama has historically been a slow growth state. The following broad categories of loans have varying risks and underwriting standards.

     - Commercial Real Estate. Loans classified as commercial real estate loans are loans which are collateralized by real estate and substantially dependent upon cash flow from income-producing improvements attached to the real state. For BancGroup, these primarily consist of apartments, hotels, office buildings, shopping centers, amusement/recreational facilities, one to four family residential housing developments, and health service facilities.

      Loans within this category are underwritten based on projected cash flows and loan-to-appraised-value ratios of 80% or less. The risks associated with commercial real estate loans are primarily dependent upon real estate values in local market areas, the equity investments of borrowers, and the borrowers' experience and expertise. BancGroup has diversified its portfolio of commercial real estate loans with less than 10% of its total loan portfolio concentrated in any of the above-mentioned industries.

     - Real Estate Construction. Construction loans include loans to finance single family and multi-family residential as well as nonresidential real estate. Loan values for these loans are from 80% to 85% of completed appraised values. The principal risks associated with these loans are related to the borrowers' ability to complete the project and local market demand, the sales market, presales or preleasing, and permanent loan commitments. BancGroup evaluates presale requirements, preleasing rates, permanent loan take-out commitments, as well as other factors in underwriting construction loans.

     - Real Estate Mortgages. These loans consist of loans made to finance one to four family residences and home equity loans on residences. BancGroup may loan up to 95% of appraised value on these loans without other collateral or security. The principal risks associated with one to four family residential loans are the borrowers' debt coverage ratios and real estate values.

     - Commercial, Financial, and Agricultural. Loans classified as commercial, financial, and agricultural consist of secured and unsecured credit lines and equipment loans for various industrial, agricultural, commercial, retail, or service businesses.

      The risk associated with loans in this category are generally related to the earnings capacity and cash flows generated from the individual business activities of the borrowers. Collateral consists primarily of business equipment, inventory, and accounts receivables with loan-to-value ratios of less than 80%. Credit may be extended on an unsecured basis or in excess of 80% of collateral value in circumstances as described in the paragraph below.

     - Installment and Consumer. Installment and consumer loans are loans to individuals for various purposes. Automobile loans and unsecured loans make up the majority of these loans. The principal source of repayment is the earnings capacity of the individual borrowers as well as the value of the collateral. Installment and consumer loans are sometimes made on an unsecured basis or with loan-to-value ratios in excess of 80%.

     Collateral values referenced above are monitored by loan officers through property inspections, reference to broad measures of market values, as well as current experience with similar properties or collateral. Loans with loan-to-value ratios in excess of 80% have potentially higher risks which are offset by other factors including the borrower's or guarantors' credit worthiness, the borrower's other banking relationships, the bank's lending experience with the borrower, and any other potential sources of repayment.

     BancGroup's subsidiary banks fund loans primarily with customer deposits approximately 10% of which are considered more rate sensitive or volatile than other deposits.

PROPOSED AFFILIATE BANKS

     BancGroup has entered into a definitive agreement dated as of January 22, 1996, to acquire Dothan Federal Savings Bank, Dothan, Alabama ("Dothan Federal"). Dothan Federal will merge with BancGroup's Alabama bank subsidiary, Colonial Bank. Based on the market price of BancGroup Common Stock as of January 9, 1996, a total of 81,729 shares of Common Stock of BancGroup would be issued and $2,600,000 in cash would be paid to the stockholders of Dothan Federal. The actual number of shares of BancGroup Common Stock (but not cash) to be issued in this transaction will depend upon the market value of BancGroup Common Stock at the time of the merger. This transaction is subject to, among other things, approval by the stockholders of Dothan Federal and approval by appropriate regulatory authorities. At September 30, 1995, Dothan Federal had assets of $48.1 million, deposits of $41.0 million and stockholders' equity of $3.9 million. See "THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES -- Condensed Pro Forma Statements of Condition (Unaudited)."

     BancGroup has entered into a definitive agreement dated as of December 21, 1995, to acquire Commercial Bancorp of Georgia, Inc. ("CBG"). CBG is a Georgia corporation and is a holding company for Commercial Bank of Georgia. CBG will merge with BancGroup and following such merger Commercial Bank of Georgia will merge with BancGroup's existing federal savings bank subsidiary in Atlanta, Colonial Bank -- Georgia. Based on the market price of BancGroup Common Stock as of January 9, 1996, a total of 1,265,703 shares of BancGroup Common Stock would be issued to the stockholders of CBG. The actual number of shares of BancGroup Common Stock to be issued in this transaction will depend upon the market value of such Common Stock at the time of the Merger. This transaction is subject to, among other things, approval by the stockholders of CBG and approval by appropriate regulatory authorities. At September 30, 1995, CBG had assets of $227 million, deposits of $203 million and stockholders' equity of $21 million. See "THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES -- Condensed Pro Forma Statements of Condition (Unaudited)."

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     As of January 31, 1996, BancGroup had issued and outstanding 13,491,691 shares of BancGroup Common Stock with 5,388 stockholders of record. Each such share is entitled to one vote. In addition, as of that date, 214,957 shares of BancGroup Common Stock were subject to issue upon exercise of options pursuant to BancGroup's stock option plans and up to 345,321 shares of BancGroup Common Stock were issuable upon conversion of BancGroup's 1986 Debentures. There are currently 44,000,000 shares of BancGroup Common Stock authorized.

     On February 21, 1995, BancGroup concluded a reclassification of its Class A and Class B Common Stock into one class of Common Stock. The reclassification was approved by BancGroup's stockholders on December 8, 1994. On February 24, 1995, the Common Stock of BancGroup was listed for trading on the NYSE.

     The following table shows those persons who are known to BancGroup to be beneficial owners as of January 31, 1996, of more than five percent of BancGroup's outstanding Common Stock.

                     SHARES OF BANCGROUP BENEFICIALLY OWNED

                                                                                     PERCENTAGE
                                                                        COMMON        OF CLASS
                          NAME AND ADDRESS                               STOCK     OUTSTANDING(1)
---------------------------------------------------------------------  ---------   --------------
Robert E. Lowder(2)..................................................  1,437,345        10.49%
  Post Office Box 1108
  Montgomery, AL 36101
James K. Lowder......................................................  1,099,649         8.03%
  Post Office Box 250
  Montgomery, AL 36142
Thomas H. Lowder.....................................................  1,073,053         7.83%
  Post Office Box 11687
  Birmingham, AL 35202

---------------

(1) Percentages are calculated assuming the issuance of 214,957 shares of Common Stock pursuant to BancGroup's stock option plans.
(2) Robert E. Lowder is the brother of James K. and Thomas H. Lowder. Robert E. Lowder disclaims any beneficial ownership interest in the shares owned by his brothers. Robert E. Lowder's mother, Catherine K. Lowder, owns 85,442 shares of Common Stock. Mr. Lowder disclaims any beneficial interest in such shares.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates for each director, executive officer, and all executive officers and directors of BancGroup as a group the number of shares of outstanding Common Stock of BancGroup beneficially owned as of January 31, 1996.

                     SHARES OF BANCGROUP BENEFICIALLY OWNED

                                                                                     PERCENTAGE
                                                                    COMMON            OF CLASS
                              NAME                                   STOCK         OUTSTANDING(1)
-----------------------------------------------------------------  ---------       --------------
DIRECTORS
Young J. Boozer..................................................      7,082(2)        *
William Britton..................................................      6,808           *
Jerry J. Chesser.................................................     73,231           *
Augustus K. Clements, III........................................      8,976
Robert S. Craft..................................................      5,997           *
Patrick F. Dye...................................................     26,063(3)        *
Clinton O. Holdbrooks............................................    145,932(4)          1.07%
D. B. Jones......................................................      9,797           *
Harold D. King**.................................................     77,729(4)        *
Robert E. Lowder**...............................................  1,437,345(5)         10.49%
John Ed Mathison.................................................     14,227           *
Milton E. McGregor...............................................          0           *
John C. H. Miller, Jr............................................     10,243           *
Joe D. Mussafer..................................................     10,000           *
William E. Powell, III...........................................      6,959           *
Jack H. Rainer...................................................      1,345           *
Frances E. Roper.................................................    181,970             1.33%
Ed V. Welch......................................................     29,582           *
EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS
Young J. Boozer, III.............................................     22,914(2)(6)     *
W. Flake Oakley, IV..............................................     11,337(6)        *
Michael R. Holley................................................      6,808           *
Samuel R. Morgan.................................................      5,926(6)        *
Michelle Condon..................................................      3,207           *
All Executive Officers and Directors as a Group..................  2,103,478            15.35%

---------------

  * Represents less than one percent.
 ** Executive Officer.
(1) Percentages are calculated assuming the issuance of 214,957 shares of Common Stock pursuant to BancGroup's stock option plans.
(2) Includes 500 shares of Common Stock out of 1,000 shares owned by Young J. Boozer, and Young J. Boozer, III EX U/W Phyllis C. Boozer.
(3) Includes 24,600 shares of Common Stock subject to options exercisable under BancGroup's stock option plans.
(4) Includes 12,262 shares and 12,262 shares of Common Stock subject to options exercisable by Mr. Holdbrooks and Mr. King, respectively, under BancGroup's stock option plans.
(5) These shares include 90,510 shares of Common Stock subject to options under BancGroup's stock option plans. See the table at "Voting Securities and Principal Stockholders."
(6) Young J. Boozer, III, Michael R. Holley, W. Flake Oakley, IV, and Samuel R. Morgan, hold options respecting 12,500, 5,000, 3,000, and 500 shares of Common Stock, respectively, pursuant to BancGroup's stock option plans.

MANAGEMENT INFORMATION

     Certain information regarding the biographies of the directors and executive officers of BancGroup, executive compensation and related party transactions is included in BancGroup's Annual Report on Form 10-K for the fiscal year ending December 31, 1994, at items 10, 11, and 13 and is incorporated herein by reference.

CERTAIN REGULATORY CONSIDERATIONS

     BancGroup is a registered bank holding company subject to supervision and regulation by the Federal Reserve. As such, it is subject to the BHCA and many of the Federal Reserve's regulations promulgated thereunder. It is also subject to regulation by the Georgia Department of Banking and Finance and by the OTS as a savings and loan holding company.

     BancGroup's subsidiary banks, Colonial Bank, Colonial Bank of Tennessee and Colonial Bank -- Georgia, (the "Subsidiary Banks"), are subject to supervision and examination by applicable federal and state banking agencies. Colonial Bank, as a state chartered bank and not a member of the Federal Reserve system, is regulated and examined both by the State of Alabama Banking Department and by the FDIC. Colonial Bank of Tennessee is also state chartered and not a member of the Federal Reserve system and is regulated by both the State of Tennessee Department of Financial Institutions and by the FDIC. Colonial Bank -- Georgia, is a federal savings bank and is regulated by the OTS. The deposits of the Subsidiary Banks are insured by the FDIC to the extent provided by law. The FDIC assesses deposit insurance premiums the amount of which may, in the future, depend in part on the condition of the Subsidiary Banks. Moreover, the FDIC may terminate deposit insurance of the Subsidiary Banks under certain circumstances. Both the FDIC and the respective state regulatory authorities have jurisdiction over a number of the same matters, including, lending decisions, branching and mergers.

     One limitation under the BHCA and the Federal Reserve's regulations requires that BancGroup obtain prior approval of the Federal Reserve before BancGroup acquires, directly or indirectly, more than five percent of any class of voting securities of another bank. Prior approval also must be obtained before BancGroup acquires all or substantially all of the assets of another bank, or before it merges or consolidates with another bank holding company. BancGroup may not engage in "non-banking" activities unless it demonstrates to the Federal Reserve's satisfaction that the activity in question is closely related to banking and a proper incident thereto. Because BancGroup is a registered bank holding company, persons seeking to acquire 25 percent or more of any class of its voting securities must receive the approval of the Federal Reserve. Similarly, under certain circumstances, persons seeking to acquire between 10 percent and 25 percent also may be required to obtain prior Federal Reserve approval.

     In 1989 Congress expressly authorized the acquisition of savings associations by bank holding companies. BancGroup must obtain the prior approval of the Federal Reserve and the OTS (among other agencies) before making such an acquisition, and must demonstrate that the likely benefits to the public of the proposed transaction (such as greater convenience, increased competition, or gains in efficiency) outweigh potential burdens (such as an undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices).

     Following enactment in 1991 of the FDIC Improvement Act, banks now are subject to increased reporting requirements and more frequent examinations by the bank regulators. The agencies also now have the authority to dictate certain key decisions that formerly were left to management, including compensation standards, loan underwriting standards, asset growth, and payment of dividends. Failure to comply with these new standards, or failure to maintain capital above specified levels set by the regulators, could lead to the imposition of penalties or the forced resignation of management. If a bank becomes critically undercapitalized, the bank agencies have the authority to place an institution into receivership or require that the bank be sold to, or merged with, another financial institution.

     In September 1994 Congress enacted the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994. This legislation, among other things, amended the BHCA to permit bank holding companies, subject to certain limitations, to acquire either control or substantial assets of a bank located in states other than that bank holding company's home state regardless of state law prohibitions. This legislation became effective on September 29, 1995. In addition, this legislation also amended the Federal Deposit Insurance Act to permit, beginning on June 1, 1997 (or earlier where state legislatures provide express authorization), the merger of insured banks with banks in other states.

     The officers and directors of BancGroup and the Subsidiary Banks are subject to numerous insider transactions restrictions, including limits on the amount and terms of transactions involving the Subsidiary Banks, on the one hand, and their principal stockholders, officers, directors, and affiliates on the other. There are a number of other laws that govern the relationship between the Subsidiary Banks and their customers. For instance, the Community Reinvestment Act is designed to encourage lending by banks to persons in low and moderate income areas. The Home Mortgage Disclosure Act and the Equal Credit Opportunity Act attempt to minimize lending decisions based on impermissible criteria, such as race or gender. The Truth-in-Lending Act and the Truth-in-Savings Act requires banks to provide full disclosure of relevant terms related to loans and savings accounts, respectively. Anti-tying restrictions (which prohibit, for instance, conditioning the availability or terms of credit on the purchase of another banking product) further restrict the Subsidiary Banks' relationships with their customers.

     The Budget Reconciliation Act of 1995 ("Budget Act") was passed by Congress but subsequently vetoed by President Clinton. Congressional leadership and President Clinton began discussions in 1995 to determine whether the Congress and the Administration could reach a compromise on budget reconciliation. It is unknown whether these negotiations will be successful. The Budget Act originally passed by Congress and subsequently vetoed by the President contained a provision which directed the FDIC to set a one-time special assessment on SAIF-insured deposits which would be in an amount sufficient to recapitalize the Savings Association Insurance Fund ("SAIF"). It is anticipated that a special assessment in the range of $0.80 to $0.90 per $100 of SAIF-insured deposits would be necessary in order to recapitalize the SAIF, if the assessment were to be made in the next six months. In the event a budget reconciliation agreement is reached between the Congress and the Administration, it is expected that the agreement would include the special assessment provision contained in the original Budget Act. If no agreement is reached by the Congress and the Administration, it is still possible that Congress could attach such a provision to another piece of legislation or pass such a provision as a free-standing bill. The Administration, in testimony before Congress and in the press, has indicated its support of the recapitalization of SAIF in the manner provided in the Budget Act.

     BancGroup's subsidiary banks maintain deposits which are insured by both the SAIF and the BIF (Bank Insurance Fund). The SAIF insured deposits in all of BancGroup's subsidiary banks total $797 million. Under the Budget Act certain of these deposits would be excluded from the special assessment. The total special assessment that would be due under the Budget Act is estimated to be approximately $5.4 million.

     It should be noted that supervision, regulation, and examination of BancGroup and the Subsidiary Banks are intended primarily for the protection of depositors, not stockholders.

                    BUSINESS OF SOUTHERN BANKING CORPORATION

     SBC is a holding company organized in Florida in 1992 for the purpose of acquiring all of the outstanding capital stock of Southern Bank. Southern Bank is the only subsidiary of SBC. On September 30, 1995, SBC had consolidated total assets of $210.7 million and stockholders' equity of $16.2 million. Southern Bank is the largest independent bank based in the Orlando metropolitan area. Substantially all of the income of SBC is derived from dividends received from Southern Bank. The amount of these dividends is directly related to expenses incurred by SBC and is subject to various regulatory restrictions. See "Supervision and Regulation".

SOUTHERN BANK OF CENTRAL FLORIDA

     Southern Bank was founded in 1988 to provide banking services to the residents of Central Florida. Since its opening, Southern Bank has attracted business from customers who prefer to deal with a financial institution which provides a high level of personal service and responsiveness and a demonstrated commitment to the local community.

     Southern Bank offers a wide range of banking services to individuals and businesses located in its primary service area. Southern Bank is actively engaged in the business of seeking deposits from the public and making real estate, commercial and consumer loans. Southern Bank offers a variety of deposit accounts to its individual and commercial customers, as well as related banking services. These services include interest bearing checking accounts, savings accounts, certificates of deposit, CheckCards, ATM cards, commercial checking accounts, individual retirement accounts, safe deposit boxes, bank-by-mail service, a 24-hour voice response system, drive-up teller service, extended lobby and drive-in hours, an extended daily cut-off time, letters of credit, draft collection, and direct deposit.

     Southern Bank's principal sources of income are interest on loans and investments and service fees. Its principal expenses are interest paid on deposits and general operating expenses.

PRIMARY SERVICE AREA

     Southern Bank's primary service area is Orange, Seminole and Osceola Counties, Florida.

OFFICES

     The corporate offices of SBC and the Orlando banking office of Southern Bank are located on the first floor of a fifteen story building located at 201 East Pine Street, Orlando, Florida. This is a leased facility. The banking office has a five-lane remote drive-in facility. In addition to the Orlando banking office, Southern Bank operates full service banking offices at the following locations:

     - 2127 West State Road 434, Longwood, Florida

      This single-story facility, opened in 1988, includes a three-lane drive-in and is owned by Southern Bank.

     - 919 West State Road 436, Altamonte Springs, Florida

      Southern Bank leases the entire first floor and three suites on the third floor of this three-story facility, acquired from Florida Federal Savings Bank, FSB, in 1991. A full-service banking office (including a three-lane drive-in facility), the Credit Administration Department, and the Loan Operations Department are located on the first floor. The Operations Support Department and Compliance office lease space on the third floor.

     - 894 East Semoran Boulevard, Casselberry, Florida

      This single-story facility, acquired from Florida Federal Savings Bank, FSB, in 1991, includes a three-lane drive-in and is owned by Southern Bank.

     - 4699 W. Lake Mary Boulevard, Lake Mary, Florida

      This single-story facility, opened in 1992, includes a four-lane drive-in. The building is owned by Southern Bank; the property is leased.

     - 699 North Orlando Avenue, Winter Park, Florida

      This single-story facility, opened in 1994, includes a three-lane drive-in and is owned by Southern Bank.

     - 2710 North Orange Blossom Trail, Kissimmee, Florida

      This two-story facility, acquired from Osceola National Bank in 1994, has a four-lane drive-in and is leased by Southern Bank.

     - 1412 West Vine Street, Kissimmee, Florida

      This single-story facility, acquired from Osceola National Bank in 1994, has a four-lane drive-in and is leased by Southern Bank.

In addition to the above banking offices, Southern Bank formed a Residential Mortgage Department in 1992 which is housed at 2131 West State Road 434, Longwood, Florida.

EMPLOYEES

     At September 30, 1995, Southern Bank had a staff of approximately 100 full-time employees.

LEGAL PROCEEDINGS

     Neither SBC nor Southern Bank is a party to any material legal proceedings, other than routine litigation incidental to its banking business.

SUPERVISION AND REGULATION

  Southern Banking Corporation

     SBC is a bank holding company registered under the BHCA. As a result, SBC is subject to supervision, examination and regulation by the Federal Reserve. The BHCA and the regulations of the Federal Reserve impose a variety of requirements on the activities of bank holding companies such as SBC. Certain of these requirements, along with other federal banking law requirements applicable to SBC are described below:

          Acquisition of Financial Institutions. SBC is required to obtain the prior approval of the Federal Reserve before it may acquire more than 5% of the outstanding shares of any class of voting securities or substantially all of the assets of any bank or bank holding company. Prior approval from the Federal Reserve is also required for the merger or consolidation of SBC and another bank holding company. BancGroup has applied for such approval in connection with the Merger. See "THE MERGER -- Conditions of Consummation of the Merger."

          Non-Banking Activities. SBC is prohibited by the BHCA, except in certain statutory prescribed instances, from acquiring direct or indirect ownership and control of more than 5% of the outstanding voting shares of any company that is not a bank or a bank holding company and from engaging directly or indirectly in activities other than those of banking, managing and controlling banks or furnishing services to its subsidiaries. However, SBC may, subject to the prior approval of the Federal Reserve, engage in, or acquire shares of companies engaged in, activities that are deemed by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making any such determination, the Federal Reserve is required to consider whether the performance of such activities by SBC or any affiliate can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreases in competition, conflicts of interest or unsound banking practices. The Federal Reserve may also require SBC to terminate an activity or terminate control of, liquidate or divest certain subsidiaries or affiliates when the Federal Reserve believes that the activity or control of the subsidiary or affiliate constitutes a significant risk to the financial safety, soundness or stability of any of its banking subsidiaries. At the present time, SBC does not have any subsidiaries other than Southern Bank and does not engage in any material non-banking activities.

          Capital Structure. The Federal Reserve has the authority to regulate provisions of certain bank holding company debt, including authority to impose interest ceilings and reserve requirements on such debts. Under certain circumstances, SBC must obtain approval from the Federal Reserve prior to purchasing or redeeming any of its equity securities. Further, SBC is required by the Federal Reserve to maintain certain minimum levels of capital.

          Tie-In Arrangements. Under the BHCA and the regulations adopted by the Federal Reserve, a bank holding company and its non-banking subsidiaries are prohibited from requiring certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

  Southern Bank

     General. Southern Bank is a commercial bank chartered by the Florida Department. The deposits of Southern Bank are insured by the FDIC to the maximum extent provided by law, which is currently $100,000 for each depositor, subject to certain limited exceptions. Accordingly, Southern Bank is subject to supervision, regulation and examination by both the Florida Department and the FDIC. The supervisory, regulatory and enforcement powers of the FDIC were expanded pursuant to the provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). Southern Bank is also subject to a variety of state and federal laws and regulations which affect its activities and operations, including state usury and consumer credit laws, the federal Truth-in-Lending Act, the Truth-in-Savings Act, the Fair Credit Reporting Act and the Community Reinvestment Act. Federal law restricts management interlocks between depository institutions and governs the privacy of bank records and the transfer of significant amounts of currency. Although certain of these laws and regulations may indirectly benefit shareholders, they are primarily intended to protect depositors, the solvency of the Bank Insurance Fund of the FDIC, and the banking system in general.

     As a consequence of the extensive regulation of commercial banking in the United States, the business of Southern Bank is particularly susceptible to federal and state legislation and regulations that may have the effect of increasing the cost of doing business and decreasing the revenues earned by Southern Bank. For example, increases in the premiums assessed by the FDIC for deposit insurance can increase the cost of doing business for Southern Bank.

     Regulatory Examinations. Both the Florida Department and the FDIC periodically make unannounced, onsite examinations of Southern Bank. The supervisory authorities may revalue the assets of Southern Bank, based upon current appraisals, and require establishment of specific reserves in amounts equal to the difference between such revaluation and the book value of the assets.

     Capital Adequacy. Southern Bank is subject to capital adequacy regulations promulgated by the FDIC. To assess the capital adequacy of insured banks, the FDIC has adopted both minimum supervisory leverage capital-to-asset ratios and minimum supervisory risk-based capital ratios. The minimum leverage and risk-based capital standards apply only to the most sound, well-run institutions. Most institutions are expected to operate with capital ratios above the minimum standards.

     FDICIA and the regulations adopted under it establish five capital categories as follows, with the category for any institution determined by the lowest of any of these ratios:

                                                TIER 1          TIER 1           TOTAL
                                               LEVERAGE       RISK-BASED      RISK-BASED
                                                RATIO            RATIO           RATIO
                                            --------------   -------------   -------------
     Well Capitalized.....................  5% or Above      6% or Above     10% or Above
     Adequately Capitalized...............  4% or Above(1)   4% or Above     8% or Above
     Undercapitalized.....................  Less than 4%     Less than 4%    Less than 8%
     Significantly Undercapitalized.......  Less than 3%     Less than 3%    Less than 6%
     Critically Undercapitalized..........  Less than 2%          --              --

---------------

(1) 3% for banks with the highest supervisory rating.

     An insured depository institution may be deemed to be in a capitalization category that is lower than is indicated by the capital position reflected on its statement of condition if it receives an unsatisfactory rating by its examiners with respect to its assets, management, earnings or liquidity.

     FDICIA requires federal bank regulatory agencies to take "prompt corrective action" with respect to banks that do not meet minimum capital requirements and imposes certain restrictions upon banks which are not "adequately capitalized" for purposes of FDICIA. Under FDICIA, a bank that is not adequately capitalized is generally prohibited from accepting or renewing brokered deposits and offering interest rates on deposits significantly higher than the prevailing rate in its normal market area or nationally (depending where deposits are solicited); in addition, "pass-through" insurance coverage may not be available for certain employee benefit accounts.

     FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized banks are subject to limitation on growth and are required to submit a capital restoration plan, which must be guaranteed by the institution's parent company. Institutions that fail to submit an acceptable plan, or that are significantly undercapitalized, are subject to a host of more drastic regulatory restrictions and measures.

     Southern Bank is in compliance with all applicable capital requirements. See "SBC'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995."

     Risk-Based Insurance. Under the FDIC's risk-based insurance assessment system, each insured bank is placed in one of nine risk categories based on its level of capital and other relevant information. Each insured bank's insurance assessment rate is then determined by the risk category to which it has been classified by the FDIC. There is a 27 basis point spread between the highest and lowest assessment rates, so that banks classified as strongest by the FDIC are subject to a rate of 0%, and banks classified as weakest by the FDIC are subject to a rate of .27% (subject to a minimum assessment of $1,000).

     Reserves and General Operating Restrictions. Under regulations of the FDIC and Florida law, Southern Bank is required to maintain specified loss and liquidity reserves. For example, a Florida bank must maintain a liquidity reserve equal to at least 15% of its total deposit liability. Further, Southern Bank is subject to limitations on (i) the nature and amount of loans that may be made, in the aggregate, to all borrowers of Southern Bank, and on those that may be made to any one person and such person's affiliates, (ii) the amount of indebtedness that it may incur, and (iii) the nature and amount of investments that it may make, including investments in real estate and equipment utilized by Southern Bank in the transaction of its business.

     Dividends. The payment of dividends is regulated by Florida and federal law. In general, a Florida bank may declare dividends without regulatory approval in an amount up to the sum of net profits in the current year, combined with retained net profits of the preceding two years.

     Regulatory Approvals. A Florida bank must seek approval from the Florida Department, and in some cases from the FDIC, before increasing or decreasing the amount of its capital (other than as a result of operating earnings and losses), establishing a branch office, acquiring the capital stock or substantially all of the assets, or assuming the liabilities, of another financial institution, or merging into or consolidating with another capital stock financial institution. In many cases, such approval is based on a review by the Florida Department and the FDIC of the financial condition of the bank, taking into consideration characteristics such as liquidity, capital adequacy, and, in the case of branch offices, net-profit-to-asset ratios.

     Any person or group of persons proposing to acquire a controlling interest in and thereby to change the control of a Florida bank must first obtain approval from the Florida Department. Under some circumstances (not including the Merger), the FDIC also has the power to disapprove a change of control and the addition of any individual to the board of directors, or the employment of a senior executive officer, of a Florida bank.

     Insider Transactions. Certain provisions of Florida and federal law are designed, among other things, to prevent abusive transactions between a bank and its affiliates and insiders. For example, banks are subject to restrictions on:
(i) loans to and other dealings with affiliates, (ii) the issuance of guarantees, acceptances or letters of credit on behalf of affiliates, and (iii) investments in stock or other securities issued by affiliates or acceptance thereof as collateral for an extension of credit. There are also significant restrictions and limitations on loans and other extensions of credit by a bank to its executive officers and directors and the holders of 10% or more of its voting stock. In many cases, there are substantial monetary penalties for violations of such restrictions, the maximum limits of which are tied to the degree of fault of the bank.

PRINCIPAL HOLDERS OF SBC COMMON STOCK

     The following table sets forth, as of the date of this Prospectus, the persons known by SBC to be beneficial owners of more than five (5%) percent of the shares of SBC Common Stock.

                                                              NUMBER OF SHARES
           NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIALLY OWNED     PERCENTAGE OF CLASS
-----------------------------------------------------------  ------------------     -------------------
Ralph E. Bender............................................        185,704(1)                5.4%
  771 Pine Tree Road
  Winter Park, FL 32789
James W. Bowyer............................................        193,960(2)                5.6%
  520 S. Magnolia Avenue
  Orlando, FL 32801
Charles W. Brinkley, Jr....................................        230,867(3)                6.5%
  201 East Pine Street
  Orlando, Florida 32801
Robert T. Ferris, DDS......................................        298,760(4)                8.6%
  475 Maitland Avenue
  Altamonte Springs, FL 32701
Clarence A. Johnson, II....................................        217,050(5)                6.3%
  6649 Amory Ct.-Suite 8
  Winter Park, FL 32792
L. C. Norman...............................................        878,600(6)               25.3%
  P.O. Box 180275
  Casselberry, FL 32718-0275
Jon C. Peterson............................................        593,952(7)               17.2%
  Route 2, Box 169A
  Heathsville, VA 22473
J. Donald Prewitt..........................................        225,941(8)                6.5%
  1302 Sweetwater Club Boulevard
  Longwood, FL 32779

---------------

(1) This amount consists of 107,104 shares which Mr. Bender owns jointly with his wife, and 78,600 which Mr. Bender may purchase under outstanding stock options.
(2) This amount consists of 103,360 shares which Mr. Bowyer beneficially owns as trustee for Bowyer Singleton Associates, Inc. Employees Savings and Retirement Plan, and 90,600 which Mr. Bowyer has the right to acquire under outstanding stock options.
(3) This amount consists of 57,787 shares directly owned by Mr. Brinkley, 2,480 shares owned by Mr. Brinkley through his individual retirement account, and 170,600 shares which Mr. Brinkley has the right to acquire under outstanding stock options.
(4) This amount consists of 149,160 shares which Dr. Ferris owns jointly with his wife, 45,000 shares which Dr. Ferris owns through his individual retirement account, and 104,600 which Dr. Ferris has the right to acquire under outstanding stock options.
(5) This amount consists of 113,450 shares owned directly by Mr. Johnson, 13,000 shares held by Mr. Johnson in trust for the benefit of his children, and 90,600 shares which Mr. Johnson has the right to acquire under outstanding stock options.
(6) This amount consists of 774,000 shares owned directly by Mr. Norman and 104,600 shares which Mr. Norman has the right to acquire under outstanding stock options.
(7) This amount consists of 29,088 shares held by Mr. Peterson's wife as trustee for three children, 173,600 shares held directly by Mr. Peterson, 300,664 shares held by Mr. Peterson as trustee for the benefit of his children, and 90,600 shares which Mr. Peterson has the right to acquire under outstanding stock options.
(8) This amount consists of 99,786 shares directly owned by Mr. Prewitt, 35,555 shares owned by Mr. Prewitt through his pension plan, and 90,600 which Mr. Prewitt has the right to acquire under outstanding stock options.

SBC COMMON STOCK OWNED BY MANAGEMENT

     The following table sets forth, as of the date of this Prospectus, the number of shares of SBC Common Stock beneficially owned by each director and executive officer of SBC and Southern Bank, and all directors and executive officers of SBC as a group.

                                            POSITIONS WITH SBC          NUMBER OF SHARES    PERCENTAGE
               NAME                         AND SOUTHERN BANK          BENEFICIALLY OWNED    OF CLASS
-----------------------------------  --------------------------------  ------------------   ----------
Ralph E. Bender....................  Director of Southern Bank                185,704(1)        5.4%
James W. Bowyer....................  Director of Southern Bank                193,960(2)        5.6%
Charles W. Brinkley, Jr. ..........  President and CEO and Director
                                     of SBC and Southern Bank                 230,867(3)        6.5%
Howard E. Davis....................  Orange/Osceola County Executive
                                       of Southern Bank                        20,000(4)         .6%
Sharyn E. Dickerson................  Senior Vice President and Chief
                                       Financial Officer of Southern
                                       Bank                                    17,000(5)         .5%
Robert T. Ferris, D.D.S............  Director of SBC and Southern
                                     Bank                                     298,760(6)        8.6%
Bruce W. Flower....................  Director of Southern Bank                128,052(7)        3.7%
Donald W. Grace....................  Corporate Banking Executive of
                                       Southern Bank                           20,000(8)         .6%
Clarence A. Johnson, II............  Director of SBC and Southern
                                     Bank                                     217,050(9)        6.3%
L.C. Norman........................  Director of SBC and Southern
                                     Bank                                     878,600(10)      25.3%
Jon C. Peterson....................  Director of SBC and Southern
                                     Bank                                     593,952(11)      17.2%
J. Donald Prewitt..................  Chairman of SBC and Southern
                                       Bank                                   225,941(12)       6.5%
John G. Squires....................  Director of SBC and Vice-
                                       Chairman of Southern Bank              107,510(13)       3.1%

                                            POSITIONS WITH SBC          NUMBER OF SHARES    PERCENTAGE
               NAME                         AND SOUTHERN BANK          BENEFICIALLY OWNED    OF CLASS
-----------------------------------  --------------------------------  ------------------   ----------
William M. Stange..................  Seminole County Executive of
                                       Southern Bank                            6,000(14)        .2%
Raymond A. Tiley...................  Senior Vice President and Credit
                                       Administration of Southern
                                       Bank                                     2,000(15)        .1%
All Executive Officers and Directors as a Group (15 persons).........       3,125,396(16)      71.4%

---------------

 (1) This amount consists of 107,104 shares which Mr. Bender owns jointly with his wife, and 78,600 which Mr. Bender may purchase under outstanding stock options.
 (2) This amount consists of 103,360 shares which Mr. Bowyer beneficially owns as trustee for Bowyer Singleton Associates, Inc. Employees Savings and Retirement Plan, and 90,600 which Mr. Bowyer has the right to acquire under outstanding stock options.
 (3) This amount consists of 57,787 shares directly owned by Mr. Brinkley, 2,480 shares owned by Mr. Brinkley through his individual retirement account, and 170,600 shares which Mr. Brinkley has the right to acquire under outstanding stock options.
 (4) This amount consists of 20,000 owned by Mr. Davis through his individual retirement account.
 (5) This amount consists of 3,000 owned by Ms. Dickerson through her individual retirement account and 14,000 shares which she has the right to acquire under outstanding stock options.
 (6) This amount consists of 149,160 shares which Dr. Ferris owns jointly with his wife, 45,000 shares which Dr. Ferris owns through his individual retirement account, and 104,600 which Dr. Ferris has the right to acquire under outstanding stock options.
 (7) This amount consists of 27,444 shares which Mr. Flower owns jointly with his wife, 4,000 shares held by Mr. Flower in trust for one of his children, 6,008 held directly by Mr. Flower in his individual retirement account, and 90,600 shares which Mr. Flower has the right to acquire under outstanding stock options.
 (8) This amount consists of 10,000 shares owned directly by Mr. Grace and 10,000 shares owned by Mr. Grace through his individual retirement account.
 (9) This amount consists of 113,450 shares owned directly by Mr. Johnson, 13,000 shares held by Mr. Johnson in trust for the benefit of his children, and 90,600 shares which Mr. Johnson has the right to acquire under outstanding stock options.
(10) This amount consists of 774,000 shares owned directly by Mr. Norman and 104,600 shares which Mr. Norman has the right to acquire under outstanding stock options.
(11) This amount consists of 29,088 shares held by Mr. Peterson's wife as trustee for their children, T.L. Peterson, K.N. Peterson and J.C. Peterson, Jr., 173,600 shares directly held by Mr. Peterson, 300,664 shares held by Mr. Peterson as trustee for the benefit of the Louis H. Peterson Trust, and 90,600 shares which Mr. Peterson has the right to acquire under outstanding stock options.
(12) This amount consists of 99,786 shares directly owned by Mr. Prewitt directly, 35,555 shares owned by Mr. Prewitt through his pension plan and 90,600 shares which Mr. Prewitt has the right to acquire under outstanding stock options.
(13) This amount consists of 16,910 shares held by Mr. Squires through his individual retirement account and 90,600 shares which Mr. Squires has the right to acquire under outstanding stock options.
(14) This amount consists of 6,000 shares held directly by Mr. Stange.
(15) This amount consists of 2,000 shares held directly by Mr. Tiley.
(16) This amount includes 1,016,000 shares which directors and executive officers have the right to acquire under outstanding stock options.

                         ADJOURNMENT OF SPECIAL MEETING

     Approval of the Merger by SBC's shareholders requires the affirmative vote of at least a majority of the total votes eligible to be cast at the Special Meeting. In the event there are an insufficient number of shares of SBC Common Stock present in person or by proxy at the Special Meeting to approve the Merger, SBC's Board of Directors in its discretion may adjourn the Special Meeting to a later date. The place and date to which the Special Meeting would be adjourned would be announced at the Special Meeting. Proxies voted against the Merger will not be voted to adjourn the Special Meeting.

     The effect of any such adjournment would be to permit SBC to solicit additional proxies for approval of the Merger. While such an adjournment would not invalidate any proxies previously filed, including those filed by shareholders voting against the Merger, it would afford SBC the opportunity to solicit additional proxies in favor of the Merger.

                                 OTHER MATTERS

     The Board of Directors of SBC is not aware of any business to come before the Special Meeting other than those matters described above in this Prospectus. If, however, any other matters not now known should properly come before the Special Meeting, the proxy holders named in the accompanying proxy will vote such proxy on such matters as determined by a majority of the Board of Directors of SBC.

             DATE FOR SUBMISSION OF BANCGROUP STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in BancGroup's proxy solicitation materials for its 1997 annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at BancGroup's main office at One Commerce Street, Post Office Box 1108, Montgomery, Alabama 36101, no later than 120 calendar days in advance of the date of BancGroup's proxy statement used for BancGroup's 1996 annual meeting of stockholders.

                                 LEGAL MATTERS

     Certain legal matters regarding the shares of BancGroup Common Stock of BancGroup offered hereby are being passed upon by the law firm of Miller, Hamilton, Snider & Odom, L.L.C., Mobile, Alabama, of which John C. H. Miller, Jr., a director of BancGroup and of Colonial Bank, is a partner. John C. H. Miller, Jr. owns 10,243 shares of Common Stock. Mr. Miller also received employee-related compensation from BancGroup in 1995 of $58,070.

                                    EXPERTS

     Coopers & Lybrand L.L.P. serves as the independent accountants for BancGroup. The consolidated financial statements of BancGroup as of December 31, 1994 and 1993 and for each of the three years ended December 31, 1994 are incorporated by reference in this Prospectus in reliance upon the report of such firm, given on the authority of that firm as experts in accounting and auditing. It is not expected that a representative of such firm will be present at the Special Meeting.

     Coopers & Lybrand L.L.P. serves as the independent accountants for SBC. The consolidated financial statements of SBC as of December 31, 1994 and 1993 and for each of the three years ended December 31, 1994 that are in this Prospectus in reliance upon the report of such firm, are given on the authority of that firm as experts in accounting and auditing. It is not expected that a representative of such firm will be present at the Special Meeting.

     PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF SBC PRIOR TO THE SPECIAL MEETING, BY EXECUTING A LATER DATED PROXY AND DELIVERING IT TO THE SECRETARY OF SBC PRIOR TO THE SPECIAL MEETING OR BY ATTENDING THE SPECIAL MEETING VOTING IN PERSON.

                         INDEX TO FINANCIAL STATEMENTS

COLONIAL BANCGROUP:

     All required financial statements have been incorporated by reference into this prospectus.

                                                                                              PAGE
                                                                                              ----
SOUTHERN BANKING CORPORATION:
Report of Independent Accountants..........................................................
Consolidated Balance Sheets, December 31, 1994 and 1993....................................
Consolidated Statements of Income Years Ended December 31, 1994, 1993 and 1992.............
Consolidated Statements of Stockholders' Equity Years Ended December 31, 1994, 1993
  and 1992.................................................................................
Consolidated Statements of Cash Flows Years Ended December 31, 1994, 1993 and 1992.........
Notes to Consolidated Financial Statements.................................................
Consolidated Statements of Financial Condition, September 30, 1995 and 1994 (Unaudited)....
Consolidated Statements of Income for the Nine Months Ended September 30, 1995 and 1994
  (Unaudited)..............................................................................
Consolidated Statement of Stockholders' Equity for the Nine Months Ended September 30, 1995
  (Unaudited)..............................................................................
Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 1995 and 1994
  (Unaudited)..............................................................................
COMMERCIAL BANCORP OF GEORGIA, INC.
Independent Auditors' Report...............................................................
Consolidated Balance Sheets, December 31, 1994 and 1993....................................
Consolidated Statements of Income Years Ended December 31, 1994, 1993 and 1992.............
Consolidated Statements of Changes in Stockholders' Equity Years Ended December 31, 1994,
  1993
  and 1992.................................................................................
Consolidated Statements of Cash Flows Years Ended December 31, 1994, 1993 and 1992.........
Notes to Consolidated Financial Statements.................................................
Consolidated Balance Sheet, September 30, 1995 and 1994 (Unaudited)........................
Consolidated Income Statement for the Three Months and Nine Months Ended September 30, 1995
  and 1994 (Unaudited).....................................................................
Consolidated Statements of Changes in Stockholders' Equity for the Nine Months Ended
  September 30, 1995 and 1994 (Unaudited)..................................................
Condensed Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 1995
  and 1994 (Unaudited).....................................................................
Notes to Financial Statements September 30, 1995 and 1994..................................
DOTHAN FEDERAL SAVINGS BANK:
Report of Independent Public Accountants...................................................
Statements of Financial Condition, June 30, 1995 and 1994..................................
Statements of Income Years Ended June 30, 1995, 1994 and 1993..............................
Statements of Stockholders' Equity Years Ended June 30, 1995, 1994 and 1993................
Statements of Cash Flows Years Ended June 30, 1995, 1994 and 1993..........................
Notes to Financial Statements..............................................................
Condensed Statements of Financial Condition, September 30, 1995 and 1994 (Unaudited).......
Condensed Statements of Income for the Three Months Ended September 30, 1995 and 1994
  (Unaudited)..............................................................................
Condensed Statement of Stockholders' Equity for the Three Months Ended September 30, 1995
  (Unaudited)..............................................................................
Condensed Statements of Cash Flows for the Three Months Ended September 30, 1995 and 1994
  (Unaudited)..............................................................................
Notes to Condensed Financial Statements....................................................

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Southern Banking Corporation and Subsidiary
Altamonte Springs, Florida

     We have audited the accompanying consolidated balance sheets of Southern Banking Corporation and Subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Banking Corporation and Subsidiary as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

     As discussed in Note 2, effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities and as discussed in Note 6, the Company changed its method of accounting for income taxes in the period ended December 31, 1993.

                                          COOPERS & LYBRAND, LLP

Orlando, Florida
January 13, 1995

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                         DECEMBER 31,
                                                                -------------------------------
                                                                    1994               1993
                                                                ------------       ------------
                                            ASSETS
Cash and cash equivalents:
  Cash and due from banks.....................................  $ 13,590,206       $  4,681,644
  Federal funds sold..........................................            --          7,430,000
                                                                ------------       ------------
          Total cash and cash equivalents.....................    13,590,206         12,111,644
Interest-bearing deposits in banks............................     1,305,057          1,581,426
Investment securities.........................................    34,735,130         14,373,579
Loans, net....................................................   121,530,420         77,319,960
Premises and equipment, net...................................     5,028,758          2,817,884
Accrued interest receivable...................................     1,136,962            540,665
Goodwill......................................................     2,211,876                 --
Other assets..................................................     1,823,409            888,919
                                                                ------------       ------------
          Total assets........................................  $181,361,818       $109,634,077
                                                                 ===========        ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Noninterest-bearing demand..................................  $ 36,665,552       $ 28,912,546
  Interest-bearing:
     Demand...................................................    22,724,259         11,452,508
     Savings..................................................    43,022,947         28,431,252
     Time, $100,000 and over..................................    16,569,300         14,385,784
     Other time...............................................    35,751,950         18,182,594
                                                                ------------       ------------
          Total deposits......................................   154,734,008        101,364,684
Federal funds purchased.......................................    12,000,000                 --
Accrued interest payable......................................       365,886            346,172
Other liabilities.............................................       526,443            484,735
                                                                ------------       ------------
          Total liabilities...................................   167,626,337        102,195,591
Commitments and contingencies (Note 9)
Stockholders' equity:
  Common stock, par value $1.00 per share; 10,000,000 shares authorized; 3,350,000 and 2,200,000 shares issued and
     outstanding in 1994 and 1993, respectively...............     3,350,000          2,200,000
  Surplus.....................................................     7,382,042          3,397,677
  Retained earnings...........................................     3,574,412          1,840,809
  Unrealized loss on investment securities available for sale,
     net......................................................      (570,973)                --
                                                                ------------       ------------
          Total stockholders' equity..........................    13,735,481          7,438,486
                                                                ------------       ------------
          Total liabilities and stockholders' equity..........  $181,361,818       $109,634,077
                                                                 ===========        ===========

          See accompanying notes to consolidated financial statements.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                 YEAR ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1994          1993            1992
                                                         -----------   -----------     ----------
Interest and fee income:
  Loans................................................  $ 8,793,436   $ 6,045,913     $4,619,947
  Investment securities................................    1,290,968       630,670        663,455
  Interest-bearing deposits............................       84,806        70,377         63,058
  Federal funds sold...................................      156,966       184,026        215,255
                                                         -----------   -----------     ----------
          Total interest and fee income................   10,326,176     6,930,986      5,561,715
                                                         -----------   -----------     ----------
Interest expense:
  Deposits.............................................    2,894,899     2,047,577      1,999,165
                                                         -----------   -----------     ----------
          Total interest expense.......................    2,894,899     2,047,577      1,999,165
                                                         -----------   -----------     ----------
          Net interest income..........................    7,431,277     4,883,409      3,562,550
Provision for loan losses                                    330,000       466,425        325,000
                                                         -----------   -----------     ----------
          Net interest income after provision for loan
            losses.....................................    7,101,277     4,416,984      3,237,550
                                                         -----------   -----------     ----------
Other income:
  Service charges on deposit accounts..................    1,061,899       664,047        340,763
  Other income.........................................      231,722       214,109        295,966
                                                         -----------   -----------     ----------
          Total other income...........................    1,293,621       878,156        636,729
                                                         -----------   -----------     ----------
Other expense:
  Salaries and wages...................................    2,332,796     1,643,898      1,317,440
  Employee benefits....................................      342,038       250,147        201,626
  Net occupancy expense................................      674,168       515,211        523,522
  Equipment expense....................................      296,650       207,418        176,819
  Other noninterest expenses...........................    2,026,742     1,500,022      1,200,013
                                                         -----------   -----------     ----------
          Total other expense..........................    5,672,394     4,116,696      3,419,420
                                                         -----------   -----------     ----------
Income before income taxes and cumulative effect of
  change in accounting principle.......................    2,722,504     1,178,444        454,859
Income taxes...........................................      988,901       415,250         71,155
                                                         -----------   -----------     ----------
Income before cumulative effect of change in accounting
  principle............................................    1,733,603       763,194        383,704
Cumulative effect of change in accounting principle....           --        46,874             --
                                                         -----------   -----------     ----------
Net Income.............................................  $ 1,733,603   $   810,068     $  383,704
                                                          ==========    ==========      =========
Net Income per common share............................         0.63          0.37           0.18
                                                          ==========    ==========      =========
Weighted average shares outstanding....................    2,730,623     2,200,000      2,115,739
                                                          ==========    ==========      =========

          See accompanying notes to consolidated financial statements.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                                UNREALIZED
                                                                (LOSS) ON
                                                                INVESTMENT
                                                                SECURITIES                    TOTAL
                                      COMMON(1)                 AVAILABLE     RETAINED    STOCKHOLDERS'
                                        STOCK       SURPLUS      FOR SALE     EARNINGS       EQUITY
                                      ----------   ----------   ----------   ----------   -------------
Balance, December 31, 1991..........  $2,111,112   $3,186,568   $       --   $  647,037    $  5,944,717
Issuance of Common Stock (44,444
  shares sold at $6.75 per
  share)............................      88,888      211,109           --           --         299,997
Net Income..........................          --           --           --      383,704         383,704
                                      ----------   ----------   ----------   ----------   -------------
Balance, December 31, 1992..........   2,200,000    3,397,677           --    1,030,741       6,628,418
Net income..........................          --           --           --      810,068         810,068
                                      ----------   ----------   ----------   ----------   -------------
Balance, December 31, 1993..........   2,200,000    3,397,677           --    1,840,809       7,438,486
Adjustment to beginning balance for
  change in accounting principle,
  net of income taxes of $4,607.....          --           --       (7,636)          --          (7,636)
Issuance of common stock (net of
  issuance costs of $40,635)........   1,150,000    3,984,365           --           --       5,134,365
Change in unrealized losses, net of
  income taxes of $344,200..........          --           --     (563,337)          --        (563,337)
Net income..........................          --           --           --    1,733,603       1,733,603
                                      ----------   ----------   ----------   ----------   -------------
Balance, December 31, 1994..........  $3,350,000   $7,382,042   $ (570,973)  $3,574,412    $ 13,735,481
                                       =========    =========    =========    =========      ==========

---------------

(1) All common share information has been restated to reflect the two-for-one stock split effected in June 1994.

          See accompanying notes to consolidated financial statements.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED DECEMBER 31,
                                                   ----------------------------------------------
                                                       1994             1993             1992
                                                   ------------     ------------     ------------
Cash Flows from Operating Activities:
  Interest and fees received.....................  $ 10,417,993     $  5,977,885     $  5,105,314
  Service charges received.......................     1,061,899          664,047          346,763
  Loan fees collected............................       321,704          850,631          564,656
  Other income received..........................       136,654          200,359          191,658
  Interest paid..................................    (2,992,982)      (1,884,709)      (2,033,778)
  Cash paid to suppliers and employees...........    (5,058,693)      (3,445,728)      (3,059,479)
  Income taxes paid..............................    (1,281,284)        (485,598)          (6,025)
                                                   ------------     ------------     ------------
          Net cash provided by operating
            activities...........................     2,605,291        1,876,887        1,109,109
                                                   ------------     ------------     ------------
Cash Flows from Investing Activities:
  Proceeds from sales and maturities of
     investment securities.......................     4,173,181        8,114,067        4,171,788
  Proceeds from maturities of interest-bearing
     deposits in banks...........................       400,000          300,000          500,000
  Purchase of investment securities..............    (9,497,570)     (13,487,394)      (2,765,118)
  Purchase of interest-bearing deposits in
     banks.......................................            --         (996,778)        (286,484)
  Net increase in loans made to customers........   (20,946,882)     (17,994,865)     (19,566,510)
  Acquisition of Osceola National Bank...........    (3,121,275)              --               --
  Purchase of premises and equipment.............    (1,770,970)      (1,324,129)        (660,330)
                                                   ------------     ------------     ------------
          Net cash used in investing
            activities...........................   (30,763,516)     (25,389,099)     (18,606,654)
                                                   ------------     ------------     ------------
Cash Flows from Financing Activities:
  Net increase in demand deposits and savings
     accounts....................................    13,750,315       22,525,126       11,102,615
  Net increase (decrease) in time deposits.......    (1,247,893)         751,746        3,518,852
  Proceeds from (payments on) note payable.......            --          (75,000)          75,000
  Net increase in federal funds purchased........    12,000,000               --               --
  Net proceeds from the issuance of common
     stock.......................................     5,134,365               --          299,997
                                                   ------------     ------------     ------------
          Net cash provided by financing
            activities...........................    29,636,787       23,201,872       14,996,464
                                                   ------------     ------------     ------------
Net Increase (Decrease) in Cash and Cash
  Equivalents....................................     1,478,562         (310,340)      (2,501,081)
Cash and Cash Equivalents:
  Beginning of year..............................    12,111,644       12,421,984       14,923,065
                                                   ------------     ------------     ------------
  End of year....................................  $ 13,590,206     $ 12,111,644     $ 12,421,984
                                                    ===========      ===========      ===========

          See accompanying notes to consolidated financial statements.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                                                                          YEAR ENDED
                                                                         DECEMBER 31,
                                                             ------------------------------------
                                                                1994         1993         1992
                                                             ----------   ----------   ----------
Reconciliation of Net Income to Net Cash
  Provided by Operating Activities:
     Net income............................................  $1,733,603   $  810,068   $  383,704
                                                             ----------   ----------   ----------
     Adjustments to reconcile net income to net cash
       provided by operating activities:
          Cumulative effect of change in accounting
            principle......................................          --      (46,874)          --
          Depreciation and amortization....................     368,458      225,989      166,921
          Losses (gains) on sales of investments...........       5,264      (13,750)    (104,308)
          Net increase in allowance for loan losses........     330,000      466,425      262,731
          Amortization of premiums and accretion of
            discounts on investment securities.............     456,555       (1,321)     (15,159)
          Increase in deferred loan fees...................     226,636       47,285      134,048
          Decrease (increase) in accrued interest
            receivable.....................................    (364,738)    (148,433)     109,255
          Decrease (increase) in other assets..............     241,434      218,143      (76,331)
          (Decrease) increase in accrued interest
            payable........................................     (98,083)     162,868      (34,613)
          (Decrease) increase in other liabilities.........    (293,838)     156,487      282,861
                                                             ----------   ----------   ----------
               Total adjustments...........................     871,688    1,066,819      725,405
                                                             ----------   ----------   ----------
Net Cash Provided by Operating Activities..................  $2,605,291   $1,876,887   $1,109,109
                                                              =========    =========    =========

Supplemental Schedule of Noncash Investment and Financing Activities:

          In June 1994, the Board approved a two-for-one stock split of the Company's common stock.

          On July 3, 1992, Southern Banking Corporation exchanged 1,055,556 shares of its common stock with the shareholders of Southern Bank of Central Florida in a two-for-one stock exchange.

          See accompanying notes to consolidated financial statements.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

1. ORGANIZATION

     Southern Bank Corporation (the Company) is a bank holding company with a wholly-owned subsidiary, Southern Bank of Central Florida (the Bank), a state-chartered bank headquartered in Altamonte Springs, Florida. The Company commenced operations on August 29, 1988. As of December 31, 1994,the bank operates eight branches: four in Seminole County, two in Osceola County and two in Orange County. The Company's deposits are insured by the Federal Deposit Insurance Corporation.

     On September 30, 1994, the Bank acquired substantially all of the outstanding common stock of Osceola National Bank (ONB). The acquisition has been accounted for under the purchase method, whereby the purchase price of $6,069,000 has been allocated to the underlying assets and liabilities based on their respective fair values at the date of acquisition. A summary of the purchase price allocation as reflected in the accompanying Consolidated Balance Sheets is as follows:

    Cash and cash equivalents...............................................  $ 2,948,000
    Investment securities...................................................   16,542,000
    Loans, net..............................................................   23,820,000
    Premises and equipment..................................................    1,053,000
    Goodwill................................................................    2,242,000
    Other assets............................................................      784,000
    Deposits................................................................   40,867,000
    Other liabilities.......................................................      453,000

     The following summary presents the pro forma consolidated results of operations as if the acquisition of ONB occurred at January 1, 1994 and January 1, 1993. The pro forma results are unaudited and are not necessarily indicative of what actually would have occurred if the acquisition had been in effect for the entire periods presented.


                                                                         1994          1993
                                                                      -----------   -----------
                                                                      (UNAUDITED)   (UNAUDITED)
Interest and fee income.............................................  $11,893,000   $10,303,000
Interest expense....................................................    3,728,000     3,383,000
Other income........................................................    2,221,000     1,511,000
Other expense.......................................................    7,077,000     5,739,000
Net income..........................................................    1,990,000     1,461,000
Net income per share................................................  $       .59   $       .44

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of the Company are in accordance with generally accepted accounting principles, and conform to general practices within the banking industry.

     Method of Consolidation. In consolidation, all significant intercompany accounts and transactions are eliminated.

     Cash and Cash Equivalents. Cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold.

     Investment Securities. Investment securities are carried at cost adjusted for amortization of premium and accretion of discount. Gains and losses on the sale of securities are computed by specific identification.

     Effective January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115 (SFAS No. 115), Accounting for Certain Investments in Debt and Equity Securities, that

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY addresses the accounting and reporting for investments in marketable equity securities and for all investments in debt securities. SFAS No. 115 requires investments in debt and marketable equity securities to be classified in three categories and accounted for as follows: held to maturity (recorded at amortized cost), available for sale (recorded at fair value with unrealized gains and losses reported as a separate component of stockholder's equity), and trading securities (recorded at fair value with unrealized gains and losses included in earnings).

     In accordance with the Statement, prior period financial statements have not been restated to reflect the change in accounting principle. The cumulative effect of adopting SFAS No. 115 as of January 1, 1994 was a decrease in the opening balance of stockholders' equity of $7,636 (net of $4,607 in deferred income taxes) to reflect the unrealized losses on securities classified as available-for-sale that were previously classified as investment securities and carried at amortized cost.

     Loans and Allowance for Loan Losses. Interest on loans is accrued by the simple interest method. Loan origination fees and incremental costs are deferred and amortized over the life of the loans as a yield adjustment. The interest recognition methods produce relatively constant yields over the terms of the loans. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

     The allowance for loan losses is maintained at a level determined to be adequate for potential loan losses and considers delinquencies, recent loss experience and the general condition of the loan portfolio, as well as prevailing and anticipated economic conditions.

     In May 1993, the FASB issued SFAS No. 114, Accounting by Creditors for Impairment of a Loan, which establishes new guidance for all creditors in determining allowances for credit losses related to certain loans. The standard requires impaired loans to be recorded using one of the following basis: the present value of expected future cash flows, the loan's observable market price, or the fair value of the collateral. This statement is effective for fiscal years beginning after December 31, 1994. The Company has elected not to implement SFAS No. 114 for 1994. The effect of this standard is not expected to be adverse or material.

     Premises and Equipment. Depreciable assets are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is provided on the straight-line basis over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred and major renewals and betterments are capitalized. Gains or losses are credited or charged to income upon disposition.

     Goodwill. The Bank recorded goodwill for the excess of the purchase price of Osceola National Bank over the estimated fair value of the net assets acquired. The goodwill is being amortized on a straight-line basis over 20 years. Amortization expense for 1994 was $30,541.

     Income Taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

     Net Income per Common Share. Net Income per common share has been computed using the weighted average number of shares outstanding during the year.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

3. INVESTMENT SECURITIES

     The amortized cost and estimated market value of investments in debt securities at December 31, 1994 and 1993 were as follows:

                                                                   DECEMBER 31, 1994
                                                  ---------------------------------------------------
                                                                  GROSS        GROSS       ESTIMATED
                                                   AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                                     COST         GAINS        LOSSES        VALUE
                                                  -----------   ----------   ----------   -----------
Investments Held-to-Maturity:
  Federal Home Loan Bank and Federal Reserve
     Stock......................................  $   694,300    $     --    $       --   $   694,300
  U.S. Treasury securities and obligations of
     U.S. Government corporations and
     agencies...................................    3,963,351          --      (105,823)    3,857,528
  Mortgage-backed securities....................    8,690,465      15,393      (303,798)    8,402,060
  Obligations of states and political
     subdivisions...............................    3,282,476          --      (185,958)    3,096,518
                                                  -----------   ----------   ----------   -----------
                                                  $16,630,592    $ 15,393    $ (595,579)  $16,050,406
                                                   ==========    ========     =========    ==========
Investments Available-for-Sale:
  U.S. Treasury securities and obligations of
     U.S. Government corporations and
     agencies...................................  $12,917,751    $    941    $ (403,886)  $12,514,806
  Mortgage-backed securities....................    5,506,567          --      (384,120)    5,122,447
  Obligations of states and political
     subdivisions...............................      100,000          --        (3,965)       96,035
  Other debt securities.........................      500,000          --      (128,750)      371,250
                                                  -----------   ----------   ----------   -----------
                                                  $19,024,318    $    941    $ (920,721)  $18,104,538
                                                   ==========    ========     =========    ==========

                                                                   DECEMBER 31, 1993
                                                  ---------------------------------------------------
                                                                  GROSS        GROSS       ESTIMATED
                                                   AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                                     COST         GAINS        LOSSES        VALUE
                                                  -----------   ----------   ----------   -----------
  U.S. Treasury securities and obligations of
     U.S. Government corporations and
     agencies...................................  $ 9,650,818    $ 17,190    $  (43,016)  $ 9,624,992
  Mortgage-backed securities....................    2,615,552      22,328       (26,204)    2,611,676
  Obligations of states and political
     subdivisions...............................    1,507,209      17,887        (7,013)    1,518,083
  Other debt securities.........................      600,000       5,476            --       605,476
                                                  -----------   ----------   ----------   -----------
                                                  $14,373,579    $ 62,881    $  (76,233)  $14,360,227
                                                   ==========    ========     =========    ==========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

     The amortized cost and estimated market value of investments in debt securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                   AMORTIZED         ESTIMATED
                                                                     COST           MARKET VALUE
                                                                  -----------       ------------
Investments Held-to-Maturity:
  Due in one year or less.......................................  $   200,000       $    198,818
  Due after one year through five years.........................    3,994,398          3,861,022
  Due after five years through ten years........................    2,942,448          2,787,890
  Due in more than ten years....................................      108,981            106,316
                                                                  -----------       ------------
                                                                    7,245,827          6,954,046
  Federal Home Loan Bank and Federal Reserve Stock..............      694,300            694,300
  Mortgage-backed securities....................................    8,690,465          8,402,060
                                                                  -----------       ------------
                                                                  $16,630,592       $ 16,050,406
                                                                   ==========         ==========
Investments Available-For-Sale:
  Due in one year or less.......................................  $ 2,506,656       $  2,473,076
  Due after one year through five years.........................   11,011,095         10,509,015
                                                                  -----------       ------------
                                                                   13,517,751         12,982,091
  Mortgage-backed securities....................................    5,506,567          5,122,447
                                                                  -----------       ------------
                                                                  $19,024,318       $ 18,104,538
                                                                   ==========         ==========

     Proceeds from the sales and maturities of investments during 1994 and 1993 were $4,173,181 and $8,114,067, respectively. Net realized gains (losses) on the sale of investments during 1994, 1993 and 1992 were $(5,264), $13,750 and $104,308, respectively.

     Investment securities with book values of $1,505,226 and $2,019,300 at December 31, 1994 and 1993, respectively, and with market values of approximately $1,479,843 and $2,013,800 at December 31, 1994 and 1993,
respectively, were pledged as collateral for public funds and treasury tax and loan deposits.

4. LOANS AND ALLOWANCE FOR LOAN LOSSES

     A summary of loan distribution at December 31, 1994 and 1993 follows:

                                                                       DECEMBER 31,
                                                               ----------------------------
                                                                   1994            1993
                                                               ------------     -----------
    Commercial...............................................  $ 32,148,230     $25,633,524
    Mortgage.................................................    11,211,674      12,622,583
    Real estate..............................................    69,836,655      34,228,496
    Installment..............................................    10,120,846       5,942,271
                                                               ------------     -----------
                                                                123,317,405      78,426,874
    Overdrafts...............................................       297,396          42,175
    Unearned discount........................................       (33,255)        (15,180)
    Deferred loan fees.......................................      (442,470)       (233,909)
                                                               ------------     -----------
                                                                123,139,076      78,219,960
    Allowance for loan losses                                    (1,608,656)       (900,000)
                                                               ------------     -----------
                                                               $121,530,420     $77,319,960
                                                                ===========      ==========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

     Changes in the allowance for loan losses follows:

                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                                   -----------------------
                                                                      1994          1993
                                                                   ----------     --------
    Allowance, beginning of year.................................  $  900,000     $639,860
    ONB loan loss reserve at acquisition.........................     473,645           --
    Provision charged to expense.................................     330,000      466,425
    Recoveries on loans previously charged off...................          --        3,755
    Loans charged off............................................     (94,989)    (210,040)
                                                                   ----------     --------
    Allowance, end of year.......................................  $1,608,656     $900,000
                                                                    =========     ========

     Loans on which the accrual of interest has been discontinued or reduced, amounted to $199,614 and $43,241 at December 31, 1994 and 1993, respectively. If interest on those loans had been accrued, such income would have approximated $25,000, $2,500 and $3,798 for 1994, 1993 and 1992, respectively.

5. PREMISES AND EQUIPMENT

     A summary of premises and equipment at December 31, 1994 and 1993 follows:

                                                                        DECEMBER 31,
                                                                  -------------------------
                                                                     1994           1993
                                                                  ----------     ----------
    Land........................................................  $  827,004     $  527,004
    Bank premises...............................................   2,433,116      1,449,630
    Leasehold improvements......................................     575,274        266,722
    Furniture, fixtures and equipment...........................   2,066,183      1,109,430
                                                                  ----------     ----------
                                                                   5,901,577      3,352,786
    Less accumulated depreciation and amortization..............    (872,819)      (534,902)
                                                                  ----------     ----------
                                                                  $5,028,758     $2,817,884
                                                                   =========      =========

     Depreciation and amortization expense for premises and equipment for the years ended December 31, 1994, 1993 and 1992 was $337,917, $225,989 and
$166,921, respectively.

6. INCOME TAXES

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under the provisions of SFAS 109, the Company elected not to restate the prior year. The financial effect of this statement has been reported in the 1993 statement of income as the cumulative effect of a change in accounting principle. The effect was a net increase in income of $46,874 and a corresponding increase in the net deferred tax asset as of December 31, 1993.

     The components of the net deferred tax asset recognized in the accompanying balance sheet at December 31, 1994 and 1993 are as follows:

                                                                   YEAR ENDED DECEMBER 31,
                                                                  -------------------------
                                                                     1994           1993
                                                                  ----------     ----------
    Deferred tax asset..........................................  $  969,684     $  391,287
    Deferred tax liability......................................    (104,046)       (64,218)
    Valuation allowance.........................................          --             --
                                                                  ----------     ----------
                                                                  $  865,638     $  327,069
                                                                   =========      =========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

     The types of temporary differences between the tax bases of assets and liabilities and their financial statement reporting amounts are attributable principally to depreciation methods, loan loss provisions, and deferred loan fees.

     Reconciliations of the effective income tax rate and the statutory federal income tax rate are as follows:

                                                                          YEAR ENDED
                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                    1994     1993     1992
                                                                    ----     ----     -----
    Statutory federal income tax rate.............................  34.0%    34.0%     34.0%
    State taxes...................................................   2.3      1.9       2.9
    Net operating loss utilized...................................    --       --     (18.4)
    Other.........................................................    --     (0.7)     (2.9)
                                                                    ----     ----     -----
    Effective income tax rate.....................................  36.3%    35.2%     15.6%

     The provision (benefit) for income taxes consists of the following:

                                                                       YEAR ENDED
                                                                      DECEMBER 31,
                                                            --------------------------------
                                                               1994        1993       1992
                                                            ----------   --------   --------
    Current:
      Federal.............................................  $  999,859   $456,679   $220,379
      State...............................................     114,010     41,304     22,055
                                                            ----------   --------   --------
                                                             1,113,869    497,983    242,434
                                                            ----------   --------   --------
    Deferred:
      Federal.............................................    (106,703)   (74,752)  (171,279)
      State...............................................     (18,265)    (7,981)        --
                                                            ----------   --------   --------
                                                              (124,968)   (82,733)  (171,279)
                                                            ----------   --------   --------
                                                            $  988,901   $415,250   $ 71,155
                                                             =========   ========   ========

     The Bank recognized the tax benefit of approximately $247,000 in net operating loss carryforwards for financial reporting purposes in the year ended December 31, 1992.

     As of December 31, 1992, the Bank had approximately $70,000 in net operating loss carryforwards and approximately $26,000 in alternative minimum tax credit carryforwards for financial reporting purposes. As of December 31, 1994 and 1993, the Bank had no income tax carryforwards or alternative minimum tax carryforward.

7. STOCK BASED COMPENSATION PLANS

     The Company's stock option plans adopted prior to December 31, 1992 authorize the granting of options for up to 160,000 shares of common stock to organizing directors and key officers and employees of the Company. Under the plans, options are granted at a price determined in each case by the committee of the Board of Directors, but shall not be less than one hundred (100%) percent of the fair market value of a share of common stock on the date the option is granted, the book value thereof or $5.825 per share, whichever is greater. Such options are exercisable over a period of ten years from the date of grant.

     During the year ended December 31, 1993, the Company adopted a stock option plan authorizing the granting of options of shares of common stock to directors and certain key employees of the Company. The total number of shares which may be issued under this plan and other plans adopted by the Company shall not exceed twenty percent (20%) of the Company's total authorized shares. Under the plan, the options are granted at a price determined in each case by the committee of the Board of Directors, but shall not be less

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY than one hundred percent (100%) of the fair market value of the stock as of the date the option is granted or the par value of such shares, whichever is greater. Such options are exercisable over a period of ten years from the date of grant.

     Information with respect to the Company's organizing director stock option plan is as follows:

                                                                     NUMBER OF   OPTION PRICE
                         SHARES UNDER OPTION:                         SHARES      PER SHARE
    ---------------------------------------------------------------  ---------   ------------
    Outstanding at December 31, 1991...............................   216,000       $ 2.92
    Granted........................................................     -- --
    Exercised......................................................        --           --
    Cancelled......................................................        --           --
                                                                     ---------      ------
    Outstanding at December 31, 1992...............................   216,000       $ 2.92
    Granted........................................................        --           --
    Exercised......................................................        --           --
    Cancelled......................................................        --           --
                                                                     ---------      ------
    Outstanding at December 31, 1993...............................   216,000       $ 2.92
    Granted........................................................        --           --
    Exercised......................................................        --           --
    Cancelled......................................................        --           --
                                                                     ---------      ------
    Outstanding at December 31, 1994...............................   216,000       $ 2.92
                                                                     ========    =========

     Options exercisable at December 31, 1994, 1993 and 1992 are 216,000.

     Information with respect to the Company's employee incentive stock option plan is as follows:

                                                                   NUMBER OF   OPTION PRICE
                        SHARES UNDER OPTION:                        SHARES       PER SHARE
    -------------------------------------------------------------  ---------   -------------
    Outstanding at December 31, 1991.............................   104,000    $2.92 - $3.38
    Granted......................................................        --         --
    Exercised....................................................        --         --
    Cancelled....................................................        --         --
                                                                   ---------   -------------
    Outstanding at December 31, 1992.............................   104,000    $2.92 - $3.38
    Granted......................................................        --         --
    Exercised....................................................        --         --
    Cancelled....................................................        --         --
                                                                   ---------   -------------
    Outstanding at December 31, 1993.............................   104,000    $2.92- $3.38
    Granted......................................................        --         --
    Exercised....................................................        --         --
    Cancelled....................................................        --         --
                                                                   ---------   -------------
    Outstanding at December 31, 1994.............................   104,000    $2.92 - $3.38
                                                                   ========     ===========

     Options exercisable at December 31, 1994, 1993 and 1992 are 104,000.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

     Information with respect to the Company's director and key employee stock option plan is as follows:

                                                                   NUMBER OF   OPTION PRICE
                        SHARES UNDER OPTION:                        SHARES       PER SHARE
    -------------------------------------------------------------  ---------   -------------
    Granted......................................................   584,000        $3.04
    Exercised....................................................        --         --
    Cancelled....................................................        --         --
                                                                   ---------   -------------
    Outstanding at December 31, 1993.............................   584,000        $3.04
    Granted......................................................   230,000        $4.50
    Exercised....................................................        --         --
    Cancelled....................................................        --         --
                                                                   ---------   -------------
    Outstanding at December 31, 1994.............................   814,000    $3.04 - $4.50
                                                                   ========     ===========

     Options exercisable at December 31, 1994 and 1993 are 814,000 and 584,000, respectively.

     During 1994, the Company adopted an employee stock appreciation plan in which hypothetical investments in shares of the Company's common stock are awarded to key employees. The benefits vest over 5 years and are paid at the close of the vesting period based upon the appreciation of the shares between the date of grant and the exercise date. Under the plan, 79,000 shares were granted, none of which were exercised or cancelled as of December 31, 1994. Compensation expense pursuant to the plan was immaterial in 1994.

8. EMPLOYEE BENEFIT PLAN

     Effective January 1, 1993, the Company adopted a deferred savings plan under Internal Revenue Code Section 401(k), which covers substantially all of the Company's employees who meet minimum length of service requirements. Under the provisions of the plan, employees may contribute up to 15% of their compensation on a pre-tax basis. The Company matches the employee contribution 25% up to a maximum of 4%. The Company's contribution to the plan was $26,431 and $13,955 for the years ended December 31, 1994 and 1993, respectively.

9. COMMITMENTS AND CONTINGENCIES

     Lease Commitments -- The Bank leases several of its facilities under operating leases which expire at various periods through August, 1998. Future minimum lease payments, by year and in the aggregate, under all operating leases as of December 31, 1994 are as follows:

                            YEAR ENDING DECEMBER 31,
    -------------------------------------------------------------------------
    1995.....................................................................  $  392,490
    1996.....................................................................     410,800
    1997.....................................................................     277,355
    1998.....................................................................     286,963
    Thereafter...............................................................     271,545
                                                                               ----------
                                                                               $1,639,153
                                                                                =========

     Rent expense was approximately $385,000, $342,000 and $417,000 for 1994, 1993 and 1992, respectively.

     In November 1994, the Bank entered into an option for assignment of lease and purchase of fixed assets related to the leased property formerly known as the Orlando branch. As of December 31, 1994, this option has not been exercised by the sublessee.

     Financial Instruments with Off-Balance Sheet Risks. The Bank is a party to financial instruments with off-balance sheet risk in the normal course of its business to meet the financing needs of its customers and to

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY reduce its own exposure to fluctuations in interest rates. These financial instruments include loan commitments and stand-by letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to its financial instrument for loan commitments and stand-by letters of credit is represented by the contracted amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

     At December 31, 1994 and 1993, the Bank has commitments to customers of approximately $1,877,000 and $928,000 for standby letters of credit and $33,162,000 and $17,948,000 for unfunded firm loan commitments, respectively. Since many of the loan commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements.

     Financial Instruments with Off-Balance Sheet Risks. The Bank has no significant concentration of credit risk with any individual counterparty to originate loans. Bank loan customers are principally closely-held businesses and residents concentrated in the central Florida area and as such, the debtors' ability to honor their contract is substantially dependent upon the general economic conditions of the region.

     The Bank evaluates each customer's credit worthiness on a case-by-case basis. It is the Bank's policy to obtain adequate collateral in accordance with internal lending guidelines on all loans. Unsecured loans are made based upon the judgment of Company management in accordance with authorized lending limits, Bank lending policies and credit criteria. Collateral on the Bank's loans depend on the nature of the loan, and are principally commercial and residential real property and other commercial tangible assets (inventory and equipment). It is the Bank's policy to perfect its interest in the collateral through the filing of mortgage deeds and uniform commercial code (UCC) filings, or taking physical possession of the collateral, if appropriate. Bank management believes it has access to collateral in the event of loan default to minimize its credit risk.

     Stand-by letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The collateral varies for those commitments, but may include a certificate of deposit held by the Bank if collateral is deemed necessary.

     During 1994 and 1993, the Bank has approximately $35,594,000 and $17,514,000, respectively, in fixed rate loans with interest rates ranging from 5.5% to 18%, and $19,215,000 and $191,000, respectively, in variable rate loans with interest rate ceilings ranging from 9% to 18%.

     The Bank is required to maintain a minimum leverage capital ratio of Tier I capital, as defined, to total assets based upon the Company's ratings under the regulatory CAMEL rating system. Banks with CAMEL ratings of one are required to maintain a minimum leverage capital ratio of 3 percent. An additional 100 to 200 basis points are required for banks with CAMEL ratings other than one.

     The Bank must also maintain a ratio of total capital to risk-weighted assets of 8 percent, and a ratio Tier I capital to risk-weighted assets of 4 percent.

10. RETAINED EARNINGS

     The Company's retained earnings account at December 31, 1994 and 1993 includes $1,060,000 of initial paid-in capital.

     The payment of dividends by the Bank is subject to certain regulatory restrictions.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

11. RELATED-PARTY TRANSACTIONS

     Loans. Loans receivable from principal stockholders, directors, executive officers and companies in which they have a 10% or more beneficial interest aggregated approximately $3,672,000 and $4,006,000 at December 31, 1994 and 1993, respectively.

     Deposits. Deposits of principal stockholders directors executive officers and companies in which they have a 10% or more beneficial interest aggregated approximately $10,196,000 and $13,324,000 at December 31, 1994 and 1993,
respectively.

12. SOUTHERN BANKING CORPORATION (PARENT COMPANY ONLY):

     Presented below are the financial statements of Southern Banking
Corporation.

                                 BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                       ------------------------
                                                                          1994          1993
                                                                       -----------   ----------
                                            ASSETS
Cash and cash equivalents............................................  $    31,266   $   12,312
Investment in subsidiary bank, Southern Bank of Central Florida*.....   13,645,379    7,382,421
Other assets.........................................................       58,836       43,753
                                                                       -----------   ----------
          Total assets...............................................  $13,735,481   $7,438,486
                                                                        ==========    =========
                                     STOCKHOLDERS' EQUITY
Common Stock, par value $1.00 per share; 10,000,000 shares
  authorized; 3,350,000 and 2,111,112 shares issued and outstanding
  in 1994 and 1993, respectively.....................................  $ 3,350,000   $2,200,000
Surplus..............................................................    7,382,042    3,397,677
Retained earnings....................................................    3,574,412    1,840,809
Unrealized loss on investments available for sale, net...............     (570,973)          --
                                                                       -----------   ----------
          Total stockholders' equity.................................  $13,735,481   $7,438,486
                                                                        ==========    =========

---------------

* Eliminated in consolidation.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                               1994          1993         1992
                                                            -----------   ----------   ----------
Equity in subsidiary's undistributed net income...........  $ 1,746,870   $  831,515   $  401,003
Dividends received........................................       10,000
Interest income...........................................        4,184           --
Other expense.............................................      (41,489)     (34,386)     (17,299)
Income tax benefits.......................................       14,038       12,939
                                                            -----------   ----------   ----------
          Net income......................................    1,733,603      810,068      383,704
Retained earnings, beginning of period....................    1,840,809    1,030,741      647,037
                                                            -----------   ----------   ----------
Retained earnings, end of year............................  $ 1,817,542   $1,840,809   $1,030,741
                                                             ==========    =========    =========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                                1994         1993        1992
                                                             -----------   ---------   ---------
Operating activities:
  Net income...............................................  $ 1,733,603   $ 810,068   $ 383,704
  Adjustments to reconcile net income to net cash used by
     operating activities:
     Undistributed earnings of subsidiary..................   (1,746,870)   (831,515)   (401,003)
     Amortization..........................................       11,894      11,895       3,405
     Increase in other assets..............................      (26,977)         --     (24,582)
                                                             -----------   ---------   ---------
          Net cash provided by (used in) operating
            activities.....................................      (28,350)     (9,552)    (38,476)
                                                             -----------   ---------   ---------
Investing activities:
  Dividends received from bank.............................           --      94,811
  Organizational costs.....................................                              (34,471)
  Investment in bank.......................................   (5,087,061)         --    (299,997)
                                                             -----------   ---------   ---------
          Net cash used in investing activities............   (5,087,061)     94,811    (334,468)
                                                             -----------   ---------   ---------
Financing activities:
  Proceeds from the issuance of common stock...............    5,134,365          --     299,997
  Proceeds from note payable...............................                               75,780
  Retirement of note payable...............................           --     (75,780)         --
                                                             -----------   ---------   ---------
                                                               5,134,365     (75,780)    375,777
                                                             -----------   ---------   ---------
          Net cash provided (used in) by financing
            activities:
     Increase (decrease) in cash and cash equivalents......       18,954       9,479       2,833
     Cash and cash equivalents, beginning of year..........       12,312       2,833           0
                                                             -----------   ---------   ---------
     Cash and cash equivalents, end of year................  $    31,266   $  12,312   $   2,833
                                                              ==========   =========   =========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                          SEPTEMBER 30, 1995 AND 1994

                                                                        1995           1994
                                                                    ------------   ------------
                                                                            (UNAUDITED)
                                            ASSETS
Cash and due from banks...........................................  $ 14,832,448   $ 18,933,993
Federal funds sold................................................     9,500,000      2,485,000
Investment securities.............................................    34,844,191     36,132,691
Loans receivable, net.............................................   140,414,731    114,433,739
Loans receivable for sale, approximate market value of............            --             --
Federal Home Loan Bank stock, at cost.............................       544,300             --
Real estate acquired through foreclosure..........................       155,690        274,890
Office properties and equipment, net..............................     4,957,333      4,635,615
Accrued interest receivable.......................................     1,360,357      1,001,784
Other assets......................................................     4,116,250      3,328,205
                                                                    ------------   ------------
          Total assets............................................  $210,725,300   $181,225,917
                                                                     ===========    ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits..........................................................  $193,055,915   $167,083,155
Federal Home Loan Bank advances...................................            --             --
Note payable......................................................            --             --
Advance payments by borrowers for property taxes and insurance....            --             --
Accrued expenses and other liabilities............................     1,475,333        866,883
                                                                    ------------   ------------
          Total liabilities.......................................   194,531,248    167,950,038
                                                                    ------------   ------------
Stockholders' Equity:
Common stock, $1.00 par value, authorized 10,000,000 shares;
  issued and outstanding shares 3,362,000 at 09/30/95 and
  3,350,000 at 09/30/94...........................................  $  3,362,000   $  3,350,000
Additional paid-in capital........................................     7,405,082      7,382,042
Net unrealized gain (loss) on AFS Securities......................      (117,075)      (305,137)
Retained earnings.................................................     5,544,045      2,848,974
                                                                    ------------   ------------
          Total stockholders' equity..............................    16,194,052     13,275,879
                                                                    ------------   ------------
          Total liabilities and stockholders' equity..............  $210,725,300   $181,225,917
                                                                     ===========    ===========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                        CONSOLIDATED STATEMENT OF INCOME
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

                                                                          NINE MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                       ------------------------
                                                                          1995          1994
                                                                       -----------   ----------
                                                                             (UNAUDITED)
INTEREST INCOME:
Loans................................................................  $ 9,719,958   $5,140,565
Other investments....................................................    2,106,102      942,136
                                                                       -----------   ----------
          Total interest income......................................   11,826,060    6,082,701
                                                                       -----------   ----------
INTEREST EXPENSE:
Deposits.............................................................    4,357,928    1,810,335
Advance and other borrowings.........................................       73,819           --
                                                                       -----------   ----------
          Total Interest Expense.....................................    4,431,747    1,810,335
                                                                       -----------   ----------
          Net Interest Income........................................    7,394,313    4,272,366
Provision for possible loan losses...................................      245,000      270,000
                                                                       -----------   ----------
Net interest income after provision for possible loan losses.........    7,149,313    4,002,366
                                                                       -----------   ----------
OTHER INCOME:
Loan fees and service charges........................................    1,918,009    1,338,395
Mortgage loan servicing fees.........................................       16,989           --
Gain on sale of loans................................................           --           --
Gain (loss) on sale of loan servicing................................           --           --
Gain (loss) on real estate acquired through foreclosure..............       (6,457)          --
Gain (loss) on sale of securities....................................      (36,905)          34
Other operating income, net..........................................      213,313       84,605
                                                                       -----------   ----------
                                                                         2,104,949    1,423,034
                                                                       -----------   ----------
GENERAL AND ADMINISTRATIVE EXPENSES:
Compensation, payroll taxes, and fringe benefits.....................    2,966,570    1,700,273
Occupancy and equipment expense......................................    1,023,285      607,136
Other................................................................    2,147,577    1,441,580
                                                                       -----------   ----------
          Total general and administrative expenses..................    6,137,432    3,748,989
                                                                       -----------   ----------
          Income before income taxes.................................    3,116,830    1,676,411
                                                                       -----------   ----------
Income tax expense...................................................    1,147,200      668,515
                                                                       -----------   ----------
     Net income......................................................  $ 1,969,630   $1,007,896
                                                                        ==========    =========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

                              COMMON STOCK
                        -------------------------   ADDITIONAL                NET UNREALIZED       TOTAL
                         NUMBER OF                   PAID-IN      RETAINED      GAIN/LOSS      STOCKHOLDERS'
                           SHARES        AMOUNT      CAPITAL      EARNINGS        ON AFS          EQUITY
                        ------------   ----------   ----------   ----------   --------------   -------------
Balance at December
  31, 1994............    3,350,000    $3,350,000   $7,382,042   $3,574,415     $ (570,973)     $ 13,735,481
Purchase and
  retirement of common
  stock...............       12,000        12,000       23,040           --             --            35,040
MVA to AFS
  Securities..........           --            --           --           --        453,898           453,898
Net income............           --            --           --    1,969,630             --         1,969,630
                        ------------   ----------   ----------   ----------   --------------   -------------
Balance at September
  30, 1995............    3,362,000    $3,362,000   $7,405,082   $5,544,045     $ (117,075)     $ 16,194,052
                        ===========     =========    =========    =========    ===========        ==========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                         NINE MONTHS ENDED
                                                                           SEPTEMBER 30,
                                                                    ---------------------------
                                                                        1995           1994
                                                                    ------------   ------------
Net cash provided (used) by operating activities..................  $  2,989,436   $   (886,641)
                                                                    ------------   ------------
Cash flows from investing activities:
  Net (increase) decrease in investment securities................     1,391,548    (20,655,041)
  Net increase in loans made to customers.........................   (19,701,208)   (37,978,062)
  Purchase of premises and equipment..............................      (294,482)    (2,025,738)
                                                                    ------------   ------------
          Net cash used in investing activities...................   (18,604,142)   (60,658,841)
                                                                    ------------   ------------
Cash flows from financing activities:
  Net increase in demand deposits and savings accounts............    20,037,363     46,178,665
  Net increase in time deposits...................................    18,284,545     19,539,806
  Net decrease in federal funds purchased.........................   (12,000,000)             0
  Net proceeds from the issuance of common stock..................        35,040      5,134,365
                                                                    ------------   ------------
          Net cash provided by financing activities...............    26,356,948     70,852,836
                                                                    ------------   ------------
Net increase in cash and cash equivalents.........................    10,742,242      9,307,354
Cash and cash equivalents: beginning of year......................    13,590,206     12,111,639
                                                                    ------------   ------------
Cash and cash equivalents: September 30, 1995 and 1994............    24,332,448   $ 21,418,993
                                                                    ------------   ------------
Reconciliation of net income to net cash provided (used) by
  operating activities:
  Net income......................................................     1,969,630      1,007,896
                                                                    ------------   ------------
  Adjustments to reconcile net income to net cash provided (used)
     by operating activities:
     Depreciation and amortization................................       365,907        208,007
     (Gains) losses on sales of investments.......................        36,905            (34)
     Net increase in allowance for loan losses....................       106,677        660,048
     Amortization of premiums and accretion of discounts on
      investment securities.......................................       (34,543)        15,060
     Increase (decrease) in deferred loan fees....................       (32,083)       204,236
     Increase in accrued interest receivable......................      (223,395)      (461,119)
     (Increase) decrease in other assets..........................       217,331     (2,543,773)
     Increase (decrease) in accrued interest payable..............       322,927        (20,180)
     Increase in other liabilities................................       260,080         43,218
                                                                    ------------   ------------
          Total adjustments.......................................     1,019,806     (1,894,537)
                                                                    ------------   ------------
Net cash provided (used) by operating activities..................  $  2,989,436   $   (886,641)
                                                                     ===========    ===========
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
     Interest.....................................................  $  4,108,820   $  1,830,515
                                                                    ------------   ------------
     Income taxes.................................................  $  1,005,189   $    936,600
                                                                     ===========    ===========
Supplemental disclosures of noncash investing activities:
  Loans receivable transferred to real estate acquired through
     foreclosure..................................................  $          0   $    274,890
                                                                     ===========    ===========
  Loan originations to finance the sale of real estate acquired
     through foreclosure..........................................  $          0   $          0
                                                                     ===========    ===========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                        NOTES TO THE UNAUDITED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- ACCOUNTING POLICIES

     Southern Banking Corporation and its Subsidiary ("the Company") have not changed their accounting and reporting policies from those stated in the 1994 annual report, except for the change in accounting for impairment of loans. These unaudited interim financial statements should be read in conjunction with the audited financial statements and footnotes included in the Company's 1994 annual report.

     In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of September 30, 1995 and the results of operations and cash flows for the interim periods ended September 30, 1995 and 1994. All 1995 interim amounts are subject to year-end audit, and the results of operations for the interim period herein are not necessarily indicative of the results of operations to be expected for the year.

NOTE B -- COMMITMENTS AND CONTINGENCIES

     The Company's subsidiary bank makes loan commitments and incurs contingent liabilities in the normal course of business which are not reflected in the consolidated statements of condition.

NOTE C -- ACCOUNTING CHANGES

     The Company adopted Statement of Financial Accounting Standards (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosure, on January 1, 1995. Under the new standards, a loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Uncollateralized loans are measured for impairment based on the present value of expected future cash flows discounted at the historical effective interest rate, while all collateral-dependent loans are measured for impairment based on the fair value of the collateral. The adoption of SFAS 114 and 118 resulted in no additional provision for credit losses, at January 1, 1995 or during the nine months ended September 30, 1995.

NOTE D -- RECENTLY ISSUED ACCOUNTING STANDARDS

     In March 1995, the Financial Standards Board issued SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by the entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than the carrying amount of the asset, an impairment loss is recognized. This statement also requires that long-lived assets and certain intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. SFAS No. 121 is effective for fiscal years beginning after December 15, 1995. Management believes that the adoption of SFAS No. 121 will not have a material impact on the Company's financial statements.

     In May 1995, the Financial Standards Board issued SFAS 122, "Accounting for Mortgage Servicing Rights". This Statement amends certain provisions of SFAS No. 65 to substantially eliminate the accounting distinction between rights to service mortgage loans for others that are acquired through loan origination activities and those acquired through purchase transactions. The Statement requires the allocation of the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                        NOTES TO THE UNAUDITED CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

rights), based on their relative fair values, if it is practicable to estimate those fair values. Mortgage servicing rights are then amortized in proportion to and over the period of estimated net servicing income and should be evaluated for impairment based on their fair value. SFAS No. 122 is effective for fiscal years beginning after December 15, 1995. Management believes that the adoption of SFAS No. 122 will not have a material impact on the Company's financial statements.

     In October 1995, the Financial Standards Board issued SFAS 123, "Accounting for Stock-Based Compensation". SFAS 123 establishes a fair value based method of accounting for stock-based compensation plans. The Statement permits an entity, however, in determining its net income to continue to apply the accounting provisions of Opinion 25 to its stock-based employee compensation arrangements. The Company has both director and employee stock compensation plans. SFAS No. 123 is effective for fiscal years beginning after December 15, 1995. Management believes that the adoption of SFAS No. 123 will not have a material impact on the Company's financial statements.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Commercial Bancorp of Georgia, Inc.
  and Subsidiaries
Lawrenceville, Georgia

     We have audited the accompanying consolidated balance sheet of Commercial Bancorp of Georgia, Inc. (formerly known as Commercial Bancorp of Gwinnett, Inc.) and Subsidiaries as of December 31, 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of Commercial Bancorp of Georgia, Inc.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We audited the consolidated financial statements of Commercial Bancorp of Georgia, Inc. (formerly known as Commercial Bancorp of Gwinnett, Inc.) and Subsidiary as of December 31, 1994 and 1993, and for the three years then ended, and our reports dated January 19, 1995, except for the information presented in Note L for which the date is March 2, 1995, and January 25, 1994, expressed an unqualified opinion on those statements. We audited the consolidated financial statements of the former Commercial Bancorp of Georgia, Inc. and Subsidiary as of December 31, 1994, and for the year then ended, and our report dated March 10, 1995, expressed an unqualified opinion on those statements. The consolidated financial statements of the former Commercial Bancorp of Georgia, Inc. and Subsidiary as of December 31, 1993, and for the two years then ended, were audited by other auditors whose report, dated March 2, 1994, expressed an unqualified opinion on those statements.

     The consolidated financial statements of Commercial Bancorp of Georgia, Inc. (formerly known as Commercial Bancorp of Gwinnett, Inc.) as of December 31, 1994 and 1993, and for the three years then ended have been restated to reflect the 1995 pooling of interests with the former Commercial Bancorp of Georgia, Inc., as described in Note B of the consolidated financial statements.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the restated 1994 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Commercial Bancorp of Georgia, Inc. (formerly known as Commercial Bancorp of Gwinnett, Inc.) and Subsidiaries as of December 31, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. We previously audited and reported on the consolidated balance sheet of Commercial Bancorp of Georgia, Inc. (formerly known as Commercial Bancorp of Gwinnett, Inc.) as of December 31, 1993, and the related consolidated statements of income and cash flows for the two years then ended, prior to their restatement for the 1995 pooling of interests. Its contribution to total assets, revenues, and net income represented 33%, 30% and 59% of the respective restated totals. Separate consolidated financial statements of the former Commercial Bancorp of Georgia, Inc. included in the 1993 restated consolidated balance sheet and consolidated statements of income and cash flows for the two years then ended were audited and reported on separately by other auditors. We also audited the combination of the accompanying consolidated balance sheets and consolidated statements of income and cash flows as of and for the two years ended December 31, 1993, after restatement for the 1995 pooling of interests. In our opinion, such consolidated statements have been properly combined on the basis described in Note A of the notes to the consolidated financial statements.

     As discussed in Note A to the consolidated financial statements, the Company changed its method of accounting for investment securities in 1994 to adopt the provisions of Statement of Financial Accounting Standards No. 115.

BRICKER & MELTON, P.A.

January 19, 1995
Duluth, Georgia

                      COMMERCIAL BANCORP OF GEORGIA, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                        1994           1993
                                                                    ------------   ------------
ASSETS
Cash and due from banks (Note C)..................................  $ 12,164,453   $  8,066,046
Federal funds sold................................................    14,610,000     19,187,000
Interest-bearing deposits in other banks..........................       200,000             --
Investment securities held to maturity (market value of
  $18,226,280 and $8,879,489 for 1994 and 1993, respectively)
  (Note D)........................................................    19,096,399      8,770,920
Investment securities available for sale (Note D).................     7,311,800     11,600,058
Other investments.................................................       180,000        180,000
Loans, net (Notes E and K)........................................   133,736,244    110,945,568
Loans held for sale...............................................       189,590      2,807,064
Premises and equipment, net (Note F)..............................     5,995,057      5,665,600
Other real estate (Note G)........................................     1,480,417      1,377,730
Intangible assets, net............................................       984,637      1,142,231
Accrued interest receivable.......................................     1,532,366      1,081,299
Other assets (Note I).............................................     1,896,522      1,431,005
                                                                    ------------   ------------
          TOTAL ASSETS............................................  $199,377,485   $172,254,521
                                                                     ===========    ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits:
     Noninterest-bearing demand...................................  $ 38,075,216   $ 25,777,835
     Interest-bearing demand and money market.....................    46,423,500     45,428,567
     Savings......................................................     5,744,815      5,038,845
     Time deposits of $100,000 or more............................    18,766,716     18,603,150
     Other time deposits..........................................    69,253,881     57,206,396
                                                                    ------------   ------------
          Total Deposits..........................................   178,264,128    152,054,793
                                                                    ------------   ------------
     Note payable (Note K)........................................        50,000             --
     Obligation under capital leases (Note F).....................       160,692        289,190
     Accrued interest payable.....................................     1,066,201        844,976
     Other liabilities............................................     1,104,624        879,474
                                                                    ------------   ------------
          TOTAL LIABILITIES.......................................   180,645,645    154,068,433
                                                                    ------------   ------------
STOCKHOLDERS' EQUITY (Note L)
  Common stock -- $1 par value: 10,000,000 shares authorized,
     1,856,711 shares issued......................................     1,856,711      1,856,711
Surplus...........................................................    16,090,386     16,090,386
Retained earnings.................................................     1,236,769        538,991
Treasury stock, at cost, 30,000 shares............................      (300,000)      (300,000)
Market valuation reserve on investment securities available for
  sale (Note D)...................................................      (152,026)            --
                                                                    ------------   ------------
          TOTAL STOCKHOLDERS' EQUITY..............................    18,731,840     18,186,088
                                                                    ------------   ------------
Commitments and contingent liabilities (Note M)
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..............  $199,377,485   $172,254,521
                                                                     ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                      COMMERCIAL BANCORP OF GEORGIA, INC.
                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                       FOR THE YEARS ENDED DECEMBER 31,
                                                                    ---------------------------------------
                                                                       1994          1993          1992
                                                                    -----------   -----------   -----------
INTEREST INCOME
  Loans, including fees...........................................  $12,517,671   $10,853,400   $ 8,309,263
  Interest on investment securities...............................    1,238,857     1,136,767     1,402,108
  Interest on federal funds sold..................................      586,398       336,179       408,320
  Interest on deposits in other banks.............................        4,295            --       180,106
                                                                    -----------   -----------   -----------
         TOTAL INTEREST INCOME....................................   14,347,221    12,326,346    10,299,797
                                                                    -----------   -----------   -----------
INTEREST EXPENSE
  Interest-bearing demand and money market........................    1,427,552     1,304,223     1,679,931
  Savings.........................................................      162,809       118,444       147,770
  Time deposits of $100,000 or more...............................      857,799       705,595       760,608
  Other time deposits.............................................    2,978,769     2,635,520     2,192,853
  Obligation under capital leases (Note F)........................       12,171        14,970        22,308
  Other (Notes J and K)...........................................       18,906        13,533        10,507
                                                                    -----------   -----------   -----------
         TOTAL INTEREST EXPENSE...................................    5,458,006     4,792,285     4,813,977
                                                                    -----------   -----------   -----------
         NET INTEREST INCOME......................................    8,889,215     7,534,061     5,485,820
PROVISION FOR LOAN LOSSES (Note E)................................      694,967       438,854       652,089
                                                                    -----------   -----------   -----------
         NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES......    8,194,248     7,095,207     4,833,731
                                                                    -----------   -----------   -----------
OTHER INCOME
  Service charges on deposit accounts.............................      918,899       671,802       519,022
  Investment securities gains, net (Note D).......................           --        66,912        64,613
  Gains on sales of SBA loan participations.......................      526,400       529,942       522,615
  Fees/gains on the origination/sale of mortgage loans............      164,032       473,574       331,128
  Loan servicing fees.............................................      254,723       185,962       162,166
  Other income....................................................      351,193       205,611        63,566
                                                                    -----------   -----------   -----------
         TOTAL OTHER INCOME.......................................    2,215,247     2,133,803     1,663,110
                                                                    -----------   -----------   -----------
OTHER EXPENSE
  Salaries and employee benefits (Note J).........................    4,518,188     4,045,739     3,358,945
  Net occupancy and equipment expense (Note F)....................    1,403,746     1,237,045     1,004,812
  Other real estate expense (Note G)..............................      308,872       142,030       143,007
  Amortization expense............................................      157,594       158,540        95,357
  Other expense (Note O)..........................................    2,824,909     2,280,444     2,085,882
                                                                    -----------   -----------   -----------
         TOTAL OTHER EXPENSE......................................    9,213,309     7,863,798     6,688,003
                                                                    -----------   -----------   -----------
         INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT
           OF CHANGE IN ACCOUNTING PRINCIPLES.....................    1,196,186     1,365,212      (191,162)
INCOME TAX EXPENSE (BENEFIT) (Note I).............................      498,408       479,024       (45,345)
                                                                    -----------   -----------   -----------
         INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN
           ACCOUNTING PRINCIPLES..................................      697,778       886,188      (145,817)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLES FOR INCOME
  TAXES (Note I)..................................................           --       383,691            --
                                                                    -----------   -----------   -----------
         NET INCOME (LOSS)........................................  $   697,778   $ 1,269,879   $  (145,817)
                                                                    ============  ============  ============
EARNINGS PER SHARE
  Before cumulative effect of change..............................  $       .38   $       .49   $      (.08)
  Cumulative effect of change.....................................           --           .21            --
                                                                    -----------   -----------   -----------
                                                                    $       .38   $       .70   $      (.08)
                                                                    ============  ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      COMMERCIAL BANCORP OF GEORGIA, INC.
                                AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                                     ---------------------------------------------------------------------------
                                                                              MARKET
                                       COMMON                    RETAINED    VALUATION   TREASURY
                                       STOCK        SURPLUS      EARNINGS     RESERVE      STOCK        TOTAL
                                     ----------   -----------   ----------   ---------   ---------   -----------
BALANCE AT DECEMBER 31, 1991.......  $1,856,711   $16,090,386   $ (585,071)  $      --   $(300,000)  $17,062,026
Net loss...........................          --            --     (145,817)         --          --      (145,817)
                                     ----------   -----------   ----------   ---------   ---------   -----------
BALANCE AT DECEMBER 31, 1992.......   1,856,711    16,090,386     (730,888)         --    (300,000)   16,916,209
Net income.........................          --            --    1,269,879          --          --     1,269,879
                                     ----------   -----------   ----------   ---------   ---------   -----------
BALANCE AT DECEMBER 31, 1993.......   1,856,711    16,090,386      538,991          --    (300,000)   18,186,088
Net income.........................          --            --      697,778          --          --       697,778
Market valuation adjustment........          --            --           --    (152,026)         --      (152,026)
                                     ----------   -----------   ----------   ---------   ---------   -----------
BALANCE AT DECEMBER 31, 1994.......  $1,856,711   $16,090,386   $1,236,769   $(152,026)  $(300,000)  $18,731,840
                                     ==========   ============  ==========   ==========  ==========  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      COMMERCIAL BANCORP OF GEORGIA, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  FOR THE YEARS ENDED DECEMBER 31,
                                                                             ------------------------------------------
                                                                                 1994           1993           1992
                                                                             ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)..........................................................  $    697,778   $  1,269,879   $   (145,817)
Adjustments to reconcile net income to net cash provided by operating activities:
  Cumulative effect of change in accounting principles.....................            --       (383,691)            --
  Provision for loan losses................................................       694,967        438,854        652,089
  Net accretion on investment securities...................................        58,068        149,280        190,443
  Depreciation and amortization............................................       656,940        631,128        517,462
  Amortization of intangible assets........................................       157,594        158,540         95,357
  Provision for losses on other real estate................................       231,939         27,751         51,904
  Investment securities gains, net.........................................            --        (66,912)       (64,613)
  Deferred income tax benefit..............................................      (441,699)       (63,025)      (142,608)
  Gains on sales of SBA loans..............................................      (526,400)      (529,942)      (522,615)
  (Increase) decrease in interest receivable...............................      (451,067)        32,917       (248,677)
  Increase in interest payable.............................................       221,225        195,113        123,815
  (Increase) decrease in other assets......................................        54,497        (86,398)    (1,077,842)
  Increase (decrease) in other liabilities.................................       225,150        592,872       (424,550)
                                                                             ------------   ------------   ------------
        NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES...................     1,578,992      2,366,366       (995,652)
                                                                             ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  (Increase) decrease in interest-bearing deposits in other banks..........      (200,000)     1,682,000     (1,236,115)
  Purchases of investment securities held to maturity......................    (6,590,000)    (5,311,044)   (17,883,140)
  Purchases of investment securities available for sale....................    (7,423,081)   (10,305,683)    (2,892,409)
  Proceeds from sales of investment securities.............................            --      6,150,146      5,677,073
  Maturities of investment securities held to maturity.....................     2,956,286      3,496,175      1,986,816
  Maturities of investment securities available for sale...................     4,731,165      6,326,704             --
  Proceeds from sales of SBA loans.........................................     7,027,300      5,734,588      7,178,117
  Loans originated or acquired, net of principal repayments................   (28,929,818)   (21,064,155)   (39,356,243)
  Proceeds from sale of premises and equipment.............................            --         39,241             --
  Purchases of premises and equipment......................................      (986,397)      (533,742)    (1,373,801)
  Capital improvements to other real estate................................      (331,898)       (97,378)       (60,642)
  Proceeds from sales of other real estate.................................     1,558,021      1,512,170        328,944
                                                                             ------------   ------------   ------------
        NET CASH USED BY INVESTING ACTIVITIES..............................   (28,188,422)   (12,370,978)   (47,631,400)
                                                                             ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  (Decrease) increase in federal funds purchased...........................            --     (1,500,000)     1,500,000
  Net increase in demand, money market and savings accounts................    13,998,284      8,934,421     16,333,284
  Time deposits accepted, net of repayments................................    12,211,051     17,267,714     23,584,808
  Reduction of capital lease obligation....................................      (128,498)      (181,085)      (195,181)
  Proceeds from short-term borrowing.......................................        50,000             --             --
                                                                             ------------   ------------   ------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES..........................    26,130,837     24,521,050     41,222,911
                                                                             ------------   ------------   ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.......................      (478,593)    14,516,438     (7,404,141)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.............................    27,253,046     12,736,608     20,140,749
                                                                             ------------   ------------   ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR...................................  $ 26,774,453   $ 27,253,046   $ 12,736,608
                                                                              ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH PAID
  Interest.................................................................  $  5,236,781   $  4,656,511   $  4,675,319
                                                                              ===========    ===========    ===========
  Income taxes.............................................................  $  1,214,700   $    289,500   $     38,000
                                                                              ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING AND INVESTING ACTIVITIES
  Real estate acquired in settlement of loans..............................  $  1,560,749   $    504,323   $    843,787
                                                                              ===========    ===========    ===========
  Transfers of investment securities held to maturity......................  $  9,286,388   $         --   $         --
                                                                              ===========    ===========    ===========
  Transfers of investment securities available for sale....................  $  2,553,851   $  9,267,563   $  3,405,571
                                                                              ===========    ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of Commercial Bancorp of Georgia, Inc. and subsidiaries conform to generally accepted accounting principles and to general practices within the banking industry. The following is a summary of the more significant of these policies.

     The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate, for example, to the determination of the allowance for loan losses, the market valuation reserve on investment securities available for sale, and the valuation of other real estate acquired in connection with foreclosures or in satisfaction of loans. Management believes that the allowance for loan losses is adequate, the decline in market value of investment securities available for sale is temporary, and the valuation of other real estate is appropriate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and valuation of other real estate. Such agencies may require the recognition of additions to the allowance or valuation adjustments to other real estate based on their judgments about information available to them at the time of their examination.

BASIS OF PRESENTATION

     The consolidated financial statements of Commercial Bancorp of Georgia, Inc. (formerly Commercial Bancorp of Gwinnett, Inc.) (Parent Company) and its wholly-owned subsidiary, Commercial Bank of Gwinnett, collectively known as the Company as of December 31, 1994 and 1993, and for the three years then ended have been restated to reflect the 1995 pooling of interests with the former Commercial Bancorp of Georgia, Inc. and Subsidiary as described in Note B. These consolidated financial statements include the accounts of both entities and their wholly-owned subsidiaries, Commercial Bank of Gwinnett and Commercial Bank of Georgia, collectively know as the Company. The stock of the Parent Company held by the former Commercial Bancorp of Georgia, Inc. has been treated as treasury stock. All other significant intercompany accounts and transactions have been eliminated in consolidation.

INVESTMENT SECURITIES

     In 1992, Georgia segregated its investment securities portfolio into securities held to maturity and those available for sale. Investments in debt securities, for which management has both the ability and intent to hold to maturity, are carried at amortized cost. Investments in debt securities which management believes may be sold prior to maturity, in connection with changes in interest rates, prepayment risk, changes in the Company's liquidity or other similar factors, are classified in 1993 and 1992 as available for sale and are carried at the lower of aggregate cost or market. All Gwinnett investment securities in 1993 and 1992 are classified as held to maturity.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 115 (SFAS 115) on the accounting and reporting for investments in all debt securities and equity securities that have readily determinable fair values. SFAS 115 requires that investments are to be classified as held to maturity, available for sale or trading securities. Held to maturity securities are to be reported at amortized cost, while available for sale and trading securities are to be reported at fair value. The Company has adopted SFAS 115 in 1994 as required.

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

     In 1994, investment securities held to maturity are reported at amortized cost. Investment securities available for sale are reported at fair value, with unrealized gains and losses reported as a separate component of stockholders' equity, net of the related tax effect. Other investments are reported at cost. Earnings are reported when interest is accrued or when dividends are received.

     Premium and discount on all investment securities are amortized (deducted) and accreted (added), respectively, to interest income on the effective yield method over the period to the maturity of the related securities. Premium and discount on mortgage-backed securities are amortized (deducted) and accreted (added), respectively, to interest income using a method which approximates a level yield over the period to maturity of the related securities taking into consideration assumed prepayment patterns.

     Gains or losses on disposition are computed by the specific identification method for all securities.

LOANS

     Loans are reported at the gross amount outstanding less net deferred loan fees and a valuation allowance for loan losses. Interest income on all loans is recognized over the terms of the loans based on the unpaid daily principal amount outstanding. If the collectibility of interest appears doubtful, the accrual thereof is discontinued. Loan origination fees, net of direct loan origination costs, are deferred and recognized as income over the life of the related loan on a level-yield basis.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 114 (SFAS 114) on accounting by creditors for impairment of a loan. SFAS 114, as amended by SFAS 118, requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's fair value if the loan is collateral dependent. The provisions of SFAS 114 are effective for the Company beginning in 1995. The adoption is not expected to have a significant adverse effect on the Company.

     Loans held for sale represent loans originated for sale by the Company in the secondary market and are reported at the lower of cost or market.

     Gains and losses on sales of loans and participating interests in loans are recognized at the time of sale, as determined by the difference between the net sales proceeds and the fair value of the loans sold. Discounts recorded to adjust the value of the portions of the loans retained to fair value are amortized to income over the life of the loan.

ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is established through a provision for loan losses charged to expense. The allowance represents an amount which, in management's judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible. Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans and takes into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality and review of specific problem loans. Periodic revisions are made to the allowance when circumstances which necessitate such revisions become known. Recognized losses are charged to the allowance for loan losses, while subsequent recoveries are added to the allowance.

PREMISES AND EQUIPMENT

     Premises and equipment are reported at cost less accumulated depreciation and amortization. For financial reporting purposes, depreciation and amortization are computed using primarily straight-line methods over the estimated useful lives of the assets. Capital lease assets are amortized over the shorter of the estimated useful lives of the assets or term of the related leases. Expenditures for maintenance and repairs are

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES charged to operations as incurred, while major renewals and betterments are capitalized. When property is disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in income. For Federal tax reporting purposes, depreciation and amortization are computed using primarily accelerated methods.

OTHER REAL ESTATE

     Other real estate represents property acquired through foreclosure or in settlement of loans and is recorded at the lower of cost or fair value less estimated selling expenses and a valuation allowance for losses. The allowance represents an amount which, in management's judgement, will be adequate to absorb probable losses. Losses incurred in the acquisition of foreclosed properties are charged against the allowance for loan losses at the time of foreclosure. Provisions for subsequent devaluation of other real estate are charged against the current period's operations. Losses on disposal of other real estate are charged to the valuation allowance for losses. Costs associated with improving the property are capitalized to the extent fair value less estimated selling expenses is not exceeded. Holding costs for other real estate are expensed as incurred.

ORGANIZATIONAL COSTS

     The expenses associated with the formation of the Company were capitalized as organizational costs and are being amortized on the straight-line method over five years.

INTANGIBLE ASSETS

     Intangible assets, primarily arising from premiums paid in acquiring deposits of other financial institutions, are amortized on a straight-line basis over a period of 120 months. Certain legal and other costs incurred in connection with the acquisition of branch facilities and related deposits from other financial institutions have been capitalized and are amortized using the straight-line method over 60 months.

INCOME TAXES

     The tax effect of transactions is recorded at current tax rates in the periods the transactions are reported for financial statement purposes. Deferred income taxes are established for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The Company files its income tax returns on a consolidated basis.

PENDING ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 107 (SFAS 107) which requires disclosure of current market value information related to certain assets and liabilities, both on- and off-balance sheet, and Statement of Financial Accounting Standards No. 119 (SFAS
119) which requires disclosures about derivative financial instruments. These pronouncements are not effective for the Company until 1995. The adoption of SFAS 107 and SFAS 119 is not expected to have a significant adverse effect on the Company.

EARNINGS PER SHARE

     Earnings per share is based on the weighted average number of shares outstanding during the period (1,826,711 in 1994, 1993 and 1992). Stock options and warrants, as described in Note K, are considered to be common stock equivalents for purposes of calculating earnings per share. The effect of including these common stock equivalents in the earnings per share calculation for 1994, 1993 and 1992 is anti-dilutive.

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

RECLASSIFICATIONS

     Certain reclassifications have been made in the 1993 and 1992 financial statements to conform with the 1994 presentation.

NOTE B.  BUSINESS COMBINATION AND RESTATEMENT OF FINANCIAL STATEMENTS

     On March 2, 1995, the former Commercial Bancorp of Georgia, Inc. merged with Commercial Bancorp of Gwinnett, Inc., and Commercial Bancorp of Gwinnett, Inc., the surviving entity, changed its name to Commercial Bancorp of Georgia, Inc. On September 30, 1995, Commercial Bank of Georgia merged with Commercial Bank of Gwinnett, and Commercial Bank of Gwinnett, the surviving entity, changed its name to Commercial Bank of Georgia. A total of 1,236,711 shares of Commercial Bancorp of Gwinnett, Inc. stock was issued for all of the issued and outstanding shares of the former Commercial Bancorp of Georgia, Inc. No cash, except for nominal dissenting shareholders and fractional shares, was paid in the transaction.

     The transaction was accounted for as a pooling of interests. The financial statements for all periods presented have been restated to include the financial position and results of operations of the former Commercial Bancorp of Georgia, Inc.

     The Company's consolidated financial data have been restated as follows:

                                                                    FOR THE YEARS ENDED
                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                 1994     1993        1992
                                                                ------   ------      ------
                                                                 (IN THOUSANDS, EXCEPT FOR
                                                                      PER SHARE DATA)
    Net Interest Income:
      Commercial Bancorp of Gwinnett, before merger...........  $2,989   $2,264      $1,655
      Commercial Bancorp of Georgia...........................   5,901    5,270       3,831
                                                                ------   ------      ------
              Total...........................................  $8,890   $7,534      $5,486
                                                                ======   ======      ======
    Net Income:
      Commercial Bancorp of Gwinnett, before merger...........  $  341   $  752(1)   $  (29)
      Commercial Bancorp of Georgia...........................     357      518        (117)
                                                                ------   ------      ------
              Total...........................................  $  698   $1,270      $ (146)
                                                                ======   ======      ======
    Net Income Per Share:
      Commercial Bancorp of Gwinnett, before merger...........  $  .55   $ 1.21(1)   $ (.05)
      Effect of restatement for Commercial Bancorp of
         Georgia..............................................    (.17)    (.51)       (.03)
                                                                ------   ------      ------
              Total...........................................  $  .38   $  .70      $ (.08)
                                                                ======   ======      ======

---------------

(1) Includes a $383,691 ($.62 per share) increase in net income for cumulative effect of change in accounting principle for income taxes.

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

NOTE C.  CASH AND DUE FROM BANKS

     A bank is required to maintain average reserve balances with the Federal Reserve Bank, on deposit with national banks or in cash. The Banks' reserve requirement at December 31, 1994, was approximately $1,048,000. The Banks maintained cash balances which were adequate to meet this requirement.

NOTE D.  INVESTMENT SECURITIES

     The carrying value and estimated market value of investment securities held to maturity are as follows at December 31:

                                                                     1994
                                               -------------------------------------------------
                                                CARRYING     UNREALIZED   UNREALIZED   MARKET
                                                  VALUE        GAINS       LOSSES       VALUE
                                               -----------   ----------   --------   -----------
    U.S. Treasury securities.................  $ 6,042,396    $      --   $262,964   $ 5,779,432
    U.S. Government agencies and
      corporations...........................    7,558,899           --    368,318     7,190,581
    Mortgage-backed securities...............    4,300,822           --    198,968     4,101,854
    States and political subdivisions........      894,312           --     32,789       861,523
    Other securities.........................      299,970           --      7,080       292,890
                                               -----------   ----------   --------   -----------
                                               $19,096,399    $      --   $870,119   $18,226,280
                                                ==========     ========   ========    ==========

                                                                     1993
                                               -------------------------------------------------
                                                CARRYING     UNREALIZED   UNREALIZED   MARKET
                                                  VALUE        GAINS       LOSSES       VALUE
                                               -----------   ----------   --------   -----------
    U.S. Treasury securities.................  $ 1,003,955    $   8,451   $     --   $ 1,012,406
    U.S. Government agencies and
      corporations...........................    4,284,136       29,719      9,826     4,304,029
    Mortgage-backed securities...............    3,482,829       85,104      4,879     3,563,054
                                               -----------   ----------   --------   -----------
                                               $ 8,770,920    $ 123,274   $ 14,705   $ 8,879,489
                                                ==========     ========   ========    ==========

     The amortized cost and estimated market value of investment securities available for sale are as follows at December 31:

                                                                      1994
                                                ------------------------------------------------
                                                 AMORTIZED    UNREALIZED   UNREALIZED   MARKET
                                                   COST         GAINS       LOSSES      VALUE
                                                -----------   ----------   --------   ----------
    U.S. Treasury securities..................  $ 4,697,116    $     --    $110,703   $4,586,413
    U.S. Government agencies and
      corporations............................    1,247,515          --      97,128    1,150,387
    Mortgage-backed securities................    1,597,510          --      22,510    1,575,000
                                                -----------   ----------   --------   ----------
                                                $ 7,542,141    $     --    $230,341   $7,311,800
                                                 ==========    ========    ========    =========

                                                                      1993
                                               ---------------------------------------------------
                                                AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                                  COST         GAINS        LOSSES        VALUE
                                               -----------   ----------   ----------   -----------
    U.S. Treasury securities.................  $ 8,059,766    $     --     $  40,890   $ 8,018,876
    Mortgage-backed securities...............    2,941,961      15,164         8,726     2,948,399
    Other securities.........................      598,331       5,024         3,394       599,961
                                               -----------   ----------   ----------   -----------
                                               $11,600,058    $ 20,188     $  53,010   $11,567,236
                                                ==========    ========      ========    ==========

     In conjunction with the adoption of SFAS 115 in 1994, Georgia transferred investment securities totaling $9,286,388 from available for sale to held to maturity. Gwinnett adopted SFAS 115 in 1994, and transferred

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES investment securities totaling $2,553,851 to available for sale. The unrealized loss on available for sale securities, net of the related deferred taxes of $78,315, is $152,026 at December 31, 1994, and is included as a separate component of stockholders' equity.

     The Government agency securities classified as held to maturity at December 31, 1994, with a market value of approximately $7,191,000, consist of Federal Home Loan Bank and Federal National Mortgage Association securities. Approximately $3,196,000 of these securities are derivative securities. These securities have maturities which range from 1996 through 1999 and have a current weighted-average net yield of 5.84%. The market value of these securities is generally affected positively by declining interest rates and negatively by increasing interest rates. In addition, the market value increases or decreases based on supply and/or demand for a particular type of security and various other factors. Presently, the market value of these securities is volatile due to the above interest and market factors.

     The carrying value and estimated market value of investment securities held to maturity and the amortized cost and estimated market value of investment securities available for sale at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations without call or prepayment penalties. Mortgage-backed securities have been allocated based on stated maturity dates after considering assumed prepayment patterns.

                                                  INVESTMENT SECURITIES      INVESTMENT SECURITIES
                                                    HELD TO MATURITY          AVAILABLE FOR SALE
                                                -------------------------   -----------------------
                                                 CARRYING       MARKET      AMORTIZED      MARKET
                                                   VALUE         VALUE         COST        VALUE
                                                -----------   -----------   ----------   ----------
Due in one year or less.......................  $ 3,550,666   $ 3,464,541   $4,988,366   $4,923,950
Due after one year through five years.........   14,337,835    13,655,453    1,947,515    1,797,450
Due after five years through ten years........      745,723       669,047      606,260      590,400
Due after ten years...........................      462,175       437,239           --           --
                                                -----------   -----------   ----------   ----------
                                                $19,096,399   $18,226,280   $7,542,141   $7,311,800
                                                 ==========    ==========    =========    =========

     There were no sales of investment securities during 1994. Proceeds from sales of investment securities during 1993 and 1992 were $6,150,146 and $5,677,073, respectively, with gross gains of $66,912 and $64,920 and gross losses of $0 and $307, respectively, realized on those transactions.

     Investment securities with carrying values of $1,542,548 and $1,997,551 and approximate market values of $1,589,798 and $2,028,153 at December 31, 1994 and 1993, respectively, were pledged to secure public funds and certain other deposits as required by law.

     At December 31, 1994, the Company has no outstanding derivative financial instruments such as swaps, options, futures or forward contracts.

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

NOTE E.  LOANS

     Major classifications of loans are as follows at December 31:

                                                                    1994           1993
                                                                ------------   ------------
    Commercial................................................  $ 56,853,272   $ 54,854,919
    Real estate -- construction...............................    61,856,941     34,925,005
    Consumer..................................................    17,692,495     23,189,855
                                                                ------------   ------------
              Total loans.....................................   136,402,708    112,969,779
    Less: Net deferred loan fees..............................      (700,053)      (611,479)
          Allowance for loan losses...........................    (1,966,411)    (1,412,732)
                                                                ------------   ------------
              Loans, net......................................  $133,736,244   $110,945,568
                                                                 ===========    ===========

     Most of the Bank's business activity is with customers located within the Atlanta metropolitan area. As of December 31, 1994 and 1993, the Bank had a concentration of credit risk aggregating approximately $73,856,000 and $63,561,000, respectively, on loans secured by real estate.

     At December 31, 1994 and 1993, non-accrual loans totaled approximately $770,000 and $1,201,000, respectively. If such loans had been on a full-accrual basis, interest income would have been approximately $30,000 and $33,000 higher, respectively. At December 31, 1994 and 1993, renegotiated and/or restructured loans totaled approximately $1,026,000 and $1,308,000, respectively.

     The following is a summary of transactions in the allowance for loan losses for the years ended December 31:

                                                            1994         1993         1992
                                                         ----------   ----------   ----------
    Balance, beginning of year.........................  $1,412,732   $1,189,398   $  764,334
    Provision charged to expense.......................     694,967      438,854      652,089
    Loans charged off..................................    (216,922)    (247,345)    (253,265)
    Recoveries of loans charged off....................      75,634       31,825       26,240
                                                         ----------   ----------   ----------
    Balance, end of year...............................  $1,966,411   $1,412,732   $1,189,398
                                                          =========    =========    =========

NOTE F.  PREMISES AND EQUIPMENT

     Premises and equipment are comprised of the following at December 31:

                                                                       1994         1993
                                                                    ----------   ----------
    Land..........................................................  $1,453,814   $1,118,914
    Buildings.....................................................   3,820,219    3,479,745
    Leasehold improvements........................................     454,641      446,623
    Furniture, fixtures and equipment.............................   1,864,321    1,584,075
    Capital lease obligations for furniture, fixtures and
      equipment...................................................     121,495      244,895
                                                                    ----------   ----------
                                                                     7,714,490    6,874,252
    Less: Accumulated depreciation and amortization...............  (1,719,433)  (1,208,652)
                                                                    ----------   ----------
                                                                    $5,995,057   $5,665,600
                                                                     =========    =========

     The charge to operating expense for depreciation and amortization was $656,940, $631,128 and $517,462 in 1994, 1993 and 1992, respectively.

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

     Future minimum lease payments under capital lease obligations and the present value of the net minimum lease payments at December 31, 1994, are as follows:

                                       YEAR                                     AMOUNTS
    --------------------------------------------------------------------------  --------
    1995......................................................................  $133,230
    1996......................................................................    34,698
                                                                                --------
              Total minimum lease payments....................................   167,928
    Less amount representing interest.........................................    (7,236)
                                                                                --------
    Present value of net minimum lease payments...............................  $160,692
                                                                                ========

     The Company leases office space under noncancelable operating lease agreements with remaining terms in excess of one year. Future minimum annual net rentals required under the terms of these operating leases at December 31, 1994, are as follows:

                                       YEAR                                     AMOUNTS
    --------------------------------------------------------------------------  --------
    1995......................................................................  $296,362
    1996......................................................................   242,249
    1997......................................................................   106,972
    1998......................................................................    44,376
    1999......................................................................    44,376
    Thereafter................................................................   148,704
                                                                                --------
                                                                                $883,039
                                                                                ========

     The Company leases certain portions of the main office building to unrelated tenants under operating leases. Minimum future lease rentals under noncancelable leases at December 31, 1994, are as follows:

                                       YEAR                                     AMOUNTS
    --------------------------------------------------------------------------  --------
    1995......................................................................  $ 94,796
    1996......................................................................    14,976
                                                                                --------
              Total minimum rentals...........................................  $109,772
                                                                                ========

     Rental expense charged to operations was approximately $326,000, $339,000 and $229,000 in 1994, 1993 and 1992, respectively. Rental income of approximately $125,000, $123,000 and $107,000 for 1994, 1993 and 1992,
respectively, is included as a reduction of net occupancy expense in the consolidated statements of income.

NOTE G.  OTHER REAL ESTATE

     The following is a summary of transactions in the valuation allowance for losses on other real estate for the year ended December 31:

                                                                                  1994
                                                                                --------
    Balance, beginning of year................................................  $  4,000
    Provision charged to expense..............................................   231,939
    Losses charged off........................................................   (35,939)
                                                                                --------
    Balance, end of year......................................................  $200,000
                                                                                ========

     Net expenses of other real estate totaled $308,872, $142,030 and $143,007 for the years ended December 31, 1994, 1993 and 1992, respectively.

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

NOTE H.  SHORT-TERM BORROWINGS

     The Banks utilize short-term borrowings as needed for liquidity purposes in the form of federal funds purchased. The Banks have unsecured lines of credit for federal funds purchased from other banks totaling $8,000,000 at December 31, 1994.

NOTE I.  INCOME TAXES

     The following are the components of income tax expense as provided for the years ended December 31:

                                                             1994        1993       1992
                                                           ---------   --------   ---------
    Current income tax provision.........................  $ 940,107   $542,049   $  97,263
    Deferred income tax benefit..........................   (441,699)   (63,025)   (142,608)
                                                           ---------   --------   ---------
                                                           $ 498,408   $479,024   $ (45,345)
                                                           =========   ========   =========

     A reconciliation of income tax computed at the Federal statutory income tax rate to total income taxes is as follows for the years ended December 31:

                                                            1994         1993        1992
                                                         ----------   ----------   ---------
    Pretax income (loss)...............................  $1,196,186   $1,365,212   $(191,162)
                                                          =========    =========   =========
    Income tax computed at Federal statutory rate......  $  406,704   $  464,172   $ (64,994)
    Increase (decrease) resulting from:
      Nondeductible expenses...........................     100,132        4,509       4,447
      Other, net.......................................      (8,428)      10,343      15,202
                                                         ----------   ----------   ---------
                                                         $  498,408   $  479,024   $ (45,345)
                                                          =========    =========   =========

     The following summarizes the tax effects of temporary differences which comprise the net deferred tax assets at December 31:

                                                                        1994        1993
                                                                     ----------   --------
    Allowance for loan losses......................................  $  575,946   $326,958
    Net operating loss carryforward................................          --     64,730
    Net deferred loan fees.........................................     275,416    207,876
    Accumulated depreciation.......................................     108,268     58,492
    Deferred compensation..........................................     122,366     84,536
    Other real estate..............................................     110,222      1,360
    Market valuation reserve.......................................      78,315         --
    Other, net.....................................................      84,851     91,417
                                                                     ----------   --------
                                                                     $1,355,384   $835,369
                                                                      =========   ========

     At December 31, 1993, the Company had available net loss carryforwards of approximately $190,000 for financial reporting purposes which were fully utilized in 1994.

     The Company adopted Statement of Financial Accounting Standards No. 109 as of January 1, 1993. The cumulative effect on prior years of this change in accounting principles increased net income in 1993 by $383,691 and is reported separately in the consolidated statement of operations.

NOTE J.  SAVINGS AND DEFERRED COMPENSATION PLANS

     Georgia has established the Commercial Bank of Georgia 401(k) Savings Plan
(Plan) for the benefit of eligible employees and their beneficiaries. Employees may elect to contribute up to 20% of their gross salaries

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES in 1994 and 1993 and 10% in 1992, excluding bonuses, to the Plan. Any matching contributions are made at the discretion of the Company. The Company made no contribution to the Plan in 1994, 1993 or 1992.

     Gwinnett has established the Commercial Bank of Gwinnett 401(k) Savings Plan (Plan) for the benefit of eligible employees and their beneficiaries. Employees may elect to contribute up to 15% of their gross salaries, excluding bonuses, to the Plan. Gwinnett may make an annual matching contribution equal to a percentage of the amount contributed by the employee. For the years ended December 31, 1994, 1993 and 1992, Gwinnett contributed $21,000, $10,000 and $0, respectively, to the Plan.

     The Company has established a deferred compensation plan for directors which provides for the deferral of fees for outside directors. The plan provides that amounts deferred are treated as if applied to purchase the number of shares of common stock of the Company that could have been purchased with the fees at the time of deferral. Participants generally will receive payment in a single cash distribution upon leaving the Board of Directors. Amounts expensed under the plan totaled $41,600, $27,150 and $31,350 in 1994, 1993 and 1992, respectively.

     The employment contract between the Company and the President established a retirement plan (Plan) for the benefit of the President. The Plan provides for a monthly benefit of $1,500 to be paid to the President commencing on his sixty-second birthday and continuing until his death. The Plan will remain in effect regardless of the President's employment status with the Company. For the years ended December 31, 1994, 1993 and 1992, the Company recorded total compensation expense of $17,531, $19,000 and $20,585, respectively, and interest expense of $8,917, $5,901 and $4,644, respectively, related to this Plan. An annuity contract was purchased by the Company to fund the Plan. At December 31, 1994, the annuity contract was valued at $132,062 and is included in other assets in the accompanying consolidated balance sheet.

     The employment contract between the Company and the President also established a supplemental deferred compensation benefit (Annuity) for the President. The agreement provides for a monthly benefit of $1,780 to be paid to the President commencing on his sixty-second birthday and continuing for a ten-year period provided the President remains in the Company's employ through April 25, 1996. For the years ended December 31, 1994, 1993 and 1992, the Company recorded compensation expense of $13,891, $15,049 and $16,308, respectively, and interest expense of $7,061, $7,450 and $5,863, respectively, related to this Annuity.

NOTE K.  RELATED PARTY TRANSACTIONS

     As of December 31, 1994 and 1993, the Banks had direct and indirect loans which aggregated $1,055,055 and $1,507,582, respectively, outstanding to or for the benefit of certain of the Company's officers, directors, and their related interests. During 1994, $295,428 of such loans were made and repayments totaled $747,955. These loans were made in the ordinary course of business in conformity with normal credit terms, including interest rates and collateral requirements prevailing at the time for comparable transactions with other borrowers.

     As of December 31, 1994, the Company had a $50,000 short-term unsecured note payable to a related party. The note is scheduled to mature in May 1995 and bears interest at two percentage points above The Wall Street Journal prime rate (10.5% at December 31, 1994). There were no such borrowings in 1993.

NOTE L.  STOCKHOLDERS' EQUITY

     The Georgia Board of Directors has approved an aggregate of 63,840 stock options to be issued to executive officers. No options were granted or exercised in 1994, 1993 or 1992. A total of 39,840 options with exercise prices ranging from $9.90 to $10.21 were outstanding at December 31, 1994. These options were earned based upon criteria relating to the Company's performance and are exercisable for a period of seven years after the date of grant at the book value of the Company's stock at the end of the most recent quarter immediately prior to the award of options. In the event of a change of control of the Company, all outstanding

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES options will be considered earned. These stock options were converted into stock options for the surviving entity's stock and represent options for 66,074 shares.

     The Gwinnett Board of Directors has approved an aggregate of 14,000 stock options to be issued to key employees. These options are earned based upon criteria established by a committee of the Company's Board of Directors relating to the Company's performance and are exercisable for a period of seven years after the date of grant at the greater of the market value of the Company's stock at the date of grant or $10 per share.

     Summarized Gwinnett options data for the year ended December 31, 1994, is as follows:

                                                              1994                    1993
                                                      ---------------------   ---------------------
                                                      NUMBER OF   PRICE PER   NUMBER OF   PRICE PER
                                                       SHARES       SHARE      SHARES       SHARE
                                                      ---------   ---------   ---------   ---------
    Options outstanding at beginning of year........    11,500     $ 10.00       6,000     $ 10.00
    Options granted.................................     1,000       10.00       5,500       10.00
    Options exercised...............................        --          --          --          --
    Options canceled................................        --          --          --          --
                                                      ---------   ---------   ---------   ---------
    Options outstanding at end of year..............    12,500     $ 10.00      11,500     $ 10.00
                                                      ========     =======    ========     =======
    Options available for grant at end of year......     1,500                   2,500
                                                      ========                ========

     In connection with the Company's formation and initial stock offering, 255,000 non-transferable warrants were issued to organizing stockholders and certain officers. The warrants allow such individuals to purchase one additional share of common stock for each share purchased in connection with the initial offering and are exercisable for ten years from the date that Gwinnett commenced operations (July 27, 1990) at the greater of the Company's book value per common share as of the most recent quarter-end or $10 per share. At December 31, 1994 and 1993, all issued warrants were outstanding.

     The Company's current employment contract with the President and CEO of the Company provides for the right to receive cash payments based upon the appreciation in the value of the Company's common stock over time (Stock Appreciation Rights). This executive has been granted the right to receive a total of 13,565 units of Stock Appreciation Rights over three years beginning in 1990. The value of the units depends on the Bank's performance, as defined in the employment agreement, and the units are exercisable for a period of seven years after the date of grant. At December 31, 1994, all 13,565 units have been granted and none have been exercised.

     Georgia banking laws limit the amount of dividends which the Banks may pay to the Parent Company without obtaining prior approval from the Georgia Department of Banking and Finance. Such approval would be required if either (a) the Bank's ratio of equity capital to adjusted total assets is less than 6%; (b) the aggregate amount of dividends declared by the Bank exceeds 50% of net profits, after taxes but before dividends, for the previous calendar year; or
(c) the percentage of the Bank's assets classified as doubtful as to repayment exceeds 80% of the Bank's equity capital. At December 31, 1994, total stockholder's equity of Georgia was $10,605,463 of which approximately $324,000 was available for dividends without prior approval or violation of regulatory capital requirements. Gwinnett can pay no dividends until its accumulated deficit is eliminated. The Banks paid no dividends in 1994 or 1993.

     The Banks are required to maintain certain capital ratios as defined by the regulatory authorities. At December 31, 1994, the Banks are required to have a minimum total risk-based capital ratio of 8% and a minimum leverage ratio of 4%. Georgia's total risk-based capital ratio at that date was 11.5%, and its leverage ratio was 7.7%. Gwinnett's risk-based capital ratio at that date was 12.7%, and its leverage ratio was 8.5%.

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

NOTE M.  COMMITMENTS AND CONTINGENT LIABILITIES

     The Banks are party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract amounts of these instruments reflect the extent of involvement the Banks have in particular classes of financial instruments.

     The Banks' exposure to credit loss in the event of nonperformance by the customer on the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments. The Banks use the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. At December 31, 1994 and 1993, unfunded commitments to extend credit were approximately $38,317,000 and $35,054,000, respectively.

     Standby letters of credit are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Banks had approximately $1,184,000 and $1,607,000 in irrevocable standby letters of credit outstanding at December 31, 1994 and 1993, respectively.

     The Banks evaluate each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Banks upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties for those commitments on which collateral is deemed necessary.

     The Company is a defendant in certain legal actions arising from its normal business activities. Management believes that those actions are without merit or that the ultimate liability, if any, resulting from them will not materially affect the Company's financial position.

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

NOTE N.  CONDENSED FINANCIAL INFORMATION OF COMMERCIAL BANCORP OF
          GEORGIA, INC.

                            CONDENSED BALANCE SHEETS
                                 (PARENT ONLY)

                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1994          1993
                                                                      -----------   -----------
                                            ASSETS
Cash on deposit with subsidiaries...................................  $   355,160   $ 1,154,794
Investment in subsidiaries..........................................   16,697,895    15,154,701
Loans to related parties............................................       31,000       125,803
Other real estate...................................................      936,436     1,167,885
Other assets........................................................      795,584       622,266
                                                                      -----------   -----------
          TOTAL ASSETS..............................................  $18,816,075   $18,225,449
                                                                       ==========    ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Note payable......................................................  $    50,000   $        --
  Other liabilities.................................................       34,235        39,361
                                                                      -----------   -----------
          TOTAL LIABILITIES.........................................       84,235        39,361
                                                                      -----------   -----------
STOCKHOLDERS' EQUITY
  Common stock......................................................    1,856,711     1,856,711
  Surplus...........................................................   16,090,386    16,090,386
  Retained earnings.................................................    1,236,769       538,991
  Treasury stock....................................................     (300,000)     (300,000)
  Market valuation reserve on investment securities available for
     sale...........................................................     (152,026)           --
                                                                      -----------   -----------
          TOTAL STOCKHOLDERS' EQUITY................................   18,731,840    18,186,088
                                                                      -----------   -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY................  $18,816,075   $18,225,449
                                                                       ==========    ==========

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

                         CONDENSED STATEMENTS OF INCOME
                                 (PARENT ONLY)

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                             -----------------------------------
                                                                1994         1993        1992
                                                             ----------   ----------   ---------
INCOME
  Interest income..........................................  $   10,558   $    5,670   $   9,460
  Other income.............................................          --        4,400          --
                                                             ----------   ----------   ---------
          TOTAL INTEREST INCOME............................      10,558       10,070       9,460
                                                             ----------   ----------   ---------
EXPENSE
  Merger expense...........................................     267,221       14,251          --
  Other real estate expense................................     227,147       91,731      84,232
  Other expense............................................     132,792      132,718     199,368
                                                             ----------   ----------   ---------
          TOTAL EXPENSE....................................     627,160      238,700     283,600
                                                             ----------   ----------   ---------
LOSS BEFORE INCOME TAXES AND EQUITY IN UNDISTRIBUTED
  EARNINGS OF SUBSIDIARIES.................................    (616,602)    (228,630)   (274,140)
          INCOME TAX BENEFIT...............................     134,678       64,103      55,732
                                                             ----------   ----------   ---------
LOSS BEFORE EQUITY IN UNDISTRIBUTED EARNINGS OF
  SUBSIDIARIES.............................................    (481,924)    (164,527)   (218,408)
          EQUITY IN UNDISTRIBUTED EARNINGS OF
            SUBSIDIARIES...................................   1,179,702    1,387,121      72,591
                                                             ----------   ----------   ---------
          INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE
            IN ACCOUNTING PRINCIPLES.......................     697,778    1,222,594    (145,817)
Cumulative effect of change in accounting principles.......          --       47,285          --
                                                             ----------   ----------   ---------
NET INCOME (LOSS)..........................................  $  697,778   $1,269,879   $(145,817)
                                                              =========    =========   =========

              COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARIES

                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (PARENT ONLY)

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                           --------------------------------------
                                                              1994          1993          1992
                                                           -----------   -----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)......................................  $   697,778   $ 1,269,879   $ (145,817)
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Equity in undistributed earnings of subsidiaries....   (1,179,702)   (1,387,121)     (72,591)
     Provision for losses on other real estate...........      200,000            --           --
     (Increase) decrease in other assets.................      (78,515)     (152,352)      50,835
     Increase (decrease) in other liabilities............       (5,126)       39,361           --
                                                           -----------   -----------   ----------
          NET CASH USED BY OPERATING
            ACTIVITIES...................................     (365,565)     (230,233)    (167,573)
                                                           -----------   -----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in subsidiaries.............................     (515,518)           --       74,535
  Proceeds from sales of other real estate...............      363,347       561,909           --
  Capital improvements to other real estate..............     (331,898)      (97,378)          --
                                                           -----------   -----------   ----------
          NET CASH PROVIDED (USED) BY INVESTING
            ACTIVITIES...................................     (484,069)      464,531       74,535
                                                           -----------   -----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from note payable.............................       50,000            --           --
                                                           -----------   -----------   ----------
          NET CASH FLOWS PROVIDED BY FINANCING
            ACTIVITIES...................................       50,000            --           --
                                                           -----------   -----------   ----------
NET INCREASE (DECREASE) IN CASH..........................     (799,634)      234,298      (93,038)
CASH AT BEGINNING OF YEAR                                    1,154,794       920,496    1,013,534
                                                           -----------   -----------   ----------
CASH AT END OF YEAR......................................  $   355,160   $ 1,154,794   $  920,496
                                                            ==========    ==========    =========

NOTE O.  SUPPLEMENTAL FINANCIAL DATA

     Components of other expense in excess of 1% of total interest income and other income for the years ended December 31, 1994, 1993 and 1992 are as follows:

                                                               1994       1993       1992
                                                             --------   --------   --------
    Legal and professional fees (including merger related
      expenses)............................................  $641,420   $271,604   $302,649
    FDIC assessment........................................   350,559    302,211    247,591
    Data processing fees...................................   214,957    182,988    138,254
    Stationary and supplies................................   196,004    199,658    170,777
    Organizational expense.................................     9,888    168,428    105,745

                      COMMERCIAL BANCORP OF GEORGIA, INC.

                           CONSOLIDATED BALANCE SHEET

                                                SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                                    1995            1994           1994            1993
                                                -------------   ------------   -------------   ------------
                                                                        (UNAUDITED)
                                                                      (IN THOUSANDS)
                                                  ASSETS
Cash and due from banks.......................    $  12,682       $ 12,165       $  11,147       $  8,066
Federal funds sold............................       25,900         14,610          10,770         19,187
Investment securities:
  Held to maturity............................       17,873         19,476          19,774          8,951
  Available for sale..........................       17,004          7,312           8,365         11,600
                                                -------------   ------------   -------------   ------------
Total securities..............................       34,877         26,788          28,139         20,551
Loans, net....................................      141,014        133,926         128,360        113,753
Fixed assets..................................        5,671          5,995           6,143          5,666
Other real estate owned.......................        1,446          1,481           2,343          1,378
Accrued interest receivable...................        1,707          1,532           1,425          1,081
Other assets..................................        3,549          2,881           2,823          2,573
                                                -------------   ------------   -------------   ------------
          Total assets........................    $ 226,846       $199,378       $ 191,150       $172,255
                                                 ==========     ==========      ==========     ==========
                                   LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits
  Noninterest bearing demand..................    $  30,480       $ 38,075       $  28,962       $ 25,778
  Interest bearing demand and money market....       48,929         46,423          48,405         45,429
  Savings.....................................        5,086          5,745           5,875          5,039
  Time deposits of $100,000 or more...........       25,215         18,767          19,404         18,603
  Other time deposits.........................       93,197         69,254          67,601         57,206
                                                -------------   ------------   -------------   ------------
          Total deposits......................      202,907        178,264         170,247        152,055
Obligations under capital leases..............           57            161             194            289
Accrued interest payable......................        1,662          1,066           1,032            845
Other liabilities.............................        1,602          1,155           1,007            880
                                                -------------   ------------   -------------   ------------
Total liabilities.............................      206,228        180,646         172,480        154,069
                                                -------------   ------------   -------------   ------------
STOCKHOLDERS' EQUITY
Common stock- $1.00 par value; 10,000,000
  shares authorized, 1,856,711 issued and
  1,826,711 outstanding at Sept. 30, 1994 and
  1995 and Dec. 31, 1994 and 1995.............        1,857          1,857           1,857          1,857
Surplus.......................................       16,090         16,090          16,090         16,090
Treasury stock, at cost.......................         (300)          (300)           (300)          (300)
Market value on securities available for
  sale........................................           25           (152)            (93)            --
Retained earnings.............................        2,946          1,237           1,116            539
                                                -------------   ------------   -------------   ------------
          Total stockholders' equity..........       20,618         18,732          18,670         18,186
                                                -------------   ------------   -------------   ------------
          Total liabilities and stockholders'
            equity............................    $ 226,846       $199,378       $ 191,150       $172,255
                                                 ==========     ==========      ==========     ==========

                      COMMERCIAL BANCORP OF GEORGIA, INC.

                         CONSOLIDATED INCOME STATEMENT

                                                    THREE MONTHS ENDED         NINE MONTHS ENDED
                                                       SEPTEMBER 30,             SEPTEMBER 30,
                                                  -----------------------   -----------------------
                                                     1995         1994         1995         1994
                                                  ----------   ----------   ----------   ----------
                                                                     (UNAUDITED)
                                                                   (IN THOUSANDS)
Interest income
  Loans, including fees.........................  $    3,824   $    3,118   $   11,820   $    8,840
  Investment securities.........................         461          351        1,171          920
  Federal funds sold............................         435          169          886          453
                                                  ----------   ----------   ----------   ----------
          Total interest income.................       4,720        3,638       13,877       10,213
Interest expense
  Deposits......................................       2,321        1,408        6,089        3,871
  Obligations under capital leases..............           2            3            7            9
  Other.........................................           0           13            1           13
                                                  ----------   ----------   ----------   ----------
          Total interest expense................       2,323        1,424        6,097        3,893
                                                  ----------   ----------   ----------   ----------
Net interest income.............................       2,397        2,214        7,780        6,320
Provision for loan losses.......................         189          113          633          404
                                                  ----------   ----------   ----------   ----------
          Net interest income after provision
            for loan losses.....................       2,208        2,101        7,147        5,916
Other income
  Mortgage origination fees.....................          35           49           76          141
  Gain on sale of loans.........................         231          104          304          322
  Service charges on deposit accounts...........         220          258          702          667
  Other income..................................         365          224          777          501
                                                  ----------   ----------   ----------   ----------
          Total other income....................         851          635        1,859        1,631
Other expense
  Salary and employee benefits..................       1,096        1,091        3,231        3,338
  Net occupancy expense.........................         107          111          464          503
  Furniture, fixtures and equipment expense.....         133          166          437          507
  Other expense.................................         647          859        2,051        2,302
                                                  ----------   ----------   ----------   ----------
          Total other expense...................       1,983        2,227        6,183        6,650
Income before income taxes......................       1,076          509        2,823          897
Provision for income taxes......................         424          146        1,114          320
                                                  ----------   ----------   ----------   ----------
Net income......................................  $      652   $      363   $    1,709   $      577
                                                   =========    =========    =========    =========
Earnings per share..............................  $     0.36   $     0.20   $     0.94   $     0.32
                                                   =========    =========    =========    =========
Weighted average shares outstanding.............   1,826,711    1,826,711    1,826,711    1,826,711
                                                   =========    =========    =========    =========

                      COMMERCIAL BANCORP OF GEORGIA, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                                            ------------------------------------------------------------
                                                                           MARKET
                                            COMMON             RETAINED   VALUATION   TREASURY
                                            STOCK    SURPLUS   EARNINGS    RESERVE     STOCK      TOTAL
                                            ------   -------   --------   ---------   --------   -------
                                                                    (UNAUDITED)
                                                                   (IN THOUSANDS)
Balance at December 31, 1994..............  $1,857   $16,090    $1,237      $(152)     $ (300)   $18,732
Net income................................     --         --     1,709         --          --      1,709
Market valuation adjustment...............     --         --        --        177          --        177
                                            ------   -------   --------   ---------   --------   -------
Balance at September 30, 1995.............  $1,857   $16,090    $2,946      $  25      $ (300)   $20,168
                                            ======   =======    ======    =======      ======    =======

                                                    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
                                            ------------------------------------------------------------
                                                                           MARKET
                                            COMMON             RETAINED   VALUATION   TREASURY
                                            STOCK    SURPLUS   EARNINGS    RESERVE     STOCK      TOTAL
                                            ------   -------   --------   ---------   --------   -------
                                                                    (UNAUDITED)
                                                                   (IN THOUSANDS)
Balance at December 31, 1993..............  $1,857   $16,090    $  539      $  --      $ (300)   $18,186
Net income................................     --         --       577         --          --        577
Market valuation adjustment...............     --         --        --        (93)         --        (93)
                                            ------   -------   --------   ---------   --------   -------
Balance at September 30, 1994.............  $1,857   $16,090    $1,116      $ (93)     $ (300)   $18,670
                                            ======   =======    ======    =======      ======    =======

                      COMMERCIAL BANCORP OF GEORGIA, INC.

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

                                                                             1995       1994
                                                                           --------   --------
                                                                               (UNAUDITED)
                                                                             (IN THOUSANDS)
Net cash provided by (used in) operating activities......................  $  3,093   $   (456)
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of investment securities......................................     1,603         --
  Maturities of investment securities....................................    (9,892)    (6,592)
  Sales of investment securities.........................................        --       (996)
  Loans originated or acquired, net of principal repayments..............    (7,721)   (15,011)
  Purchases of premises and equipment....................................       (49)    (1,003)
  Proceeds from sale of real estate......................................        35        625
                                                                           --------   --------
  Net cash used in investing activities..................................   (16,024)   (22,977)
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in demand, money market and savings accounts...    (5,748)     6,996
  Time deposits accepted, net of repayments..............................    30,391     11,196
  Repayment of capital lease obligations.................................      (104)       (95)
                                                                           --------   --------
  Net Cash Provided by Financing Activities..............................    24,539     18,097
Net Increase (Decrease) in Cash and Cash Equivalents.....................    11,608     (5,336)
Cash and Cash Equivalents at Beginning of Period.........................    26,974     27,253
                                                                           --------   --------
Cash and Cash Equivalents at End of Period...............................  $ 38,582   $ 21,917
                                                                           ========   ========
Supplemental disclosure:
  Cash interest paid on deposits and borrowings..........................  $  5,501   $  3,717
                                                                           --------   --------
  Cash paid for income taxes.............................................  $  1,131   $    904
                                                                           --------   --------
  Real estate acquired through foreclosure...............................  $    703   $  1,254
                                                                           --------   --------

                      COMMERCIAL BANCORP OF GEORGIA, INC.

                         NOTES TO FINANCIAL STATEMENTS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

NOTE A.  BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, these statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal recurring nature. Operating results for the nine month period ended September 30, 1995, are not necessarily indicative of the results that may be expected for the year ended December 31, 1995. For further information, refer to the audited financial statements and footnotes thereto included in the Bank's annual report to stockholders.

NOTE B.  BUSINESS COMBINATION AND RESTATEMENT OF FINANCIAL STATEMENTS

     On March 2, 1995, the former Commercial Bancorp of Georgia, Inc. merged with Commercial Bancorp of Gwinnett, Inc., and Commercial Bancorp of Gwinnett, Inc., the surviving entity, changed its name to Commercial Bancorp of Georgia, Inc. On September 30, 1995, Commercial Bank of Georgia merged with Commercial Bank of Gwinnett, and Commercial Bank of Gwinnett, the surviving entity, changed its name to Commercial Bank of Georgia. A total of 1,236,711 shares of Commercial Bancorp of Gwinnett, Inc. stock was issued for all of the issued and outstanding shares of the former Commercial Bancorp of Georgia, Inc. No cash, except for nominal dissenting shareholders and fractional shares, was paid in the transaction.

     The transaction was accounted for as a pooling of interests. The accompanying unaudited financial statements for all periods presented have been restated to include the financial position and results of operations of the former Commercial Bancorp of Georgia, Inc.

NOTE C.  SUPPLEMENTAL FINANCIAL DATA

     Components of other operating expense in excess of one percent of total interest and other income for the periods ended September 30, 1995 and 1994, are as follows:

                                                                        NINE MONTHS ENDED
                                                                          SEPTEMBER 30,
                                                                       -------------------
                                                                         1995       1994
                                                                       --------   --------
    Legal and professional fees (including merger related
      expenses)......................................................  $244,171   $379,069
    FDIC insurance assessment........................................   204,993    260,759
    Data processing fees.............................................   193,976    162,380
    Stationery and supplies..........................................   140,484    139,519

NOTE D.  EARNINGS PER SHARE

     Earnings per share has been computed based on the weighted average number of common shares outstanding during the periods, which totaled 1,826,711 for the nine months ended September 30, 1995 and 1994.

NOTE E.  ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Company is required to implement SFAS No. 121 by December 31, 1996. The provisions of SFAS 121 will require the Company to review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, the loss should be recognized in the income statement and certain disclosures regarding the impairment should be made in the financial

                      COMMERCIAL BANCORP OF GEORGIA, INC.

statements. The Company has not yet had sufficient time to evaluate the impact, if any, of the provisions of SFAS No. 121.

NOTE F.  ACCOUNTING FOR MORTGAGE SERVICING RIGHTS

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 122 (SFAS 122), "Mortgage Servicing Rights," as an amendment to SFAS 65. The Company is required to implement SFAS 122 by December 31, 1996. The provisions of SFAS 122 eliminate the accounting distinction between rights to service mortgage loans that are acquired through loan origination and those acquired through purchase. The cost of mortgage loans sold should be allocated to the mortgage servicing rights and the loans based on relative fair values. The adoption of SFAS No. 122 is not expected to have a significant impact on the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Dothan Federal Savings Bank:

     We have audited the accompanying statements of financial condition of DOTHAN FEDERAL SAVINGS BANK (a federally chartered savings bank) as of June 30, 1995 and 1994 and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dothan Federal Savings Bank as of June 30, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1995 in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the financial statements, effective June 30, 1994, the Bank changed its method of accounting for investment securities and mortgage-backed securities.

                                          Arthur Andersen LLP

Birmingham, Alabama
July 28, 1995, (except with
respect to the matter
discussed in Note 14, as to which
the date is February 19, 1996)

                          DOTHAN FEDERAL SAVINGS BANK

                       STATEMENTS OF FINANCIAL CONDITION
                          AS OF JUNE 30, 1995 AND 1994

                                                                         1995          1994
                                                                      -----------   -----------
ASSETS
CASH AND CASH EQUIVALENTS:
Cash on hand and in banks...........................................  $   543,604   $   396,328
Interest-bearing deposits in other banks............................      369,732       417,151
                                                                      -----------   -----------
                                                                          913,336       813,479
                                                                      -----------   -----------
SECURITIES AVAILABLE FOR SALE (Notes 1 and 2).......................    5,280,789     5,713,879
SECURITIES HELD TO MATURITY, fair values of $1,504,690 and
  $2,486,016, respectively (Notes 1 and 2)..........................    1,498,130     2,507,212
LOANS RECEIVABLE, net of allowance for loan losses of $255,722 and
  $212,313, respectively (Notes 1 and 3)............................   35,457,409    29,916,526
LAND, BUILDINGS, AND EQUIPMENT, less accumulated depreciation of
  $180,194 and $202,981, respectively (Notes 1 and 4)...............    1,048,117       771,369
REAL ESTATE OWNED (Note 5):
Held pending sale...................................................            0        27,000
Properties under mortgage loans to facilitate sale..................       28,765        69,746
ACCRUED INTEREST AND DIVIDENDS RECEIVABLE (Note 6)..................      331,692       293,312
OTHER ASSETS (Note 1)...............................................       98,823        69,583
                                                                      -----------   -----------
          Total assets..............................................  $44,657,061   $40,182,106
                                                                       ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Deposits (Note 7).................................................  $37,627,012   $32,191,484
  Federal Home Loan Bank advances (Note 8)..........................    2,666,667     3,833,333
  Advance payments by borrowers for taxes and insurance.............      186,094       161,947
  Accrued interest payable..........................................      179,610        93,418
  Income taxes payable (Notes 1 and 9):
     Current........................................................       15,465       193,458
     Deferred.......................................................       41,765        14,286
                                                                      -----------   -----------
                                                                           57,230       207,744
                                                                      -----------   -----------
  Accrued expenses and other liabilities............................       42,538        40,860
                                                                      -----------   -----------
          Total liabilities.........................................   40,759,151    36,528,786
                                                                      -----------   -----------
COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS' EQUITY (Note 1):
  Preferred stock, 1,000,000 shares authorized, none issued, par value
     of $.01........................................................            0             0
  Common stock, 4,000,000 shares authorized, 399,688 issued and
     outstanding, par value of $.01.................................        3,997         3,997
  Paid-in capital...................................................    3,329,339     3,329,339
  Retained earnings.................................................      605,099       447,845
  Unrealized loss on securities available for sale, net (Notes 1 and
     2).............................................................      (40,525)     (127,861)
                                                                      -----------   -----------
          Total stockholders' equity................................    3,897,910     3,653,320
                                                                      -----------   -----------
          Total liabilities and stockholders' equity................  $44,657,061   $40,182,106
                                                                       ==========    ==========

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                              STATEMENTS OF INCOME
               FOR THE YEARS ENDED JUNE 30, 1995, 1994, AND 1993

                                                                1995         1994         1993
                                                             ----------   ----------   ----------
INTEREST INCOME:
Interest and fees on loans.................................  $2,873,845   $2,797,004   $2,852,402
Interest and dividends on securities available for sale....     309,585      242,319            0
Interest on mortgage-backed securities.....................           0            0      103,364
Interest and dividends on securities.......................      73,136       88,334       73,034
Other interest income......................................      36,875       32,248       59,482
                                                             ----------   ----------   ----------
          Total interest income............................   3,293,441    3,159,905    3,088,282
                                                             ----------   ----------   ----------
INTEREST EXPENSE:
Interest on deposits (Note 7)..............................   1,619,537    1,278,586    1,371,427
Interest on other borrowings (Note 8)......................     255,341      180,976      138,727
                                                             ----------   ----------   ----------
          Total interest expense...........................   1,874,878    1,459,562    1,510,154
                                                             ----------   ----------   ----------
          Net interest income..............................   1,418,563    1,700,343    1,578,128
PROVISION FOR LOAN LOSSES (Notes 1 and 3)..................      60,000       60,000       90,000
                                                             ----------   ----------   ----------
          Net interest income after provision for loan
            losses.........................................   1,358,563    1,640,343    1,488,128
                                                             ----------   ----------   ----------
OTHER INCOME:
Service charges............................................      47,251       38,794       32,620
Gain on sale of securities.................................       7,169            0       34,531
Gain/(loss) on sale of loans...............................       3,304       25,847            0
Other income...............................................         490        6,612        2,289
                                                             ----------   ----------   ----------
          Total other income...............................      58,214       71,253       69,440
                                                             ----------   ----------   ----------
OTHER EXPENSES:
Salaries and employee benefits (Note 11)...................     508,742      500,980      426,802
Office building and equipment..............................     143,657      127,668      101,183
Federal deposit insurance premiums.........................      75,682       74,159       66,894
Data processing............................................      79,042       64,244       63,140
Real estate owned (income)/expense, net....................      (3,838)     (13,739)      47,643
Other expenses.............................................     253,359      203,111      216,159
                                                             ----------   ----------   ----------
          Total other expenses.............................   1,056,644      956,423      921,821
                                                             ----------   ----------   ----------
INCOME BEFORE PROVISION FOR INCOME TAXES...................     360,133      755,173      635,747
Provision for income taxes (Notes 1 and 9).................     142,926      278,125            0
                                                             ----------   ----------   ----------
NET INCOME.................................................  $  217,207   $  477,048   $  635,747
                                                              =========    =========    =========
EARNINGS PER SHARE (Note 1)................................  $      .54   $     1.19   $     1.59
                                                              =========    =========    =========

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                       STATEMENTS OF STOCKHOLDERS' EQUITY
               FOR THE YEARS ENDED JUNE 30, 1995, 1994, AND 1993

                                  COMMON STOCK                    RETAINED     UNREALIZED        TOTAL
                               -------------------    PAID-IN     EARNINGS    GAIN (LOSS),   STOCKHOLDERS'
                               SHARES     AMOUNT      CAPITAL     (DEFICIT)       NET           EQUITY
                               -------   ---------   ----------   ---------   ------------   -------------
BALANCE, JUNE 30, 1992.......  399,688   $ 399,688   $2,933,648   $(664,950)   $        0     $ 2,668,386
Net income...................        0           0            0     635,747             0         635,747
Change in par value (Note
  1).........................        0    (395,691)     395,691           0             0               0
                               -------   ---------   ----------   ---------   ------------   -------------
BALANCE, JUNE 30, 1993.......  399,688       3,997    3,329,339     (29,203)            0       3,304,133
Net income...................        0           0            0     477,048             0         477,048
Unrealized loss on securities
  available for sale, net
  (Notes 1 and 2)............        0           0            0           0      (127,861)       (127,861)
                               -------   ---------   ----------   ---------   ------------   -------------
BALANCE, JUNE 30, 1994.......  399,688       3,997    3,329,339     447,845      (127,861)      3,653,320
Net income...................        0           0            0     217,207             0         217,207
Dividends paid...............        0           0            0     (59,953)            0         (59,953)
Change in unrealized loss on
  securities available for
  sale, net (Notes 1 and
  2).........................        0           0            0           0        87,336          87,336
                               -------   ---------   ----------   ---------   ------------   -------------
BALANCE, JUNE 30, 1995.......  399,688   $   3,997   $3,329,339   $ 605,099    $  (40,525)    $ 3,897,910
                               =======   =========    =========   =========     =========      ==========

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                            STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED JUNE 30, 1995, 1994, AND 1993

                                                                       1995          1994          1993
                                                                   ------------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income.......................................................  $    217,207   $   477,048   $   635,747
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization..................................        65,200        78,351        83,071
  Accretion of deferred income...................................       (84,431)     (149,915)      (89,051)
  Provision for losses on loans and real estate owned............        60,000        60,000       165,000
  Provision for deferred taxes...................................        17,482        80,125             0
  Loan fees deferred, net........................................        49,169        95,325       127,461
  Federal Home Loan Bank stock dividend..........................             0       (10,300)      (14,400)
  Loss (gain), net, on sale of:
    Loans........................................................        (3,304)      (25,847)            0
    Real estate owned............................................        (5,980)      (15,145)      (31,433)
    Securities available for sale................................        (7,169)            0             0
    Securities...................................................             0             0       (34,531)
    Equipment....................................................        27,704        (2,353)        3,364
  Change in assets and liabilities:
    Increase in accrued interest and dividends receivable........       (38,380)      (31,856)       (3,015)
    Decrease in other assets.....................................         3,390         3,077         1,065
    Increase (decrease) in current income taxes payable..........      (262,680)      193,458             0
    Increase (decrease) in accrued expenses and other
      liabilities................................................         1,678           727        (6,590)
    Increase in accrued interest payable.........................        86,192        39,046         9,338
                                                                   ------------   -----------   -----------
         Net cash provided by operating activities...............       126,078       791,741       846,026
                                                                   ------------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of securities held to maturity..........     1,500,000             0             0
Proceeds from sales of securities available for sale.............       184,508             0             0
Proceeds from sales of loans.....................................     1,756,117     3,534,550             0
Proceeds from sales of mortgage-backed securities................             0             0       496,354
Proceeds from sales of equipment.................................        10,500        14,077             0
Proceeds from sales of real estate owned.........................        40,000        40,000        95,000
Repayments on securities available for sale......................       437,139             0             0
Repayments on mortgage-backed securities.........................             0       514,469       424,130
Purchases of securities held to maturity.........................      (496,328)   (1,508,047)     (300,000)
Purchases of mortgage-backed securities..........................             0    (3,002,680)   (1,455,195)
Loans originated, net of repayments..............................    (3,368,654)     (512,306)   (3,828,340)
Loans and participations purchased...............................    (3,902,260)            0    (3,850,752)
Capital expenditures.............................................      (367,099)      (77,823)      (12,640)
Purchase of Federal Home Loan Bank stock.........................       (53,200)      (19,900)       (4,300)
                                                                   ------------   -----------   -----------
         Net cash used in investing activities...................    (4,259,277)   (1,017,660)   (8,435,743)
                                                                   ------------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (decrease) in deposits, net.............................     5,435,528      (967,403)    5,013,703
Principal payments on capital lease obligation...................             0             0       (40,933)
Advances from Federal Home Loan Bank.............................    16,850,000     7,000,000     3,000,000
Repayments of Federal Home Loan Bank advances....................   (18,016,666)   (6,666,667)   (1,500,000)
Increase (decrease) in advance payments by borrowers for taxes
  and insurance..................................................        24,147        (2,706)       57,075
Cash dividends paid..............................................       (59,953)            0             0
                                                                   ------------   -----------   -----------
         Net cash (used in) provided by financing activities.....     4,233,056      (636,776)    6,529,845
                                                                   ------------   -----------   -----------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS....................................................        99,857      (862,695)   (1,059,872)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.....................       813,479     1,676,174     2,736,046
                                                                   ------------   -----------   -----------
CASH AND CASH EQUIVALENTS, END OF YEAR...........................  $    913,336   $   813,479   $ 1,676,174
                                                                   =============  ============  ============

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SECURITIES

     Securities designated as available for sale are reported at fair value. The unrealized difference between amortized cost and fair value on securities available for sale is excluded from earnings and is reported net of deferred taxes as a component of stockholders' equity. This caption includes securities that management intends to use as part of its asset/liability management strategy or that may be sold in response to changes in interest rates, changes in prepayment risk, liquidity needs, or for other purposes.

     Securities designated as held to maturity are reported at amortized cost, as the Bank has both the ability and positive intent to hold these securities to maturity. There are no securities classified as trading as of June 30, 1995 or 1994.

     Amortization of premium and accretion of discount are computed under the interest method. The adjusted cost of the specific security sold is used to compute realized gain or loss on the sale of securities.

     On June 30, 1994, Dothan Federal Savings Bank (the "Bank") adopted Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

     Initial adoption of SFAS No. 115 was accomplished by transferring certain securities previously shown as investment securities or mortgage-backed securities to the available for sale portfolio and had the effect of decreasing stockholders' equity by $127,861 at June 30, 1994; it had no effect on 1994 income.

     Prior to the adoption of SFAS No. 115, securities determined to be held on a long-term basis or until maturity were accounted for in a manner similar to securities held to maturity.

LOANS RECEIVABLE

     Loans receivable are stated at unpaid principal balances, less the allowance for loan losses and net of deferred loan origination fees and premiums.

     An allowance is established for uncollectible interest on loans that are 60 days past due based on management's periodic evaluations. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments has been demonstrated, in which case the loan is returned to accrual status.

ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is maintained through provisions charged to expense at levels which management considers adequate to absorb losses inherent in the loan portfolio. The allowance is decreased by charge-offs, net of recoveries. Management's evaluation of the allowance includes a review of all loans for which full collectibility is not reasonably assured and considers, among other factors, prior years' loss experience, economic conditions, distribution of loans by risk class, and the estimated value of underlying collateral. Though management believes the allowance for loan losses to be adequate, ultimate losses may vary from these evaluations; however, the allowance is reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known.

     During 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which is effective for fiscal years beginning after December 15, 1994. SFAS No. 114 requires that impaired loans be valued based on the present value of those loans' estimated cash flows at each loan's effective interest rate or the loan's observable market price or the fair value of the underlying collateral. In October 1994, the

                          DOTHAN FEDERAL SAVINGS BANK

FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a
Loan -- Income Recognition and Disclosures", an amendment to SFAS No. 114. SFAS No. 118 amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest on an impaired loan. Management adopted SFAS Nos. 114 and 118 as of July 1, 1995; however, given the Bank's current loan portfolio composition, the impact of adoption was not material.

LOAN ORIGINATION FEES, PREMIUMS, AND DISCOUNTS

     Loan origination fees, net of direct costs associated with originating or acquiring loans, are treated as an adjustment to the yield of the related loans using the interest method over the contractual term of the loans. Such adjustments are reflected in "Interest and fees on loans" in the accompanying statements of income. Loan commitment fees are recognized into income upon expiration of the commitment period, unless the commitment results in the loan being funded and maintained in the loan portfolio.

     Premiums paid and discounts received in connection with loans receivable are amortized to interest income over the lives of the loans using the interest method.

LAND, BUILDINGS, AND EQUIPMENT

     Land, buildings, and equipment are carried at cost, net of accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets (40 years for buildings and 3 to 25 years for equipment).

INTANGIBLE ASSETS

     Intangible assets, included in "Other Assets" in the accompanying statements of financial condition, consist of premiums paid to acquire the deposits of other financial institutions. These costs ($33,498 and $50,562 at June 30, 1995 and 1994, respectively) are being amortized using an accelerated method over an eight year period which approximates the expected deposit relationship lives. Amortization expense totaled $17,064, $20,565, and $24,065 in fiscal 1995, 1994, and 1993, respectively.

INCOME TAXES

     The financial statements have been prepared on an accrual basis. Because some income and expense items are recognized in different periods for financial reporting purposes and for purposes of computing currently payable income taxes, a provision or credit for deferred income taxes is made for such temporary differences.

     Effective July 1, 1991, the Bank adopted the asset and liability approach for financial accounting and reporting of income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes."

     No provision for income taxes was reflected in the statement of income for the year ended June 30, 1993 due to the utilization of net operating loss ("NOL") carryforwards. The Bank utilized all of its federal and state NOL carryforwards during fiscal 1994.

CHANGE IN PAR VALUE

     On October 22, 1992, the Bank changed the par value of all authorized preferred and common stock from $1.00 per share to $.01 per share.

                          DOTHAN FEDERAL SAVINGS BANK

STATEMENTS OF CASH FLOWS

     Cash and cash equivalents, for purposes of reporting cash flows, include cash on hand and in banks and interest-bearing deposits in banks.

                                                                1995         1994         1993
                                                             ----------   ----------   ----------
Supplemental cash flow information:
  Cash paid during the period for:
     Income taxes..........................................  $  388,095   $    4,513   $        0
                                                              =========    =========    =========
     Interest..............................................  $1,788,686   $1,420,516   $1,500,816
                                                              =========    =========    =========
  Noncash transactions:
     Transfers of loans receivable to real estate owned....  $    6,000   $        0   $        0
                                                              =========    =========    =========
     Transfer of mortgage-backed and investment securities
       to securities available for sale at fair value......  $        0   $5,713,879   $        0
                                                              =========    =========    =========
     Increase/(decrease) in unrealized net loss on
       securities available for sale, net of deferred tax
       provision/(benefit) of $44,961 and $(65,839),
       respectively........................................  $  (87,336)  $  127,861   $        0
                                                              =========    =========    =========

EARNINGS PER SHARE

     Earnings per share have been calculated on the basis of the weighted average number of shares of common stock outstanding, which were 399,688 during fiscal years 1995, 1994, and 1993.

FINANCIAL STATEMENT RECLASSIFICATION

     The financial statements for the prior years have been reclassified in certain instances in order to conform with the 1995 financial statement presentation. The reclassification did not change total assets or net income in the prior years.

PENDING ACCOUNTING STANDARDS

  Financial Instruments

     In December 1991, the FASB issued SFAS No. 107, "Disclosures about Fair Values of Financial Instruments", adoption of which is required for fiscal years ending after December 15, 1995. In October 1994, the FASB issued SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," adoption of which is required for fiscal years ending after December 15, 1995. The Bank has elected not to adopt the provisions of these statements before the required date.

DISCLOSURE OF CERTAIN RISKS

     In December 1994, the Accounting Standards Division of the AICPA approved SOP 94-6, "Disclosure of Certain Significant Risks and Uncertainties." SOP 94-6 requires disclosures in the financial statements beyond those now being required or generally made in the financial statements about the risks and uncertainties existing as of the date of those financial statements in the following areas: nature of operations, use of estimates in the preparation of financial statements, certain significant estimates, and current vulnerability due to certain concentrations. SOP 94-6 is effective for financial statements issued for fiscal years ending after December 15, 1995. The Bank has elected not to adopt the provisions of SOP 94-6 before the required date.

                          DOTHAN FEDERAL SAVINGS BANK

ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS

     In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 establishes accounting standards for evaluating the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The Bank has elected not to adopt the provisions of SFAS No. 121 until the required date, though management does not believe that the adoption of SFAS No. 121 will have a significant impact on the Bank's financial position or on the results of its operations.

MORTGAGE SERVICING RIGHTS

In May 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights," an amendment to SFAS No. 65. SFAS No. 122 amends certain provisions of SFAS No. 65 to eliminate the accounting distinction between rights to service mortgage loans for others that are acquired through loan origination activities and those acquired through purchase transactions. Management does not intend to adopt the provisions of SFAS No. 122 before the required date. Based on the Bank's current operating activities, management does not believe that the adoption of this Statement will have a material impact on the Bank's financial condition or results of operations.

2. SECURITIES AVAILABLE FOR SALE AND SECURITIES HELD TO MATURITY

     The amortized historical cost, approximate fair value, and gross unrealized gains and losses of the Bank's securities available for sale and securities held to maturity at June 30, 1995 and 1994 were as follows:

                                                           SECURITIES AVAILABLE FOR SALE
                          ------------------------------------------------------------------------------------------------
                                               1995                                             1994
                          -----------------------------------------------  -----------------------------------------------
                          AMORTIZED     GROSS       GROSS                  AMORTIZED     GROSS       GROSS
                          HISTORICAL  UNREALIZED  UNREALIZED      FAIR     HISTORICAL  UNREALIZED  UNREALIZED      FAIR
                             COST        GAIN       (LOSS)       VALUE        COST        GAIN       (LOSS)       VALUE
                          ----------  ----------  ----------   ----------  ----------  ----------  ----------   ----------
FHLB stock............... $  340,300    $    0     $       0   $  340,300  $  287,100   $      0   $        0   $  287,100
Mortgage-backed
  securities.............  4,701,892     6,416       (66,317)   4,641,991   5,320,479     10,740     (199,635)   5,131,584
Mutual Fund..............    300,000         0        (1,502)     298,498     300,000          0       (4,805)     295,195
                          ----------  ----------  ----------   ----------  ----------  ----------  ----------   ----------
                          $5,342,192    $6,416     $ (67,819)  $5,280,789  $5,907,579   $ 10,740   $ (204,440)  $5,713,879
                          ==========  ========     =========   ==========  ==========   ========   ==========   ==========

                                                              SECURITIES HELD TO MATURITY
                            ------------------------------------------------------------------------------------------------
                                                 1995                                             1994
                            -----------------------------------------------  -----------------------------------------------
                            AMORTIZED     GROSS       GROSS                  AMORTIZED     GROSS       GROSS
                            HISTORICAL  UNREALIZED  UNREALIZED      FAIR     HISTORICAL  UNREALIZED  UNREALIZED      FAIR
                               COST        GAIN       (LOSS)       VALUE        COST        GAIN       (LOSS)       VALUE
                            ----------  ----------  ----------   ----------  ----------  ----------  ----------   ----------
U.S. Treasury securities... $1,498,130   $ 11,295    $ (4,735)   $1,504,690  $2,507,212    $1,602     $ (22,798)  $2,486,016
                            ----------  ----------  ----------   ----------  ----------  ----------  ----------   ----------
                            $1,498,130   $ 11,295    $ (4,735)   $1,504,690  $2,507,212    $1,602     $ (22,798)  $2,486,016
                            ==========   ========    ========    ==========  ==========  ========     =========   ==========

     The amortized historical cost and approximate fair value of securities available for sale and securities held to maturity at June 30, 1995 by contractual maturity, are shown below. Expected maturities will differ from

                          DOTHAN FEDERAL SAVINGS BANK
contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                    AVAILABLE FOR SALE         HELD TO MATURITY
                                                  -----------------------   -----------------------
                                                  AMORTIZED                 AMORTIZED
                                                  HISTORICAL      FAIR      HISTORICAL      FAIR
                                                     COST        VALUE         COST        VALUE
                                                  ----------   ----------   ----------   ----------
Due in one year or less.........................  $  300,000   $  298,498   $1,001,142   $  996,407
Due after one year through five years...........           0            0      496,988      508,283
Due after five years through ten years..........   4,701,892    4,641,991            0            0
                                                  ----------   ----------   ----------   ----------
                                                   5,001,892    4,940,489    1,498,130    1,504,690
FHLB stock......................................     340,300      340,300            0            0
                                                  ----------   ----------   ----------   ----------
                                                  $5,342,192   $5,280,789   $1,498,130   $1,504,690
                                                   =========    =========    =========    =========

     Mortgage-backed securities totaling $934,227 have been pledged as collateral against certain large deposits at June 30, 1995. Deposits (public monies) associated with pledged mortgage-backed securities had an aggregate balance of $750,000 at June 30, 1995.

     Proceeds from sales of securities available for sale during 1995 were $184,508 with gross gains of $7,169 realized on the sales. There were no securities sales during fiscal 1994.

3. LOANS RECEIVABLE

                                                                         1995          1994
                                                                      -----------   -----------
Mortgage loans:
  Conventional loans:
     Construction loans, primarily on one-to-four family
      residences....................................................  $ 2,400,460   $ 3,670,870
     Loans on existing property:
       Residential..................................................   26,673,402    20,621,089
       Commercial...................................................    1,940,483     2,657,103
       FHA and VA loans.............................................    1,937,669     2,601,330
Other loans, primarily consumer and lines of credit.................    3,717,059     2,772,807
Less:
  Undisbursed portion of mortgage loans.............................     (679,809)   (1,879,760)
  Unearned loan fees................................................     (249,452)     (282,972)
  Allowance for loan losses.........................................     (255,722)     (212,313)
  Net acquisition discount..........................................      (26,681)      (31,628)
                                                                      -----------   -----------
          Total loans receivable, net...............................  $35,457,409   $29,916,526
                                                                       ==========    ==========

     As a savings bank, the Bank has a credit concentration in residential mortgage loans. The majority of the Bank's customers are located in Dothan, Alabama, and the surrounding area. The ability of these borrowers to repay is highly dependent on local economic conditions.

     Loans receivable at June 30, 1995 and 1994 included $145,531 and $10,452, respectively, in loans that had been placed on nonaccrual status. Interest income recognized on the nonaccrual loans outstanding at June 30, 1995 and 1994 was $2,217 and $1,119, respectively, as compared to $11,184 and $1,340 of interest income in 1995 and 1994, respectively, that would have been recorded under the original terms of the loans.

     At June 30, 1995 and 1994, loans to key officers, directors and principal stockholders and their affiliates amounted to $894,331 and $831,373, respectively. In the opinion of management, related party loans are made on substantially the same terms, including interest rates and collateral, as comparable transactions with

                          DOTHAN FEDERAL SAVINGS BANK
unrelated parties and do not involve more than normal risks of collectibility. During fiscal 1995, new loans totaled $613,939 and repayments were $550,981.

     An analysis of the Bank's allowance for loan losses for the years ended June 30, 1995 and 1994 is as follows:

                                                                       1995         1994
                                                                     --------     --------
    Beginning balance..............................................  $212,313     $177,336
    Provision......................................................    60,000       60,000
    Charge-offs....................................................   (16,591)     (25,523)
    Recoveries.....................................................         0          500
                                                                     --------     --------
    Ending balance.................................................  $255,722     $212,313
                                                                     ========     ========

4. LAND, BUILDINGS, AND EQUIPMENT

     Land, buildings, and equipment, as reflected in the accompanying statements of financial condition at June 30, 1995 and 1994 consisted of the following:

                                                                     1995          1994
                                                                  ----------     ---------
    Land........................................................  $  222,707     $ 222,707
    Buildings...................................................     773,399       419,329
    Furniture, fixtures and equipment...........................     232,205       293,173
    Construction in progress....................................           0        39,141
                                                                  ----------     ---------
                                                                   1,228,311       974,350
    Less accumulated depreciation and amortization..............    (180,194)     (202,981)
                                                                  ----------     ---------
                                                                  $1,048,117     $ 771,369
                                                                   =========     =========

5. REAL ESTATE OWNED

     Real estate owned consists either of properties acquired through foreclosure and held pending sale or properties sold under mortgage loans to facilitate sale and accounted for under the deposit method. Real estate owned is carried at the lower of loan balance or fair value, less estimated costs of disposition. Subsequent to foreclosure, real estate owned is evaluated on an individual basis for changes in fair value. Future declines in fair value of the asset less costs of disposition below its carrying amount result in an increase in the valuation allowance account. Future increases in fair value of the asset less costs of disposition above its carrying amount reduce the valuation allowance account, but not below zero. Minor costs relating to holding and maintaining the property are expensed and amounts incurred to improve the property are capitalized. The amounts expensed in fiscal 1995, 1994, and 1993 were $2,142, $4,280, and $10,699, respectively. The amount capitalized in fiscal 1995 was $1,020. No amounts were capitalized in fiscal 1994 or 1993. Valuations are periodically performed by management and a provision for estimated losses on real estate is charged to earnings when such losses are anticipated. No property was held pending sale at June 30, 1995. Property held pending sale at June 30, 1994 consisted of residential property with a basis of $27,000 and no valuation allowance.

     There were no valuation allowances for real estate owned for the years ended June 30, 1995 and 1994 and there was no related activity in the valuation allowances.

                          DOTHAN FEDERAL SAVINGS BANK

6. ACCRUED INTEREST AND DIVIDENDS RECEIVABLE

     Accrued interest and dividends receivable at June 30, 1995 and 1994 is summarized as follows:

                                                                       1995         1994
                                                                     --------     --------
    Securities held to maturity....................................  $ 29,086     $ 52,378
    Securities available for sale..................................    31,353       28,748
    Loans receivable...............................................   271,253      212,186
                                                                     --------     --------
                                                                     $331,692     $293,312
                                                                     ========     ========

7. DEPOSITS

     The weighted average rate payable on all deposits at June 30, 1995 and 1994 was 5.48% and 4.10%, respectively. Deposits at June 30, 1995 and 1994 and the related range of interest rates payable for deposits outstanding at June 30, 1995 consisted of the following:

                                                                   1995            1994
                                                                -----------     -----------
    Statement savings, 3.0%...................................  $ 1,522,588     $ 1,312,254
    NOW accounts, 2.5% to 2.75%...............................    2,837,515       2,905,669
    Money market accounts, 3.0% to 4.0%.......................    4,414,154       5,624,221
    Certificates of deposit, 2.62% to 10.50%..................   28,852,755      22,349,340
                                                                -----------     -----------
                                                                $37,627,012     $32,191,484
                                                                 ==========      ==========

     Certificates of deposit above included $4,620,069 and $3,719,531, respectively, of certificates in excess of $100,000 at June 30, 1995 and 1994.

     At June 30, 1995 and 1994, scheduled maturities of certificates of deposit were as follows:

                                                                   1995            1994
                                                                -----------     -----------
    Within one year...........................................  $16,507,873     $12,535,224
    One to three years........................................   12,141,196       8,629,291
    Thereafter................................................      203,686       1,184,825
                                                                -----------     -----------
                                                                $28,852,755     $22,349,340
                                                                 ==========      ==========

     Interest expense on deposits consisted of the following:

                                                            1995         1994         1993
                                                         ----------   ----------   ----------
    Statement savings..................................  $   53,089   $   24,852   $   20,319
    NOW accounts.......................................      58,338       53,240       49,201
    Money market accounts..............................     198,978      216,652      278,288
    Certificates of deposit............................   1,309,132      983,842    1,023,619
                                                         ----------   ----------   ----------
                                                         $1,619,537   $1,278,586   $1,371,427
                                                          =========    =========    =========

                          DOTHAN FEDERAL SAVINGS BANK

8. FEDERAL HOME LOAN BANK ADVANCES

     Federal Home Loan Bank advances outstanding at June 30, 1995 and 1994 mature as follows:

                                                             INTEREST
                                                               RATE        1995         1994
                                                             --------   ----------   ----------
    July 8, 1994...........................................    6.70%    $        0   $  500,000
    September 28, 1995.....................................    4.25%       166,667      833,333
    September 27, 1998.....................................    4.73%     2,500,000    2,500,000
                                                                        ----------   ----------
                                                                        $2,666,667   $3,833,333
                                                                         =========    =========

     The Bank is required by its blanket floating lien agreement with the Federal Home Loan Bank to maintain qualifying collateral for its advances in an amount at least equal to 175% of such advances. In addition, the Bank's investment in Federal Home Loan Bank stock is pledged as collateral on outstanding advances.

     In 1994, the Bank maintained a $3,000,000 line of credit with the Federal Home Loan Bank at a variable rate, which was 6.70% at June 30, 1994, which matured July 8, 1994. The amount outstanding under this line of credit at June 30, 1994 was $500,000 and is included in the outstanding advances disclosed above.

9. INCOME TAXES

     The provision for income taxes for the years ended June 30, 1995 and 1994 were as follows:

                                                                         1995       1994
                                                                       --------   --------
    Current:
      Federal........................................................  $144,943   $173,000
      State..........................................................    15,465     25,000
                                                                       --------   --------
                                                                        160,408    198,000
    Deferred.........................................................   (17,482)    80,125
                                                                       --------   --------
              Totals.................................................  $142,926   $278,125
                                                                       ========   ========

     No provision for income taxes was recorded for the year ended June 30, 1993 due to utilization of net operating loss carryforwards (see Note 1).

     The differences between the provision for income taxes and the amount computed by applying the statutory federal income tax rate of 34% to income before taxes for the years ended June 30, 1995 and 1994 were as follows:

                                                                         1995       1994
                                                                       --------   --------
    Expected income tax expense at federal tax rate..................  $122,445   $256,758
    Add (deduct):
      Utilization of NOL carryforwards...............................         0    (78,452)
      State income tax, net of federal tax benefit...................    10,207     16,716
      Restoration of deferred tax liability..........................         0     75,583
      Other, net.....................................................    10,274      7,520
                                                                       --------   --------
              Totals.................................................  $142,926   $278,125
                                                                       ========   ========

                          DOTHAN FEDERAL SAVINGS BANK

     The components of the net deferred tax liability as of June 30, 1995 and 1994 were as follows:

                                                                         1995       1994
                                                                       --------   --------
    Deferred tax asset:
      Unrealized loss................................................  $ 20,878   $ 65,839
                                                                       --------   --------
    Deferred tax liability:
      FHLB stock dividend............................................   (21,852)   (23,340)
      Depreciation...................................................   (14,047)   (10,786)
      Capital leases.................................................   (29,332)   (32,319)
      Other..........................................................     2,588    (13,680)
                                                                       --------   --------
              Total deferred tax liability...........................   (62,643)   (80,125)
                                                                       --------   --------
              Net deferred tax liability.............................  $(41,765)  $(14,286)
                                                                       ========   ========

10. COMMITMENTS AND CONTINGENCIES

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     The Bank is party to financial instruments with off-balance sheet risk in the normal course of business, primarily to meet the financing needs of its customers. These financial instruments consisted of commitments to extend credit and amounted to $182,000 at June 30, 1995. The Bank's policies as to collateral and assumption of credit risk for off-balance sheet items are essentially the same as those for extension of credit to its customers.

LITIGATION

     The Bank is a party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the financial statements.

FDIC ASSESSMENTS

     The FDIC-SAIF assessments became effective January 1, 1990. The FDIC assessment rate was 20.8 basis points of insured deposits through December 31, 1990, and has been 23 basis points since January 1, 1991. However, significant debate has ensued in Congress and within the industry as to the disparity between bank and thrift deposit insurance premiums which arose during 1995 when bank premiums were reduced when the target capitalization of the Bank Insurance Fund ("BIF") was achieved. To eliminate and reduce the disparity and provide for the recapitalization of the Savings Association Insurance Fund ("SAIF"), a special recapitalization premium for SAIF deposits has been discussed approximating 85 basis points. No decision has been finalized as to the resolution of BIF/SAIF premium disparity or the fund recapitalization issue. In the event of an 85 basis point assessment, the Bank would incur approximately $320,000 in expense.

11. COMPENSATION AND BENEFITS

     During fiscal 1994, the Bank adopted a profit sharing plan and distributes funds earned to employees on a semiannual basis. Total distributions during 1995 related to this plan were $18,954, which are included in "Salaries and employee benefits" in the accompanying statements of income. The Bank also adopted a defined-contribution 401(k) plan, but does not contribute or match the employees' contributions.

     In December 1990 and November 1992, the FASB issued SFAS No. 106, "Accounting for Postretirement Benefits Other Than Pensions" and SFAS No. 112, "Employers' Accounting for Postemployment Benefits", respectively. The Bank does not offer these benefits, as defined, to its employees and, accordingly,

                          DOTHAN FEDERAL SAVINGS BANK

SFAS No. 106 had no effect on the Bank's 1995 financial statements and SFAS No. 112 at the date of adoption will have no effect on the Bank's financial condition based on current activity.

12. REGULATION

     As a federally chartered savings bank, the Bank is required by its primary regulator, the Office of Thrift Supervision ("OTS"), to maintain capital sufficient to meet three requirements, as defined: (1) a tangible capital requirement equal to 1.5% of adjusted total assets; (2) a leverage or core capital requirement of 3% of adjusted total assets, though it is anticipated that most institutions will be required by the regulators to maintain capital of an additional 100 to 200 basis points; and (3) a risk-based capital requirement equal to 8% of risk-weighted assets, which were approximately $21,895,200 at June 30, 1995. Assets and off-balance sheet commitments are assigned a credit-risk weighting based upon their relative risk ranging from 0% for assets backed by the full faith and credit of the United States Government or that pose no credit risk to the Bank, to 100% for assets such as commercial loans, delinquent, or repossessed assets.

     The following is a reconciliation of the Bank's total stockholders' equity to the Bank's tangible, core, and risk-based capital available to meet its regulatory requirements:

                                                                              JUNE 30, 1995
                                                                              -------------
    Stockholders' equity as reported in the accompanying financial
      statements............................................................   $ 3,897,910
    Intangible assets required to be deducted...............................       (33,498)
    Unrealized loss on debt securities available for sale...................        39,534
                                                                              -------------
    Tangible capital........................................................     3,903,946
    Required deductions.....................................................             0
                                                                              -------------
    Core capital............................................................     3,903,946
    General allowance for loan losses.......................................       135,322
                                                                              -------------
    Risk-based capital......................................................   $ 4,039,268
                                                                                ==========

     The following presents the Bank's capital levels and ratios compared to its minimum capital requirements:

                                                                       AMOUNT     PERCENTAGE
                                                                     ----------   ----------
    Tangible capital, as defined...................................  $3,903,946       8.74%
    Required minimum...............................................     669,946       1.50
                                                                     ----------   ----------
              Excess...............................................  $3,234,000       7.24%
                                                                      =========   ========
    Core capital, as defined.......................................  $3,903,946       8.74%
    Required minimum (a)...........................................   1,339,893       3.00
                                                                     ----------   ----------
              Excess...............................................  $2,564,053       5.74%
                                                                      =========   ========
    Risk-based capital.............................................  $4,039,268      18.45%
    Required minimum...............................................   1,751,616       8.00
                                                                     ----------   ----------
              Excess...............................................  $2,287,652      10.45%
                                                                      =========   ========

---------------

(a) The required minimum based on 5% would be $2,233,155, leaving an excess of $1,670,791.

     Capital requirements continue to be under study by the OTS. Management continues to monitor these requirements and contemplated changes and believes that the Bank will continue to exceed its regulatory minimum requirements.

                          DOTHAN FEDERAL SAVINGS BANK

     The Bank has not been required by the OTS to incorporate an interest rate risk component to the risk-based capital requirement. This regulation requires a deduction from risk-based capital based on an institution's exposure to interest rate risk. Management believes the Bank would continue to exceed its regulatory minimum requirements if the interest rate risk component is ever required.

     Effective December 19, 1992, the Bank became subject to additional capital standards established by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). These regulations established capital standards in five categories ranging from "critically undercapitalized" to "well capitalized," and defined "well capitalized" as at least 5% for core (leverage) capital and at least 10% for risk-based capital. Institutions with a core capital less than 4% or risk-based capital less than 8% are considered "undercapitalized," and subject to increasingly stringent prompt corrective action measures. The Bank's capital ratios above place it in the "well capitalized" category.

13. INTEREST RATE SENSITIVITY

     A portion of the Bank's interest earning assets are long-term fixed rate mortgage loans and mortgage-backed securities (approximately 79%), while its principal source of funds are savings deposits with maturities of three years or less (approximately 99%). Because of the short-term nature of the savings deposits, their cost generally reflects returns currently available in the market. Accordingly, the savings deposits have a high degree of interest rate sensitivity while the mortgage loan portfolio, to the extent of fixed rate loans, is relatively fixed and has much less sensitivity to changes in current market rates. Although these conditions are somewhat mitigated by the Bank's risk management strategies of selling long-term fixed rate loans and reinvesting in adjustable-rate mortgage-backed securities, changes in market interest rates tend to directly affect the level of net interest income.

14. SUBSEQUENT EVENT

     On January 22, 1996, the Bank entered into a definitive agreement for the acquisition of the Bank by The Colonial BancGroup, Inc. ("BancGroup"), in which BancGroup will acquire all of the outstanding stock of the Bank, consideration consisting of both shares of BancGroup's common stock and cash for an aggregate purchase price of approximately $5,200,000. This transaction is subject to, among other things, approval by the stockholders of the Bank and BancGroup and approval by the appropriate regulatory authorities. In connection with the pending acquisition, the Bank has entered into agreements with its president and chief executive officer and its vice president and controller pursuant to which each could receive cash payments following the merger, should they terminate employment with the Bank or BancGroup following the merger. Total payments possible under the agreements, if exercised, would approximate $54,000.

                          DOTHAN FEDERAL SAVINGS BANK

                  CONDENSED STATEMENTS OF FINANCIAL CONDITION
                          SEPTEMBER 30, 1995 AND 1994

                                                                         1995          1994
                                                                      -----------   -----------
                                                                             (UNAUDITED)
                                            ASSETS
Cash................................................................  $ 2,643,133   $ 1,183,923
Securities available for sale.......................................    5,195,127     5,513,361
Securities held to maturity.........................................    3,247,629     1,503,949
Loans receivable....................................................   35,442,901    31,962,520
Land, buildings, and equipment......................................    1,050,925       941,994
Real estate owned...................................................       28,312       101,251
Accrued interest and dividends receivable...........................      334,761       276,592
Other assets........................................................      140,738       141,503
                                                                      -----------   -----------
                                                                      $48,083,526   $41,625,093
                                                                       ==========    ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits............................................................  $41,042,314   $33,115,160
Federal Home Loan Bank advances.....................................    2,500,000     4,416,667
Advance payments by borrowers for taxes and insurance...............      228,118       191,633
Accrued interest payable............................................      259,727       126,088
Income taxes payable
  Current...........................................................       15,465        68,850
  Deferred..........................................................       54,853             0
Accrued expenses and other liabilities..............................       29,227        83,617
                                                                      -----------   -----------
          Total Liabilities.........................................  $44,129,704   $38,002,015
                                                                      -----------   -----------
Stockholders' Equity
Preferred stock, 1,000,000 shares authorized, none issued, par value
  of $.01...........................................................  $         0   $         0
Common Stock, 4,000,000 shares authorized, 399,688 issued and
  outstanding, par value of $.01....................................        3,997         3,997
Paid-in Capital.....................................................    3,329,339     3,329,339
Retained Earnings...................................................      635,548       454,575
Unrealized loss on securities available for sale, net...............      (15,062)     (164,833)
                                                                      -----------   -----------
          Total Stockholders' Equity................................  $ 3,953,822   $ 3,623,078
                                                                      -----------   -----------
                                                                      $48,083,526   $41,625,093
                                                                       ==========    ==========

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                         CONDENSED STATEMENTS OF INCOME
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

                                                                         THREE MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                       -----------------------
                                                                         1995           1994
                                                                       --------       --------
                                                                             (UNAUDITED)
Interest Income:
  Loans..............................................................  $745,973       $653,140
  Other investments..................................................   135,088        103,080
                                                                       --------       --------
          Total interest income......................................   881,061        756,220
                                                                       --------       --------
Interest Expense
  Deposits...........................................................   556,372        347,319
  Other Borrowings...................................................    30,782         45,747
                                                                       --------       --------
          Total interest expense.....................................   587,154        393,066
                                                                       --------       --------
          Net Interest income........................................   293,907        363,154
Provision for possible loan losses...................................    15,000         15,000
                                                                       --------       --------
Net interest income after provision for possible loan losses.........   278,907        348,154
                                                                       --------       --------
Other Income:
  Other loan fees and charges........................................     9,558          9,265
  Demand deposit fees................................................     8,522          6,949
  Other income.......................................................    11,740            913
                                                                       --------       --------
          Total other income.........................................    29,820         17,127
                                                                       --------       --------
Other Expenses:
  Salaries and employee benefits.....................................   110,936        120,538
  Office building and equipment......................................    30,753         37,107
  Federal deposit insurance premiums.................................    20,100         18,659
  Data processing....................................................    16,212         18,373
  Other expenses.....................................................    76,339         60,658
                                                                       --------       --------
          Total other expenses.......................................   254,340        255,335
                                                                       --------       --------
          Income before provision for income taxes...................    54,387        109,946
                                                                       --------       --------
Provision for income taxes...........................................    23,938         43,263
                                                                       --------       --------
          Net Income.................................................  $ 30,449       $ 66,683
                                                                       ========       ========
Earnings Per Share...................................................  $   0.08       $   0.17
                                                                       ========       ========

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

            CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995

                                                      COMMON STOCK
                                                   ------------------                                 UNREALIZED        TOTAL
                                                   NUMBER OF              ADDITIONAL      RETAINED   GAIN/(LOSS),   STOCKHOLDERS'
                                                    SHARES     AMOUNT   PAID-IN CAPITAL   EARNINGS       NET           EQUITY
                                                   ---------   ------   ---------------   --------   ------------   -------------
Balance at June 30, 1995.........................   399,688    $3,997     $ 3,329,339     $605,099     $(40,525)     $ 3,897,910
Net income.......................................         0        0                0       30,449            0           30,449
Change in unrealized loss on securities available
  for sale, net..................................         0        0                0            0       25,463           25,463
                                                   ---------   ------   ---------------   --------   ------------   -------------
Balance at September 30, 1995....................   399,688    $3,997     $ 3,329,339     $635,548     $(15,062)     $ 3,953,822
                                                   ========    ======     ===========     ========    =========       ==========

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                       CONDENSED STATEMENTS OF CASH FLOWS
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

                                                                                   1995          1994
                                                                                -----------   -----------
                                                                                       (UNAUDITED)
Cash Flows from Operating Activities:
  Net Income..................................................................  $    30,449   $    66,683
  Adjustments to reconcile net income to net cash provided by (used in)
    operating activities
    Depreciation and amortization.............................................       19,360        17,479
    Accretion of deferred income..............................................      (11,650)      (18,991)
    Provision for losses on loans and real estate owned.......................       15,000        15,000
    Loan fees deferred, net...................................................       13,634        13,982
    Loss (gain) net, on sale of Loans.........................................          447            57
    Change in assets and liabilities:
      (Decrease) Increase in accrued interest and dividends receivable........       (3,069)       16,720
      Increase in other assets................................................      (69,573)      (65,954)
      Increase (decrease) in current income taxes payable.....................       23,938      (129,150)
      Increase (decrease) in accrued expenses and other liabilities...........      (13,311)       42,757
      Increase in accrued interest payable....................................       80,117        32,670
                                                                                -----------   -----------
         Net cash provided by (used in) operating activities..................       85,342        (8,747)
Cash flows from investing activities:
  Proceeds from maturities of securities held to maturity.....................      500,000     1,000,000
  Proceeds from sales of loans................................................      640,548        77,443
  Repayments of securities available for sale.................................      122,448       143,136
  Purchases of securities held to maturity....................................   (2,249,531)           --
  Loans originated, net of repayments.........................................     (496,159)   (1,120,354)
  Loans and participations purchased..........................................     (148,296)   (1,015,750)
  Capital expenditures........................................................      (15,214)     (182,027)
                                                                                -----------   -----------
         Net cash used in investing activities................................   (1,646,204)   (1,097,552)
Cash flows from financing activities:
  Increase in deposits, net...................................................    3,415,302       923,676
  Advances from Federal Home Loan Bank........................................           --     4,850,000
  Repayments of Federal Home Loan Bank advances...............................     (166,667)   (4,266,666)
  Increase in advance payments by borrowers for taxes and insurance...........       42,024        29,686
  Cash dividends paid.........................................................           --       (59,953)
                                                                                -----------   -----------
         Net cash (used in) provided by financing activities..................    3,290,659     1,476,743
                                                                                -----------   -----------
Increase in cash and cash equivalents.........................................    1,729,797       370,444
Cash and cash equivalents, beginning of year..................................      913,336       813,479
                                                                                -----------   -----------
Cash and cash equivalents, end of year........................................  $ 2,643,133   $ 1,183,923
                                                                                ============  ============
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for:
    Income taxes..............................................................  $         0   $   172,413
                                                                                ============  ============
    Interest..................................................................  $   488,336   $   360,396
                                                                                ============  ============
  Noncash transactions:
    Transfers of loans receivable to real estate owned........................  $         0   $     6,000
                                                                                ============  ============
    Increase/(decrease) in unrealized net loss on securities available for sale, net of deferred tax provision/(benefit) of $13,088 and $(20,304),
     respectively.............................................................  $   (25,463)  $    36,972
                                                                                ============  ============

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1995 AND 1994

1. BASIS OF PRESENTATION

     The condensed financial statements were prepared by Dothan Federal Savings Bank (the "Bank") without audit, but in the opinion of management, reflect all adjustments necessary for the fair presentation of the Bank's financial position and results of operations for the three month periods ended September 30, 1995 and 1994. Results of operations for the interim 1995 period are not necessarily indicative of results expected for the full year. While certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, the Bank believes that the disclosures herein are adequate to make the information presented not misleading. These condensed financial statements should be read in conjunction with the financial statements and the notes thereto included in the Bank's statements of financial condition for the year ended June 30, 1995. The accounting policies employed are the same as those shown in Note 1 to the statements of financial condition.

2. IMPLEMENTATION OF STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NOS. 114 AND
   118

     During 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which is effective for fiscal years beginning after December 15, 1994. SFAS No. 114 requires that impaired loans be valued based on the present value of those loans' estimated cash flows at each loan's effective interest rate or the loan's observable market price or the fair value of the underlying collateral. In October 1994, the FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures", an amendment to SFAS No. 114. SFAS No. 118 amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest on an impaired loan. Management adopted SFAS Nos. 114 and 118 as of July 1, 1995; however, given the Bank's current loan portfolio composition, the impact of adoption was not material.

3. FDIC ASSESSMENTS

     The FDIC-SAIF assessments became effective January 1, 1990. The FDIC assessment rate was 20.8 basis points of insured deposits through December 31, 1990, and has been 23 basis points since January 1, 1991. However, significant debate has ensued in Congress and within the industry as to the disparity between bank and thrift deposit insurance premiums which arose during 1995 when bank premiums were reduced when the target capitalization of the Bank Insurance Fund ("BIF") was achieved. To eliminate or reduce the disparity and provide for the recapitalization of the Savings Association Insurance Fund ("SAIF"), a special recapitalization premium for SAIF deposits has been discussed approximating 85 basis points. No decision has been finalized as to the resolution of BIF/SAIF premium disparity or the fund recapitalization issue. In the event of an 85 basis point assessment, the Bank would incur approximately $320,000 in expense.

4. SUBSEQUENT EVENT

     On January 22, 1996, the Bank entered into a definitive agreement for the acquisition of the Bank by the Colonial BancGroup, Inc. ("BancGroup"), in which BancGroup will acquire all of the outstanding stock of the Bank, consideration consisting of both shares of BancGroup's common stock and cash for an aggregate purchase price approximating $5,200,000. This transaction is subject to, among other things, approval by the stockholders of the Bank and BancGroup and approval by the appropriate regulatory authorities. In connection with the pending acquisition, the Bank has entered into agreements with its president and chief executive officer and its vice president and controller, pursuant to which each could receive cash payments following the merger should they terminate employment with the Bank or BancGroup following the merger. Total payments possible under the agreements, if exercised, would approximate $54,000.

                                                                      APPENDIX A

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                         THE COLONIAL BANCGROUP, INC.,

                                      AND

                          SOUTHERN BANKING CORPORATION

                                  DATED AS OF

                               FEBRUARY 15, 1996

                               TABLE OF CONTENTS

CAPTION                                                                                  PAGE
-------                                                                                  ----
ARTICLE 1 -- NAME
 1.1   Name............................................................................   A-5
ARTICLE 2 -- MERGER -- TERMS AND CONDITIONS
 2.1   Applicable Law..................................................................   A-5
 2.2   Corporate Existence.............................................................   A-5
 2.3   Articles of Incorporation and Bylaws............................................   A-6
 2.4   Resulting Corporation's Officers and Board......................................   A-6
 2.5   Shareholder Approval............................................................   A-6
 2.6   Further Acts....................................................................   A-6
 2.7   Effective Date and Closing......................................................   A-6
ARTICLE 3 -- CONVERSION OF SOUTHERN STOCK
 3.1   Conversion of Southern Stock....................................................   A-6
 3.2   Surrender of Southern Stock.....................................................   A-8
 3.3   Fractional Shares...............................................................   A-8
 3.4   Adjustments.....................................................................   A-8
 3.5   BancGroup Stock.................................................................   A-8
 3.6   Dissenting Rights...............................................................   A-8
ARTICLE 4 -- REPRESENTATIONS, WARRANTIES AND COVENANTS OF BANCGROUP
 4.1   Organization....................................................................   A-8
 4.2   Capital Stock...................................................................   A-9
 4.3   Financial Statements; Taxes.....................................................   A-9
 4.4   No Conflict with Other Instrument...............................................  A-10
 4.5   Absence of Material Adverse Change..............................................  A-10
 4.6   Approval of Agreements..........................................................  A-10
 4.7   Tax Treatment...................................................................  A-10
 4.8   Title and Related Matters.......................................................  A-10
 4.9   Subsidiaries....................................................................  A-10
 4.10  Contracts.......................................................................  A-10
 4.11  Litigation......................................................................  A-11
 4.12  Compliance......................................................................  A-11
 4.13  Registration Statement..........................................................  A-11
 4.14  SEC Filings.....................................................................  A-11
 4.15  Form S-4........................................................................  A-11
 4.16  Brokers.........................................................................  A-12
 4.17  Government Authorization........................................................  A-12
 4.18  Absence of Regulatory Communications............................................  A-12
 4.19  Disclosure......................................................................  A-12
ARTICLE 5 -- REPRESENTATIONS, WARRANTIES AND COVENANTS OF SOUTHERN
 5.1   Organization....................................................................  A-12
 5.2   Capital Stock...................................................................  A-12
 5.3   Subsidiaries....................................................................  A-12
 5.4   Financial Statements; Taxes.....................................................  A-12
 5.5   Absence of Certain Changes or Events............................................  A-13
 5.6   Title and Related Matters.......................................................  A-14
 5.7   Commitments.....................................................................  A-15
 5.8   Charter and Bylaws..............................................................  A-15

CAPTION                                                                                  PAGE
-------                                                                                  ----
 5.9   Litigation......................................................................  A-15
 5.10  Material Contract Defaults......................................................  A-15
 5.11  No Conflict with Other Instrument...............................................  A-16
 5.12  Governmental Authorization......................................................  A-16
 5.13  Absence of Regulatory Communications............................................  A-16
 5.14  Absence of Material Adverse Change..............................................  A-16
 5.15  Insurance.......................................................................  A-16
 5.16  Pension and Employee Benefit Plans..............................................  A-16
 5.17  Buy-Sell Agreement..............................................................  A-16
 5.18  Brokers.........................................................................  A-17
 5.19  Approval of Agreements..........................................................  A-17
 5.20  Disclosure......................................................................  A-17
 5.21  Registration Statement..........................................................  A-17
 5.22  Loans; Adequacy of Allowance for Loan Losses....................................  A-17
 5.23  Environmental Matters...........................................................  A-17
 5.24  Transfer of Shares..............................................................  A-18
 5.25  Collective Bargaining...........................................................  A-18
 5.26  Labor Disputes..................................................................  A-18
 5.27  Derivative Contracts............................................................  A-18
ARTICLE 6 -- ADDITIONAL COVENANTS
 6.1   Additional Covenants of BancGroup...............................................  A-18
 6.2   Additional Covenants of Southern................................................  A-20
ARTICLE 7 -- MUTUAL COVENANTS AND AGREEMENTS
 7.1   Best Efforts; Cooperation.......................................................  A-21
 7.2   Press Release...................................................................  A-22
 7.3   Mutual Disclosure...............................................................  A-22
 7.4   Access to Properties and Records................................................  A-22
ARTICLE 8 -- CONDITIONS TO OBLIGATIONS OF ALL PARTIES
 8.1   Approval by Shareholders........................................................  A-22
 8.2   Regulatory Authority Approval...................................................  A-22
 8.3   Litigation......................................................................  A-22
 8.4   Registration Statement..........................................................  A-22
 8.5   Tax Opinion.....................................................................  A-23
 8.6   Market Value....................................................................  A-23
ARTICLE 9 -- CONDITIONS TO OBLIGATIONS OF SOUTHERN
 9.1   Representations, Warranties and Covenants.......................................  A-23
 9.2   Adverse Changes.................................................................  A-23
 9.3   Closing Certificate.............................................................  A-23
 9.4   Opinion of Counsel..............................................................  A-24
 9.5   Comfort Letter..................................................................  A-24
 9.6   Fairness Opinion................................................................  A-24
 9.7   NYSE Listing....................................................................  A-24
 9.8   Other Matters...................................................................  A-24
ARTICLE 10 -- CONDITIONS TO OBLIGATIONS OF BANCGROUP
10.1   Representations, Warranties and Covenants.......................................  A-24
10.2   Adverse Changes.................................................................  A-24
10.3   Closing Certificate.............................................................  A-25
10.4   Opinion of Counsel..............................................................  A-25
10.5   Controlling Shareholders........................................................  A-25
10.6   Other Matters...................................................................  A-25

CAPTION                                                                                  PAGE
-------                                                                                  ----
10.7   Dissenters......................................................................  A-25
10.8   Pooling of Interests............................................................  A-25
10.9   Material Events.................................................................  A-25
ARTICLE 11 -- TERMINATION OF REPRESENTATIONS AND WARRANTIES............................  A-26
ARTICLE 12 -- NOTICES..................................................................  A-26
ARTICLE 13 -- AMENDMENT OR TERMINATION
13.1   Amendment.......................................................................  A-26
13.2   Termination.....................................................................  A-26
13.3   Damages.........................................................................  A-27
ARTICLE 14 -- DEFINITIONS..............................................................  A-27
ARTICLE 15 -- MISCELLANEOUS
15.1   Expenses........................................................................  A-31
15.2   Benefit.........................................................................  A-31
15.3   Governing Law...................................................................  A-31
15.4   Counterparts....................................................................  A-31
15.5   Headings........................................................................  A-31
15.6   Severability....................................................................  A-31
15.7   Construction....................................................................  A-31
15.8   Return of Information...........................................................  A-31
15.9   Equitable Remedies..............................................................  A-31
15.10  Attorneys' Fees.................................................................  A-31
15.11  No Waiver.......................................................................  A-31
15.12  Remedies Cumulative.............................................................  A-32
15.13  Entire Contract.................................................................  A-32

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER is made and entered into as of this the 15th day of February 1996, by and between SOUTHERN BANKING CORPORATION ("Southern"), a Florida corporation, and THE COLONIAL BANCGROUP, INC. ("BancGroup"), a Delaware corporation. This Agreement replaces and supersedes in its entirety the Agreement and Plan of Merger dated as of January 25, 1996 by and between BancGroup and Southern (the "original agreement"), except that whenever a section of this Agreement refers to a Schedule or Exhibit, the Schedule or Exhibit provided with the original agreement in response to the comparable section of the original agreement shall be deemed to have also been provided pursuant to this Agreement.

                                   WITNESSETH

     WHEREAS, Southern operates as a bank holding company for its wholly owned subsidiary, Southern Bank of Central Florida (the "Bank"), with its principal office in Orlando, Florida; and

     WHEREAS, BancGroup is a bank holding company with subsidiary banks in Alabama, Georgia and Tennessee; and

     WHEREAS, Southern wishes to merge with BancGroup; and

     WHEREAS, it is the intention of BancGroup and Southern that such merger shall qualify for federal income tax purposes as a "reorganization" within the meaning of section 368(a) of the Code, as defined herein;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereto agree as follows:

                                   ARTICLE 1

                                      NAME

     1.1 Name. The name of the corporation resulting from the Merger shall be "The Colonial BancGroup, Inc."

                                   ARTICLE 2

                         MERGER -- TERMS AND CONDITIONS

     2.1 Applicable Law. On the Effective Date, Southern shall be merged with and into BancGroup (herein referred to as the "Resulting Corporation" whenever reference is made to it as of the time of merger or thereafter). The Merger shall be undertaken pursuant to the provisions of and with the effect provided in the DGCL and the FBCA. The offices and facilities of Southern and of BancGroup shall become the offices and facilities of the Resulting Corporation.

     2.2 Corporate Existence. On the Effective Date, the corporate existence of Southern and of BancGroup shall, as provided in the DGCL and the FBCA, be merged into and continued in the Resulting Corporation, and the Resulting Corporation shall be deemed to be the same corporation as Southern and BancGroup. All rights, franchises and interests of Southern and BancGroup, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Resulting Corporation by virtue of the Merger without any deed or other transfer. The Resulting Corporation on the Effective Date, and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, transfer agent and registrar of stocks and bonds, guardian of estates, assignee, and receiver and in every other fiduciary capacity and in every agency, and capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Southern and BancGroup, respectively, on the Effective Date.

     2.3 Articles of Incorporation and Bylaws. On the Effective Date, the certificate of incorporation and bylaws of the Resulting Corporation shall be the restated certificate of incorporation and bylaws of BancGroup as they exist immediately before the Effective Date.

     2.4 Resulting Corporation's Officers and Board. The board of directors and the officers of the Resulting Corporation on the Effective Date shall consist of those persons serving in such capacities of BancGroup as of the Effective Date.

     2.5 Shareholder Approval. This Agreement shall be submitted to the shareholders of Southern at the Stockholders Meeting to be held as promptly as practicable consistent with the satisfaction of the conditions set forth in this Agreement. Upon approval by the requisite vote of the shareholders of Southern as required by applicable Law, this Agreement shall become effective as soon as practicable thereafter in the manner provided in section 2.7 hereof.

     2.6 Further Acts. If, at any time after the Effective Date, the Resulting Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect, confirm or record, in the Resulting Corporation, title to and possession of any property or right of Southern or BancGroup, acquired as a result of the Merger, or (ii) otherwise to carry out the purposes of this Agreement, Southern or BancGroup and its officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all acts necessary or proper to vest, perfect or confirm title to, and possession of, such property or rights in the Resulting Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Resulting Corporation are fully authorized in the name of Southern or BancGroup, or otherwise, to take any and all such action.

     2.7 Effective Date and Closing. Subject to the terms of all requirements of Law and the conditions specified in this Agreement, the Merger shall become effective on the date specified in the Certificate of Merger to be issued by the Secretary of State of the State of Delaware (such time being herein called the "Effective Date"). The Closing shall take place at the offices of BancGroup, in Montgomery, Alabama, at 11:00 a.m. on the date that the Effective Date occurs or at such other place and time that the Parties may mutually agree.

                                   ARTICLE 3

                          CONVERSION OF SOUTHERN STOCK

     3.1 Conversion of Southern Stock. (a) On the Effective Date, and subject to sections 3.3 and 3.6, each share of common stock of Southern outstanding and held by Southern's shareholders (the "Southern Stock"), shall be converted into
 .3919 of a share of BancGroup Common Stock (i.e., the "Exchange Ratio"). Shares of Southern common stock that may be issued pursuant to the exercise of options under Southern's stock option plans (the "Southern Options") shall be converted as provided in section 3.1(b).

     (b)(i) Southern shall cancel and exchange all Southern Options outstanding at the Effective Date as to which, at least five days prior to the Effective Date, the holders thereof have consented in writing to the cancellation and conversion thereof. In exchange therefor, Southern shall distribute shares of BancGroup Common Stock as determined below. BancGroup shall issue such shares of BancGroup Common Stock to Southern for delivery to the holders of Southern Options on the Effective Date. Notwithstanding the foregoing, Southern Options granted pursuant to the 1989 Employee Incentive Stock Option Plan (the "ISOs") may not be exchanged for shares of BancGroup Common Stock pursuant to this section but shall be converted into BancGroup options pursuant to section 3.1(b)(ii). The number of shares of BancGroup

Common Stock to be issued in exchange for the cancellation of the Southern Options, excluding the ISOs, is set forth in the following table:

                                                                                       BANCGROUP SHARES
                  NUMBER OF SHARES                     EXERCISE PRICE   CONVERSION     TO BE ISSUED FOR
             SUBJECT TO SOUTHERN OPTIONS                 PER SHARE         RATE        SOUTHERN OPTIONS
-----------------------------------------------------  --------------   ----------   ---------------------
 204,000.............................................      $ 2.92          .2965             60,486
 584,000.............................................        3.04          .2926            170,878
 230,000.............................................        4.50          .2448             56,304
--------                                                   ------       ----------       ----------
1,018,000............................................                                       287,668
---------                                                                                ----------

No fractions of shares of BancGroup Common Stock shall be issued and fractions shall be exchanged for cash in accordance with section 3.3 hereof. As of the date hereof, the number of shares of common stock of Southern outstanding and held of record is 3,362,000 and the number of shares subject to Southern Options, including the ISOs, is 1,112,000. Assuming no Southern Options are exercised prior to the Effective Date, and all Southern Options other than the ISOs are converted in accordance with this section 3.1(b)(i), the number of shares of BancGroup Common Stock to be issued in the Merger shall be 1,605,235.
Schedule 3.1(b) hereto sets forth the names of all persons holding Southern Options, the number of shares of Southern common stock subject to such options and the exercise price per share for such options.

     (b)(ii) On the Effective Date, BancGroup shall assume all Southern Options outstanding as to which the holders thereof have not consented to the cancellation and conversion thereof as provided by section 3.1(b)(i) and each such option shall represent the right to acquire BancGroup Common Stock on substantially the same terms applicable to the Southern Options except as specified below in this section. The number of shares of BancGroup Common Stock to be issued pursuant to such options shall equal the number of shares of Southern common stock subject to such Southern Options multiplied by .3919. The exercise price for the acquisition of BancGroup Common Stock shall be the exercise price for each share of Southern common stock subject to such options divided by .3919. Assuming that none of the holders of the Southern Options consent to the cancellation and conversion thereof as provided by Section 3.1(b)(i), then the Southern Options would be converted into BancGroup Options with the following terms:

                                     NUMBER OF
 NUMBER OF                           SHARES OF
 SHARES OF                           BANCGROUP
  SOUTHERN                          COMMON STOCK
COMMON STOCK                           TO BE
 CURRENTLY                           SUBJECT TO
 SUBJECT TO                             NEW
  SOUTHERN          CURRENT          BANCGROUP          ADJUSTED
  OPTIONS        EXERCISE PRICE       OPTIONS        EXERCISE PRICE      EXPIRATION DATE
------------     --------------     ------------     --------------     -----------------
    268,000          $ 2.92            105,029           $ 7.45         March 14, 1999
    584,000            3.04            228,870             7.76         April 21, 2003
     30,000            3.38             11,757             8.62         March 14, 1999
    230,000            4.50             90,137            11.48         October 5, 2004
------------         ------         ------------        -------         -----------------
  1,112,000                            435,793

Notwithstanding the foregoing, no fractions of shares of BancGroup Common Stock shall be issued upon exercise of such options and any fraction of a share of BancGroup Common Stock that would otherwise be issued upon the exercise of such options shall be converted into cash upon the exercise of such option in an amount equal to the product of such fraction and the difference between the market value of one share of BancGroup Common Stock at the time of exercise of such option and the per share exercise price of such option. The market value of one share of BancGroup Common Stock at the time of exercise of such options shall be the closing sales price of BancGroup Common Stock on the NYSE on the last trading day preceding the date of exercise. As soon as practicable after the Effective Date, BancGroup shall file at its expense a registration statement with the SEC on Form S-8 or other appropriate form with respect to the shares of BancGroup Common Stock to be issued pursuant to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as such options remain outstanding. Such shares shall also be registered or qualified for sale under the securities laws of any state in which registration or qualification is necessary.

     3.2 Surrender of Southern Stock. After the Effective Date, each holder of an outstanding certificate or certificates which prior thereto represented shares of Southern Stock who is entitled to receive BancGroup Common Stock shall be entitled, upon surrender to BancGroup of their certificate or certificates representing shares of Southern Stock, to receive in exchange therefor a certificate or certificates representing the number of whole shares of BancGroup Common Stock into and for which the shares of Southern Stock so surrendered shall have been converted, such certificates to be of such denominations and registered in such names as such holder may reasonably request. Until so surrendered and exchanged, each such outstanding certificate which, prior to the Effective Date, represented shares of Southern Stock and which is to be converted into BancGroup Common Stock shall for all purposes evidence ownership of the BancGroup Common Stock into and for which such shares shall have been so converted, except that no dividends or other distributions with respect to such BancGroup Common Stock shall be made until the certificates previously representing shares of Southern Stock shall have been properly tendered.

     3.3 Fractional Shares. No fractional shares of BancGroup Common Stock shall be issued, and each holder of shares of Southern Stock having a fractional interest arising upon the conversion of such shares into shares of BancGroup Common Stock shall, at the time of surrender of the certificates previously representing Southern Stock, be paid by BancGroup an amount in cash equal to the market value of such fractional share. For this purpose, "market value" shall mean the average of the closing prices of BancGroup Common Stock on each of the 20 trading days ending on the trading day immediately prior to the Effective Date as reported by the NYSE.

     3.4 Adjustments. In the event that prior to the Effective Date BancGroup Common Stock shall be changed into a different number of shares or a different class of shares by reason of any recapitalization or reclassification, stock dividend, combination, stock split, or reverse stock split of the Common Stock, an appropriate and proportionate adjustment shall be made in the number of shares of BancGroup Common Stock into which the Southern Stock and Southern Options shall be converted, and the market values stated in section 8.6 hereof shall be appropriately adjusted.

     3.5 BancGroup Stock. The shares of Common Stock of BancGroup issued and outstanding immediately before the Effective Date shall continue to be issued and outstanding shares of the Resulting Corporation.

     3.6 Dissenting Rights. Any shareholder of Southern who shall not have voted in favor of this Agreement and who has complied with the applicable procedures set forth in the FBCA, relating to rights of dissenting shareholders, shall be entitled to receive payment for the fair value of his Southern Stock. If after the Effective Date a dissenting shareholder of Southern fails to perfect, or effectively withdraws or loses, his right to appraisal and payment for his shares of Southern Stock, BancGroup shall issue and deliver the consideration to which such holder of shares of Southern Stock is entitled under
Section 3.1 (without interest) upon surrender of such holder of the certificate or certificates representing shares of Southern Stock held by him.

                                   ARTICLE 4

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF BANCGROUP

     BancGroup represents, warrants and covenants to and with Southern as follows:

     4.1 Organization. BancGroup is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. BancGroup has the necessary corporate powers to carry on its business as presently conducted and is qualified to do business in every jurisdiction in which the character and location of the Assets owned by it or the nature of the business transacted by it requires qualification or in which the failure to qualify could, individually or in the aggregate, have a Material Adverse Effect on the condition (financial or other), earnings, business, affairs, Assets, properties, prospects or results of operations of BancGroup or of BancGroup and its Subsidiaries taken as a whole.

     4.2 Capital Stock. (a) The authorized capital stock of BancGroup consists of (A) 44,000,000 shares of Common Stock, $2.50 par value per share, of which as of September 30, 1995, 12,267,143 shares were validly issued and outstanding, fully paid and nonassessable and are not subject to preemptive rights, and (B) 1,000,000 shares of Preference Stock, $2.50 par value per share, none of which are issued and outstanding. The shares of Common Stock to be issued upon the Merger are duly authorized and, when so issued, will be validly issued and outstanding, fully paid and nonassessable, will have been registered under the 1933 Act, and will have been registered or qualified under the securities laws of all jurisdictions in which such registration or qualification is required, based upon information provided by Southern.

     (b) The authorized capital stock of each Subsidiary of BancGroup is validly issued and outstanding, fully paid and nonassessable, and each Subsidiary is wholly owned, directly or indirectly, by BancGroup.

     4.3 Financial Statements; Taxes. (a) BancGroup has delivered to Southern copies of the following financial statements of BancGroup.

          (i) Consolidated balance sheets as of December 31, 1993, and December 31, 1994, and for the nine months ending September 30, 1995;

          (ii) Consolidated statements of operations for each of the three years ended December 31, 1992, 1993 and 1994, and for the nine months ending September 30, 1995;

          (iii) Consolidated statements of cash flows for each of the three years ended December 31, 1992, 1993 and 1994, and for the nine months ending September 30, 1995; and

          (iv) Consolidated statements of changes in shareholders' equity for the three years ended December 31, 1992, 1993 and 1994, and for the nine months ending September 30, 1995.

All such financial statements are in all material respects in accordance with the books and records of BancGroup and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such statements. Each of the consolidated balance sheets presents fairly as of its date the consolidated financial condition of BancGroup and its Subsidiaries. Except as and to the extent reflected or reserved against in such balance sheets (including the notes thereto), BancGroup did not have, as of the dates of such balance sheets, any material Liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto, other than Liabilities (including reserves) in the amount set forth in such balance sheets and the notes thereto. The statements of consolidated income, shareholders' equity and changes in consolidated financial position present fairly the results of operations and changes in financial position of BancGroup and its Subsidiaries for the periods indicated. The foregoing representations, insofar as they relate to the unaudited interim financial statements of BancGroup for the nine months ended September 30, 1995, are subject in all cases to normal recurring year-end adjustments and the omission of footnote disclosure.

     (b) All Tax returns required to be filed by or on behalf of BancGroup have been timely filed (or requests for extensions therefor have been timely filed and granted and have not expired), and all returns filed are complete and accurate in all material respects. All Taxes shown on said returns to be due and all additional assessments received have been paid. The amounts recorded for Taxes on the balance sheets provided under section 4.3(a) are, to the Knowledge of BancGroup, sufficient in all material respects for the payment of all unpaid federal, state, county, local, foreign or other Taxes (including any interest or penalties) of BancGroup accrued for or applicable to the period ended on the dates thereof, and all years and periods prior thereto and for which BancGroup may at said dates have been liable in its own right or as transferee of the Assets of, or as successor to, any other corporation or other party. No audit, examination or investigation is presently being conducted or, to the Knowledge of BancGroup, threatened by any taxing authority which is likely to result in a material Tax Liability, no material unpaid Tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative and no agreements for extension of time for the assessment of any material amount of Tax have been entered into by or on behalf of BancGroup. BancGroup has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in material compliance with all Tax withholding provisions of applicable federal, state, foreign and local Laws (including without limitation, income, social security and employment Tax withholding for all types of compensation).

     4.4 No Conflict with Other Instrument. The consummation of the transactions contemplated by this Agreement will not result in a breach of or constitute a Default (without regard to the giving of notice or the passage of time) under any material indenture, mortgage, deed of trust or other material agreement or instrument to which BancGroup or any of its Subsidiaries is a party or by which they or their Assets may be bound; will not conflict with any provision of the restated certificate of incorporation or bylaws of BancGroup or the articles of incorporation or bylaws of any of its Subsidiaries; and will not violate any provision of any Law, regulation, judgment or decree binding on them or any of their Assets.

     4.5 Absence of Material Adverse Change. Since the date of the most recent balance sheet provided under section 4.3(a)(i) above, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancGroup.

     4.6 Approval of Agreements. The board of directors of BancGroup has, or will have prior to the Effective Date, approved this Agreement and the transactions contemplated by it and have, or will have prior to the Effective Date, authorized the execution and delivery by BancGroup of this Agreement. This Agreement constitutes the legal, valid and binding obligation of BancGroup, enforceable against it in accordance with its terms. Approval of this Agreement by the stockholders of BancGroup is not required by applicable law. Subject to the matters referred to in section 8.2, BancGroup has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated by this Agreement. BancGroup has no Knowledge of any fact or circumstance under which the appropriate regulatory approvals required by section 8.2 will not be granted without the imposition of material conditions or material delays.

     4.7 Tax Treatment. BancGroup has no present plan to sell or otherwise dispose of any of the Assets of Southern, or to liquidate any Subsidiaries, subsequent to the Merger, and BancGroup intends to continue the historic business of Southern.

     4.8 Title and Related Matters. BancGroup has good and marketable title to all the properties, interests in properties and Assets, real and personal, reflected in the most recent balance sheet referred to in section 4.3(a), or acquired after the date of such balance sheet (except properties, interests and Assets sold or otherwise disposed of since such date, in the ordinary course of business), free and clear of all mortgages, Liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes of such balance sheet, (ii) liens for current Taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties. To the Knowledge of BancGroup, the material structures and equipment of BancGroup comply in all material respects with the requirements of all applicable Laws.

     4.9 Subsidiaries. Each Subsidiary of BancGroup has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the jurisdiction of its incorporation and each Subsidiary has been duly qualified as a foreign corporation to transact business and is in good standing under the Laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification and in which the failure to be duly qualified could have a Material Adverse Effect upon BancGroup and its Subsidiaries considered as one enterprise; each of the banking Subsidiaries of BancGroup has its deposits fully insured by the Federal Deposit Insurance Corporation to the extent provided by the Federal Deposit Insurance Act; and the businesses of the non-bank Subsidiaries of BancGroup are permitted to subsidiaries of registered bank holding companies.

     4.10 Contracts. Neither BancGroup nor any of its Subsidiaries is in violation of its respective certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any Contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound.

     4.11 Litigation. Except as disclosed in or reserved for in BancGroup's financial statements, there is no Litigation before or by any court or Agency, domestic or foreign, now pending, or, to the Knowledge of BancGroup, threatened against or affecting BancGroup or any of its Subsidiaries (nor is BancGroup aware of any facts which could give rise to any such Litigation) which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which is likely to have any Material Adverse Effect or prospective Material Adverse Effect in the condition, financial or otherwise, or in the general affairs, management, stockholders' equity or results of operations of BancGroup and its Subsidiaries considered as one enterprise, or which is likely to materially and adversely affect the properties or Assets thereof or which is likely to materially affect or delay the consummation of the transactions contemplated by this Agreement; all pending legal or governmental proceedings to which BancGroup or any Subsidiary is a party or of which any of their properties is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and neither BancGroup nor any of its Subsidiaries have any contingent obligations which could be considered material to BancGroup and its Subsidiaries considered as one enterprise which are not disclosed in the Registration Statement as it may be amended or supplemented.

     4.12 Compliance. BancGroup and its Subsidiaries, in the conduct of their businesses, are to the Knowledge of BancGroup, in material compliance with all material federal, state or local Laws applicable to their or the conduct of their businesses.

     4.13 Registration Statement. At the time the Registration Statement becomes effective and at the time of the Stockholders' Meeting, the Registration Statement, including the Proxy Statement which shall constitute a part thereof, will comply in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information furnished in writing to BancGroup by Southern or any of its representatives expressly for use in the Proxy Statement or information included in the Proxy Statement regarding the business of Southern, its operations, Assets and capital.

     4.14 SEC Filings. (a) BancGroup has heretofore delivered to Southern copies of BancGroup's: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1994; (ii) 1994 Annual Report to Shareholders; (iii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; and (iv) all other reports, registration statements and other documents filed by BancGroup with the SEC since December 31, 1994. Since December 31, 1994, BancGroup has timely filed all reports and registration statements and the documents required to be filed with the SEC under the rules and regulations of the SEC and all such reports and registration statements or other documents have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all the applicable requirements of the 1933 Act and the 1934 Act. As of the respective filing and effective dates, none of such reports or registration statements or other documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The documents incorporated by reference into the Registration Statement, at the time they were filed with the SEC, complied in all material respects with the requirements of the 1934 Act and Regulations thereunder and when read together and with the other information in the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time the Registration Statement becomes effective or at the time of the Stockholders Meeting.

     4.15 Form S-4. The conditions for use of a registration statement on SEC Form S-4 set forth in the General Instructions on Form S-4 have been or will be satisfied with respect to BancGroup and the Registration Statement.

     4.16 Brokers. All negotiations relative to this Agreement and the transactions contemplated by this Agreement have been carried on by BancGroup directly with Southern and without the intervention of any other person, either as a result of any act of BancGroup or otherwise in such manner as to give rights to any valid claim against BancGroup for finders fee, brokerage commissions or other like payment.

     4.17 Government Authorization. BancGroup and its Subsidiaries have all Permits that, to the Knowledge of BancGroup and its Subsidiaries, are or will be legally required to enable BancGroup or any of its Subsidiaries to conduct their businesses in all material respects as now conducted by each of them.

     4.18 Absence of Regulatory Communications. Neither BancGroup nor any of its Subsidiaries is subject to, or has received during the past three (3) years, any written communication directed specifically to it from any Agency to which it is subject or pursuant to which such Agency has imposed or has indicated it may impose any material restrictions on the operations of it or the business conducted by it or in which such Agency has raised a material question concerning the condition, financial or otherwise, of such company.

     4.19 Disclosure. No representation or warranty, or any statement or certificate furnished or to be furnished to Southern by BancGroup, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or in any such statement or certificate not misleading.

                                   ARTICLE 5

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF SOUTHERN

     Southern represents, warrants and covenants to and with BancGroup, as follows:

     5.1 Organization. Southern is a Florida corporation, and the Bank is a Florida banking corporation and not a member of the Federal Reserve System. Each Southern Company is duly organized, validly existing and in good standing under the respective Laws of its jurisdiction of incorporation and has all requisite power and authority to carry on its business as it is now being conducted and is qualified to do business in every jurisdiction in which the character and location of the Assets owned by it or the nature of the business transacted by it requires qualification or in which the failure to qualify could, individually, or in the aggregate, have a Material Adverse Effect on the condition (financial or other) earnings, business, affairs, Assets, properties, prospects or results of operations of Southern or of Southern and its Subsidiaries taken as a whole.

     5.2 Capital Stock. (i) As of September 30, 1995, the authorized capital stock of Southern consists of 10,000,000 shares of common stock, $1.00 par value per share, 3,362,000 shares of which are issued and outstanding. All of such shares which are outstanding are validly issued, fully paid and nonassessable and not subject to preemptive rights. Southern has 1,112,000 shares of its common stock subject to exercise pursuant to stock options under its stock option plans. Except for the foregoing, Southern does not have any other arrangements or commitments obligating it to issue shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock.

     5.3 Subsidiaries. Southern has no direct Subsidiaries other than the Bank, and there are no operating subsidiaries of the Bank. Southern owns all of the issued and outstanding capital stock of the Bank free and clear of any liens, claims or encumbrances of any kind. All of the issued and outstanding shares of capital stock of the Subsidiaries have been validly issued and are fully paid and non-assessable. As of September 30, 1995, there were 1,000,000 shares of the common stock, par value $4.00 per share, authorized of the Bank, 527,778 of which are issued and outstanding and wholly owned by Southern.

     5.4 Financial Statements; Taxes. (a) Southern has delivered to BancGroup copies of the following financial statements of Southern:

          (i) Consolidated statements of financial condition as of December 31, 1993 and 1994, and for the nine months ending September 30, 1995;

          (ii) Consolidated statements of income for each of the three years ended December 31, 1992, 1993 and 1994, and for the nine months ending September 30, 1995;

          (iii) Consolidated statements of stockholders' equity for each of the three years ended December 31, 1992, 1993, and 1994, and for the nine months ending September 30, 1995; and

          (iv) Consolidated statements of cash flows for the three years ended December 31, 1992, 1993 and 1994, and for the nine months ending September 30, 1995.

     All of the foregoing financial statements are in all material respects in accordance with the books and records of Southern and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except for changes required by GAAP, all as more particularly set forth in the notes to such statements. Each of such balance sheets presents fairly as of its date the financial condition of Southern. Except as and to the extent reflected or reserved against in such balance sheets (including the notes thereto), Southern did not have, as of the date of such balance sheets, any material Liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto, other than Liabilities (including reserves) in the amount set forth in such balance sheets and the notes thereto. The statements of income, stockholders' equity and cash flows present fairly the results of operation, changes in shareholders equity and cash flows of Southern for the periods indicated. The foregoing representations, insofar as they relate to the unaudited interim financial statements of Southern for the nine months ended September 30, 1995, are subject in all cases to normal recurring year-end adjustments and the omission of footnote disclosure.

     (b) Except as set forth on Schedule 5.4(b), all Tax returns required to be filed by or on behalf of Southern have been timely filed (or requests for extensions therefor have been timely filed and granted and have not expired), and all returns filed are complete and accurate in all material respects. All Taxes shown on said returns to be due and all additional assessments received have been paid. The amounts recorded for Taxes on the balance sheets provided under section 5.4(a) are, to the Knowledge of Southern, sufficient in all material respects for the payment of all unpaid federal, state, county, local, foreign and other Taxes (including any interest or penalties) of Southern accrued for or applicable to the period ended on the dates thereof, and all years and periods prior thereto and for which Southern may at said dates have been liable in its own right or as a transferee of the Assets of, or as successor to, any other corporation or other party. No audit, examination or investigation is presently being conducted or, to the Knowledge of Southern, threatened by any taxing authority which is likely to result in a material Tax Liability, no material unpaid Tax deficiencies or additional liability of any sort have been proposed by any governmental representative and no agreements for extension of time for the assessment of any material amount of Tax have been entered into by or on behalf of Southern. Southern has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

     (c) Each Southern Company has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in material compliance with all Tax withholding provisions of applicable federal, state, foreign and local Laws (including without limitation, income, social security and employment Tax withholding for all types of compensation). Each Southern Company is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under section 3406 of the Code.

     5.5 Absence of Certain Changes or Events. Except as set forth on Schedule 5.5, since the date of the most recent balance sheet provided under section 5.4(a)(i) above, no Southern Company has

          (a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury) except shares of common stock issued upon the exercise of Southern Options and shares issued as director's qualifying shares;

          (b) borrowed or agreed to borrow any funds or incurred, or become subject to, any Liability (absolute or contingent) except borrowings, obligations and Liabilities incurred in the ordinary course of business and consistent with past practice;

          (c) paid any material obligation or Liability (absolute or contingent) other than current Liabilities reflected in or shown on the most recent balance sheet referred to in section 5.4(a)(i) and current Liabilities incurred since that date in the ordinary course of business and consistent with past practice;

          (d) declared or made, or agreed to declare or make, any payment of dividends or distributions of any Assets of any kind whatsoever to shareholders, or purchased or redeemed, or agreed to purchase or redeem, any of its outstanding securities;

          (e) except in the ordinary course of business, sold or transferred, or agreed to sell or transfer, any of its Assets, or canceled, or agreed to cancel, any debts or claims;

          (f) except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its Assets, or requiring the consent of any party to the transfer and assignment of any of its Assets;

          (g) suffered any Losses or waived any rights of value which in either event in the aggregate are material considering its business as a whole;

          (h) except in the ordinary course of business, made or permitted any amendment or termination of any Contract, agreement or license to which it is a party if such amendment or termination is material considering its business as a whole;

          (i) except in accordance with normal and usual practice, made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

          (j) except in accordance with normal and usual practice, increased the rate of compensation payable to or to become payable to any of its officers or employees or made any material increase in any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for or with any of its officers or employees;

          (k) received notice or had Knowledge or reason to believe that any of its substantial customers has terminated or intends to terminate its relationship, which termination would have a Material Adverse Effect on its financial condition, results of operations, business, Assets or properties;

          (l) failed to operate its business in the ordinary course so as to preserve its business intact and to preserve the goodwill of its customers and others with whom it has business relations;

          (m) entered into any other material transaction other than in the ordinary course of business; or

          (n) agreed in writing, or otherwise, to take any action described in clauses (a) through (m) above.

     Between the date hereof and the Effective Date, no Southern Company, without the express written approval of BancGroup, will do any of the things listed in clauses (a) through (n) of this section 5.5 except as permitted therein or as contemplated in this Agreement, and no Southern Company will enter into or amend any material Contract without the express written consent of BancGroup. Southern may request the consent of BancGroup to any of the foregoing actions by furnishing BancGroup with a written request which describes the action proposed to be taken by Southern. Such consent shall not be unreasonably withheld. BancGroup shall have a period of 10 day from the date on which it receives such request within which to notify Southern of either its consent or refusal to consent, to the proposed action. BancGroup's failure to respond to any such request within such 10 days period shall be deemed to constitute a consent to the action proposed in Southern's request.

     5.6 Title and Related Matters.

     (a) Title. Southern has good and marketable title to all the properties, interest in properties and Assets, real and personal, reflected in the most recent balance sheet referred to in section 5.4(a)(i), or acquired after the date of such balance sheet (except properties, interests and Assets sold or otherwise disposed of since such date, in the ordinary course of business), free and clear of all mortgages, Liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to such balance sheet,

(ii) Liens for current Taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties. To the Knowledge of Southern, the material structures and equipment of each Southern Company comply in all material respects with the requirements of all applicable Laws.

     (b) Leases. Schedule 5.6(b) sets forth a list and description of all real and personal property owned or leased by any Southern Company, either as lessor or lessee.

     (c) Personal Property. Schedule 5.6(c) sets forth a depreciation schedule of each Southern Company's fixed Assets as of December 31, 1994.

     (d) Computer Hardware and Software. Schedule 5.6(d) contains a description of all agreements relating to data processing computer software and hardware now being used in the business operations of any Southern Company. Southern is not aware of any defects, irregularities or problems with any of its computer hardware or software which renders such hardware or software unable to satisfactorily perform the tasks and functions to be performed by them in the business of any Southern Company.

     5.7 Commitments. Except as set forth in Schedule 5.7, no Southern Company is a party to any oral or written (i) Contracts for the employment of any officer or employee which is not terminable on 30 days' (or less) notice, (ii) profit sharing, bonus, deferred compensation, savings, stock option, severance pay, pension or retirement plan, agreement or arrangement, (iii) loan agreement, indenture or similar agreement relating to the borrowing of money by such party,
(iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection, and guaranties made in the ordinary course of business, (v) consulting or other similar material Contracts, (vi) collective bargaining agreement, (vii) agreement with any present or former officer, director or shareholder of such party, or (viii) other Contract, agreement or other commitment which is material to the business, operations, property, prospects or Assets or to the condition, financial or otherwise, of any Southern Company. Complete and accurate copies of all Contracts, plans and other items so listed have been made or will be made available to BancGroup for inspection.

     5.8 Charter and Bylaws. Schedule 5.8 contains true and correct copies of the articles of incorporation and bylaws of each Southern Company, including all amendments thereto, as currently in effect. There will be no changes in such articles of incorporation or bylaws prior to the Effective Date, without the prior written consent of BancGroup.

     5.9 Litigation. There is no Litigation (whether or not purportedly on behalf of Southern) pending or, to the Knowledge of Southern, threatened against or affecting any Southern Company (nor is Southern aware of any facts which are likely to give rise to any such Litigation) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involves the possibility of any judgment or Liability not fully covered by insurance in excess of a reasonable deductible amount or which may have a Material Adverse Effect on the business operations, properties or Assets or in the condition, financial or otherwise, of any Southern Company, and no Southern Company is in Default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, which Default would have a Material Adverse Effect on the business operations, properties or Assets or in the condition, financial or otherwise, of such party. To the Knowledge of Southern, each Southern Company has complied in all material respects with all material applicable Laws and Regulations including those imposing Taxes, or any applicable jurisdiction and of all states, municipalities, other political subdivisions and Agencies, in respect of the ownership of its properties and the conduct of its business, which, if not complied with, would have a Material Adverse Effect in the business operations, properties or Assets or in the condition, financial or otherwise, of any such Southern Company.

     5.10 Material Contract Defaults. Except as disclosed on Schedule 5.10, no Southern Company is in Default in any material respect under the terms of any material Contract, agreement, lease or other commitment which is or may be, material to the business, operations, properties or Assets, or the condition, financial or otherwise, of such company and, to the Knowledge of Southern, there is no event which, with notice or lapse of time, or both, may be or become an event of Default under any such material Contract, agreement, lease or other commitment in respect of which adequate steps have not been taken to prevent such a Default from occurring.

     5.11 No Conflict with Other Instrument. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of or constitute a Default under any Contract, indenture, mortgage, deed of trust or other material agreement or instrument to which any Southern Company is a party and will not conflict with any provision of the charter or bylaws of any Southern Company.

     5.12 Governmental Authorization. Each Southern Company has all Permits that, to the Knowledge of Southern, are or will be legally required to enable any Southern Company to conduct its business in all material respects as now conducted by each Southern Company.

     5.13 Absence of Regulatory Communications. Except as provided in Schedule 5.13, no Southern Company is subject to, nor has any Southern Company received during the past three years, any written communication directed specifically to it from any Agency to which it is subject or pursuant to which such Agency has imposed or has indicated it may impose any material restrictions on the operations of it or the business conducted by it or in which such Agency has raised any material question concerning the condition, financial or otherwise, of such company.

     5.14 Absence of Material Adverse Change. To the Knowledge of Southern, since the date of the most recent balance sheet provided under section 5.4(a)(i), there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on any Southern Company.

     5.15 Insurance. Each Southern Company has in effect insurance coverage and bonds with reputable insurers which, in respect to amounts, types and risks insured, management of Southern reasonably believes to be adequate for the type of business conducted by such company. No Southern Company is liable for any material retroactive premium adjustment. All insurance policies and bonds are valid, enforceable and in full force and effect, and no Southern Company has received any notice of any material premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, no Southern Company has been refused any insurance coverage which it has sought or applied for, and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums that do not result from any extraordinary loss experience. All policies of insurance presently held or policies containing substantially equivalent coverage will be outstanding and in full force with respect to each Southern Company at all times from the date hereof to the Effective Date.

     5.16 Pension and Employee Benefit Plans. (a) To the Knowledge of Southern, all employee benefit plans of each Southern Company have been established in compliance with, and such plans have been operated in material compliance with, all applicable Laws. Except as set forth in Section 5.16, no Southern Company sponsors or otherwise maintains a "pension plan" within the meaning of section 3(2) of ERISA or any other retirement plan other than the Southern 401(k) plan that is intended to qualify under section 401 of the Code, nor do any unfunded Liabilities exist with respect to any employee benefit plan, past or present. To the Knowledge of Southern, no employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in section 4975 of the Code, which may have a Material Adverse Effect on the condition, financial or otherwise, of any Southern Company.

     (b) To the Knowledge of Southern, no amounts payable to any employee of any Southern Company will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code and regulations thereunder.

     5.17 Buy-Sell Agreement. To the Knowledge of Southern, there are no agreements among any of its shareholders granting to any person or persons a right of first refusal in respect of the sale, transfer, or other disposition of shares of outstanding securities by any shareholder of Southern, any similar agreement or any voting agreement or voting trust in respect of any such shares.

     5.18 Brokers. Except for services provided for Southern by The Carson Medlin Company, all negotiations relative to this Agreement and the transactions contemplated by this Agreement have been carried on by Southern directly with BancGroup and without the intervention of any other person, either as a result of any act of Southern, or otherwise, in such manner as to give rise to any valid claim against Southern for a finder's fee, brokerage commission or other like payment.

     5.19 Approval of Agreements. The board of directors of Southern has approved this Agreement and the transactions contemplated by this Agreement and has authorized the execution and delivery by Southern of this Agreement. Subject to the matters referred to in section 8.2, Southern has full power, authority and legal right to enter into this Agreement, and, upon appropriate vote of the shareholders of Southern in accordance with this Agreement, Southern shall have full power, authority and legal right to consummate the transactions contemplated by this Agreement.

     5.20 Disclosure. No representation or warranty, nor any statement or certificate furnished or to be furnished to BancGroup by Southern, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or in any such statement or certificate not misleading.

     5.21 Registration Statement. At the time the Registration Statement becomes effective and at the time of the Stockholders Meeting, the Registration Statement, including the Proxy Statement which shall constitute part thereof, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this section shall only apply to statements in or omissions from the Proxy Statement relating to descriptions of the business of Southern, its Assets, properties, operations, and capital stock or to information furnished in writing by Southern or its representatives expressly for inclusion in the Proxy Statement.

     5.22 Loans; Adequacy of Allowance for Loan Losses. All reserves for loan losses shown on the most recent financial statements furnished by Southern have been calculated in accordance with prudent and customary banking practices and are adequate to reflect the risk inherent in the loans of Southern. Southern has no Knowledge of any fact which is likely to require a future material increase in the provision for loan losses or a material decrease in the loan loss reserve reflected in such financial statements. Each loan reflected as an Asset on the financial statements of Southern is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles. Southern does not have in its portfolio any loan exceeding its legal lending limit, and except as disclosed on Schedule 5.22, Southern has no known significant delinquent, substandard, doubtful, loss, nonperforming or problem loans.

     5.23 Environmental Matters. Except as provided in Schedule 5.23, to the Knowledge of Southern, each Southern Company is in material compliance with all Laws and other governmental requirements relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollution, or toxic, hazardous or other substance (the "Environmental Laws"), and Southern has no Knowledge that any Southern Company has not complied with all regulations and requirements promulgated by the Occupational Safety and Health Administration that are applicable to any Southern Company. To the Knowledge of Southern, there is no Litigation pending or threatened with respect to any violation or alleged violation of the Environmental Laws. To the Knowledge of Southern, with respect to Assets of or owned by any Southern Company, including any Loan Property, (i) there has been no spillage, leakage, contamination or release of any substances for which the appropriate remedial action has not been completed; (ii) no owned or leased property is contaminated with or contains any hazardous substance or waste; and (iii) there are no underground storage tanks on any premises owned or leased by any Southern Company. Southern has no Knowledge of any facts which might suggest that any Southern Company has engaged in any management practice with respect to any of its past or existing borrowers which could reasonably be expected to subject any Southern Company to any Liability, either directly or indirectly, under the principles of law as set forth in United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990) or any similar principles. Moreover, to the Knowledge of Southern, no Southern Company has extended credit, either on a secured or unsecured basis, to any person or other entity engaged in any activities which would require or requires such person or entity to obtain any Permits which are required under any Environmental Law which has not been obtained.

     5.24 Transfer of Shares. Southern has no Knowledge of any plan or intention on the part of Southern's shareholders to sell or otherwise dispose of any of the BancGroup Common Stock to be received by them in the Merger that would reduce such shareholders' ownership to a number of shares having, in the aggregate, a fair market value of less than fifty (50%) percent of the total fair market value of Southern common stock outstanding immediately before the Merger.

     5.25 Collective Bargaining. There are no labor contracts, collective bargaining agreements, letters of undertakings or other arrangements, formal or informal, between any Southern Company and any union or labor organization covering any of any Southern Company's employees and none of said employees are represented by any union or labor organization.

     5.26 Labor Disputes. To the Knowledge of Southern, each Southern Company is in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours. No Southern Company is or has been engaged in any unfair labor practice, and, to the Knowledge of Southern, no unfair labor practice complaint against any Southern Company is pending before the National Labor Relations Board. Relations between management of each Southern Company and the employees are amicable and there have not been, nor to the Knowledge of Southern, are there presently, any attempts to organize employees, nor to the Knowledge of Southern, are there plans for any such attempts.

     5.27 Derivative Contracts. No Southern Company is a party to or has agreed to enter into a swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract or derivative security not included in Southern's financial statements delivered under section 5.4 hereof which is a financial derivative contract (including various combinations thereof).

                                   ARTICLE 6

                              ADDITIONAL COVENANTS

     6.1 Additional Covenants of BancGroup. BancGroup covenants to and with Southern as follows:

          (a) Registration Statement and Other Filings. BancGroup shall prepare and file with the SEC the Registration Statement on Form S-4 (or such other form as may be appropriate) and all amendments and supplements thereto, in form reasonably satisfactory to Southern and its counsel, with respect to the Common Stock to be issued pursuant to this Agreement. BancGroup shall use reasonable good faith efforts to prepare all necessary filings with any Agencies which may be necessary for approval to consummate the transactions contemplated by this Agreement.

          (b) Blue Sky Permits. BancGroup shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities Law or "blue sky" Permits and approvals required to carry out the transactions contemplated by this Agreement.

          (c) Financial Statements.  BancGroup shall furnish to Southern:

             (i) As soon as practicable and in any event within forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations of BancGroup for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and a consolidated statement of financial condition of BancGroup as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments;

             (ii) Promptly upon receipt thereof, copies of all audit reports submitted to BancGroup by independent auditors in connection with each annual, interim or special audit of the books of BancGroup made by such accountants;

             (iii) As soon as practicable, copies of all such financial statements and reports as it shall send to its stockholders and of such regular and periodic reports as BancGroup may file with the SEC or any other Agency; and

             (iv) With reasonable promptness, such additional financial data as Southern may reasonably request.

          (d) No Control of Southern by BancGroup. Notwithstanding any other provision hereof, until the Effective Date, the authority to establish and implement the business policies of Southern shall continue to reside solely in Southern's officers and board of directors.

          (e) Listing. Prior to the Effective Date, BancGroup shall use its reasonable efforts to list the shares of BancGroup Common Stock to be issued in the Merger on the NYSE or other quotations system on which such shares are primarily traded.

          (f) Employee Benefit Matters. On the Effective Date, all employees of any Southern Company shall, at BancGroup's option, either became employees of the Resulting Corporation or its Subsidiaries or be entitled to severance benefits in accordance with Colonial Bank's severance policy as of the date of this Agreement. All employees of any Southern Company who become employees of the Resulting Corporation or its Subsidiaries on the Effective Date shall be entitled, to the extent permitted by applicable Law, to participate in all benefit plans of Colonial Bank to the same extent as Colonial Bank employees. Employees of any Southern Company who become employees of the Resulting Corporation or its Subsidiaries shall be allowed to participate as of the Effective Date in the medical and dental benefits plan of Colonial Bank as new employees of Colonial Bank, and the time of employment of such employees who are employed at least 30 hours per week with any Southern Company shall be counted as employment under such dental and medical plans of Colonial Bank for purposes of calculating any 30 day waiting period and pre-existing condition limitations. To the extent permitted by applicable Law, the period of service with the appropriate Southern Company of all employees who become employees of the Resulting Corporation or its Subsidiaries on the Effective Date shall be recognized only for vesting and eligibility purposes under Colonial Bank's benefit plans. In addition, if the Effective Date falls within an annual period of coverage under any group health plan or group dental plan of the Resulting Corporation and its Subsidiaries, each such Southern Company employee shall be given credit for covered expenses paid by that employee under comparable employee benefit plans of the Southern Company during the applicable coverage period through the Effective Date towards satisfaction of any annual deductible limitation and out-of-pocket maximum that may apply under that group health plan or group dental plan of the Resulting Corporation and its Subsidiaries.

          (g) Indemnification; Directors and Officers Insurance. (i) From and after the Effective Date, BancGroup shall indemnify and advance costs and expenses (including reasonable attorneys fees, disbursements and expenses) and hold harmless each present and former director and/or officer of Southern or its Subsidiaries determined as of the Effective Date (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, settlements or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each a "Claim"), arising out of or pertaining to matters existing or occurring at or prior to the Effective Date, whether asserted or claimed prior to, at or after the Effective Date to the fullest extent that Southern would have been required under Florida law and its Articles of Incorporation or Bylaws in effect on the date hereof, to indemnify such person (and also advance expenses as incurred to the fullest extent permitted under applicable law).

          (ii) Any Indemnified Party wishing to claim indemnification under
     Section 6.1 (i) shall notify BancGroup within forty-five (45) days of the Indemnified Party's receipt of a notice of any Claim, but the failure to so notify shall not relieve BancGroup of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any claim (whether arising before or after the Effective Date), (i) BancGroup shall have the right to assume the defense thereof, and BancGroup shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if BancGroup elects not to assume such defense, or counsel for the indemnified Parties advises that there are issues which raise conflicts of interest between BancGroup and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and BancGroup shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly after statements therefore are received; provided, however, that BancGroup shall be obligated pursuant to this paragraph (ii) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties will present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) and BancGroup shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld. If such indemnity with any respect to any Indemnified Party is unenforceable against BancGroup, then BancGroup and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

          (iii) For a period of four (4) years after the Effective Date, BancGroup shall cause to be maintained in effect the current policies with directors and officers liability insurance maintained by Southern (provided that BancGroup may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such directors and officers and provided that the deductible amount on BancGroup's policies may be higher than that for existing Southern policies) with respect to claims arising from facts or events which occurred before the Effective Date, provided that such policies may be maintained at a cost that is comparable to the cost of such policies as of the date of this Agreement.

          (iv) If BancGroup or any of its successors and assigns, (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its property and assets to any individual, corporation or other entity, then, in each such case, proper provision shall be made so that the successors and assigns of BancGroup and its Subsidiaries shall assume the obligations set forth in this section.

          (v) The provisions of this Section 6.1(g) are intended to be for the benefit of, and shall be enforceable by each Indemnified Party, and each Indemnified Party's heirs and representatives.

     6.2 Additional Covenants of Southern. Southern covenants to and with BancGroup as follows:

          (a) Operations. Southern will conduct its business and the business of each Southern Company in a proper and prudent manner and will use its best efforts to maintain its relationships with its depositors, customers and employees. No Southern Company will engage in any material transaction outside the ordinary course of business or make any material change in its accounting policies or methods of operation, nor will Southern permit the occurrence of any change or event which would render any of the representations and warranties in Article 5 hereof untrue in any material respect at and as of the Effective Date with the same effect as though such representations and warranties had been made at and as of such Effective Date. Southern may request the consent of BancGroup to any of the foregoing actions by furnishing BancGroup with a written request which describes the action proposed to be taken by Southern. Such consent shall not be unreasonably withheld. BancGroup shall have a period of 10 days from the date on which it receives such request within which to notify Southern of either its consent or refusal to consent, to the proposed action. BancGroup's failure to respond to any such request within such 10 day period shall be deemed to constitute a consent to the action proposed in Southern's request.

          (b) Stockholders Meeting; Best Efforts. Southern will cause the Stockholders Meeting to be held for the purpose of approving the Merger as soon as practicable after the effective date of the Registration Statement, and will use its best efforts to bring about the transactions contemplated by this Agreement, including stockholder approval of this Agreement, as soon as practicable unless this Agreement is terminated as provided herein.

          (c) Prohibited Negotiations. Until the termination of this Agreement, neither Southern nor any of Southern's directors or officers (or any person representing any of the foregoing) shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or of a substantial portion of the Assets of, or of a substantial equity interest in, Southern or any business combination involving Southern or any Southern Company other than as contemplated by this Agreement. Southern will notify BancGroup immediately if any such inquiries or proposals are received by Southern, if any such information is requested from Southern, or if any such negotiations or discussions are sought to be initiated with Southern, and Southern shall instruct Southern's officers, directors, agents or affiliates or their subsidiaries to refrain from doing any of the above; provided, however, that nothing contained herein shall be deemed to prohibit any officer or director of Southern from fulfilling his fiduciary duty or from taking any action that is required by Law.

          (d) Director Recommendation. The members of the Board of Directors of Southern agree to support publicly the Merger, provided, however, that nothing contained herein shall be deemed to prohibit any officer or director of Southern from fulfilling his fiduciary duty or from taking any action that is required by Law.

          (e) Shareholder Voting. Southern shall on the date of execution of this Agreement obtain an agreement from certain of its shareholders substantially in the form set forth in Exhibit A.

          (f) Financial Statements.  Southern shall furnish to BancGroup:

             (i) As soon as practicable and in any event within 30 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations of Southern for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and a consolidated statement of financial condition of Southern as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments;

             (ii) Promptly upon receipt thereof, copies of all audit reports submitted to Southern by independent auditors in connection with each annual, interim or special audit of the books of Southern made by such accountants;

             (iii) As soon a practicable, copies of all such financial statements and reports as it shall send to its stockholders and of such regular and periodic reports as Southern may file with the SEC or any other Agency; and

             (iv) With reasonable promptness, such additional financial data as the BancGroup may reasonably request.

                                   ARTICLE 7

                        MUTUAL COVENANTS AND AGREEMENTS

     7.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, BancGroup and Southern each agrees to use its best efforts promptly to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise, including, without limitation, promptly making required deliveries of stockholder lists and stock transfer reports and attempting to obtain all necessary Consents and waivers and regulatory approvals, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. The officers of each Party to this Agreement shall fully cooperate with officers and employees, accountants, counsel and other representatives of the other Parties not only in fulfilling the duties hereunder of the Party of which they are officers but also in assisting, directly or through direction of employees and other persons under their supervision or control, such as stock transfer agents for the Party, the other Parties requiring information which is reasonably available from such Party.

     7.2 Press Release. Each Party hereto agrees that, unless approved by the other Parties in advance, such Party will not make any public announcement, issue any press release or other publicity or confirm any statements by any person not a party to this Agreement concerning the transactions contemplated hereby. Notwithstanding the foregoing, each Party hereto reserves the right to make any disclosure if such Party, in its reasonable discretion, deems such disclosure required by Law. In that event, such Party shall provide to the other Party the text of such disclosure sufficiently in advance to enable the other Party to have a reasonable opportunity to comment thereon.

     7.3 Mutual Disclosure. Each Party hereto agrees to promptly furnish to each other Party hereto its public disclosures and filings not precluded from disclosure by Law including but not limited to call reports, Form 8-K, Form 10-Q and Form 10-K filings, Y-2 applications, reports on Form Y-6, quarterly or special reports to shareholders, Tax returns, Form S-8 registration statements and similar documents.

     7.4 Access to Properties and Records. Each Party hereto shall afford the officers and authorized representatives of each of the other Parties full access to the Assets, books and records of such Party in order that such other Parties may have full opportunity to make such investigation as they shall desire of the affairs of such Party and shall furnish to such Parties such additional financial and operating data and other information as to its businesses and Assets as shall be from time to time reasonably requested.

                                   ARTICLE 8

                    CONDITIONS TO OBLIGATIONS OF ALL PARTIES

     The obligations of BancGroup and Southern to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction, in the sole discretion of the Party relying upon such conditions, on or before the Effective Date of all the following conditions, except as such Parties may waive such conditions in writing:

     8.1 Approval by Shareholders. At the Stockholders Meeting, this Agreement and the matters contemplated by this Agreement shall have been duly approved by the vote of the holders of not less than the requisite number of the issued and outstanding voting securities of Southern as is required by applicable Law and Southern's articles of incorporation and by-laws.

     8.2 Regulatory Authority Approval. Orders, Consents and approvals, in form and substance reasonably satisfactory to BancGroup and Southern shall have been entered by the Board of Governors of the Federal Reserve System and other appropriate bank regulatory Agencies (i) granting the authority necessary for the consummation of the transactions contemplated by this Agreement and (ii) satisfying all other requirements prescribed by Law.

     8.3 Litigation. There shall be no pending or threatened Litigation in any court or any pending or threatened proceeding by any governmental commission, board or Agency, with a view to seeking or in which it is sought to restrain or prohibit consummation of the transactions contemplated by this Agreement or in which it is sought to obtain divestiture, rescission or damages in connection with the transactions contemplated by this Agreement and no investigation by any Agency shall be pending or threatened which might result in any such suit, action or other proceeding.

     8.4 Registration Statement. The Registration Statement shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect; no proceedings for such purpose, or under the proxy rules of the SEC or any bank regulatory authority pursuant to the 1934 Act, as amended, and with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC or any bank regulatory authority; and all approvals or authorizations for the offer of BancGroup Common Stock shall have been received or obtained pursuant to any applicable state securities Laws, and no stop order or proceeding with respect to the transactions contemplated hereby shall be pending or threatened under any such state Law.

     8.5 Tax Opinion. An opinion of Miller, Hamilton, Snider & Odom, L.L.C., counsel to BancGroup, shall have been received by Southern and BancGroup in form and substance reasonably satisfactory to Southern and BancGroup to the effect that (i) the Merger will constitute a "reorganization" within the meaning of section 368 of the Code; (ii) no gain or loss will be recognized by Southern or BancGroup; (iii) no gain or loss will be recognized to the stockholders of Southern who receive shares of BancGroup Common Stock; (iv) the basis of the BancGroup Common Stock received in the Merger will be equal to the basis of the shares of Southern common stock exchanged in the Merger; (v) the holding period of the BancGroup Common Stock will include the holding period of the shares of Southern common stock exchanged therefor if such shares of Southern common stock were capital assets in the hands of the exchanging Southern stockholder; and
(vi) cash received by a Southern stockholder in lieu of a fractional share interest of BancGroup Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of BancGroup Common Stock which he would otherwise be entitled to receive and will qualify as capital gain or loss (assuming Southern common stock was a capital asset in his hands as of the Effective Date).

     8.6 Market Value. The average of the closing prices as reported by the NYSE of BancGroup Common Stock for the period of 20 consecutive trading days ending on the trading day immediately preceding the Effective Date shall not be less than $24.625 or greater than $36.625.

                                   ARTICLE 9

                     CONDITIONS TO OBLIGATIONS OF SOUTHERN

     The obligations of Southern to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction on or before the Effective Date of all the following conditions except as Southern may waive such conditions in writing:

     9.1 Representations, Warranties and Covenants. Notwithstanding any investigation made by or on behalf of Southern, all representations and warranties of BancGroup contained in this Agreement shall be true in all material respects on and as of the Effective Date as if such representations and warranties were made on and as of such Effective Date, and BancGroup shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the Effective Date.

     9.2 Adverse Changes. There shall have been no changes after the date of the most recent balance sheet provided under section 4.3(a)(i) hereof in the results of operations (as compared with the corresponding period of the prior fiscal year), Assets, Liabilities, financial condition or affairs of BancGroup which in their total effect constitute a Material Adverse Effect, nor shall there have been any material changes in the Laws governing the business of BancGroup or which would impair the rights of Southern or its stockholders pursuant to this Agreement.

     9.3 Closing Certificate. In addition to any other deliveries required to be delivered hereunder, Southern shall have received a certificate from the President or a Vice President and from the Secretary or Assistant Secretary of BancGroup dated as of the Closing certifying that:

          (a) the Board of Directors of BancGroup has duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Agreement and authorizing the consummation of the transactions contemplated by this Agreement and such resolutions have not been amended or modified and remain in full force and effect;

          (b) each person executing this Agreement on behalf of BancGroup is an officer of BancGroup holding the office or offices specified therein and the signature of each person set forth on such certificate is his or her genuine signature;

          (c) the certificate of incorporation and bylaws of BancGroup referenced in section 4.4 hereof remain in full force and effect;

          (d) such persons have no knowledge of a basis for any material claim, in any court or before any Agency or arbitration and or otherwise against, by or affecting BancGroup or the business, prospects, condition (financial or otherwise), or Assets of BancGroup or which would prevent the performance of this Agreement or the transactions contemplated by this Agreement or declare the same unlawful or cause the recision thereof;

          (e) to such persons' knowledge, the Proxy Statement delivered to Southern's stockholders, or any amendments or revisions thereto so delivered, as of the date thereof, did not contain or incorporate by reference, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading in light of the circumstances under which they were made (it being understood that such persons need not express a statement as to information concerning or provided by Southern for inclusion in such Proxy Statement); and

          (f) the conditions set forth in this Article 9 insofar as they relate to BancGroup have been satisfied.

     9.4 Opinion of Counsel. Southern shall have received an opinion of Miller, Hamilton, Snider & Odom, L.L.C., counsel to BancGroup, dated as of the Closing, in form reasonably satisfactory to Southern, as to matters set forth in Exhibit B hereto.

     9.5 Comfort Letter. Southern shall have received from Coopers & Lybrand, L.L.P., comfort letters dated the date of the mailing of the Proxy Statement and the Effective Date, covering matters customary in transactions such as the Merger, and in form and substance reasonably satisfactory to Southern.

     9.6 Fairness Opinion. Southern shall have received prior to the mailing of the Proxy Statement from The Carson Medlin Company a letter setting forth its opinion that the consideration to be received by the shareholders of Southern under the terms of this Agreement is fair to them from a financial point of view.

     9.7 NYSE Listing. The shares of BancGroup Common Stock to be issued under this Agreement shall have been approved for listing on the NYSE.

     9.8 Other Matters. There shall have been furnished to such counsel for Southern certified copies of such corporate records of BancGroup and copies of such other documents as such counsel may reasonably have requested for such purpose.

                                   ARTICLE 10

                     CONDITIONS TO OBLIGATIONS OF BANCGROUP

     The obligations of BancGroup to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction by Southern on or before the Effective Date of the following conditions except as BancGroup may waive such conditions in writing:

     10.1 Representations, Warranties and Covenants. Notwithstanding any investigation made by or on behalf of BancGroup, all representations and warranties of Southern contained in this Agreement shall be true in all material respects on and as of the Effective Date as if such representations and warranties were made on and as of the Effective Date, and Southern shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the Effective Date.

     10.2 Adverse Changes. There shall have been no changes after the date of the most recent balance sheet provided under section 5.4(a)(i) hereof in the results of operations (as compared with the corresponding period of the prior fiscal year), Assets, Liabilities, financial condition, or affairs of Southern which constitute a Material Adverse Effect, nor shall there have been any material changes in the Laws governing the business of Southern which would impair BancGroup's rights pursuant to this Agreement.

     10.3 Closing Certificate. In addition to any other deliveries required to be delivered hereunder, BancGroup shall have received a certificate from the President or Vice President and from the Secretary or Assistant Secretary of Southern dated as of the Closing certifying that:

          (a) the Board of Directors of Southern has duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Agreement and authorizing the consummation of the transactions contemplated by this Agreement and such resolutions have not been amended or modified and remain in full force and effect;

          (b) the shareholders of Southern have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of the Merger and the transactions contemplated thereby and such resolutions have not been amended or modified and remain in full force and effect;

          (c) each person executing this Agreement on behalf of Southern is an officer of Southern holding the office or offices specified therein and the signature of each person set forth on such certificate is his or her genuine signature;

          (d) the charter documents of Southern and the Bank referenced in section 5.8 hereof were in full force and effect and have not been amended or modified since the date hereof;

          (e) to such persons' knowledge, the Proxy Statement delivered to Southern's stockholders, or any amendments or revisions thereto so delivered, as of the date thereof, did not contain or incorporate by reference any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading in light of the circumstances under which they were made (it being understood that such persons need only express a statement as to information concerning or provided by Southern for inclusion in such Proxy Statement); and

          (f) the conditions set forth in this Article 10 insofar as they relate to Southern have been satisfied.

     10.4 Opinion of Counsel. BancGroup shall have received an opinion of Shutts & Bowen, counsel to Southern, dated as of the Closing, in form reasonably satisfactory to BancGroup, as to matters set forth in Exhibit C hereto.

     10.5 Controlling Shareholders. Each shareholder of Southern who may be an "affiliate" of Southern, within the meaning of Rule 145 of the general rules and regulations under the 1933 Act shall have executed and delivered an agreement satisfactory to BancGroup to the effect that such person shall not make a "distribution" (within the meaning of Rule 145) of the Common Stock which he receives upon the Effective Date and that such Common Stock will be held subject to all applicable provisions of the 1933 Act and the rules and regulations of the SEC thereunder. The agreement will also provide that no affiliate of Southern will sell or otherwise reduce such affiliate's risk relative to any shares of BancGroup Common Stock received in the Merger until financial results concerning at least 30 days of post-Merger combined operations have been published. Southern recognizes and acknowledges that Common Stock issued to such persons may bear a legend evidencing the agreement described above.

     10.6 Other Matters. There shall have been furnished to counsel for BancGroup certified copies of such corporate records of Southern and copies of such other documents as such counsel may reasonably have requested for such purpose.

     10.7 Dissenters. The number of shares as to which shareholders of Southern have exercised dissenters rights of appraisal under section 3.6 does not exceed 10% of the outstanding shares of common stock of Southern.

     10.8 Pooling of Interests. BancGroup shall have received the written opinion of Coopers & Lybrand, L.L.P., that the Merger will qualify for the pooling of interests method of accounting under generally accepted accounting principles.

     10.9 Material Events. There shall have been no determination by the board of directors of BancGroup that the transactions contemplated by this Agreement have become impractical because of any state of war or declaration of a banking moratorium in the United States.

                                   ARTICLE 11

                 TERMINATION OF REPRESENTATIONS AND WARRANTIES

     All representations and warranties provided in Articles 4 and 5 of this Agreement or in any closing certificate pursuant to Articles 9 and 10 shall terminate and be extinguished at and shall not survive the Effective Date. All covenants, agreements and undertakings required by this Agreement to be performed by any Party hereto following the Effective Date shall survive such Effective Date and be binding upon such Party. If the Merger is not consummated, all representations, warranties, obligations, covenants, or agreements hereunder or in any certificate delivered hereunder relating to the transaction which is not consummated shall be deemed to be terminated or extinguished except that
Section 7.2, Article 11, Article 15 and any applicable definitions of Article 14, shall survive. Items disclosed in the Exhibits and Schedules attached hereto are incorporated into this Agreement and form a part of the representations, warranties, covenants or agreements to which they relate. Information provided in such Exhibits and Schedules is provided only in response to the specific section of this Agreement which calls for such information.

                                   ARTICLE 12

                                    NOTICES

     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given at the time given or mailed, first class postage prepaid:

          (a) If to Southern to Charles W. Brinkley, Jr. President and CEO, Southern Banking Corporation, 201 East Pine Street, Orlando, Florida 32801, facsimile (407) 481-9879, with copies to Rod Jones, Esq., Shutts & Bowen, Suite 1000, 20 North Orange Avenue, Orlando, Florida 32801, facsimile (407) 425-8316, or as may otherwise be specified by Southern in writing to BancGroup.

          (b) If to BancGroup, to W. Flake Oakley, IV, One Commerce Street, Suite 800, Montgomery, Alabama, 36104, facsimile (334) 240-6040, with a copy to Michael D. Waters, Miller, Hamilton, Snider & Odom, One Commerce Street, Suite 802, Montgomery, Alabama 36104, facsimile (334) 265-4533, or as may otherwise be specified in writing by BancGroup to Southern.

                                   ARTICLE 13

                            AMENDMENT OR TERMINATION

     13.1 Amendment. This Agreement may be amended by the mutual consent of BancGroup and Southern before or after approval of the transactions contemplated herein by the shareholders of Southern.

     13.2 Termination. This Agreement may be terminated at any time prior to or on the Effective Date whether before or after action thereon by the shareholders of Southern, as follows:

          (a) by the mutual consent of the respective boards of directors of Southern and BancGroup;

          (b) by the board of directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching Party the ability to refuse to consummate the Merger under the standard set forth in section 10.1 of this Agreement in the case of BancGroup and section 9.1 of this Agreement in the case of Southern;

          (c) by the board of directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach, or if any of the conditions to the obligations of such Party contained in this Agreement shall not have been satisfied in full;

          (d) by the board of directors of either BancGroup or Southern if all transactions contemplated by this Agreement shall not have been consummated on or prior to September 30, 1996, if the failure to consummate the transactions provided for in this Agreement on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this section 13.2(d); or

          (e) by the board of directors of either BancGroup or Southern if the average of the closing prices of the BancGroup Common Stock reported by the NYSE for the 20 consecutive trading days ending on the trading day immediately proceeding the Effective Date shall be less than $24.625 or greater than $36.625.

     13.3 Damages. In the event of termination pursuant to section 13.2, Southern and BancGroup shall not be liable for damages for any breach of warranty or representation contained in this Agreement made in good faith, and, in that case, the expenses incurred shall be borne as set forth in section 15.1 hereof.

                                   ARTICLE 14

                                  DEFINITIONS

     (a) The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this Agreement:

Agencies Shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, HUD, the VA, the FHA, the GNMA, the FNMA, the FHLMC, the NYSE, and the SEC.

Agreement                    Shall mean this Amended and Restated Agreement and
                             Plan of Merger and the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference.

Assets Of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

BancGroup                    The Colonial BancGroup, Inc., a Delaware
                             corporation with its principal offices in Montgomery, Alabama.

Bank Southern Bank of Central Florida, a Florida banking corporation.

Closing The closing of the transactions contemplated hereby as described in section 2.7 of this Agreement.

Code                         The Internal Revenue Code of 1986, as amended.

Common Stock                 BancGroup's Common Stock authorized and defined in
                             the restated certificate of incorporation of BancGroup, as amended.

Consent Any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

Contract Any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

Default Shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

DGCL                         The Delaware General Corporation Law.

Effective Date               Means the date and time at which the Merger becomes
                             effective as defined in section 2.7 hereof.

Environmental Laws           Means the laws, regulations and governmental
                             requirements referred to in section 5.23 hereof.

ERISA                        The Employee Retirement Income Security Act of
                             1974, as amended.

Exchange Ratio               The ratio of the number of shares of BancGroup
                             Common Stock to be issued for one share of Southern
                             Stock, as defined in section 3.1(a).

Exhibits A through C, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

FBCA                         The Florida Business Corporation Act

Knowledge                    Means the actual knowledge of the Chairman,
                             President, Chief Financial Officer, Chief
                             Accounting Officer, Chief Credit Officer, General
                             Counsel or any Senior or Executive Vice President of BancGroup, in the case of knowledge of BancGroup, or of Southern and the Bank, in the case of knowledge of Southern.

Law Any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Agency.

Liability                    Any direct or indirect, primary or secondary,
                             liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

Lien Any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens in the form of easements and restrictive covenants on real property which do not materially adversely affect the use of such property by the current owner thereof.

Litigation                   Any action, arbitration, complaint, criminal
                             prosecution, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

Loan Property                Any property owned by the Party in question or by
                             any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

Loss Any and all direct or indirect payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, losses, diminution in the value of Assets, damages, punitive, exemplary or consequential damages (including, but not limited to, lost income and profits and interruptions of business), liabilities, costs, expenses (including without limitation, reasonable attorneys' fees and expenses, and consultant's fees and other costs of defense or investigation), and interest on any amount payable to a third party as a result of the foregoing.

material For purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

Material Adverse Effect      On a Party shall mean an event, change or
                             occurrence which has a material adverse impact on
                             (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

Merger The merger of Southern with BancGroup as contemplated in this Agreement.

NYSE                         The New York Stock Exchange.

Order Any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Agency.

Party Shall mean Southern or BancGroup, and "Parties" shall mean both Southern and BancGroup.

Permit Any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

Person A natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

Proxy Statement              The proxy statement used by Southern to solicit the
                             approval of its stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of BancGroup relating to the issuance of the BancGroup Common Stock to the shareholders of Southern.

Registration Statement       The registration statement on Form S-4, or such
                             other appropriate form, to be filed with the SEC by BancGroup, and which has been agreed to by Southern, to register the shares of BancGroup
                             Common Stock offered to stockholders of the Bank pursuant to this Agreement, including the Proxy
                             Statement.

Resulting Corporation        BancGroup, as the surviving corporation resulting
                             from the Merger.

SEC                          United States Securities and Exchange Commission.

Southern                     Southern Banking Corporation, a Florida
                             corporation.

Southern Company             Shall mean Southern the Bank, any Subsidiary of
                             Southern or the Bank, or any person or entity acquired as a Subsidiary of Southern or the Bank in the future and owned by Southern at the Effective
                             Date.

Southern Options             Options respecting the issuance of Southern common
                             stock pursuant to Southern's stock option plans.

Southern Stock               Shares of Common stock, par value $1.00 per share,
                             of Southern.

Stockholders Meeting         The special meeting of stockholders of Southern
                             called to approve the transactions contemplated by this Agreement.

Subsidiaries                 Shall mean all those corporations, banks,
                             associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

Tax or Taxes                 Means any federal, state, county, local, foreign,
                             and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

1933 Act                     The Securities Act of 1933, as amended.

1934 Act                     The Securities Exchange Act of 1934, as amended.

                                   ARTICLE 15

                                 MISCELLANEOUS

     15.1 Expenses. Each Party hereto shall bear its own legal, auditing, trustee, investment banking, regulatory and other expenses in connection with this Agreement and the transactions contemplated hereby.

     15.2 Benefit. This Agreement shall inure to the benefit of and be binding upon Southern and BancGroup, and their respective successors. This Agreement shall not be assignable by any Party without the prior written consent of the other Party.

     15.3 Governing Law. This Agreement shall be governed by, and construed in accordance with the Laws of the State of Alabama without regard to any conflict of Laws.

     15.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each Party thereto.

     15.5 Headings. The headings of the various articles and sections of this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement or considered in construing the provisions thereof.

     15.6 Severability. Any term or provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining terms and provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction, and if any term or provision of this Agreement is held by any court of competent jurisdiction to be void, voidable, invalid or unenforceable in any given circumstance or situation, then all other terms and provisions, being severable, shall remain in full force and effect in such circumstance or situation and the said term or provision shall remain valid and in effect in any other circumstances or situation.

     15.7 Construction. Use of the masculine pronoun herein shall be deemed to refer to the feminine and neuter genders and the use of singular references shall be deemed to include the plural and vice versa, as appropriate. No inference in favor of or against any Party shall be drawn from the fact that such Party or such Party's counsel has drafted any portion of this Agreement.

     15.8 Return of Information. In the event of termination of this Agreement prior to the Effective Date, each Party shall return to the other, without retaining copies thereof, all confidential or non-public documents, work papers and other materials obtained from the other Party in connection with the transactions contemplated in this Agreement and shall keep such information confidential, not disclose such information to any other person or entity, and not use such information in connection with its business.

     15.9 Equitable Remedies. The parties hereto agree that, in the event of a breach of this Agreement by either Party, the other Party may be without an adequate remedy at law owing to the unique nature of the contemplated transactions. In recognition thereof, in addition to (and not in lieu of) any remedies at law that may be available to the non-breaching Party, the non-breaching Party shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Agreement by the other Party, and no attempt on the part of the non-breaching Party to obtain such equitable relief shall be deemed to constitute an election of remedies by the non-breaching Party that would preclude the non-breaching Party from obtaining any remedies at law to which it would otherwise be entitled.

     15.10 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its costs and expenses incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

     15.11 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or Default of any other Party shall impair any such rights, powers or remedies of the

Party not in breach or Default, nor shall it be construed to be a wavier of any such right, power or remedy, or an acquiescence in any similar breach or Default; nor shall any waiver of any single breach or Default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Agreement must be in writing and be executed by the Parties to this Agreement and shall be effective only to the extent specifically set forth in such writing.

     15.12 Remedies Cumulative. All remedies provided in this Agreement, by law or otherwise, shall be cumulative and not alternative.

     15.13 Entire Contract. This Agreement and the documents and instruments referred to herein constitute the entire contract between the parties to this Agreement and supersede all other understandings with respect to the subject matter of this Agreement.

     IN WITNESS WHEREOF, Financial and BancGroup have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

ATTEST:                                         SOUTHERN BANKING CORPORATION
BY: Charles W. Brinkley                         BY: J. Donald Prewitt
    -------------------------------                 ---------------------------
ITS: President & CEO                            ITS: Chairman
    -------------------------------                 ---------------------------

(CORPORATE SEAL)

ATTEST:                                         THE COLONIAL BANCGROUP, INC.
BY: Teresa Skipper                              BY: W. Flake Oakley
    -------------------------------                 ---------------------------
ITS: Assistant Secretary                        ITS: Chief Financial Officer
    -------------------------------                 ---------------------------

(CORPORATE SEAL)

                                                                      APPENDIX B

February 15, 1996

Board of Directors
Southern Banking Corporation
201 East Pine Street
Orlando, FL 32801

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the shareholders of Southern Banking Corporation ("SBC") under the terms of a certain Amended and Restated Agreement and Plan of Merger dated February 15, 1996 (the "Agreement") pursuant to which SBC will be acquired by The Colonial BancGroup, Inc. ("BancGroup") (the "Merger"). Under the terms of the Agreement, SBC's 3,362,000 issued and outstanding shares of common stock will be converted into the right to receive approximately 1,317,567 shares of common stock of BancGroup. Additionally, SBC's 1,112,000 outstanding options may be converted into the right to receive approximately 435,792 shares of BancGroup Common Stock (assuming the exercise of all of the options), subject to adjustment under certain circumstances. The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement.

     The Carson Medlin Company is a National Association of Securities Dealers, Inc. (NASD) member investment banking firm which specializes in the securities of southeastern United States financial institutions. As part of our investment banking activities, we are regularly engaged in the valuation of southeastern United States financial institutions and transactions relating to their securities. We regularly publish our research on independent community banks regarding their financial and stock price performance. We are familiar with the commercial banking industry in Florida and the major commercial banks operating in that market. We have been retained by SBC in a financial advisory capacity to render our opinion hereunder, for which we will receive compensation.

     In reaching our opinion, we have analyzed the respective financial positions, both current and historical, of BancGroup and SBC. We have reviewed:
(i) the Agreement; (ii) the annual reports to shareholders of BancGroup, including audited financial statements for the five years ended December 31, 1994; (iii) audited financial statements of SBC for the five years ended December 31, 1994; (iv) call reports for SBC for the five years ended December 31, 1994 and the nine months ended September 30, 1995; (v) the unaudited interim financial statements on Form 10-Q of BancGroup for the nine months ended September 30, 1995; and, (vi) certain financial and operating information with respect to the business, operations and prospects of BancGroup and SBC. We also:
(i) held discussions with members of the senior management of BancGroup and SBC regarding historical and current business operations, financial condition and future prospects of their respective companies; (ii) reviewed the historical market prices and trading activity for the common stocks of BancGroup and SBC and compared them with those of certain publicly traded companies which we deemed to be relevant; (iii) compared the results of operations of BancGroup and SBC with those of certain banking companies which we deemed to be relevant; (iv) compared the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other recent business combinations of commercial banking organizations; (v) analyzed the pro forma financial impact of the Merger on BancGroup; and (vi) conducted such other studies, analyses, inquiries and examinations as we deemed appropriate.

     We have relied upon and assumed, without independent verification, the accuracy and completeness of all information provided to us. We have not performed or considered any independent appraisal or evaluation of the assets of SBC or BancGroup. The opinion we express herein is necessarily based upon market, economic and other relevant considerations as they exist and can be evaluated as of the date of this letter.

     Based upon the foregoing, it is our opinion that the aggregate consideration provided for in the Agreement is fair, from a financial point of view, to the shareholders of Southern Banking Corporation.

                                          Very truly yours,

                                          THE CARSON MEDLIN COMPANY

                                                                      APPENDIX C

                        FLORIDA BUSINESS CORPORATION ACT

                               SEC. 607.1301-1320

607.1301.  DISSENTERS' RIGHTS; DEFINITIONS

     The following definitions apply to ss. 607.1302 and 607.1320:

          (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

          (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302.  RIGHT OF SHAREHOLDERS TO DISSENT

     (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party:

             1. If the shareholder is entitled to vote on the merger, or

             2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 604.1104;

          (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

          (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

          (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

          (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

             1. Altering or abolishing any preemptive rights attached to any of his shares;

             2. Altering or abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

             3. Effecting an exchange, cancellation, or reclassification of any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

             4. Reducing the stated redemption price of any of his redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his shares, or making any of his shares subject to redemption when they are not otherwise redeemable;

             5. Making noncumulative, in whole or in part, dividends of any of his preferred shares which had theretofore been cumulative;

             6. Reducing the stated dividend preference of any of his preferred shares; or

             7. Reducing any stated preferential amount payable on any of his preferred shares upon voluntary or involuntary liquidation; or

          (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares.

     (2) A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his shares which are adversely affected by the amendment.

     (3) A shareholder may dissent as to less than all the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

     (5) A shareholder entitled to dissent and obtain payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

607.1320.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

     (1)(a) If a proposed corporate action creating dissenters' rights under s.
607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

          1. Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

          2. Not vote his shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

     (b) If proposed corporate action creating dissenters' rights under s.
607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for his written consent, or if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

     (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his shares pursuant to paragraph
(1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

     (3) Within 20 days after the giving of notice to him, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

     (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

          (a) Such demand is withdrawn as provided in this section;

          (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

          (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

          (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

     (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

          (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

          (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

     (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

     (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

     (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

     (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

     (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to section 145 of the Delaware General Corporation Law, as amended, and the Restated Certificate of Incorporation of the Registrant, officers, directors, employees, and agents of the Registrant are entitled to indemnification against liabilities incurred while acting in such capacities on behalf of the Registrant, including reimbursement of certain expenses. In addition, the Registrant maintains an officers and all of its directors insurance policy pursuant to which officers and directors of the Registrant are entitled to indemnification against certain liabilities, including reimbursement of certain expenses, and the Registrant has indemnity agreements with certain officers and all of its directors pursuant to which such persons may be indemnified by the Registrant against certain liabilities, including expenses.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following is a list of exhibits that are included in Part II of the Registration Statement. Such exhibits are separately indexed elsewhere in the Registration Statement.

                                  DESCRIPTION
Exhibit 2 Plan of acquisition, reorganization, arrangement, liquidation of successor:

          Amended and Restated Agreement and Plan of Merger between The Colonial BancGroup, Inc. and Southern Banking Corporation, dated as of February 15, 1996, included in the Prospectus portion of this Registration Statement at Appendix A and incorporated herein by reference.

Exhibit 3 Articles of Incorporation and Bylaws:

(A)       Restated Certificate of Incorporation of the Registrant, filed as
          Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(B) Bylaws of the Registrant, filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

Exhibit 4 Instruments defining the rights of security holders:

(A) Article 4 of the Restated Certificate of Incorporation of the Registrant filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(B) Article II of the Bylaws of the Registrant filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(C) Dividend Reinvestment and Class A Common Stock Purchase Plan of the Registrant dated January 15, 1986, and Amendment No. 1 thereto dated as of June 10, 1986, filed as Exhibit 4(C) to the Registrant's Registration Statement on Form S-4 (File No. 33-07015), effective July 15, 1986, and incorporated herein by reference.

Exhibit 5 Opinion of Miller, Hamilton, Snider & Odom, L.L.C. as to certain Delaware law issues of the securities being registered.

Exhibit 8 Tax Opinion of Miller, Hamilton, Snider & Odom, L.L.C.

Exhibit 10 Material Contracts:

(A)(1) Second Amendment and Restatement of 1982 Incentive Stock Plan of the Registrant, filed as Exhibit 4-1 to the Registrant's Registration Statement on Form S-8 (Commission Registration No. 33-41036), effective June 4, 1991, and incorporated herein by reference.

(A)(2) Second Amendment and Restatement to 1982 Nonqualified Stock Option Plan of the Registrant filed as Exhibit 4-2 to the Registrant's Registration Statement on Form S-8 (Commission Registration No. 33-41036), effective June 4, 1991, and incorporated herein by reference).

                                  DESCRIPTION

(A)(3) 1992 Incentive Stock Option Plan of the Registrant, filed as Exhibit 4-1 to Registrant's Registration Statement on Form S-8 (File No. 33-47770), effective May 8, 1992, and incorporated herein by reference.

(A)(4)    1992 Nonqualified Stock Option Plan of the Registrant, filed as
          Exhibit 4-2 to Registrant's Registration Statement on Form S-8 (File No. 33-47770), effective May 8, 1992, and incorporated herein by reference.

(B)(1) Residential Loan Funding Agreement between Colonial Bank and Colonial Mortgage Company dated January 18, 1988, included as Exhibit 10(B)(1) to the Registrant's Registration Statement as Form S-4, file no. 33-52952, and incorporated herein by reference.

(B)(2) Loan Agreement between the Registrant and SunBank, National Association, dated August 29, 1995 filed as Exhibit 10(B)(2) to the Registrant's Registration Statement on Form S-4, registration number 33-01163 and incorporated herein by reference.

(C)(1) The Colonial BancGroup, Inc. First Amended and Restated Restricted Stock Plan for Directors, as amended, included as Exhibit 10(C)(1) to the Registrant's Registration Statement as Form S-4, file no. 33-52952, and incorporated herein by reference.

(C)(2) The Colonial BancGroup, Inc., Stock Bonus and Retention Plan, included as Exhibit 10(C)(2) to the Registrant's Registration Statement as Form S-4, file no. 33-52952, and incorporated herein by reference.

(D) Stock Purchase Agreement dated as of July 20, 1994, by and among The Colonial BancGroup, Inc., Colonial Bank, The Colonial Company, Colonial Mortgage Company, and Robert E., James K. and Thomas H. Lowder, included as Exhibit 2 in Registrant's registration statement on Form S-4, Registration No. 33-83692 and incorporated herein by reference.

(E) Agreement and Plan of Merger between The Colonial BancGroup, Inc. and Commercial Bancorp of Georgia, Inc., dated as of December 21, 1995, included as Exhibit 10(E) to Registrant's Registration Statement on Form S-4, Registration No. 33-01163, and incorporated herein by reference.

Exhibit 13 Registrant's Quarterly Reports on Form 10-Q for the quarters ended
           March 31, 1995, June 30, 1995 and September 30, 1995, and incorporated herein by reference.

Exhibit 21 List of subsidiaries of the Registrant.

Exhibit 23 Consents of experts and counsel:

(A)        Consent of Coopers & Lybrand, L.L.P.

(B)        Consent of Miller, Hamilton, Snider & Odom, L.L.C.

(C)        Consent of Coopers & Lybrand, L.L.P.

(D)        Consent of The Carson Medlin Company

(E)        Consent of Bricker & Melton, P.A.

(F)        Consent and report of Price Waterhouse, L.L.P.

(G)        Consent of Arthur Andersen L.L.P.

Exhibit 24 Power of Attorney.

Exhibit 99 Additional exhibits:

(A)        Form of Proxy of Southern Banking Corporation

     (b) Financial Statement Schedules

     The financial statement schedules required to be included pursuant to this Item are not included herein because they are not applicable or the required information is shown in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned hereby undertakes as follows as required by Item 512 of Regulation S-K:

          (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately above, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to such securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (d) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (d)(1)(i) and (d)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (e) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, Alabama, on the 27th day of February, 1996.

                                          THE COLONIAL BANCGROUP, INC.

                                          By:     /s/  ROBERT E. LOWDER
                                            -----------------------------------
                                                      Robert E. Lowder
                                                 Its Chairman of the Board
                                                    of Directors, Chief
                                                   Executive Officer, and
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                               TITLE                     DATE
---------------------------------------------  ----------------------------  ------------------
            /s/  ROBERT E. LOWDER              Chairman of the Board of              **
---------------------------------------------    Directors, President and
              Robert E. Lowder                   Chief Executive Officer

         /s/  W. FLAKE OAKLEY, IV              Chief Financial Officer,              **
---------------------------------------------    Secretary and Treasurer
             W. Flake Oakley, IV                 (Principal Financial
                                                 Officer and Principal
                                                 Accounting Officer)
                      *
                                               Director                              **
---------------------------------------------
               Young J. Boozer

                      *                        Director                              **
---------------------------------------------
                William Britton

                      *                        Director                              **
---------------------------------------------
              Jerry J. Chesser

                      *                        Director                              **
---------------------------------------------
           Augustus K. Clements, III

                      *                        Director                              **
---------------------------------------------
               Robert C. Craft

                      *                        Director                              **
---------------------------------------------
                Patrick F. Dye

                      *                        Director                              **
---------------------------------------------
             Clinton O. Holdbrooks

                      *                        Director                              **
---------------------------------------------
                 D. B. Jones

                      *                        Director                              **
---------------------------------------------
               Harold D. King

                 SIGNATURES                               TITLE                     DATE
---------------------------------------------  ----------------------------  ------------------
                      *                        Director                              **
---------------------------------------------
              John Ed Mathison

                      *                        Director                              **
---------------------------------------------
              Milton E. McGregor

                      *                        Director                              **
---------------------------------------------
             John C. H. Miller, Jr.

                      *                        Director                              **
---------------------------------------------
               Joe D. Mussafer

                      *                        Director                              **
---------------------------------------------
              William E. Powell

                      *                        Director                              **
---------------------------------------------
                 Jack H. Rainer

                      *                        Director                              **
---------------------------------------------
                 Frances E. Roper

                      *                        Director                              **
---------------------------------------------
                  Ed V. Welch

---------------

 * The undersigned, acting pursuant to a power of attorney, has signed this Registration Statement on Form S-4 for and on behalf of the persons indicated above as such persons' true and lawful attorney-in-fact and in their names, places and stead, in the capacities indicated above and on the date indicated below.

     /s/  W. FLAKE OAKLEY, IV
       -------------------------------
             W. Flake Oakley, IV
              Attorney-in-Fact

** Dated: February 27, 1996

                                 EXHIBIT INDEX



EXHIBIT                                                                                    PAGE
-------                                                                                    ----
Exhibit 2          Plan of acquisition, reorganization, arrangement,
                   liquidation of successor:

                   Amended and Restated Agreement and Plan of Merger between
                   The Colonial BancGroup, Inc., and Southern Banding
                   Corporation, dated as of February 15, 1996, included in the Prospectus portion of this registration statement at Appendix A and incorporated herein by reference.


Exhibit 3          Articles of Incorporation and Bylaws:

(A) Restated Certificate of Incorporation of the Registrant, filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(B) Bylaws of the Registrant, as amended, filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K, dated
                   February 21, 1995, and incorporated herein by reference.


Exhibit 4          Instruments defining the rights of security holders:

(A) Article 4 of the Restated Certificate of Incorporation of the Registrant filed as Exhibit 4.1 to the Registrant's
                   Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(B)                Article II of the Bylaws of the Registrant filed as Exhibit
                   4.2 to the Registrant's Current Report on Form 8-K, dated
                   February 21, 1995, and incorporated herein by reference.

(C) Dividend Reinvestment and Class A Common Stock Purchase Plan of the Registrant dated January 15, 1986, and Amendment No.
                   1 thereto dated as of June 10, 1986, filed as Exhibit 4(C) to the Registrant's Registration Statement on Form S-4 (File
                   No. 33-07015), effective July 15, 1986, and incorporated herein by reference.


Exhibit 5 Opinion of Miller, Hamilton, Snider & Odom, L.L.C. as to certain Delaware law issues of the securities being registered.


Exhibit 8          Tax Opinion of Miller, Hamilton, Snider & Odom, L.L.C.


Exhibit 10         Material Contracts:

(A)(1) Second Amendment and Restatement of 1982 Incentive Stock Plan of the Registrant, filed as Exhibit 4-1 to the Registrant's Registration Statement on Form S-8 (Commission Registration No. 33-41036), effective June 4, 1991, and incorporated herein by reference.

(A)(2) Second Amendment and Restatement to 1982 Nonqualified Stock Option Plan of the Registrant filed as Exhibit 4-2 to the Registrant's Registration Statement on Form S-8 (Commission Registration No. 33-41036), effective June 4, 1991, and incorporated herein by reference).

(A)(3)             1992 Incentive Stock Option Plan of the Registrant, filed as
                   Exhibit 4-1 to Registrant's Registration Statement on Form S-8 (File No. 33-47770), effective May 8, 1992, and incorporated herein by reference.

(A)(4) 1992 Nonqualified Stock Option Plan of the Registrant, filed as Exhibit 4-2 to Registrant's Registration Statement on Form S-8 (File No. 33-47770), effective May 8, 1992, and incorporated herein by reference.

(B)(1) Residential Loan Funding Agreement between Colonial Bank and Colonial Mortgage Company dated January 18, 1988, included as Exhibit 10(B)(1) to the Registrant's Registration Statement as Form S-4, file no. 33-52952, and incorporated herein by reference.

(B)(2) Loan Agreement between the Registrant and SunBank, National Association, dated August 29, 1995, filed as Exhibit 10(B)(2) to the Registrant's Registration Statement on Form S-4, registration number 33-01163 and incorporated herein by reference.

(C)(1) The Colonial BancGroup, Inc. First Amended and Restated Restricted Stock Plan for Directors, as amended, included as
                   Exhibit 10(C)(1) to the Registrant's Registration Statement as

                   Form S-4, file no. 33-52952, and incorporated herein by reference.

(C)(2) The Colonial BancGroup, Inc., Stock Bonus and Retention Plan, included as Exhibit 10(C)(2) to the Registrant's Registration Statement as Form S-4, file no. 33-52952, and incorporated herein by reference.

(D) Stock Purchase Agreement dated as of July 20, 1994, by and among The Colonial BancGroup, Inc., Colonial Bank, The Colonial Company, Colonial Mortgage Company, and Robert E., James K. and Thomas H. Lowder, included as Exhibit 2 in Registrant's registration statement on Form S-4, Registration No. 33-83692 and incorporated herein by reference.

(E) Agreement and Plan of Merger between The Colonial BancGroup, Inc, and Commercial Bancorp of Georgia, Inc., dated as of December 21, 1995, included as Exhibit 10(E) to Registrant's Registration Statement on Form S-4, Registration
                   No. 33-01163, and incorporated herein by reference.


Exhibit 13 Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, and incorporated herein by reference.


Exhibit 21         List of subsidiaries of the Registrant.


Exhibit 23         Consents of experts and counsel:

(A)                Consent of Coopers & Lybrand, L.L.P.

(B)                Consent of Miller, Hamilton, Snider & Odom, L.L.C.

(C)                Consent of Coopers & Lybrand, L.L.P.

(D)                Consent of The Carson Medlin Company

(E)                Consent of Bricker & Melton, P.A.

(F)                Consent and report of Price Waterhouse L.L.P.

(G)                Consent of Arthur Andersen L.L.P.

Exhibit 24         Power of Attorney.

Exhibit 99         Additional exhibits:

(A)                Form of Proxy of Southern Banking Corporation